UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under §240.14a-12.
FIESTA RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED [•], 2023

FIESTA RESTAURANT GROUP, INC.
14800 Landmark Boulevard, Suite 500
Dallas, Texas 75254
[    ], 2023
Dear Fiesta Stockholder:
You are cordially invited to attend a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Fiesta Restaurant Group, Inc. (the “Company” or “Fiesta”), to be held at [    ] [a.m./p.m.], EST, on [    ] 2023. The meeting will be entirely virtual and held via live webcast at www.virtualshareholdermeeting.com/FRGI2023SM.
On August 6, 2023, Fiesta entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) (the form of which is attached as Annex A to the accompanying proxy statement) with Fiesta Holdings, LLC, a Delaware limited liability company (“Parent”), and Fiesta Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the merger, Merger Sub will merge with and into Fiesta, with Fiesta surviving as a wholly owned subsidiary of Parent (the “Merger”). If the Merger is completed, the holders of the common stock, par value $0.01 per share, of Fiesta (the “Common Stock” and such holders, the “Fiesta stockholders”), will receive $8.50 in cash, without interest, subject to any applicable withholding taxes, for each share of Common Stock that they own immediately prior to the time the Merger becomes effective (the “Effective Time”), other than shares owned by the Fiesta (or held in the treasury of Fiesta) and any shares owned by Parent or Merger Sub (or any of their respective affiliates) immediately prior to the Effective Time, or shares held by a holder who properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law.
At the Special Meeting, you will be asked to consider and vote on:
•	a proposal to adopt and approve the Merger Agreement (the “Merger Proposal”);
•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Fiesta’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•
a proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Fiesta board of directors (the “Board”) (acting on the unanimous recommendation of a special committee established by the Board consisting solely of independent and disinterested directors (the “Special Committee”) for the purpose of evaluating the transactions and making recommendations with respect thereto) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Fiesta and the Fiesta stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Fiesta stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Board unanimously recommends that Fiesta stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Contemporaneously and in connection with the execution of the Merger Agreement, Parent entered into a voting agreement (the form of which is attached as Annex B to this proxy statement) with each of (1) BEI-Longhorn, LLC, a Delaware limited liability company and an indirect subsidiary of Jefferies Financial Group Inc., and (2) AREX Capital Management, LP, a Delaware limited partnership (collectively, the “Key Stockholders”), pursuant to which the Key Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of their respective shares of Common Stock in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Key Stockholders, please see the section entitled “Certain Beneficial Owners of Common Stock.”
The accompanying proxy statement provides you with more specific information about the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. You should carefully read the entire proxy statement, including the annexes and documents referred to or incorporated by reference therein. You may also obtain more information about Fiesta from the documents Fiesta files with the Securities and Exchange Commission (the “SEC”), including those incorporated by reference into the accompanying proxy statement.
Your vote is very important. If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure of any Fiesta stockholder to vote will have the same effect as a vote against the Merger Proposal. If a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, Fiesta requests that you complete, sign, date and return the enclosed proxy card in the accompanying postage-paid envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.
You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must submit a legal proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote virtually during the Special Meeting.
Please vote as promptly as possible, whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such stockholder. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in the accompanying proxy statement.

If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or this proxy statement, would like additional copies of these materials or need help voting your shares of Common Stock, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call: (877) 456-3422 (toll-free from the U.S. and Canada)
Banks and Brokers May Call: (212) 750-5833
Thank you for your cooperation and continued support.
Very truly yours,
Louis DiPietro
Senior Vice President, Chief Legal and People Officer,
General Counsel & Secretary
The Merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
THIS PROXY STATEMENT IS DATED [   ], 2023 AND IS FIRST BEING MAILED TO FIESTA STOCKHOLDERS ON OR ABOUT [   ], 2023.

FIESTA RESTAURANT GROUP, INC.
14800 Landmark Boulevard, Suite 500
Dallas, Texas 75254
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [    ], 2023
Notice is hereby given that a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company” or “Fiesta”), will be held virtually at [   ][a.m./p.m.], EST, on [   ], 2023, at www.virtualshareholdermeeting.com/FRGI2023SM for the following purposes:
•
Adoption and Approval of the Merger Agreement. To vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of August 6, 2023 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among Fiesta, Fiesta Holdings, LLC, a Delaware limited liability company (“Parent”), and Fiesta Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Fiesta, with Fiesta surviving as a wholly owned subsidiary of Parent (such merger, the “Merger” and such proposal, the “Merger Proposal”);

•
Advisory Compensation Proposal. To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Fiesta’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•
Adjournment Proposal. To vote on a proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Fiesta board of directors (the “Board”) (acting on the unanimous recommendation of a special committee established by the Board consisting solely of independent and disinterested directors (the “Special Committee”) for the purpose of evaluating the transactions and making recommendations with respect thereto) has, at a meeting duly called and held, by unanimous vote (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Fiesta and the holders of the outstanding shares of Fiesta’s common stock, par value $0.01 per share (the “Common Stock” and such holders, the “Fiesta stockholders”), (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Fiesta stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Board unanimously recommends that Fiesta stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.
Fiesta will transact no other business at the Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof by or at the direction of the Board. This proxy statement, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the section entitled “The Merger” beginning on page 29 for a description of the transactions contemplated by the Merger Agreement.
If a quorum is present at the Special Meeting, approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to complete the Merger. The failure to vote will have the same effect as a vote against the Merger Proposal. Fiesta stockholders will also be asked to approve the Advisory Compensation Proposal and the Adjournment Proposal. If a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal (which are not a condition to consummation of the Merger) requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting.
A Fiesta stockholder who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its Common Stock if the Merger is completed, but only if such stockholder properly submits a written demand for appraisal of such shares to Fiesta prior to the time the vote is taken on the Merger Proposal and strictly complies with the procedures set forth in Section 262 of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions is included as Annex D to this proxy statement, and a summary of these provisions can be found under the section entitled “Appraisal Rights” in this proxy statement.
The Board has fixed the close of business on [   ], 2023, as the record date (the “Record Date”) for the determination of the Fiesta stockholders entitled to receive notice of, and to virtually vote at, the Special Meeting or any adjournment or postponement thereof. The Fiesta stockholders of record as of the close of business on the Record Date are the only Fiesta stockholders that are entitled to receive notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement thereof unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. Regardless of whether there is a quorum, the chairman or any other person presiding over the Special Meeting as designated by the Board may adjourn the Special Meeting. In addition, the Special Meeting may be postponed by the Board, provided that such postponement is in accordance with Section 6.05(c) of the Merger Agreement. For additional information regarding the Special Meeting, please see the section entitled “The Special Meeting of Fiesta’s Stockholders” beginning on page 23 of this proxy statement.
To ensure your virtual representation at the Special Meeting, please vote as promptly as possible, whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card, or (iii) completing, signing and dating the enclosed proxy card and submitting it by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such stockholder. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.
If you have any questions or need assistance voting your shares, please contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call: (877) 456-3422 (toll-free from the U.S. and Canada)
Banks and Brokers May Call: (212) 750-5833
Very truly yours,
Louis DiPietro
Senior Vice President, Chief Legal and People Officer, General Counsel & Secretary
Miami, Florida
[   ], 2023

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE BY (i) TELEPHONE USING THE TOLL-FREE NUMBER ON YOUR PROXY CARD, (ii) VISITING THE INTERNET SITE LISTED ON THE PROXY CARD, OR (iii) COMPLETING, SIGNING, DATING AND SUBMITTING YOUR PROXY OR VOTING INSTRUCTION FORM BY MAIL BY USING THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTING INSTRUCTIONS AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.
Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, Fiesta requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.
You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a legal proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote virtually during the Special Meeting.
Please vote as promptly as possible, whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card, or (iii) completing, signing, dating and submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such stockholder. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.
The enclosed proxy statement provides a detailed description of the Merger, the Merger Agreement and the other matters to be considered at the Special Meeting. We urge you to carefully read the proxy statement — including any documents incorporated by reference — and the annexes in their entirety. If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or this proxy statement, would like additional copies of these materials or need help voting your shares of Common Stock, please contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call: (877) 456-3422 (toll-free from the U.S. and Canada)
Banks and Brokers May Call: (212) 750-5833

i

ii

SUMMARY
For your convenience, provided below is a brief summary of certain information contained in this proxy statement. This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you as a Fiesta stockholder (as defined below). To understand the Merger (as defined below) fully and for a more complete description of the terms of the Merger, you should read this entire proxy statement carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 89. Items in this summary include a page reference directing you to a more complete description of those items. In this proxy statement, the terms “Fiesta,” “the Company,” “we,” “our” and “us” refer to Fiesta Restaurant Group, Inc. and its consolidated subsidiaries taken as a whole, unless the context requires otherwise.
The Parties to the Merger (See page 22)
Fiesta Restaurant Group, Inc.
Fiesta owns, operates and franchises the restaurant brand Pollo Tropical, which has nearly 35 years of operating history and a loyal customer base. Fiesta’s Pollo Tropical restaurants feature fire-grilled and crispy citrus marinated chicken and other freshly prepared menu items. Fiesta believes the brand offers a distinct and unique flavor with broad appeal at a compelling value, which differentiates it in the competitive fast-casual and quick-service restaurant segments. All but one of Fiesta’s restaurants offer the convenience of drive-thru windows.
A detailed description of Fiesta’s business is contained in Fiesta’s Annual Report filed on Form 10-K for the fiscal year ended January 1, 2023, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 89.
Fiesta’s common stock, par value $0.01 per share (“Common Stock”) is listed and traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “FRGI.” Fiesta has its executive offices located at 14800 Landmark Boulevard, Suite 500, Dallas, TX 75254.
Fiesta Holdings, LLC
Fiesta Holdings, LLC (“Parent”) is a privately held Delaware limited liability company affiliated with Authentic Restaurant Brands (“ARB”), a portfolio company of Garnett Station Partners, LLC (“GSP”). Parent was formed August 2, 2023 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”). Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger Agreement and acquisition of Fiesta (including arranging equity financing and debt financing in connection therewith).
Fiesta Merger Sub, LLC
Fiesta Merger Sub, LLC (“Merger Sub”) is a privately held Delaware limited liability company and a direct wholly owned subsidiary of Parent that was formed August 2, 2023, solely for the purpose of engaging in the Transactions. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger Agreement and Parent’s acquisition of Fiesta (including arranging equity financing and debt financing in connection therewith). Upon the consummation of the Merger, Merger Sub will merge with and into Fiesta, and the separate corporate existence of Merger Sub will cease.
Parent and Merger Sub are affiliates of ARB and GSP. ARB is a holding company of powerhouse, regional food and beverage brands with extraordinary customer brand loyalty and rich, authentic stories. Established in 2021, ARB is a GSP portfolio company currently comprised of three market-leading, iconic brands each with over 25-year operating histories including Primanti Bros Restaurant & Bar based in Pennsylvania, West Virginia, Ohio, and Maryland, P.J. Whelihan’s Pub & Restaurant based in the Greater Delaware Valley including Philadelphia and South Jersey and Mambo Seafood based in Houston, Texas. ARB is strongly committed to growing each of its brands by leveraging their respective foundations, while sharing best practices across its portfolio under its common ownership.

GSP is a principal investment firm founded in 2013 by Matt Perelman and Alex Sloane that manages over $2 billion of assets. GSP partners with experienced and entrepreneurial management teams and strategic investors to build value for its portfolio of growth platforms. The firm draws on its global relationships, operational experience and rigorous diligence process to source, underwrite and manage investments. Core sectors include consumer and business services, health & wellness, automotive and food & beverage. GSP’s culture is based on the principles of entrepreneurship, collaboration, analytical rigor and accountability.
The Special Meeting of Fiesta’s Stockholders (See page 23)
A special meeting of Fiesta stockholders (as defined below) (including any adjournments or postponements thereof, the “Special Meeting”) will be held virtually at www.virtualshareholdermeeting.com/FRGI2023SM, on [   ], 2023, at [   ] [a.m./p.m.], EST. The Special Meeting is being held to consider and vote on the following proposals:
•
to vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of August 6, 2023 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among Fiesta, Parent and Merger Sub, pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the merger (the “Closing”), Merger Sub will merge with and into Fiesta, with Fiesta surviving as a wholly owned subsidiary of Parent (the “Merger” and such proposal, the “Merger Proposal”);

•
to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Fiesta’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•
to vote on a proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Completion of the Merger is conditioned on, among other things, the approval of the Merger Proposal (the “Stockholder Approval”) by the requisite holders of Common Stock (“Fiesta stockholders”). Approval of the Adjournment Proposal and the Advisory Compensation Proposal are not conditions to the obligation of the parties to complete the Merger.
Only holders of record of outstanding shares of Common Stock as of the close of business on [    ], 2023 (the “Record Date”) are entitled to receive notice of, and to vote virtually at, the Special Meeting and any adjournment or postponement of the Special Meeting unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. Fiesta stockholders may cast one vote for each share of Common Stock owned as of the close of business on the Record Date for each proposal.
As of the close of business on the Record Date, there were [   ] shares of Common Stock issued and outstanding.
If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, a Fiesta stockholder’s abstention from voting or the failure of a Fiesta stockholder to vote (including the failure of a Fiesta stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.
Under the Amended and Restated Bylaws of Fiesta (as amended, the “Bylaws”), if a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, with respect to a Fiesta stockholder who is present in person or represented by proxy at the Special Meeting and who abstains, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “AGAINST” each of the Advisory Compensation Proposal and the Adjournment Proposal. However, assuming a quorum is present, the failure of a Fiesta stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Adjournment Proposal.

The Merger and the Merger Agreement (See page 60)
You are being asked to adopt and approve the Merger Agreement. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, Merger Sub will merge with and into Fiesta, with Fiesta surviving as a wholly owned subsidiary of Parent. The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Merger. Following the Merger, the Common Stock will be delisted from Nasdaq, will be deregistered in accordance with the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and will cease to be publicly traded.
When the Merger is Expected to be Completed (See page 73)
Parent and Fiesta are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. Fiesta currently anticipates that the Merger will be completed in the fourth quarter of 2023. In order to complete the Merger, Fiesta must obtain the Stockholder Approval, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) will have been terminated or expired, and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See the section entitled “The Merger Agreement — Conditions to Consummation of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in the fourth quarter of 2023.
Merger Consideration (See page 13)
At the time the Merger becomes effective (the “Effective Time”), each share of Common Stock, issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by Fiesta (or held by Fiesta as treasury stock), shares held, directly or indirectly, by Parent or Merger Sub (or any of their respective affiliates), immediately prior to the Effective Time, or shares held by a holder who properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law), will be converted into the right to receive $8.50 per share in cash, without interest, subject to any applicable withholding taxes (the “Merger Consideration”). Any shares of Common Stock held by Fiesta as treasury stock immediately prior to the Effective Time and any shares of Common Stock held, directly or indirectly, by Parent or Merger Sub (or any of their respective affiliates), immediately prior to the Effective Time will automatically be cancelled and retired and not be entitled to receive the Merger Consideration.
Voting Agreements (See page 78)
Contemporaneously and in connection with the execution of the Merger Agreement, Parent entered into a voting agreement (the form of which is attached as Annex B to this proxy statement) with each of (1) BEI-Longhorn, LLC (“BEI-Longhorn”), a Delaware limited liability company and an indirect subsidiary of Jefferies Financial Group Inc. (“Jefferies Financial”), and (2) AREX Capital Management, LP, a Delaware limited partnership (“AREX Management,” and collectively, with BEI-Longhorn, the “Key Stockholders”), pursuant to which the Key Stockholders agreed, among other things, subject to the terms and conditions thereof, to vote all of their respective shares of Common Stock in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Key Stockholders, please see the section entitled “Certain Beneficial Owners of Common Stock.”
Recommendation of the Special Committee and Reasons for the Merger (See page 36)
The Board duly formed a special committee, consisting solely of independent and disinterested directors (the “Special Committee”) of Fiesta for purposes of reviewing, evaluating and negotiating the Transactions and any possible strategic alternatives thereto, as well as making recommendations with respect thereto. In evaluating the Merger Agreement, the Merger and the Transactions, the Special Committee consulted with Fiesta’s senior management, outside legal counsel and financial advisors, and has unanimously (i) determined that the Merger Agreement, the Merger and the Transactions are advisable and fair to, and in the best interests of, Fiesta and the Fiesta stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the Transactions and (iii) recommended that the Board recommend to the Fiesta stockholders to vote in favor of the adoption of the Merger Agreement, the Merger and the Transactions. For additional information on the factors considered by the Special Committee in reaching this decision and the recommendation of the Special Committee, please see the section entitled “The Merger — Recommendation of the Special Committee and Reasons for the Merger.”
Recommendation of the Board (See page 39)
Following the receipt of the recommendation of the Special Committee, and acting on the unanimous recommendation of the Special Committee, the Board has unanimously (i) determined that the Merger Agreement, the Merger and the Transactions are advisable and fair to, and in the best interests of, Fiesta and the Fiesta stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) resolved to recommend that the Fiesta stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Board unanimously recommends that Fiesta stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information on the factors considered by the Board in reaching this decision and the recommendation of the Board, please see the section entitled “The Merger — Recommendation of the Board.”
Opinion of Financial Advisor to the Special Committee (See page 42)
On August 5, 2023, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated August 5, 2023) as to, as of such date, the fairness, from a financial point of view, to the holders of Common Stock (other than Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.
Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Common Stock (other than Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders in the Merger pursuant to the Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.
Interests of Fiesta’s Directors and Executive Officers in the Merger (See page 52)
In considering the recommendation of the Board that Fiesta stockholders vote to approve the Merger Proposal, Fiesta stockholders should be aware that Fiesta’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Fiesta stockholders generally. These interests include, among others:
•
the treatment of Restricted Stock Awards and Restricted Stock Unit Awards (each, as defined below) held by directors and executive officers under the Merger Agreement. For more information, see the section entitled “The Merger Agreement — Treatment of Fiesta Incentive Awards”;

•
Fiesta’s executive officers have arrangements with Fiesta that provide for certain severance payments or benefits in the event of a qualifying termination of employment following the completion of the Merger;

•	continued receipt of salary and benefits by executive officers who are expected to continue to be employed by Fiesta following the closing of the Merger;
•	certain of Fiesta’s named executive officers will receive a lump sum payment equal to the named executive officer’s account balance under Fiesta’s deferred compensation plan; and
•	Fiesta’s executive officers and directors have rights to indemnification, advancement of expenses, and directors’ and officers’ liability insurance that will survive the completion of the Merger.

The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to the Fiesta stockholders. See the section entitled “The Merger — Interests of Fiesta’s Directors and Executive Officers in the Merger.”
Treatment of Fiesta Equity Awards (See page 61)
Treatment of Restricted Stock Awards
Pursuant to the Merger Agreement, each restricted stock award with respect to shares of Common Stock (“Restricted Stock Award”) that is outstanding as of immediately prior to the Effective Time, (i) will be deemed to be fully vested and the restrictions with respect thereto will lapse, and (ii) will be treated in the Merger in the same manner as the other shares of Common Stock, subject to tax withholding. For more information, see the section entitled “The Merger Agreement — Treatment of Fiesta Incentive Awards — Treatment of Restricted Stock Awards.”
Treatment of Restricted Stock Unit Awards
Pursuant to the Merger Agreement, each award of restricted stock units, whether vested or unvested, pursuant to which the recipient has a right to receive shares of Common Stock (“Restricted Stock Unit Award”) that is outstanding as of immediately prior to the Effective Time, (i) will be cancelled and extinguished as of the Effective Time and (ii) will be converted into the right to receive an amount, in cash, without interest thereon, equal to the product of (A) the number of shares of Common Stock subject to such Restricted Stock Unit Award (with such number of shares for a Restricted Stock Unit Award subject to performance-based vesting determined at the target level of performance) multiplied by (B) the Merger Consideration (such amount payable the “Restricted Stock Unit Award Payments”), subject to tax withholding. For more information, see “The Merger Agreement — Treatment of Fiesta Incentive Awards — Treatment of Restricted Stock Unit Awards.”
Financing of the Merger (See page 48)
Parent has received equity commitments from funds affiliated with GSP (the “GSP Funds”) in an amount of up to $112.5 million (the “Equity Commitment”) on the terms set forth in an equity commitment letter.
Additionally, Parent has obtained financing commitments pursuant to a debt commitment letter, dated as of August 6, 2023 (the “Debt Commitment Letter”), for the purpose of financing the Transactions and paying related fees and expenses (the “Debt Financing”). The lender party to the Debt Commitment Letter (the “Lender”) has committed to provide Parent with debt financing in an aggregate principal amount of up to $115 million on the terms and conditions set forth in such Debt Commitment Letter, consisting of (i) a $10 million revolving loan facility and (ii) a $105 million term loan. The obligations of the Lender to provide debt financing under the Debt Commitment Letter are subject to a number of conditions, including the consummation of the Merger, the receipt of executed loan documentation, the accuracy of certain specified representations and warranties, the contribution of the equity contemplated by the Equity Commitment and other customary closing conditions for financings of this type. As of the last practicable date before the printing of this proxy statement, the Debt Commitment Letter remains in effect, and Parent has not notified Fiesta of any plans to utilize financing in lieu of the financing described above. The definitive documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.
The Merger is not conditioned on Parent’s or Merger Sub’s receipt of the Debt Financing or the Equity Commitment.
Pursuant to the limited guaranty delivered by the GSP Funds in favor of Fiesta, dated as of August 6, 2023, the GSP Funds have agreed to guarantee the payment of the certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, which are subject to an aggregate cap equal to $15 million, including amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by Fiesta, as specified in the Merger Agreement.

Conditions to the Completion of the Merger (See page 73)
Each party’s obligation to consummate the Merger is subject to the fulfillment or waiver (to the extent permitted by applicable law) on or prior to the Closing, of each of the following conditions:
•	the Stockholder Approval has been obtained;
•
no governmental authority having jurisdiction over any party has issued any order or other action that is in effect restraining, enjoining or otherwise prohibiting the consummation of the Merger and no applicable law has been adopted that makes the consummation of the Merger illegal or otherwise prohibited; and

•	the waiting period applicable to the Merger under the HSR Act has expired or been terminated.
The obligations of Parent and Merger Sub to consummate the Merger are also subject to the fulfillment or waiver (to the extent permitted by applicable law) on or prior to the Closing, of each of the following conditions:
•	the accuracy of the representations and warranties of Fiesta contained in the Merger Agreement (subject to certain materiality and material adverse effect qualifications);
•	Fiesta’s performance in all material respects with the covenants and agreements in the Merger Agreement to be performed by Fiesta on or prior to the date of the Closing (the “Closing Date”);
•	the absence of a material adverse effect relating to Fiesta having occurred since the date of the Merger Agreement; and
•	the delivery of an officer’s certificate by Fiesta certifying the matters of the three preceding bullets have been satisfied.
Fiesta’s obligation to consummate the Merger is subject to the fulfillment or waiver (to the extent permitted by applicable law) on or prior to the Closing, of each of the following additional conditions:
•	the accuracy of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement (subject to certain materiality and material adverse effect qualifications);
•	Parent’s and Merger Sub’s performance in all material respects with the covenants and agreements in the Merger Agreement to be performed by them on or prior to the Closing Date; and
•	the delivery of an officer’s certificate by Parent certifying the matters of the two preceding bullets have been satisfied.
Go-Shop; No Solicitation of Acquisition Proposals by Fiesta (See page 67)
The Merger Agreement provides that from August 6, 2023 until 12:01 a.m. (New York City time) on September 5, 2023 (the “No-Shop Period Start Date”), Fiesta and its subsidiaries and affiliates and their respective representatives had the right to solicit any acquisition proposal and any proposal, inquiry or offer that could reasonably be expected to lead to, result in or constitute an acquisition proposal, including providing information regarding Fiesta to any person pursuant to an acceptable confidentiality agreement, and engaging in discussions or negotiations with respect to such acquisition proposal (the “Go-Shop”).
Under the terms of the Merger Agreement, from and after the No-Shop Period Start Date and except as permitted under the prior paragraph, Fiesta has agreed not to solicit, encourage or facilitate any competing acquisition proposals for Fiesta, enter into discussions or negotiations with any third parties regarding any competing acquisition proposals for Fiesta or enter into any agreements with a third party regarding any competing acquisition proposals for Fiesta.
Notwithstanding the foregoing restrictions, from and following the No-Shop Period Start Date, if Fiesta receives an unsolicited competing acquisition proposal, prior to Fiesta stockholders adopting the Merger Agreement at the Special Meeting, that the Board determines to be superior to the Transactions or reasonably be expected to lead to a proposal that is superior to the Transactions, subject to certain conditions set forth in the Merger Agreement, Fiesta is permitted to engage in discussions and negotiations with the party that sent the competing acquisition proposal (and its representatives and advisors) and furnish non-public information to that party (and its representatives and advisors).

Under the terms of the Merger Agreement and subject to certain conditions set forth therein (including the payment of a termination fee), prior to Fiesta stockholders adopting the Merger Agreement at the Special Meeting, Fiesta may terminate the Merger Agreement to accept a competing acquisition proposal that the Board has determined to be superior to the Transactions from a financial point of view. Prior to effecting any such termination, (i) Fiesta must have provided to Parent prior written notice at least four business days in advance and have engaged in good faith negotiations with Parent regarding any modifications to the terms and conditions of the Merger Agreement proposed by Parent during such four-business-day-period, and (ii) the Board or any committee thereof (including the Special Committee) must have considered any modifications to the Merger Agreement and have determined in good faith that such competing acquisition proposal is still superior to the Transactions from a financial point of view. For more information, please see the sections entitled “The Merger Agreement — Other Covenants and Agreements — Go Shop” and “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals” beginning on pages 67 and 68, respectively.
Termination of the Merger Agreement (See page 75)
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:
•	by mutual written agreement of Fiesta and Parent;
•	by either Fiesta or Parent:
•
if the Merger has not been consummated on or before December 31, 2023, provided that a breaching party is not entitled to terminate the Merger Agreement if its material breach of the Merger Agreement has been the primary cause of the failure of the conditions to Closing to be satisfied (it being understood that Parent’s or Merger Sub’s failure to close solely as a result of the unavailability of the debt financing to be funded at Closing will not limit Parent’s termination right pursuant to this bullet);

•
if (i) any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other final action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions or (ii) any applicable law has been enacted, entered, enforced or deemed applicable to the Transactions that prohibits, makes illegal or enjoins consummation of the Transactions; or

•
if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Special Meeting (or any adjournment or postponement thereof), which has been duly convened and at which a vote on the adoption of the Merger Agreement has been taken;

•	by Parent:
•
in the event of a breach by Fiesta of any representation, warranty, or covenant contained in the Merger Agreement that (i) results in any closing condition of Parent or Merger Sub not being satisfied and, (ii) if capable of being cured, has not been cured prior to the earlier of December 31, 2023, or the 30th calendar day following Parent’s delivery of written notice describing such breach to Fiesta, unless either Parent or Merger Sub is then in material breach of their representations, warranties or covenants contained in the Merger Agreement so as to cause the closing conditions of Fiesta not to be satisfied; or

•
if, prior to the Stockholder Approval, (i) the Board or any committee thereof (including the Special Committee) has effected an Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement – Other Covenants and Agreements – Non-Solicitation; Takeover Proposals” beginning on page 68); provided, however, the exercise of such termination right by Parent must occur within ten business days after such Adverse Recommendation Change; or (ii) Fiesta willfully breaches its covenants regarding the Go-Shop, non solicitation or board recommendation;

•	by Fiesta:
•	in the event of a breach by Parent or Merger Sub of any representation, warranty, or covenant contained in the Merger Agreement that (i) results in any closing condition of Fiesta not being satisfied and, (ii) if capable of being cured, has not been cured prior to the earlier of December 31, 2023, or the 30th calendar day following Fiesta’s delivery of written notice describing such breach to Parent, unless Fiesta is then in material breach of its representations, warranties or covenants contained in the Merger Agreement so as to cause the closing conditions of Parent or Merger Sub not to be satisfied;
•
if (i) all of the closing conditions of Parent and Merger Sub have been and continue to be satisfied during the three-business-day period described below or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied assuming a Closing would occur), (ii) at least three business days prior to such termination, Fiesta has given written notice to Parent and Merger Sub irrevocably confirming that it is prepared and stands ready, willing and able to consummate the Closing during such three-business-day period and that all of the closing conditions of Fiesta have been satisfied or irrevocably waived (other than those conditions that by their terms are to be satisfied at the Closing) and (iii) Parent and Merger Sub fail to consummate the Transactions on or before the later of the date on which the Closing should have occurred and the end of such three-business-day period; or

•
if prior to the Stockholder Approval, the Board or any committee thereof (including the Special Committee) have effected an Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals” beginning on page 68) in order to authorize the entry into any agreement, arrangement or understanding, including any agreement in principle, letter of intent, memorandum of understanding, term sheet, merger agreement, acquisition agreement, option agreement, share exchange agreement, expense reimbursement agreement, joint venture agreement, partnership agreement or similar agreement, providing for, or that could reasonably be expected to lead to, an Acquisition Proposal (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements — Go-Shop” beginning on page 67) (such agreement, an “Alternative Acquisition Agreement”) in connection with a Superior Proposal (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements — Go-Shop” beginning on page 67 ) (with such agreement being entered into substantially concurrently with the termination of the Merger Agreement).

Expenses (See page 77)
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense, except for HSR filing fees and any other antitrust law filing fees which will be borne by Parent.
Termination Fee (See page 76)
If the Merger Agreement is terminated in specified circumstances, Fiesta will be required to pay, or cause to be paid, to Parent a termination fee of $8.5 million (or, only if terminated by Fiesta prior to the No-Shop Period Start Date or, following the No-Shop Period Start Date pursuant to an Excluded Party Proposal(as defined below), each as set forth in more detail below, a termination fee of $4.5 million) (as applicable, the “Company Termination Fee”).
Parent would be entitled to receive a $4.5 million Company Termination Fee from Fiesta if the Merger Agreement is terminated:
•
by Fiesta, (i) prior to the No-Shop Period Start Date, if the Board or any committee thereof (including the Special Committee) shall have effected an Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements — Non-Solicitation; Takeover Proposals” beginning on page 68) in order to authorize the entry into an Alternative Acquisition Agreement in connection with a Superior Proposal (as defined below) (with such agreement being entered into substantially concurrently with the termination of the Merger Agreement) (a “Company Superior Proposal Termination”), or (ii) after the No-Shop Period Start Date, pursuant to a Company Superior Proposal Termination, to enter into a written definitive agreement with a party that has made a bona fide offer, inquiry, proposal or indication of interest, prior to the No-Shop Period Start Date, with respect to an acquisition proposal that the Board (acting on the recommendation of the

Special Committee) or the Special Committee determines in good faith constitutes or would reasonably be expected to lead to a Superior Proposal (any such person or group of persons, an “Excluded Party”; provided, that, any such person or group of persons will cease to be an Excluded Party upon the earliest to occur of the following: (a) the ultimate equityholder(s) of such person and the other persons who were members of such group, if any, as of immediately prior to the No-Shop Period Start Date ceasing to constitute in the aggregate the source of at least 50% of the equity financing of such person or group at any time from and after the No-Shop Period Start Date, (b) such person notifies Fiesta in writing that it is withdrawing its acquisition proposal (it being understood that any amendment, modification or replacement of such acquisition proposal will not, in and of itself, be deemed a withdrawal of such acquisition proposal) and (c) 12:01 a.m. (New York City time) on the 40th day after the date of the Merger Agreement (the date of the earliest to occur of the foregoing clauses (a) - (c), the “Cut-Off Date,” and such an acquisition proposal contemplated by clause (ii) above, an “Excluded Party Proposal”)).
Parent would be entitled to receive an $8.5 million Company Termination Fee from Fiesta if the Merger Agreement is terminated:
•	by Parent if an Adverse Recommendation Change has occurred;
•
by Parent or Fiesta if the Stockholder Approval is not obtained if, at the time of such termination, Parent would have been entitled to terminate the Merger Agreement pursuant to an Adverse Recommendation Change;

•	by Fiesta if following the No-Shop Period Start Date, Fiesta enters into a written definitive agreement with a third party that is not an Excluded Party; or
•
under certain specified circumstances (as described in the section entitled “The Merger Agreement — Termination Fee”), including if within 12 months of such termination, Fiesta consummates or enters into a definitive agreement with respect to an acquisition proposal for more than 50% of Common Stock or Fiesta’s consolidated net revenues, net income or assets.

Reverse Termination Fee (See page 76)
If the Merger Agreement is terminated in specified circumstances, Parent will be required to pay or cause to be paid to Fiesta a reverse termination fee of $14 million (the “Reverse Termination Fee”). Fiesta would be entitled to receive the Reverse Termination Fee from Parent if the Merger Agreement is terminated:
•
by Fiesta for Parent’s or Merger Sub’s breach of the Merger Agreement that would result in any closing condition of Fiesta to not be satisfied, or if all Parent’s and Merger Sub’s conditions to close have been met and Parent and Merger Sub fail to close; or

•
by Parent on or after December 31, 2023 (and, for purposes of this bullet, at such time of termination by Parent, the Merger Agreement is terminable by Fiesta for the reasons set forth in the preceding bullet).

Material U.S. Federal Income Tax Considerations (See page 56)
The receipt of cash by U.S. holders (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations”) in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor. Payments made to a non-U.S. holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations”) in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless they have certain connections with the United States.
This proxy statement contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example, the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or non-U.S. tax laws. Consequently, holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Regulatory Matters (See page 58)
The completion of the Merger is subject to:
•	any applicable waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger having expired or been terminated; and
•
(i) no governmental authority having jurisdiction over the parties having issued any order or other action that is in effect restraining, enjoining or otherwise prohibiting the consummation of the Merger and (ii) no law having been adopted that makes illegal or otherwise prohibits the consummation of the Merger.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division of the U.S. Department of Justice (“Antitrust Division”) and the Federal Trade Commission (the “FTC”) and statutory waiting period requirements have been satisfied. On August 16, 2023, Fiesta filed its Notification and Report Form with the Antitrust Division and the FTC. The waiting period under the HSR Act is expected to expire on September 15, 2023, unless extended by the issuance of a request for additional information and documentary material to Fiesta by the FTC or the Antitrust Division prior to that time. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.
Beneficial Ownership (See page 81)
At the close of business on September 6, 2023, Fiesta’s directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 877,977 shares of Common Stock, collectively representing approximately 3.35% of the shares of Common Stock outstanding on that date. Fiesta currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal (if necessary). For more information regarding the security ownership of Fiesta directors and executive officers, please see the section entitled “Certain Beneficial Owners of Common Stock.”
Pursuant to the voting agreements and subject to the terms and conditions thereof, (x) BEI-Longhorn has agreed to vote 5,262,189 shares of Common Stock, representing 20.1% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by BEI-Longhorn after August 6, 2023, and (y) AREX Management has agreed to vote 2,549,762 shares of Common Stock, representing 9.73% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by AREX Management after August 6, 2023, in each case, in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Voting Agreements.”
Stock Exchange Delisting; Deregistration (See page 15)
Fiesta will cooperate with any reasonable request of Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to cause the delisting of the Common Stock from Nasdaq by Fiesta, as the surviving corporation in the Merger, as promptly as practicable after the Effective Time and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time (in any event, within ten days after the Closing Date).
Litigation Related to the Merger (See page 58)
As of the date of this proxy statement, no stockholder litigation related to the Merger Agreement has been brought against Fiesta or any members of the Board.
Appraisal Rights (See page 83)
Under the Delaware General Corporation Law (the “DGCL”), a holder of Common Stock who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares of Common Stock as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of

Chancery”) if the Merger is completed, but only if such stockholder strictly complies with the procedures set forth in Section 262 of the DGCL (“Section 262”). This appraisal amount could be more than, the same as or less than the Merger Consideration. Any holder of Common Stock intending to exercise appraisal rights must, among other things, submit a written demand for an appraisal to Fiesta prior to the vote on the Merger Proposal at the Special Meeting and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements of the DGCL for exercising appraisal rights are summarized in this proxy statement, including Section 262, the text of which can be found in Annex D to this proxy statement.
Market Price of the Common Stock (See page 15)
The Merger Consideration of $8.50 per share in cash, without interest, represents a premium of approximately 16.8% over Fiesta’s unaffected share price (i.e., before the announcement on June 2, 2023 by FTSE Russell that Fiesta would re-join the Russell 3000® Index on June 23, 2023), a premium of approximately 4.7% over Fiesta’s 60-day volume weighted average price ending as of August 4, 2023, the last trading day prior to our announcement of Fiesta’s entry into the Merger Agreement, and a premium of approximately 8.1% over the closing price of the Common Stock on such date. On [   ], 2023, which is the latest practicable trading day before this proxy statement was printed, the closing price of a share of Common Stock on Nasdaq was $[  ]. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares of Common Stock.
Additional Information
You can find more information about Fiesta in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers briefly address some commonly asked questions about the Special Meeting and the Merger. They may not include all the information that is important to Fiesta stockholders. Fiesta stockholders should carefully read this entire proxy statement, including the annexes and the other documents referred to herein and incorporated by reference.
Q:	Why am I receiving this proxy statement?
A:
You are receiving this proxy statement because Fiesta has agreed to be acquired pursuant to an all-cash merger transaction. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Fiesta, the separate corporate existence of Merger Sub will cease and Fiesta will continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of Parent. The Merger Agreement governs the terms of the Merger of Merger Sub and Fiesta and is attached to this proxy statement as Annex A. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Proposal and the other matters to be voted on at the Special Meeting.

In order to complete the Merger, among other things, Fiesta stockholders must adopt the Merger Agreement in accordance with the DGCL. This proxy statement, which you should carefully read in its entirety, contains important information about the Special Meeting, the Merger and other matters.
Q:	What will happen in the Merger?
A:
The Merger Agreement sets forth the terms and conditions of the proposed Merger. Under the Merger Agreement, Merger Sub will merge with and into Fiesta, the separate corporate existence of Merger Sub will cease and Fiesta will continue as the Surviving Corporation and a wholly owned subsidiary of Parent. The Merger Agreement is attached to this proxy statement as Annex A. For a more complete discussion of the proposed Merger, its effects and the other Transactions, please see the section entitled “The Merger.”

Q:	What are Fiesta stockholders being asked to vote on?
A:
Fiesta is holding the Special Meeting to vote on the Merger Proposal, pursuant to which each outstanding share of Common Stock will be cancelled and converted into the right to receive the Merger Consideration, other than shares held in the treasury of Fiesta, shares held, directly or indirectly, by Parent or Merger Sub (or any of their respective affiliates) immediately prior to the Effective Time, or shares held by a holder that perfects its appraisal rights under the DGCL. Fiesta stockholders will also be asked to approve the Advisory Compensation Proposal (on a non-binding, advisory basis) and the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Common Stock that you own. The approval of the Merger Proposal is a condition to the obligations of Parent and Fiesta to complete the Merger.
Q:	How important is my vote as a Fiesta stockholder?
A:
Your vote “FOR” each proposal presented at the Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The Merger cannot be completed without the approval of the Merger Proposal by the Fiesta stockholders.

Q:	What constitutes a quorum, and what vote is required to approve each proposal at the Special Meeting?
A:
The holders of a majority in voting power of the shares of Common Stock issued and outstanding as of the Record Date must be represented at the Special Meeting in person or by proxy in order to constitute a quorum. Virtual attendance by stockholders of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Shares of beneficial owners who hold such shares in “street name” through a bank, broker, trust or other nominee and who fail to give voting instructions to their bank, broker, trust or other nominee will not be counted toward quorum. Beneficial owners who virtually attend the Special Meeting will not have their shares count toward a quorum unless they instruct their bank, broker, trust or other nominee to vote their shares or submit a legal proxy executed by their bank, broker, trust or other nominee.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. Accordingly, a Fiesta stockholder’s abstention from voting or the failure of a Fiesta stockholder to vote (including the failure of a Fiesta stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to such bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.
If a quorum is present, approval of each of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock as of the Record Date present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Accordingly, with respect to a Fiesta stockholder who is present in person or represented by proxy at the Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal and Adjournment Proposal. Assuming a quorum is present, the failure of a Fiesta stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Adjournment Proposal. Regardless of whether there is a quorum, the chairman or any other person presiding over the Special Meeting as provided in the Bylaws or by the Board may also adjourn the Special Meeting. In addition, the Special Meeting may be postponed by the Board in its discretion.
As of the close of business on the Record Date, there were [  ] shares of Common Stock issued and outstanding.
Q:	How can I attend the Special Meeting?
A:
Fiesta stockholders as of the Record Date may attend, vote and submit questions virtually at the Special Meeting (or any adjournment or postponement thereof) by logging in at [  ]. To log in, Fiesta stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Fiesta stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to vote or submit questions virtually during the Special Meeting.

Q:	Are there any Fiesta stockholders who have already committed to voting in favor of any of the proposals at the Special Meeting?
A:
Yes. Pursuant to voting agreements and subject to the terms and conditions thereof, (x) BEI-Longhorn has agreed to vote 5,262,189 shares of Common Stock, representing 20.1% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by BEI-Longhorn after August 6, 2023 and (y) AREX Management has agreed to vote 2,549,762 shares of Common Stock, representing 9.73% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by AREX Management after August 6, 2023, in each case, in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the voting agreements, please see the section entitled “The Voting Agreements.”

Q:	What will Fiesta stockholders receive if the Merger is completed?
A:
If the Merger is completed, shares of Common Stock outstanding at the Effective Time will automatically be cancelled and converted into the right to receive the Merger Consideration of $8.50 per share in cash, without interest, subject to any applicable withholding taxes, unless the holder of such shares properly perfects its appraisal rights under the DGCL. Any shares of Common Stock owned by Fiesta (or held by Fiesta as treasury stock) immediately prior to the Effective Time will automatically be cancelled and retired and not be entitled to receive the Merger Consideration, and any shares of Common Stock held, directly or indirectly, by Parent or Merger Sub (or any of their respective affiliates) immediately prior to the Effective Time will remain outstanding and will not be converted into the right to receive the Merger Consideration. You will not be entitled to receive shares in the Surviving Corporation or Parent.

For more information regarding the Merger Consideration to be received by Fiesta stockholders if the Merger is completed, please see the section entitled “The Merger Agreement — Effect of the Merger on the Common Stock.”

Q:	What will happen to the Restricted Stock Awards and Restricted Stock Unit Awards that I hold?
A:
Treatment of Restricted Stock Awards. Pursuant to the Merger Agreement, each Restricted Stock Award that is outstanding as of immediately prior to the Effective Time, (i) will be deemed to be fully vested and the restrictions with respect to the Restricted Stock Award will lapse, and (ii) will be treated in the Merger in the same manner as the other shares of Common Stock, subject to tax withholding. For more information, see the section entitled “The Merger Agreement — Treatment of Fiesta Incentive Awards — Treatment of Restricted Stock Awards.”

Treatment of Restricted Stock Unit Awards. Pursuant to the Merger Agreement, each Restricted Stock Unit Award that is outstanding as of immediately prior to the Effective Time, (i) will be cancelled and extinguished as of the Effective Time and (ii) will be converted into the right to receive the Restricted Stock Unit Award Payments, subject to tax withholding. For more information, see “The Merger Agreement — Treatment of Fiesta Incentive Awards — Treatment of Restricted Stock Unit Awards.”
Q:	How does the Board recommend that I vote at the Special Meeting?
A:
The Board (acting on the unanimous recommendation of the Special Committee) unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information regarding the recommendation of the Special Committee and the Board, please see the sections entitled “The Merger — Recommendation of the Special Committee and Reasons for the Merger” and “The Merger — Recommendation of the Board.”

Q:	Who is entitled to vote at the Special Meeting?
A:
All holders of shares of Common Stock who held shares at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Each such holder of Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting or any adjournment or postponement thereof for each share of Common Stock that such holder owned of record as of close of business on the Record Date. Please see the section entitled “The Special Meeting of Fiesta’s Stockholders — Voting at the Special Meeting” for instructions on how to vote your shares without attending the Special Meeting.

Q:	What is a proxy?
A:
A stockholder’s legal designation of another person to vote shares of such stockholder’s common stock at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of common stock is called a proxy card.

Q:	How many votes do I have for the Special Meeting?
A:
Each Fiesta stockholder is entitled to one vote for each share of Common Stock held of record as of the close of business on the Record Date for each matter properly brought before the Special Meeting or any adjournment or postponement thereof. As of the close of business on the Record Date, there were [  ] outstanding shares of Common Stock.

Q:	What happens if the Merger is not completed?
A:
If the requisite Fiesta stockholders do not approve the Merger Proposal or if the Merger is not completed for any other reason, Fiesta stockholders will not receive any Merger Consideration or other payment for their shares of Common Stock in connection with the Merger. Instead, Fiesta expects that its management will operate Fiesta’s business in a manner similar to that in which it is being operated today and Fiesta will remain an independent public company, the Common Stock will continue to be listed and traded on Nasdaq, the Common Stock will continue to be registered under the Exchange Act and Fiesta stockholders will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock. Under certain circumstances, if the Merger is not completed, Fiesta may be obligated to pay to Parent the Company Termination Fee. Please see the section entitled “The Merger Agreement — Termination Fee.”

Q:	What conditions must be satisfied to complete the Merger?
A:
In addition to the approval of the Merger Proposal, the Merger is subject to the satisfaction or waiver of various other conditions, including (i) the absence of any order or action, issued by a governmental authority having jurisdiction over the parties to the Merger, that in effect restrains, enjoins or otherwise prohibits the consummation of the Merger and of any law that makes the consummation of the Merger illegal or prohibited and (ii) the expiration of the HSR waiting period. For a more complete summary of the conditions that must be satisfied or waived (in accordance with the terms of the Merger Agreement) prior to the completion of the Merger, see the section entitled “The Merger Agreement — Conditions to Consummation of the Merger.”

Q:	What effects will the Merger have on Fiesta?
A:
Our Common Stock is currently registered under the Exchange Act, and is quoted on Nasdaq under the symbol “FRGI.” As a result of the Merger, Fiesta will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. Following the consummation of the Merger, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act and Fiesta will no longer be required to file periodic reports with the SEC with respect to our Common Stock, in each case, in accordance with applicable law, rules and regulations.

Q:	How does the Merger Consideration compare to the market price of our Common Stock prior to the announcement of Fiesta’s entry into the Merger Agreement?
A:
The Merger Consideration of $8.50 per share in cash, without interest, represents a premium of approximately 16.8% over Fiesta’s unaffected share price (i.e., before the announcement on June 2, 2023 by FTSE Russell that Fiesta would re-join the Russell 3000® Index on June 23, 2023), a premium of approximately 4.7% over Fiesta’s 60-day volume weighted average price ending as of August 4, 2023, the last trading day prior to our announcement of Fiesta’s entry into the Merger Agreement, and a premium of approximately 8.1% over the closing price of the Common Stock on such date.

Q:	How can I vote my shares and participate at the Special Meeting?
A:
We urge you to read this proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. If you are a Fiesta stockholder of record as of the close of business on the Record Date, you may submit your proxy before the Special Meeting in one of the following ways:

•	Telephone: use the toll-free number shown on your proxy card;
•	Internet: visit the website shown on your proxy card to vote via the Internet; or
•	Mail: complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.
If you are a Fiesta stockholder of record as of the close of business on the Record Date, you may also cast your vote virtually at the Special Meeting by following the instructions at [  ]. If you decide to attend the Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted. Beneficial owners who virtually attend the Special Meeting must submit a legal proxy executed by their bank, broker, trust or other nominee in order to vote virtually during the Special Meeting.
The Special Meeting will begin promptly at [  ] [a.m./p.m.], EST, on [  ], 2023. Fiesta encourages its stockholders to access the meeting prior to the start time, leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement. Even if you plan to attend the Special Meeting virtually, Fiesta requests that you submit your proxy in advance as described below so that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend the Special Meeting.
Q:	How can I vote my shares without attending the Special Meeting?
A:
Whether you hold your shares directly as a stockholder of record of Fiesta or beneficially in “street name,” as of the close of business on the Record Date, you may direct your vote by proxy without attending the Special Meeting. You can submit your proxy by mail, over the Internet or by telephone by following the instructions provided on the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trust or other nominee. Additional information on voting procedures can be found in the section entitled “The Special Meeting of Fiesta’s Stockholders.”
Q:	When and where is the Special Meeting?
A:
The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/FRGI2023SM, on [  ], 2023, at [  ] [a.m./p.m.], EST. Online access will begin at [  ] [a.m./p.m.], EST, and Fiesta encourages its stockholders to access the meeting prior to the start time, leaving ample time for check-in. Even if you plan to attend the Special Meeting virtually, Fiesta requests that you complete, sign, date and return your proxy in advance as described above so that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend the Special Meeting.

Q:	If my shares of Common Stock are held in “street name” by my bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote my shares without instructions from me?
A:
No. If your shares are held in “street name” in a stock brokerage account or by a broker, bank, trust or other nominee, you must provide your bank, broker, trust or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank, trust or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Fiesta or by voting in person at the Special Meeting unless you submit a “legal proxy,” which you must obtain from your broker, bank, trust or other nominee.

Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank, trust or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and such broker, bank, trust or nominee does not have discretionary voting power on such proposal. Because brokers, banks, trusts and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting. If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will be counted as present for the purposes of determining a quorum but will not be voted on any proposal for which you fail to provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker, trust or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker, trust or other nominee regarding the voting of your shares.
The effect of not instructing your bank, broker, trust or other nominee how you wish to vote your shares will be the same as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the Adjournment Proposal or the Advisory Compensation Proposal. If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some but not all proposals, the resulting broker non-vote will have the same effect as voting “AGAINST” the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal.
Q:	What should I do if I receive more than one set of voting materials for the Special Meeting?
A:
If you hold shares of Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Special Meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card, or you may submit your proxy by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.
“Street Name” Holders. For shares held in “street name” through a bank, broker, trust or other nominee, you should follow the procedures provided by your bank, broker, trust or other nominee to vote your shares.

Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. After the Merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” by your broker, bank, trust or other nominee, you may receive instructions from your broker, bank, trust or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Do not send in your certificates now.

Q:	I do not know where my stock certificate is—how will I get the Merger Consideration for my shares?
A:
If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow to receive the Merger Consideration, including, in the case of holders of stock certificates, if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificate(s). Fiesta may also require that you provide a customary indemnity agreement to Fiesta in order to cover any potential loss.

Q:	If a stockholder gives a proxy, how are the shares of Common Stock voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of Common Stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

Q:	How will my shares of Common Stock be voted if I return a blank proxy?
A:
If you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Can I change my vote of shares of Common Stock after I have submitted my proxy?
A:	Yes. Any stockholder of record as of the close of business on the Record Date giving a proxy has the right to revoke it before the proxy is exercised at the Special Meeting by:
•
subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Fiesta’s corporate secretary; or
•	attending the Special Meeting virtually and voting.
Your attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Fiesta’s corporate secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. Execution or revocation of a proxy will not in any way affect your right to attend the Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
FIESTA RESTAURANT GROUP, INC.
7255 Corporate Center Dr., Suite C
Miami, Florida 33126
Attn: Corporate Secretary
For more information, please see the section entitled “The Special Meeting of Fiesta’s Stockholders — Revocation of Proxies.”
Q:	If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker, trust or other nominee?
A:
If your shares are held in the name of a bank, broker, trust or other nominee and you previously provided voting instructions to your bank, broker, trust or other nominee, you should follow the instructions provided by your bank, broker, trust or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the Special Meeting?
A:
The preliminary voting results for the Special Meeting will be announced at the Special Meeting. In addition, within four business days of the Special Meeting, Fiesta intends to file the final voting results of the Special Meeting with the SEC on a Current Report on Form 8-K.

Q:	Am I entitled to appraisal rights?
A:
Yes. Under Section 262 of the DGCL, a stockholder who does not vote in favor of the Merger Proposal will be entitled to seek appraisal of its shares if such stockholder takes certain actions and certain criteria are satisfied. For more information, see the section entitled “Appraisal Rights” and Annex D of this proxy statement.

Q:	Do any of the officers or directors of Fiesta have interests in the Merger that may differ from or be in addition to my interests as a Fiesta stockholder?
A:
Yes. In considering the recommendation of the Board that Fiesta stockholders vote to approve the Merger Proposal, Fiesta stockholders should be aware that Fiesta’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Fiesta stockholders generally. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal to Fiesta stockholders. See the section entitled “The Merger — Interests of Fiesta’s Directors and Executive Officers in the Merger.”

Q:	Why am I being asked to vote on the Advisory Compensation Proposal?
A:
SEC rules require Fiesta to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Fiesta’s named executive officers in connection with the Merger. Approval of the Advisory Compensation Proposal is not required to complete the Merger.

Q:	What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?
A:
The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

Q:	When is the Merger expected to be completed?
A:
Parent and Fiesta are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. Fiesta currently anticipates that the Merger will be completed in the fourth quarter of 2023. In order to complete the Merger, Fiesta must obtain the Stockholder Approval, the applicable waiting period under the HSR Act shall have been terminated or expired and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See the section entitled “The Merger Agreement — Conditions to Consummation of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in the fourth quarter of 2023.

Q:	What are the United States federal income tax considerations of the Merger for Fiesta stockholders?
A:
The receipt of cash by U.S. holders (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations”) in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor. Payments made to a non-U.S. holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations”) in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless they have certain connections with the United States. For a more detailed summary of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger — U.S. Federal Income Tax Considerations” beginning on page 56 of this proxy statement.

This proxy statement contains a general discussion of certain U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example, the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or non-U.S. tax laws. Consequently, holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Q:	What should I do now?
A:
You should read this proxy statement carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	What is householding and how does it affect me?
A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for the delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who will count the vote?
A:	A representative of Broadridge will tabulate the votes.
Q:	Who will solicit and bear the cost of soliciting votes for the special meeting?
A:
Fiesta will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Fiesta has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Special Meeting. Fiesta may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find more information about Fiesta?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 89.
Q:	Whom do I call if I have questions about the Special Meeting or the Merger?
A:
If you have more questions about the Special Meeting or the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Investor Relations, at Fiesta’s offices at 7255 Corporate Center Dr., Suite C, Miami, Florida 33126. You may also contact Innisfree. Holders of shares of Common Stock may call toll free at (877) 456-3422. Banks and brokers may call collect at (212) 750-5833.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Certain statements and information in this proxy statement and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature and convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Fiesta’s current expectations and beliefs concerning future developments and their potential effect on their respective businesses.
The forward-looking statements contained in this document speak only as of the date of this proxy statement and are largely based on Fiesta’s expectations for the future, which reflect certain estimates and assumptions made by Fiesta management, and Fiesta undertakes no obligation to update or revise any forward-looking statements made herein, except as required by law. These estimates and assumptions reflect Fiesta’s best judgment based on currently known market conditions, operating trends and other factors. Although Fiesta believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond Fiesta’s control. As such, Fiesta management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in Fiesta’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents, filed or to be filed with the SEC.
These cautionary statements qualify all forward-looking statements attributable to Fiesta, or persons acting on Fiesta’s behalf. Fiesta management cautions you that the forward-looking statements contained in this proxy statement are not guarantees of future performance, and Fiesta cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:
•
the risk that Fiesta may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Merger or cause the parties to abandon the Merger;

•	the risk that a condition to Closing may not be satisfied, including the risk that the Merger may not be completed due to the failure to obtain the Stockholder Approval thereof;
•	the length of time necessary to consummate the Merger, which may be longer than anticipated for various reasons;
•	the financial performance of Fiesta through the completion of the Merger;
•	the risk that the Merger disrupts Fiesta’s current plans and operations;
•	the risks related to the disruption of management’s attention from ongoing operations due to the Merger;
•	the amount of the costs, fees, expenses and charges related to the Merger;
•	limitations placed on Fiesta’s ability to operate its business under the Merger Agreement;
•	competitive responses to the Merger;
•	the occurrence of any event that could give rise to the termination of the Merger Agreement, including under circumstances that require Fiesta to pay Parent the Company Termination Fee;
•	the outcome of any legal proceedings that may be instituted against Fiesta and its affiliates and representatives following the execution of the Merger Agreement;
•	the risk that stockholder litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability;

•
the effect of the announcement or pendency of the Merger on Fiesta’s ability to retain and hire key personnel and other employees or Fiesta’s business relationships (including customers and suppliers), operating results and business generally;

•	the competitive pressures in the markets in which Fiesta competes;
•	Fiesta’s involvement in legal and regulatory proceedings;
•	volatility in Fiesta’s stock price;
•	cybersecurity incidents and disruptions in our information technology systems;
•	the impact of future regulation on Fiesta’s business;
•	risks relating to global economic conditions, including inflationary pressures and lingering economic effects or possible resurgence of the COVID-19 pandemic;
•	the ability to develop, commercialize and gain market acceptance of Fiesta’s products;
•	risks related to health concerns about certain food products, food-borne illness or food safety issues and liabilities;
•	dependence on a number of significant customers, and reliance on third-party suppliers, collaborative partners and franchisees;
•
the risk that those certain unaudited projections of future financial and operating performance of Fiesta for the years 2023 through 2027, prepared by Fiesta management in connection with the process leading to the execution of the Merger Agreement (the “Forecasted Financial Information”) may prove to be inaccurate for any number of reasons, including general economic conditions, industry capital spending and unit production trends, competition and other risks described under the section entitled “Risk Factors” in Fiesta’s most recent filings on Form 10-K and Form 10-Q, and the matters described under the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 20; and

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the other factors that are described from time to time in Fiesta’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended January 1, 2023. See the section entitled “Where You Can Find More Information” for documents incorporated by reference into this proxy statement.

THE PARTIES TO THE MERGER
Fiesta Restaurant Group, Inc.
Fiesta owns, operates and franchises the restaurant brand Pollo Tropical, which has nearly 35 years of operating history and a loyal customer base. Fiesta’s Pollo Tropical restaurants feature fire-grilled and crispy citrus marinated chicken and other freshly prepared menu items. Fiesta believes the brand offers a distinct and unique flavor with broad appeal at a compelling value, which differentiates it in the competitive fast-casual and quick-service restaurant segments. All but one of Fiesta’s restaurants offer the convenience of drive-thru windows.
A detailed description of Fiesta’s business is contained in Fiesta’s Annual Report filed on Form 10-K for the fiscal year ended January 1, 2023, which is incorporated by reference into this proxy statement. For more information please see the section entitled “Where You Can Find More Information” beginning on page 89.
Fiesta’s Common Stock is listed and traded on the Nasdaq under the ticker symbol “FRGI.” Fiesta has its executive offices located at 14800 Landmark Boulevard, Suite 500, Dallas, TX 75254.
Fiesta Holdings, LLC
Parent is a privately held Delaware limited liability company affiliated with ARB, a portfolio company of GSP. Parent was formed August 2, 2023 solely for the purpose of engaging in the Transactions. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger Agreement and acquisition of Fiesta (including arranging equity financing and debt financing in connection therewith).
Fiesta Merger Sub, LLC
Merger Sub is a privately held Delaware limited liability company and a direct wholly owned subsidiary of Parent that was formed August 2, 2023, solely for the purpose of engaging in the Transactions. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger Agreement and Parent’s acquisition of Fiesta (including arranging equity financing and debt financing in connection therewith). Upon the consummation of the Merger, Merger Sub will merge with and into Fiesta, and the separate corporate existence of Merger Sub will cease.
Parent and Merger Sub are affiliates of ARB and GSP. ARB is a holding company of powerhouse, regional food and beverage brands with extraordinary customer brand loyalty and rich, authentic stories. Established in 2021, ARB is a GSP portfolio company currently comprised of three market-leading, iconic brands each with over 25-year operating histories including Primanti Bros Restaurant & Bar based in Pennsylvania, West Virginia, Ohio, and Maryland, P.J. Whelihan's Pub & Restaurant based in the Greater Delaware Valley including Philadelphia and South Jersey and Mambo Seafood based in Houston, Texas. ARB is strongly committed to growing each of its brands by leveraging their respective foundations, while sharing best practices across its portfolio under its common ownership.
GSP is a principal investment firm founded in 2013 by Matt Perelman and Alex Sloane that manages over $2 billion of assets. GSP partners with experienced and entrepreneurial management teams and strategic investors to build value for its portfolio of growth platforms. The firm draws on its global relationships, operational experience and rigorous diligence process to source, underwrite and manage investments. Core sectors include consumer and business services, health & wellness, automotive, and food & beverage. GSP’s culture is based on the principles of entrepreneurship, collaboration, analytical rigor and accountability.

THE SPECIAL MEETING OF FIESTA’S STOCKHOLDERS
General
This proxy statement is first being mailed on or about [   ], 2023 and constitutes notice of the Special Meeting in conformity with the requirements of the DGCL and the Bylaws.
This proxy statement is being provided to Fiesta stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting and at any adjournment or postponement of the Special Meeting. Fiesta stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the Transactions.
Date, Time and Place
The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/FRGI2023SM, on [   ] [  ], 2023, at [  ] [a.m./p.m.], EST. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FRGI2023SM, where Fiesta stockholders will be able to participate and vote online. This proxy statement is first being mailed to Fiesta’s stockholders on or about [   ], 2023.
Purpose of the Special Meeting
At the Special Meeting, Fiesta stockholders will be asked to consider and vote on the following:
•	the Merger Proposal;
•	the Advisory Compensation Proposal; and
•	the Adjournment Proposal.
Fiesta will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. This proxy statement, including the Merger Agreement attached hereto as Annex A, contains further information with respect to these matters.
Recommendation of the Special Committee and the Board
The Board (acting on the unanimous recommendation of the Special Committee) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Fiesta and the Fiesta stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) resolved to recommend that the Fiesta stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A description of factors considered by the Special Committee and the Board in reaching their decisions to approve and declare advisable the foregoing proposals can be found in the sections entitled “The Merger — Recommendation of the Special Committee and Reasons for the Merger” and “The Merger — Recommendation of the Board” beginning on page 36 and page 39, respectively.
The Board unanimously recommends that Fiesta stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal at the Special Meeting.
Fiesta stockholders’ approval of Merger Proposal is a condition for the Merger to occur. If Fiesta stockholders fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.
Record Date; Stockholders Entitled to Vote
Only holders of record of outstanding shares of Common Stock as of the close of business on [  ], 2023, the Record Date for the Special Meeting, will be entitled to notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement of the Special Meeting unless a new record date is fixed by the Board for any adjourned or postponed Special Meeting. At the close of business on the Record Date, [  ] shares of Common Stock were issued and outstanding.
Holders of Common Stock are entitled to one vote for each share of Common Stock they own at the close of business on the Record Date.

A complete list of stockholders entitled to vote at the Special Meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available for a period of at least 10 days prior to the Special Meeting at Fiesta’s principal place of business during ordinary business hours, as required by applicable law. Though our offices may generally remain closed to public visitors through the date of the Annual Meeting, if you wish to examine the list in person, you may contact our corporate secretary, and arrangements will be made for you to review the list. The list will also be produced at the time of the Special Meeting during the whole time thereof and will be available for inspection virtually by any stockholder who is present.
Quorum; Adjournment
The presence at the Special Meeting of the holders of a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote thereon and present in person or represented by proxy will constitute a quorum. As a result, there must be a majority in voting power of all of our issued and outstanding shares of Common Stock represented by proxy or by stockholders present at the Special Meeting in order to have a quorum. Virtual attendance by Fiesta stockholders of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Shares of beneficial owners who hold such shares in “street name” through a bank, broker, trust or other nominee and who fail to give voting instructions to their bank, broker, trust or other nominee will not be counted towards quorum. Shares of beneficial owners who virtually attend the Special Meeting will not count towards a quorum unless such beneficial owners instruct their bank, broker, trust or other nominee to vote their shares or hold a legal proxy executed by their bank, broker, trust or other nominee. There must be a quorum for business to be conducted at the Special Meeting.
Failure of a quorum to be represented at the Special Meeting may result in an adjournment of the Special Meeting and may subject Fiesta to additional expense. Even if a quorum is present, the Special Meeting may also be adjourned one or more times in order to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if sufficient votes are cast in favor of the Adjournment Proposal. In addition, the Special Meeting may be adjourned by the chairman or any other person presiding over the Special Meeting as designated by the Board or the Board in its discretion.
Notice need not be given of any adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken or (ii) displayed, during the time scheduled for the Special Meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the Special Meeting by means of remote communication, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If, after any adjournment, a new record date for Fiesta stockholders entitled to vote is fixed for any adjourned meeting, the Board must fix a record date for notice of any adjourned meeting in accordance with the DGCL and provide a new notice of any adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the Special Meeting could be postponed before it commences.
If the Special Meeting is adjourned or postponed one or more times for the purpose of soliciting additional votes, Fiesta stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Special Meeting.
Required Vote
If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, with respect to a Fiesta stockholder who is present in person or represented by proxy at the Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Additionally, the failure of a Fiesta stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee will have the same effect as a vote “AGAINST” the Merger Proposal.

If a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, with respect to a Fiesta stockholder who is present in person or represented by proxy at the Special Meeting, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “AGAINST” each of the Advisory Compensation Proposal and the Adjournment Proposal. However, assuming a quorum is present, the failure of a Fiesta stockholder who holds shares in “street name” through a bank, broker, trust or other nominee to give voting instructions to the bank, broker, trust or other nominee, will have no effect on either of the Advisory Compensation Proposal or the Adjournment Proposal.
The Merger is conditioned on, among other things, the approval of the Merger Proposal at the Special Meeting. The Advisory Compensation Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement and are not conditions to the consummation of the Merger.
Pursuant to the voting agreements and subject to the terms and conditions thereof, (x) BEI-Longhorn has agreed to vote 5,262,189 shares of Common Stock, representing 20.1% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by BEI-Longhorn after August 6, 2023, and (y) AREX Management has agreed to vote 2,549,762 shares of Common Stock, representing 9.73% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by AREX Management after August 6, 2023, in each case, in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Voting Agreements” beginning on page 78.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstaining from voting will have the same effect as voting “AGAINST” the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the Board’s recommendation with respect to each proposal and consequently will be voted “FOR” each of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.
Broker non-votes are shares held by a bank, broker, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the bank, broker, trust or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the bank, broker, trust or other nominee does not have discretionary voting power on such proposal. Because banks, brokers, trusts and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of Fiesta’s common stock held in “street name” does not give voting instructions to the bank, broker, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting and accordingly will not count as present for purposes of determining whether a quorum exists.
The effect of stockholders not instructing their bank, broker, trust or other nominee on how they wish to vote their shares will be the same as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the Adjournment Proposal or the Advisory Compensation Proposal. If a stockholder instructs its bank, broker, trust or other nominee on how to vote its shares on some but not all proposals, the resulting broker non-vote will have the same effect as voting “AGAINST” the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal.
Failure to Vote
If you are a stockholder of record and you do not sign and return your proxy card or submit your proxy over the Internet, by telephone or at the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present in person or by proxy at the Special Meeting, and will not be counted as present for purposes of determining whether a quorum exists.

For purposes of the Merger Proposal, a failure of record owners to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have the same effect as a vote “AGAINST” the Merger Proposal. A failure of record owners who are not present in person or represented by proxy at the Special Meeting to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on either of the Advisory Compensation Proposal or the Adjournment Proposal.
If you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.
Voting by Fiesta’s Directors and Executive Officers
At the close of business on September 6, 2023, directors and executive officers of Fiesta were entitled to vote 877,977 shares of Common Stock, or approximately 3.35% of the shares of Common Stock issued and outstanding on that date. Directors and executive officers of Fiesta have informed Fiesta that they intend to vote their shares in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, although the directors and executive officers, except for, in certain circumstances, Andrew V. Rechtschaffen who may be deemed to beneficially own the securities owned by AREX Management and certain of the other affiliates of AREX Management, are not obligated to do so. Pursuant to voting agreements and subject to the terms and conditions thereof, (x) BEI-Longhorn has agreed to vote 5,262,189 shares of Common Stock, representing 20.1% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by BEI-Longhorn after August 6, 2023 and (y) AREX Management has agreed to vote 2,549,762 shares of Common Stock, representing 9.73% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by AREX Management after August 6, 2023, in each case, in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Voting Agreements.”
Voting at the Special Meeting
The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Special Meeting will be held on [  ] at [   ] [a.m./p.m.], EST. To participate in the Special Meeting and submit questions during the Special Meeting, visit www.virtualshareholdermeeting.com/FRGI2023SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at [   ] [a.m./p.m.], EST. Please allow time for online check-in procedures. The virtual stockholder meeting format uses technology designed to increase stockholder access, save Fiesta and Fiesta stockholders time and money, and provide Fiesta stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Fiesta provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting. Although Fiesta offers four different voting methods, Fiesta encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Special Meeting.
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To Submit a Proxy to Vote over the Internet: To submit a proxy to vote over the Internet, go to the website listed on the enclosed proxy card and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., EST, on [   ], 2023.

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To Submit a Proxy by Telephone: You may submit a proxy to vote by telephone by calling the toll-free number listed on the enclosed proxy card on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., EST, on [   ], 2023.

•	To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage-paid envelope provided. If you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Special Meeting and cannot be voted.
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To Vote Virtually at the Special Meeting: To vote virtually at the Special Meeting, follow the instructions at [   ]. If your shares are held by your bank, broker, trust or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a voting instruction form from your bank, broker, trust or other nominee seeking instruction from you as to how your shares should be voted.

Revocation of Proxies
You can change or revoke your proxy at any time before it is exercised at the Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:
•	submitting another proxy over the Internet or by telephone prior to 11:59 p.m., EST, on [ ], 2023 or otherwise timely delivering a valid, later-dated proxy;
•	timely delivering a written notice that you are revoking your proxy to Fiesta’s corporate secretary; or
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attending the Special Meeting and voting. Your virtual attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Fiesta’s corporate secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. If you are the beneficial owner of shares held in “street name,” you should contact your bank, broker, trust or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies
The Board is soliciting your proxy in connection with the Special Meeting, and Fiesta will bear the cost of soliciting such proxies, including the costs of printing and filing this proxy statement. Fiesta has retained Innisfree as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting. Fiesta estimates it will pay Innisfree a fee of approximately $32,500, in addition to the reimbursement of expenses, for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Fiesta’s directors, officers and employees, without additional compensation.
Tabulation of Votes
Broadridge will tabulate the votes at the Special Meeting.
Householding of Special Meeting Materials
Each registered Fiesta stockholder will receive one copy of this proxy statement per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Fiesta will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any Fiesta stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, at Fiesta’s offices at 7255 Corporate Center Dr., Suite C, Miami, Florida 33126, or contact Investor Relations by telephone at 305-671-1257 or by email at investors@frgi.com.

Questions
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Investor Relations, at Fiesta’s offices at 7255 Corporate Center Dr., Suite C, Miami, Florida 33126.
Assistance
If you need assistance voting or completing your proxy card or have questions regarding the Special Meeting, please contact Fiesta’s proxy solicitation agent:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call: (877) 456-3422 (toll-free from the U.S. and Canada)
Banks and Brokers May Call: (212) 750-5833

THE MERGER (PROPOSAL 1)
The discussion of the Merger and the Merger Agreement in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the Merger Agreement carefully in its entirety.
Background of the Merger
As part of its ongoing review of the Company’s business, the Board, together with members of Fiesta senior management, regularly reviews and assesses the performance, competitive position, future growth prospects, business plans and overall strategic direction of Fiesta, as well as industry trends, to increase stockholder value. These reviews have included discussions on a variety of strategic alternatives that may be available to Fiesta, including continuing as a stand-alone public company or pursuing potential strategic or financing transactions with third parties, in each case with the goal of maximizing stockholder value.
Due to the ongoing commercial challenges in the restaurant sector, relatively high public company expenses as a company with limited trading volume, the need for new cash for renovating existing stores and expanding into new locations, and the Board’s concern with Fiesta’s strategic position following its divestiture of the Taco Cabana business in August 2021, as part of this review, in September 2021, the Board began to engage in discussions regarding potential strategic alternatives. As part of its evaluation of strategic alternatives, the Board discussed whether a strategic transaction may be a potential path to maximize stockholder value and provide liquidity to stockholders, as opposed to continuing as a stand-alone public company with limited trading volume and a limited equity research following and relatively high public company expenses.
The Board further discussed the engagement of a financial advisor to assist the Board in its consideration of strategic alternatives and the benefits of forming a special committee to consider strategic alternatives given the extensive time commitment involved in such a process and to mitigate any actual or perceived conflict of interest related to the engagement of a financial advisor given that Nicholas Daraviras, a member of the Board, was employed by an affiliate of one of the potential financial advisor candidates, Jefferies LLC (“Jefferies”).
On October 1, 2021, the Board formed the Special Committee and delegated to it the authority to (1) consider whether or not it is in the best interests of Fiesta and the holders of the Common Stock to proceed with a strategic transaction and/or engage in discussions and/or negotiations relating thereto, (2) consider and review potential alternative transactions, (3) reject any potential transaction if it determines it is not fair to or otherwise not in the best interests of Fiesta and the holders of the Common Stock, (4) consult with and/or advise management, on behalf of the Board, in connection with discussions and/or negotiations concerning potential terms and conditions of a potential transaction, (5) consider such other matters as may be requested by the Board from time to time or as otherwise deemed appropriate by the Special Committee, and (6) make decisions on behalf of, or make any recommendations to the Board concerning a potential transaction, that the Special Committee deemed appropriate, including recommendations with respect to any matters requested by the Board. The Special Committee was chaired by Stacey Rauch and its members additionally consisted of Paul Twohig, Nicholas Shepherd and Andrew Rechtschaffen.
During October 2021, the Special Committee considered several financial advisor candidates, and, following its consideration, the Special Committee recommended to Fiesta that it engage, and Fiesta did engage, Jefferies as Fiesta's financial advisor because of Jefferies’ industry specific knowledge, overall reputation, deep experience of individual team members, and Fiesta’s recent positive experience with Jefferies, including Jefferies’ work in assisting Fiesta in refinancing its bank debt and entering into a new senior credit facility with Fortress Credit Corp., and Jefferies’ role as financial advisor to Fiesta in connection with the consummation of the recently closed Taco Cabana transaction at a price and in a manner the Special Committee believed was beneficial to Fiesta and its stockholders. Additionally, the Special Committee noted that given that Jefferies was familiar with Fiesta as a result of its recent work, the time to market for any potential transaction may be accelerated. Following the selection of Jefferies as Fiesta’s financial advisor, Fiesta entered into an engagement letter with Jefferies on October 21, 2021. In its engagement letter with Jefferies, Fiesta acknowledged Mr. Daraviras’ employment with Jefferies and his position as a member of the Board, and acknowledged that as of such date an affiliate of Jefferies held approximately 5.26 million shares, or approximately 19.89%, of the common equity outstanding in Fiesta, and Fiesta waived any conflict of interest that Jefferies may have as a result. Given its experience as counsel to Fiesta, the Special Committee also determined to engage Akerman LLP (“Akerman”) as its counsel at such time. In November and December 2021, the Special Committee met on multiple occasions regarding process, timing and preparation of information to potential counterparties.
Beginning in January 2022, following discussions with the Special Committee regarding potential counterparties to a strategic transaction, representatives of Jefferies, as authorized by the Special Committee, reached out to 11 potential strategic counterparties and 32 potential financial sponsor counterparties, including GSP. Representatives of Jefferies additionally received one in-bound inquiry from a potential strategic counterparty during the first quarter of 2022. Subsequently, during the course of 2022, representatives of Jefferies reached out to certain additional potential financial sponsor counterparties. In total, representatives of Jefferies engaged with 13 potential strategic counterparties and 38 potential financial sponsor counterparties in the course of the strategic review process during 2022, each of whom entered into non-disclosure agreements with Fiesta that contained standstill provisions without fall-away provisions and with “don’t ask, don’t waive” provisions. From January 2022 to March 2022, the Special Committee met on multiple occasions to discuss the engagement of these potential counterparties.
In late March and early April 2022, in response to representatives of Jefferies’ outreach as authorized by the Special Committee, Fiesta received five preliminary indications of interest from various counterparties on terms as follows: $12.59 to $14.09 per share, in cash, to acquire 100% of the Common Stock from a strategic party (“Party A”); $10.24 to $10.98 per share, in cash, to acquire 100% of the Common Stock from a strategic party (“Party B”); $10.80 to $11.70 per share, in cash, to acquire 100% of the Common Stock from a financial sponsor party (“Party C”); $10.00 to $11.00 per share, in cash, to acquire 100% of the Common Stock from a financial sponsor party (“Party D”); and $12.00 to $13.00 per share, in cash, to acquire 100% of the Common Stock from a strategic party (“Party E”). On March 16, 2022, Fiesta’s trading price was $8.92 per share.
During March and April 2022, Party A, Party B, Party C, Party D, and Party E conducted due diligence on Fiesta and Fiesta held management presentations with each such potential counterparty. During the course of such management meetings and each counterparty’s diligence process, each counterparty raised concerns with Fiesta’s ability to grow out of its few existing markets as well as the significant capital expenditures projected to be required to perform remodels of Fiesta’s existing restaurant locations. As such, it was communicated that the initial indications of interest were not indicative of whether a final bid would be made and, if so, at what price.
On April 27, 2022, Party A submitted a revised non-binding offer at $8.50 per share in cash to acquire 100% of the Common Stock, and as part of such offer requested a 14-day exclusivity period. On such date, Fiesta’s trading price was $6.51 per share.
On April 29, 2022, the Special Committee met to discuss Party A’s offer as well as updates with respect to the ongoing diligence processes and discussions with the other potential counterparties that had submitted preliminary indications of interest. Representatives of Jefferies indicated to the Special Committee that Party C and Party D would likely no longer be continuing in the process based on recent discussions, while it was not clear whether Party B and Party E would be submitting an updated offer. The Special Committee thus agreed that, notwithstanding the reduction in the per share purchase price from Party A’s initial indication of interest, Party A’s updated offer was competitive relative to the interest expressed by the other counterparties following their diligence processes and Fiesta’s prospects as a stand-alone public company and as such determined to further engage in discussions with Party A. However, given that discussions and negotiations were continuing with Party B and Party E, the Special Committee determined to reject Party A’s request for a 14-day exclusivity period.
On May 2, 2022, Party E submitted an updated proposal with a per share purchase price in cash in a range of $8.00 to $9.00, but indicated it would still need to perform a significant amount of business, financial and legal due diligence in order to make a final, binding proposal.
Later on May 2, 2022, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Akerman were present, to discuss (1) Party E’s proposal and (2) the required lead time to engage an additional financial advisor other than Jefferies to provide a fairness opinion to the Special Committee in connection with any potential transaction. Following such discussion, the Committee determined to further engage with Party E and recommended that discussions with possible additional financial advisors begin immediately to limit any potential delays.

On May 13, 2022, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Akerman were present, to discuss the status of Party A’s, Party B’s and Party E’s proposals. Representatives of Jefferies shared with the Special Committee that Party A and Party E had reiterated their previously communicated offer prices and anticipated ranges of $8.50 and $8.00 to $9.00 per share in cash, respectively, and that Party B had de-prioritized a potential transaction with Fiesta. Representatives of Jefferies also provided an update on the current business environment within the restaurant sector and the broader economy, and during this presentation noted specifically that the recent macroeconomic environment had placed particular pressure on restaurants and retail generally due to the increased inflationary pressures and related cost uncertainties, as evidenced by recent earnings results announcements from businesses within these sectors.
On May 19, 2022, the Special Committee engaged Houlihan Lokey to act as an additional financial advisor to the Special Committee and to consider whether it could provide a fairness opinion with respect to any proposed transaction. The Special Committee selected Houlihan Lokey due to its qualifications, reputation, experience and expertise in the fast casual restaurant industry, its knowledge of and involvement in recent transactions in such industry, and its experience advising boards of directors and special committees in similar transactions.
On May 20, 2022, Party E submitted a revised non-binding offer at $8.40 per share in cash to acquire 100% of the Common Stock, and as part of such offer requested a 45-day exclusivity period. On such date, Fiesta’s trading price was $7.00 per share.
On May 22, 2022, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Akerman were present, to discuss Party A’s and Party E’s offers. The Special Committee discussed that given the recent trends within the restaurant sector discussed during the last meeting of the Special Committee on May 13, 2022, each of Party A and Party E’s offer presented better value propositions to Fiesta stockholders than remaining as a stand-alone company; but, given that Party A (1) had made an offer at a higher price per share than Party E’s Offer, (2) had not requested a lengthy period of exclusivity, (3) was already engaged in due diligence, (4) had indicated that it would not require outside debt financing, and (5) had submitted a markup of the Merger Agreement, the Special Committee determined to negotiate and finalize a definitive merger agreement and related transaction documents with Party A in the near-term, subject to the final approval of the Special Committee and the Board. On the same day, following further negotiations, Party A indicated its best and final per share purchase price was $9.00 in cash.
On June 3, 2022, representatives of Jefferies communicated to the Special Committee that Party A indicated that instead of bridging the third-party financing as it initially proposed in April 2022, it would need to obtain debt financing which, given the state of the financing markets, could cause a delay of one week to 30 days. Thereafter through mid-June 2022, Fiesta and its advisors engaged with Party A and its advisors to seek to finalize and announce a transaction. However, following such discussions, on June 13, 2022, Party A withdrew its offer to acquire Fiesta, citing the contraction in the financing markets and expressing a concern with a significant escalation of Fiesta’s labor and commodity costs due to the inflationary environment and Party A’s ability to fund an acquisition given the deterioration of the debt financing markets, in particular with respect to restaurant companies.
On June 14, 2022, certain members of the Special Committee discussed the withdrawal of Party A’s offer with representatives of Jefferies, and agreed it would be prudent to re-engage with other potential counterparties to gauge their continued interest in pursuing a strategic transaction with Fiesta. The Special Committee instructed representatives of Jefferies to so re-engage, and the next day, on June 15, 2022, representatives of Jefferies re-engaged with Party B, Party D, three other financial sponsor counterparties that representatives of Jefferies had previously contacted in the first quarter of 2022, and one new potential counterparty (“Party F”). During late June 2022, representatives of Jefferies additionally engaged with another new potential counterparty (“Party G”).
On August 1, 2022, representatives of Jefferies provided an update to certain members of the Special Committee with respect to its outreach to and discussions with Party B, Party D, Party E, the three additional financial sponsor counterparties, Party F and Party G. Representatives of Jefferies indicated that Party F and Party G might be interested in pursuing a potential transaction with Fiesta, but that the other counterparties, including Party A, had indicated they would not be participating further in the process. The chair of the Special Committee instructed representatives of Jefferies to continue to engage with Party F and Party G and to solicit formal proposals from each such party.

On August 16, 2022, Party E communicated to representatives of Jefferies that although they had concerns regarding the ability of Fiesta to achieve its plan and the portability of Fiesta’s concept to new geographies, they might be interested in pursuing a transaction at a per share cash purchase price in the low $8.00 range, but did not make a formal proposal.
On September 19, 2022, Party F communicated to representatives of Jefferies that it could be interested in pursuing a transaction with a per share purchase price in cash equal to a 13% premium to Fiesta’s then-current trading price of $7.23 per share, but did not make a formal proposal.
On September 21, 2022, Party G communicated to representatives of Jefferies that it might be interested in pursuing a transaction with a per share purchase price in cash in the $7.00 per share range, but did not make a formal proposal. On October 27, 2022, Party G revised its initial range and indicated that its offer would be in the high $6.00 to low $7.00 per share in cash price range.
During the second half of 2022, analyst coverage on Fiesta substantially decreased.
Throughout the fourth quarter of 2022, representatives of Jefferies additionally engaged with GSP, and GSP continued to conduct due diligence on Fiesta.
On October 6, 2022, the Board met to discuss the Forecasted Financial Information, a preliminary draft of which was shared with representatives of Jefferies following the meeting.
On December 1, 2022, representatives of Jefferies reached out to an additional financial sponsor counterparty (“Party H”) and continued discussions with certain other potential counterparties, including GSP.
In December 2022, the Special Committee determined to engage separate legal counsel that had significant experience with public company transactions to assist it in connection with any proposed transaction, and the Special Committee subsequently engaged Gibson Dunn as its legal counsel.
On January 12, 2023, GSP submitted a non-binding offer at a price per share range of $8.00 to $8.25 in cash to acquire 100% of the Common Stock. On such date, Fiesta’s trading price was $8.25 per share.
On January 17, 2023, the Special Committee held a meeting, at which representatives of Jefferies discussed with the Special Committee GSP’s offer and representatives of Jefferies’ discussions with other potential counterparties. During such meeting, the Special Committee instructed representatives of Jefferies to request that GSP increase its offer to $9.00 per share in cash.
On January 18, 2023, representatives of Jefferies communicated to representatives of GSP’s financial advisor that the Special Committee would be prepared to recommend a transaction at a price of $9.00 per share in cash and would be willing to allow GSP to continue its due diligence investigation in order for GSP to raise its proposed price per share.
Subsequently, GSP continued its substantive review of Fiesta and, following a request from GSP, during the week of January 23, 2023, members of Fiesta’s senior management met with GSP and its advisors. Additionally, consistent with the Special Committee’s direction, representatives of Jefferies advised representatives of GSP’s financial advisor that they were permitted to survey potential selected lending sources on a limited basis.
On January 27, 2023, Party H submitted a preliminary indication of interest to acquire Fiesta at a per share purchase price equal to $9.00 in cash. In connection with such offer, Party H requested 90 days of exclusivity in order to engage in further discussions and finalize any financing in connection with such offer.
On January 31, 2023, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Gibson Dunn were present, to discuss the recent offer letter received from Party H, including its request for 90 days of exclusivity. Given the ongoing conversations with GSP and its financial advisor and the Special Committee’s concern regarding Party H’s execution risk given that Party H had conducted limited diligence to date, had not identified financing sources and requested a lengthy 90-day period of exclusivity, the Special Committee determined to decline Party H’s request for exclusivity, but instructed representatives of Jefferies to further engage with Party H to determine its willingness to make a formal offer at $9.00 per share in cash without the requirement that Fiesta enter into an exclusivity agreement. The Special Committee also instructed representatives of Jefferies to go back to GSP to again request a purchase price of $9.00 per share in cash.

On February 2, 2023, representatives of Jefferies indicated to Party H that the Special Committee was unwilling to agree to an exclusivity agreement and separately communicated with GSP’s financial advisor to request an increase in GSP’s offer to $9.00 per share in cash.
On February 5, 2023, Party H proposed to representatives of Jefferies that instead of entering into an exclusivity agreement, Fiesta would agree to reimburse Party H’s expenses up to a cap of $500,000 in the event that Fiesta entered into a transaction with another party. Given that Fiesta was also still in active discussions with GSP and the possibility of entering into a strategic transaction with GSP, the Special Committee declined to agree to reimburse Party H’s expenses, but invited Party H to attend a management presentation and conduct more due diligence with respect to Fiesta.
On February 14, 2023, GSP’s financial advisor indicated that GSP would not be able to make an offer of $9.00 per share in cash, but that it was considering increasing the $8.00 to $8.25 per share purchase price set forth in its prior offer. On February 16, 2023, GSP’s financial advisor indicated to representatives of Jefferies that GSP was still considering at which price it could make a revised offer.
Between February and June 2023, GSP continued to conduct diligence on Fiesta and explore sources of financing to fund the transaction, including with the Debt Financing Source.
On March 31, 2023, the Board met to discuss updates to the Forecasted Financial Information, which were approved (subject to minor adjustments) for Jefferies’ use in April 2023.
On April 21, 2023, Party A indicated it may have renewed interest in a potential transaction with Fiesta, but only beginning in the third quarter of 2023. Following such outreach, Fiesta and its advisors resumed discussions with Party A, including holding a management presentation with a potential equity financing partner of Party A and providing diligence materials.
On May 1, 2023, Party H indicated it would not be further participating in the strategic review process, indicating a concern with its ability to secure financing for the transaction.
On June 1, 2023, Fiesta uploaded an initial draft of the merger agreement to the virtual data room in which GSP and Party A had access. Such auction draft included, among other terms, (i) a “fiduciary out” provision in favor of Fiesta, with the amount of the forward termination fees left blank, (ii) a reverse termination fee payable by the buyer to Fiesta in the event the buyer failed to close, with the amount of the reverse termination fee left blank, but otherwise no financing contingency, (iii) a “hell or high water” regulatory efforts covenant and (iv) customary financing representations and warranties and financing cooperation covenants.
On June 4, 2023, Party A indicated that its envisioned equity financing partner determined not to pursue a transaction, at which point Party A again withdrew from the strategic review process.
On June 14, 2023, GSP made an updated offer to acquire Fiesta at a purchase price equal to $8.25 per share in cash, which was less than Fiesta’s trading price of $9.00 per share as of such date. GSP’s financial advisor subsequently indicated to representatives of Jefferies that GSP may be able to increase the proposed per share purchase price, but only by a de minimis amount.
Later on June 14, 2023, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Gibson Dunn were present, to discuss GSP’s updated offer. The Special Committee discussed that following the announcement on June 2, 2023 by FTSE Russell that Fiesta would re-join the Russell 3000® Index on June 23, 2023, Fiesta’s stock price had increased to a range of $8.50 to $9.00 per share during the equities re-weighting process, such that Fiesta’s stock price was presently trading above GSP’s offer price and could be trading above GSP’s offer price at the time when both parties may be ready to enter into binding transaction documentation and announce a transaction. The Special Committee discussed its view that, despite the potential lack of premium presented by GSP’s offer, Fiesta stockholders would likely prefer the liquidity offered by a strategic transaction rather than remaining as a public company, as certain stockholders had previously raised liquidity concerns. The Special Committee further discussed that while Fiesta had recently experienced positive financial performance, Fiesta could face challenges in the medium- to long-term by remaining a public, small cap company with significant capital expenditure requirements in connection with upgrading existing locations and expanding into new locations. The Special Committee additionally noted that Fiesta’s stock price may naturally return to levels prior to the announcement that it would rejoin the Russell 3000® Index and was unlikely to significantly increase over the short- to medium- term. Following Fiesta’s inclusion into the Russell 3000® Index, Fiesta’s stock price returned to levels prior to the announcement. The Special Committee concluded by instructing representatives of Jefferies to solicit GSP’s best and final offer, and representatives of Jefferies subsequently so engaged with GSP’s financial advisor to determine if GSP was able to increase its offer.
On June 16, 2023, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Gibson Dunn were present, to discuss representatives of Jefferies’ discussions with GSP since the date of the prior meeting of the Special Committee. Representatives of Jefferies indicated they believed that GSP would be willing to increase its offer, but likely not above $8.50 per share in cash, which would be less than the $8.65 closing per share trading price of the Common Stock as of such date. Representatives of Jefferies then reviewed with the Special Committee Jefferies’ preliminary financial analyses of Fiesta. The Special Committee noted that the proposed GSP offer of $8.25 per share fell within the indicative reference ranges in Jefferies’ preliminary financial analyses of Fiesta. The Special Committee discussed its belief that Fiesta’s stockholders may prefer to receive liquidity in an all cash transaction, even if the price was less than Fiesta’s then-current trading price. The Special Committee instructed representatives of Jefferies to request that GSP complete its diligence and financing discussions to be in position to increase its proposed price per share and submit its best and final offer as soon as practicable, which representatives of Jefferies promptly communicated to GSP’s financial advisor.
Following such communication, representatives of Jefferies, at the instruction of the Special Committee, continued to engage with GSP and its advisors to request that GSP to make an updated, best and final offer, and GSP continued to perform diligence on Fiesta.
On July 6, 2023, GSP’s financial advisor indicated that GSP would soon be making an updated, best and final offer.
On July 12, 2023, following extensive dialogue between Fiesta’s advisors and GSP and its advisors, GSP made an updated offer to acquire Fiesta at a price equal to $8.50 per share in cash and expressly indicated that this was GSP’s best and final offer. GSP’s offer letter also indicated it would be prepared to pay a $14 million reverse termination fee in the event the transaction could not be consummated because of a financial failure and that the definitive merger agreement would include a 30-day “go-shop” period to permit Fiesta to solicit any alternative offers, among other things. On the same day, the Special Committee shared the Forecasted Financial Information with Houlihan Lokey.
Later on July 12, 2023, the Special Committee held a meeting to discuss GSP’s proposal, at which certain representatives of Fiesta management, Jefferies, and Gibson Dunn were present. Representatives of Jefferies indicated to the Special Committee its view that $8.50 was indeed GSP’s best and final offer. Gibson Dunn also discussed GSP’s proposal of a $14 million reverse termination fee and that the merger agreement would contain a 30-day “go-shop” period but would not contain a “hell or high water” regulatory efforts provision. The Special Committee discussed the terms of GSP’s proposal, including that representatives of Jefferies had been actively soliciting and engaging with other parties for 18 months and, despite outreach to more than 50 potential counterparties, no other bidder was prepared to offer a better price, and that given the go-shop, Fiesta would have an additional opportunity to seek a higher price. The Special Committee then directed representatives of Jefferies to indicate to GSP, on behalf of Fiesta, that the Special Committee was prepared to move forward on the basis of its $8.50 per share in cash offer, subject to finalization of the definitive documentation with respect to the proposed transaction.
On July 18, 2023, the Board held a meeting, at which certain representatives of Fiesta management, Jefferies, and Gibson Dunn were present, to discuss GSP’s updated offer of $8.50 per share in cash. At the request of the Special Committee, representatives of Jefferies reviewed with the Board the Special Committee’s multi-year strategic review process that had culminated in GSP’s updated offer. Representatives of Jefferies then reviewed with the Board a list of each potential counterparty that representatives of Jefferies had contacted throughout the strategic review process, identified which counterparties had entered into non-disclosure agreements with Fiesta, and which counterparties had expressed any interest to acquire Fiesta. Representatives of Jefferies also reviewed with the Board a preliminary financial analysis of GSP’s updated offer, including the implied premium presented by GSP’s updated offer based on Fiesta’s stock price at the time and past volume-weighted average prices. The directors discussed the Special Committee’s robust process, as well as the fact that GSP’s offer contained a 30 day “go-shop” period, which ensured that if another counterparty would potentially be interested in acquiring Fiesta, Fiesta would not be restricted from engaging in discussions with them. Ms. Rauch, the chair of the Special Committee, then indicated that the Special Committee had spent considerable time and effort with respect to the strategic transaction process generally, and specifically evaluating GSP’s proposal, and that the Special Committee had unanimously agreed that the $8.50 per share in cash purchase price set forth in GSP’s updated offer presented considerable value and immediate liquidity for Fiesta’s stockholders. After such discussion, the Board agreed that GSP’s proposal was attractive and that the Special Committee and its advisors should continue working expeditiously to negotiate the terms of the definitive documentation. Representatives of Jefferies subsequently indicated to GSP that both the Special Committee and the Board had instructed representatives of Jefferies and Gibson Dunn to move forward on the basis of the $8.50 per share in cash proposal and finalize the definitive documentation.
On July 19, 2023, Kirkland & Ellis LLP (“Kirkland and Ellis”), outside counsel to GSP, circulated an updated draft of the merger agreement to Gibson Dunn. Such updated draft included, among other terms, (i) a 30-day “go-shop” period permitting Fiesta to solicit proposals from third parties during such period, (ii) a “fiduciary out” provision in favor of Fiesta, with the amount of the forward termination fee equal to $9 million (unless terminated by Fiesta only during the go-shop period or with certain excluded parties, in which case the fee would be equal to $5 million), (iii) a reverse termination fee payable by GSP to Fiesta in the event GSP failed to close, with the amount of the reverse termination fee equal to $14 million, but otherwise no financing contingency, (iv) a mutual covenant requiring each party to use its reasonable best efforts to take all actions in order to consummate the transaction, but without a “hell or high water” regulatory efforts covenant and (v) a maximum liability amount of GSP equal to the reverse termination fee and the costs incurred by Fiesta in enforcing the reverse termination fee, which enforcement costs would be capped at $1 million.
Thereafter, from July 20 through August 5, 2023, Gibson Dunn and Kirkland and Ellis, on behalf of Fiesta and GSP, respectively, exchanged drafts and negotiated the terms and conditions of the merger agreement and related disclosures after consultation with and guidance from the Special Committee and members of Fiesta’s senior management. The material open points in the merger agreement that continued to be negotiated included, among other things, (i) the amount of the termination fees, (ii) obligations with respect to regulatory approvals, (iii) the restrictions imposed on Fiesta by the interim operating covenants, and (iv) a maximum liability cap of GSP. The parties additionally coordinated with each of the Key Stockholders on the draft Voting Agreements requested by GSP from the Key Stockholders, and negotiated the terms of the other ancillary transaction documents.
On July 31, 2023, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Gibson Dunn were present, at which the Special Committee reviewed the progression of discussions with GSP. Gibson Dunn indicated that all material points in the merger agreement had been agreed with GSP’s counsel, except the forward termination fee amounts, and that the parties were continuing to work towards finalization of all documents for signing. The Special Committee concluded by reiterating that representatives of Jefferies and Gibson Dunn should continue to work with GSP’s advisors to finalize the transaction documentation.
On August 3, 2023, each of the Special Committee and the Board held a meeting, at which certain representatives of Fiesta management, Houlihan Lokey, Jefferies, and Gibson Dunn were present. Representatives of Jefferies and Gibson Dunn indicated to the Special Committee and the Board, respectively, that the material transaction terms had been agreed, and that the parties were well positioned to finalize the merger agreement in the coming days, and subject to the Special Committee and Board’s final approvals, execute the agreement and announce the transaction prior to the commencing of trading on Monday, August 7. Houlihan Lokey then reviewed with the Special Committee and the Board (at the request of the Special Committee) its preliminary financial analyses with respect to Fiesta and the proposed transaction with GSP. The Special Committee and the Board each agreed to reconvene on August 5, 2023.
On August 5, 2023, the Special Committee held a virtual meeting at which certain representatives of Fiesta management, Houlihan Lokey, Jefferies, and Gibson Dunn were present. Representatives of Jefferies and Gibson Dunn confirmed that all material terms to the proposed transaction with GSP had been fully agreed and that the merger agreement was in final execution form. Representatives of Houlihan Lokey then reviewed and discussed with the Special Committee its financial analyses with respect to Fiesta and the potential strategic transaction with GSP. At the request of the Special Committee, Houlihan Lokey then delivered its oral opinion to the Special Committee, which opinion was subsequently confirmed in a written opinion dated August 5, 2023, to the effect that, as of such date, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration was fair, from a financial point of view, to the stockholders of Fiesta, as more fully described under “Opinion of Financial Advisor to the Special Committee”. Thereafter, the Special Committee unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to, and in the best interests of, Fiesta and the Fiesta stockholders and (ii) recommended that the Board (a) approve, authorize, adopt and declare advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (b) recommend that the Fiesta stockholders vote in favor of adopting the Merger Agreement.
Later on August 5, 2023, the Board held a virtual meeting at which certain representatives of Fiesta management, Houlihan Lokey, Jefferies, and Gibson Dunn were present. The directors discussed that the Special Committee was advised by its own legal and financial advisors and had received an opinion from Houlihan Lokey as to the fairness, from a financial point of view, to the stockholders of Fiesta of the Merger Consideration to be received by such stockholders in the Merger pursuant to the Merger Agreement. The Board also discussed that the Special Committee had unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to, and in the best interests of, Fiesta and the Fiesta stockholders and (ii) recommended that the Board (a) approve, authorize, adopt and declare advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (b) recommend that the Fiesta stockholders vote in favor of adopting the Merger Agreement. Acting upon such unanimous recommendation of the Special Committee, the Board unanimously (i) determined that the terms of the Merger Agreement and the Merger were fair to and in the best interests of Fiesta and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and (iii) recommended that Fiesta stockholders approve the Merger Proposal.
On August 6, 2023, Fiesta, Parent, and Merger Sub executed the Merger Agreement in a form substantially consistent in all respects to the form presented to and approved by the Special Committee and the Board, and on the morning of August 7, 2023, prior to the opening of trading, Fiesta and GSP issued a joint press release announcing the Merger.
On August 10, 2023, in accordance with the go-shop provisions in the merger agreement, at the direction of the Special Committee, representatives of Jefferies began contacting parties about their interest in participating in the go-shop process. During the go-shop period, representatives of Jefferies contacted 39 potential strategic acquirors (including Party A, Party B, Party C, Party D, Party E, Party F, Party G, and Party H). Of such contacted parties, two potential strategic acquirors executed acceptable confidentiality agreements. During the go-shop period, Fiesta provided confidential information in response to due diligence inquiries made by these two potential strategic acquirors. On August 23, 2023, the Special Committee held a meeting, at which certain representatives of Fiesta management, Jefferies, and Gibson Dunn were present, at which representatives of Jefferies provided an update to the Special Committee on the outreach conducted during the go-shop period, and the status of the two potential counterparties’ diligence processes. At 12:01 a.m. (New York City time) on September 5, 2023, the go-shop period expired without any party submitting a proposal to acquire Fiesta.
Recommendation of Special Committee and Reasons for the Merger
As described in the section entitled “The Merger — Background of the Merger” of this proxy statement, the Board duly formed the Special Committee, consisting of Stacey Rauch (the chairman), Paul Twohig, Nicholas Shepherd and Andrew Rechtschaffen, each of whom was determined by the Board to be independent and disinterested for purposes of reviewing, evaluating and negotiating the Transactions and any possible strategic alternatives thereto, as well as making recommendations with respect thereto.
The Board authorized the Special Committee to consider, review, discuss, evaluate, negotiate, consult with or advise management, and make decisions on behalf of, or make recommendations to, the Board for approval or rejection of the terms and conditions of any possible strategic alternatives. The Special Committee was also authorized to retain such independent professional advisors (including investment bankers, financial advisors, attorneys, accountants or other advisors and secretarial assistance as it may deem appropriate) as it deemed necessary or appropriate in the exercise of its business judgment to assist in connection with the fulfillment of its duties.

In evaluating the Merger Agreement, the Merger and the Transactions, the Special Committee consulted with Fiesta’s senior management, outside legal counsel and financial advisors. The Special Committee determined that entering into the Merger Agreement was advisable, fair to and in the best interests of Fiesta and its stockholders. In arriving at this determination, the Special Committee considered a number of factors, including the following factors (not necessarily in order of relative importance) which the Special Committee viewed as being generally positive or favorable in coming to its determination, approval and related recommendation:
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The fact that the all-cash Merger Consideration will provide the Fiesta stockholders with immediate value, in cash, for their shares of Common Stock, while avoiding the long-term business risk of retaining their shares of Common Stock, and while also providing such stockholders with certainty of value and immediate liquidity for their shares of Common Stock.

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The benefits that Fiesta was able to obtain during its negotiations with GSP, including an increase in GSP’s offer price per share from the beginning of the process to the end of the negotiations. The Special Committee believed that the Merger Consideration reflected in the Merger Agreement represented GSP’s best and final offer, and that there was no assurance that a more favorable opportunity to sell Fiesta would arise later or through any alternative transaction.

•	The fact that the Special Committee conducted a robust, multi-year strategic review process, which did not yield any binding offer to acquire Fiesta.
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The Special Committee’s understanding of the business, operations, financial condition, earnings, prospects and risks of Fiesta, including Fiesta’s prospects as an independent publicly traded entity and its standalone operating plan.

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The timing of the Merger and the risk that if Fiesta did not accept GSP’s offer, it may not have another opportunity to do so or to pursue an opportunity offering at least as much value to Fiesta’s stockholders.

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The financial analysis reviewed by Houlihan Lokey with the Special Committee as well as the oral opinion of Houlihan Lokey rendered to the Special Committee on August 5, 2023 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated August 5, 2023), as to, as of such date, the fairness, from a financial point of view, to the holders of Common Stock (other than Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders in the Merger pursuant to the Agreement, as more fully described below under the heading “The Merger — Opinion of Financial Advisor to the Special Committee.”

•	The fact that, before the No-Shop Start Date, Fiesta is allowed to solicit any inquiry or proposal with respect to a competing proposal for Fiesta.
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The Special Committee considered the terms of the Merger Agreement related to Fiesta’s ability to respond to unsolicited acquisition proposals after the No-Shop Start Date and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the Merger Agreement, including because the Board may, under certain circumstances, furnish information or enter into discussions in connection with an acquisition proposal if necessary to comply with its fiduciary duties. In this regard, the Special Committee considered that:

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subject to its compliance with the Merger Agreement and prior to the adoption of the Merger Agreement by the requisite Fiesta stockholders, the Board may change its recommendation to the Fiesta stockholders with respect to the adoption of the Merger Agreement if, among other things, it determines that such proposal constitutes a Superior Proposal (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements — Go-Shop”); and

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while the Merger Agreement contains the Company Termination Fee that Fiesta would be required to pay to Parent in certain circumstances, the Special Committee believed that the Company Termination Fee is reasonable in light of such circumstances and the overall terms of the Merger Agreement, consistent with fees in comparable transactions, and not preclusive of other offers. For further discussion regarding the circumstances in which Fiesta would be required to pay the Company Termination Fee, please see the section entitled “The Merger Agreement — Termination Fee” beginning on page 76.

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The Special Committee’s belief that the Merger Agreement offered reasonable assurances as to the likelihood of consummation of the Merger, including the likelihood that the Merger will receive all necessary regulatory approvals and that all conditions to consummation of the Merger will be satisfied. To that end, the Special Committee further considered the potential length of the regulatory approvals process and that the Merger Agreement provides that, subject to certain exceptions, it may not be terminated until December 31, 2023.

•	The fact that the Merger will be subject to the approval of Fiesta stockholders.
•	The support of the Merger by BEI-Longhorn and AREX Management, as evidenced by their execution of voting agreements.
•	The fact that the Fiesta stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures would be entitled to seek appraisal under Delaware law.
•
The fact that the Special Committee reviewed, in consultation with Fiesta’s legal advisors, and considered that the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which the Merger Agreement may be terminated, in its belief, are reasonable. The Special Committee also reviewed and considered the limited number and nature of the conditions to the completion of the Merger, including customary regulatory approvals.

The Special Committee also considered and balanced against the potentially positive factors a number of uncertainties, risks and factors it deemed generally negative or unfavorable in making its determination, approval and related recommendation, including the following (not necessarily in order of relative importance):
•
The fact that the Fiesta stockholders will not participate in any future earnings or growth of Fiesta and will not benefit from any appreciation in value of Fiesta, including any appreciation in value that could be realized as a result of improvements to Fiesta’s operations.

•	The diversion of management’s focus and resources from operational matters and other strategic opportunities while working to implement the Merger.
•
The potential negative effect of the pendency of the transaction on Fiesta’s business, including its relationships with employees, franchisees, customers and suppliers, and the restrictions on the conduct of Fiesta’s business prior to completion of the Merger.

•
The risk that the Merger may not be completed despite the parties’ efforts or that completion of the Merger may be unduly delayed, even if the requisite approval is obtained from the Fiesta stockholders, including the possibility that conditions to the parties’ obligations to complete the Merger may not be satisfied (including the possibility that applicable regulatory approvals may not be obtained), and the potential resulting disruptions to Fiesta’s business.

•
The fact that HSR approval is required to complete the Merger, and the risk that governmental authorities may seek to impose unfavorable terms or conditions on the required regulatory approval or that such regulatory approval may not be obtained at all.

•	The fact that, subject to certain limited exceptions, after the No-Shop Start Date, Fiesta is prohibited from soliciting any inquiry or proposal with respect to a competing proposal for Fiesta.
•
The possibility that the Company Termination Fee payable by Fiesta upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirers from making a competing acquisition proposal to acquire Fiesta.

•	The fact that the parties have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.
•
The fact that Fiesta’s directors and officers have interests in the Merger that may be different from, or be in addition to, those of Fiesta’s stockholders generally, as detailed in the section entitled “The Merger — Interests of Fiesta’s Directors and Executive Officers in the Merger” beginning on page 52.

•
The restrictions on the conduct of Fiesta’s business during the period between the execution of the Merger Agreement and the consummation of the Merger, as described in the section entitled “The Merger Agreement — Conduct of Business Pending the Merger” beginning on page 64.

•
The fact that the consideration received by Fiesta’s U.S. stockholders in the Merger will be generally taxable for U.S. federal income tax purposes as more fully described in the section entitled “The Merger — U.S. Federal Income Tax Considerations” beginning on page 56.

•
The risks described under the section entitled “Risk Factors” in Fiesta’s most recent filing on Form 10-K and Form 10-Q, and the matters described under the section entitled “Cautionary Statement Concerning Forward-Looking Information,” beginning on page 20.

The Special Committee considered all of these factors as a whole, as well as others, and, on balance, concluded that the potential benefits of the Merger to the Fiesta stockholders outweighed the risks, uncertainties, restrictions and potentially negative factors associated with the Merger. The Special Committee has, therefore, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Fiesta and the Fiesta stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) recommend that the Board recommend to the Fiesta stockholders to vote in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
The foregoing discussion of factors considered by the Special Committee is not intended to be exhaustive, but is meant to include material factors considered by the Special Committee. The Special Committee collectively reached the conclusion to recommend to the Board to approve the Merger Agreement in light of the various factors described above and other factors that the members of the Special Committee believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Special Committee applied his or her own personal business judgment to the process and may have given different weight to different factors. The Special Committee did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Special Committee based its recommendation on the totality of the information available to it, including discussions with Fiesta’s senior management and outside legal and financial advisors. It should be noted that this explanation of the reasoning of the Special Committee and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 20.
Recommendation of the Board
In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Proposal be approved by the Fiesta stockholders. See the section entitled “The Merger — Interests of Fiesta’s Directors and Executive Officers in the Merger” beginning on page 52.
Following the receipt of the recommendations of the Special Committee discussed above, and acting on the unanimous recommendation of the Special Committee, the Board, by unanimous vote, at a special meeting held on August 5, 2023, and after careful considerations at this and prior Board meetings, among other things:
•	determined that the Merger Agreement, the Merger and the Transactions are advisable and fair to, and in the best interests of, Fiesta and the Fiesta stockholders;
•	approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the Transactions; and
•	resolved to recommend that the Fiesta stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the Transactions.

In arriving at this determination and in recommending that the Fiesta stockholders vote their shares of Common Stock in favor of adoption of the Merger Agreement, the Board considered a number of factors, including the following factors (not necessarily in order of relative importance) which the Board viewed as being generally positive or favorable in coming to its determination, approval and related recommendation:
•	the unanimous determination and recommendations of the Special Committee; and
•
the factors considered by the Special Committee, including the material factors considered by the Special Committee described under “The Merger — Recommendation of the Special Committee and Reasons for the Merger” above.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but is meant to include material factors considered by the Board. The Board collectively reached the conclusion to approve the Merger Agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information available to, and the investigation conducted by, the Board. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 20. Accordingly, the Board unanimously recommends that the Fiesta stockholders vote “FOR” the Merger Proposal.
Certain Unaudited Forecasted Financial Information
Fiesta does not, as a matter of course, make public long-term forecasts or internal projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. The Forecasted Financial Information was provided by Fiesta management to the Special Committee and to Houlihan Lokey, who was authorized and directed to use and rely upon the Forecasted Financial Information for purposes of its financial analyses and opinion to the Special Committee.
The inclusion of this Forecasted Financial Information should not be regarded as an indication that any of Fiesta, its affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and the summary of the Forecasted Financial Information set forth below should not be relied on as such.
The Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Fiesta’s management. Further, given that the Forecasted Financial Information covers multiple years, by its nature, it becomes subject to greater uncertainty with each successive year beyond its preparation. The Forecasted Financial Information is subject to various risks, including, among others, the effect of future regulatory or legislative actions on Fiesta or the industries in which it operates, the potential impact of the announcement or consummation of the Merger on relationships with customers, vendors, competitors, management and other employees, risks relating to Fiesta’s indebtedness, changes in the general economic environment, or social or political conditions that could affect Fiesta’s businesses, potential liability resulting from pending or future litigation, and other matters described in the sections entitled “Cautionary Statement Concerning Forward-Looking Information,” and “Where You Can Find More Information” beginning on pages 20 and 89, respectively.
The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, personal judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither Fiesta nor its affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.

The Forecasted Financial Information does not take into account any circumstances or events occurring after April 2023. Fiesta cannot give assurance that, had the Forecasted Financial Information that was prepared by it has been prepared either as of the date of the Merger Agreement or as of the date of this proxy statement, similar estimates and assumptions would have been used. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Merger on Fiesta, the effect on Fiesta of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Forecasted Financial Information does not take into account the effect on Fiesta of any possible failure of the Merger to occur. Neither Fiesta nor any of its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Fiesta stockholder or other person regarding Fiesta’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Fiesta, its affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Fiesta, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not being included in this proxy statement in order to influence the decision of any Fiesta stockholder or to induce any Fiesta stockholder to vote in favor of any of the proposals at the Special Meeting.
The Forecasted Financial Information was not prepared with a view toward compliance with United States generally accepted accounting principles (“GAAP”), published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Forecasted Financial Information included in this proxy statement has been prepared at the direction of, and is the responsibility of, management of Fiesta. RSM US LLP has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Forecasted Financial Information and, accordingly, RSM US LLP does not express an opinion or any other form of assurance with respect thereto. The RSM US LLP report contained in Fiesta’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, relates to historical financial information of Fiesta, and such report does not extend to the Forecasted Financial Information and should not be read to do so.
The Forecasted Financial Information includes non-GAAP financial measures, including Adjusted EBITDA. Please see the tables below for a description of how Fiesta defines these non-GAAP financial measures. Fiesta believes that such non-GAAP financial measures provide information useful in assessing operating and financial performance across periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by Fiesta may not be comparable to similarly titled measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the Merger if the disclosure is included in a document such as this proxy statement to comply with requirements under state laws, including case law.
In light of the foregoing, and considering that the Special Meeting will be held several months after the Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, the Fiesta stockholders are cautioned not to place undue reliance on such information, and Fiesta cautions you that the Forecasted Financial Information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Fiesta contained in its public filings with the SEC. Please see the section entitled “Where You Can Find More Information.”

The following table reflects a summary of selected metrics reflected in the Forecasted Financial Information, which do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger:
(in millions of US dollars)	Fiscal Year Ending December 31,
	2023E	2024E	2025E	2026E	2027E
Total Revenue	$419.2	$450.0	$466.0	$479.9	$494.3
Adjusted EBITDA(1)	$33.0	$47.5	$55.4	$58.0	$60.0
Unlevered Free Cash Flow	$9.8	$22.5	$28.6	$32.2	$33.1
(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization expense and adjusted for certain non-recurring items. Adjusted EBITDA is a financial measure that is not defined under or calculated in accordance with GAAP.

Except as required by applicable securities laws, Fiesta does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error or are no longer appropriate or to reflect changes in general economic or industry conditions.
Opinion of Financial Advisor to the Special Committee
The Special Committee engaged Houlihan Lokey to act as its financial advisor in connection with the Merger.
Opinion of Houlihan Lokey Capital, Inc.
On August 5, 2023, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated August 5, 2023) as to, as of such date, the fairness, from a financial point of view, to the Fiesta stockholders (other than Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.
Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, to the Fiesta stockholders (other than Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.
In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:
1.	reviewed a draft, dated August 4, 2023, of the Merger Agreement;
2.	reviewed certain publicly available business and financial information relating to Fiesta that Houlihan Lokey deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Fiesta made available to Houlihan Lokey by Fiesta, including Forecasted Financial Information relating to Fiesta prepared by the management of Fiesta;

4.
spoke with certain members of the management of Fiesta and certain of Fiesta’s representatives and advisors regarding the business, operations, financial condition and prospects of Fiesta, the Merger and related matters;

5.	compared the financial and operating performance of Fiesta with that of other public companies that Houlihan Lokey deemed to be relevant;
6.	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;
7.
reviewed the current and historical market prices and trading volume for the Common Stock, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.
Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of Fiesta advised Houlihan Lokey, and Houlihan Lokey assumed, that the Forecasted Financial Information reviewed by Houlihan Lokey that Houlihan Lokey was directed to utilize and rely upon for purposes of its analyses and opinion were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Fiesta and the other matters covered thereby, and were a reasonable basis upon which to evaluate Fiesta and such other matters, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Fiesta since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied, at the Special Committee’s direction, upon the assessments of the management of Fiesta as to, among other things, (i) the potential impact on Fiesta of macroeconomic, geopolitical, market, competitive, seasonal and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the restaurant industry, including with respect to the geographic regions in which Fiesta operates, (ii) the amount of rental payments (net of sublease income) associated with existing closed stores, (iii) pending or potential litigation matters, (iv) implications for Fiesta of the global COVID-19 pandemic and (v) existing and future agreements and other arrangements involving, and the ability to attract, retain and/or replace, key employees, franchisees, licensees, suppliers, distributors and other commercial relationships of Fiesta. Houlihan Lokey assumed, with the Special Committee’s consent, that there would be no developments with respect to any such matters that would have an effect on the Merger or Fiesta that would be material to its analyses or opinion.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Merger or Fiesta that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of the Merger Agreement reviewed by Houlihan Lokey, dated August 4, 2023.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of Fiesta or any other entity, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Fiesta or any other entity was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Fiesta or any other entity was or may have been a party or was or may have been subject.
Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of Fiesta or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger or (c) advise the Special Committee, the Board or any other party with respect to alternatives to the Merger. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any opinion as to the actual value of the Common Stock when exchanged pursuant to the Merger or the price or range of prices at which the Common Stock could be purchased or sold, or otherwise be transferable, at any time.
Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
Houlihan Lokey’s opinion addressed only the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration (to the extent expressly specified in the opinion), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Fiesta held by such holders, and its opinion did not in any way address proportionate allocation or relative fairness. Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, Fiesta, its security holders or any other party to proceed with or effect the Merger, (ii) any terms, aspects or implications of any voting and support agreement or any other arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified in the opinion), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Fiesta, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for Fiesta or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of Fiesta’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Fiesta or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Fiesta, its security holders or any other party was receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of Fiesta or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to, or received by, any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments of the Special Committee, the Board, Fiesta and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to Fiesta and the Merger or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Houlihan Lokey’s analyses for comparative purposes is identical to Fiesta or the proposed Merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Forecasted Financial Information and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Fiesta. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Special Committee or management with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between Fiesta and Parent, and the decision to enter into the Merger Agreement was solely that of the Special Committee and the Board.
Financial Analyses
In preparing its opinion for the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on August 5, 2023. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including the following:
•	Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period, adjusted for certain non-recurring items.
•
Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Unless the context indicates otherwise, equity values used in the selected companies analysis described below were calculated using the closing prices of the common stock of the selected companies listed below as of August 4, 2023, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial performance of Fiesta relied upon for the financial analyses described below were based on the Forecasted Financial Information that Houlihan Lokey was directed to utilize and rely upon for purposes of its analyses and opinion, and estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.
Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant.
The financial data reviewed included:
•	Enterprise value as a multiple of Adjusted EBITDA for the last twelve months, or “LTM Adjusted EBITDA”;
•	Enterprise value as a multiple of estimated Adjusted EBITDA for calendar year 2023, or “CY 2023E Adjusted EBITDA”; and
•	Enterprise value as a multiple of estimated Adjusted EBITDA for calendar year 2024, or “CY 2024E Adjusted EBITDA.”
The selected companies and resulting low, high, median and mean financial data included the following:
•	Chuy’s Holdings, Inc.
•	El Pollo Loco Holdings, Inc.
•	Noodles & Company
•	Potbelly Corporation
•	Red Robin Gourmet Burgers, Inc.
Enterprise Value /
	LTM Adj. EBITDA	CY 2023E Adj. EBITDA	CY 2024E Adj. EBITDA
Low	6.2x	4.5x	3.4x
High	11.9x	11.4x	10.4x
Median	8.8x	7.8x	6.9x
Mean	9.0x	7.8x	6.7x
Taking into account the results of the selected companies analysis and its experience and professional judgment, Houlihan Lokey applied selected multiple ranges of 6.25x to 7.25x to Fiesta’s LTM Adjusted EBITDA, 4.50x to 5.50x to Fiesta’s estimated Adjusted EBITDA for fiscal year 2023, and 3.75x to 4.75x to Fiesta’s estimated Adjusted EBITDA for fiscal year 2024. The selected companies analysis indicated implied value reference ranges per share of Fiesta Common Stock of $7.00 to $8.00 based on Fiesta’s LTM Adjusted EBITDA, $7.03 to $8.38 based on Fiesta’s estimated Adjusted EBITDA for fiscal year 2023, and $8.16 to $10.07 based on Fiesta’s estimated Adjusted EBITDA for fiscal year 2024, in each case as compared to the Merger Consideration of $8.50 per share of Common Stock.
Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of LTM Adjusted EBITDA.
The selected transactions and resulting low, high, median and mean financial data were:
Date Announced	Target	Acquiror
5/3/2023	Ruth’s Hospitality Group, Inc.	Darden Restaurants, Inc.
8/9/2022	BBQ Holdings, Inc.	MTY Franchising USA, Inc.
12/6/2021	Del Taco Restaurants, Inc.	Jack in the Box Inc.
7/1/2021	Taco Cabana, Inc.	Yadav Enterprises, Inc.
1/6/2020	The Habit Restaurants, Inc.	Yum! Brands, Inc.

Date Announced	Target	Acquiror
11/6/2019	Diversified Restaurant Holdings, Inc.	ICV Partners IV, L.P.; ICV Partners, LLC
11/6/2018	Bojangles’, Inc.	The Jordan Company, L.P.; Durational Capital Management LP
3/8/2018	Bravo Brio Restaurant Group, Inc. (nka: FoodFirst Global Restaurants, Inc.)	Spice Private Equity AG
12/19/2017	Qdoba Restaurant Corporation	Apollo Global Management, LLC
11/28/2017	Buffalo Wild Wings, Inc.	Arby’s Restaurant Group, Inc.
11/20/2017	Bento Inc.	YO! Sushi Group Ltd.
10/16/2017	Ruby Tuesday, Inc.	NRD Capital Management, LLC; NRD Partners II, L.P.
3/27/2017	Cheddar’s, Inc	Darden Restaurants, Inc.
3/23/2017	Checkers Drive-In Restaurants, Inc.	Oak Hill Capital Management, LLC
Transaction Value / LTM Adjusted EBITDA
Low	5.3x
High	11.1x
Median	10.1x
Mean	9.3x
Taking into account the results of the selected transactions analysis and its experience and professional judgment, Houlihan Lokey applied a selected multiple range of 7.00x to 9.00x to Fiesta’s LTM Adjusted EBITDA. The selected transactions analysis indicated an implied value reference range per share of Common Stock of $7.68 to $9.72, as compared to the Merger Consideration of $8.50 per share of Common Stock.
Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of Fiesta based on the Forecasted Financial Information that Houlihan Lokey was directed to utilize and rely upon for purposes of its analyses and opinion. Houlihan Lokey applied discount rates ranging from 16.0% to 18.0% and perpetuity growth rates ranging from 0.0% to 2.0%. The discounted cash flow analysis indicated an implied value reference range per share of Common Stock of $8.17 to $9.84, as compared to the Merger Consideration of $8.50 per share of Common Stock.
Other Matters
Houlihan Lokey was engaged by the Special Committee to provide an opinion to the Special Committee as to the fairness, from a financial point of view, to the Fiesta stockholders (other than Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by the Special Committee, Houlihan Lokey became entitled to a fee of $600,000 for the rendering of its opinion to the Special Committee. No portion of Houlihan Lokey’s fee was contingent upon the successful completion of the Merger. Fiesta has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Fiesta, Parent, GSP, Jefferies Financial, or any other party that may be involved in the Merger and their respective security holders or affiliates, and/or portfolio companies of their respective affiliated or associated investment funds, as applicable, or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided financial advisory services to Fiesta, have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Jefferies Financial or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Jefferies Financial (collectively, with Jefferies Financial, the “Jefferies Group”) and have in the past provided investment banking, financial advisory and/or other financial or consulting services to GSP or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, GSP (collectively, with GSP, the “GSP Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, during the past two years, (i) with respect to the GSP Group, having acted as exclusive placement agent in connection with GSP’s fundraise for GSP 4.0 Fund, L.P., which Houlihan Lokey understands is expected to provide equity financing to Parent in connection with the Merger, and certain co-investment vehicles, which closed in January 2023 (the “GSP Fund Raise”), and exclusive placement agent to Fat Tuesday, a member of the GSP Group, in connection with a refinancing transaction, which closed in June 2022, for which Houlihan Lokey received aggregate fees of approximately $3,000,000 and (ii) with respect to Fiesta, having acted as a financial advisor to the Special Committee in connection with a previous strategic transaction involving Fiesta, which was not consummated, for which Houlihan Lokey received aggregate fees of approximately $350,000. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Fiesta, Parent, members of the Jefferies Group, members of the GSP Group, other participants in the Merger or certain of their respective security holders or affiliates, and/or portfolio companies of their respective affiliated or associated investment funds, as applicable, in the future, for which Houlihan Lokey and its affiliates may receive compensation. As the Special Committee was aware, certain members of the team of investment banking professionals of Houlihan Lokey involved in providing services to GSP in connection with the GSP Fund Raise were offered the opportunity to invest, and did invest, in the co-investment vehicle invested in ARB. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may otherwise have committed to invest in private equity or other investment funds managed or advised by the Jefferies Group, GSP, other participants in the Merger or certain of their respective affiliates or security holders, and may have co-invested with members of the Jefferies Group, members of the GSP Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Fiesta, Parent, members of the Jefferies Group, members of the GSP Group, other participants in the Merger or certain of their respective affiliates or security holders, and/or portfolio companies of their respective affiliated or associated investment funds, as applicable, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Financing of the Merger
Parent has received equity commitments from the GSP Funds in an amount of up to $112.5 million on the terms set forth in an equity commitment letter (the “Equity Commitment Agreement”).
Additionally, Parent has obtained financing commitments pursuant to the Debt Commitment Letter for the purpose of financing the Transactions and paying related fees and expenses. The Lender has committed to provide Parent with Debt Financing in an aggregate principal amount of up to $115 million on the terms and conditions set forth in the Debt Commitment Letter, consisting of (i) a $10 million revolving loan facility and (ii) a $105 million term loan. The obligations of the Lender to provide Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the consummation of the Merger, the receipt of executed loan documentation, the accuracy of certain specified representations and warranties, the contribution of the equity contemplated by the Equity Commitment and other customary closing conditions for financings of this type. As of the last practicable date before the printing of this proxy statement, the Debt Commitment Letter remains in effect, and Parent has not notified Fiesta of any plans to utilize financing in lieu of the financing described above. The definitive documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.
The Merger is not conditioned on Parent’s or Merger Sub’s receipt of the Debt Financing or the Equity Commitment.

Pursuant to the limited guaranty delivered by the GSP Funds in favor of Fiesta, dated as of August 6, 2023, the GSP Funds have agreed to guarantee the payment of the certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, which are subject to an aggregate cap equal to $15 million, including amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by Fiesta, as specified in the Merger Agreement.
Financing Efforts
To the extent the proceeds of the Debt Financing are required to consummate the Merger, Parent must use its reasonable best efforts to consummate the Debt Financing on or prior to the Closing Date, including (i) (1) maintaining in effect the Debt Commitment Letter and complying with all of its respective material obligations thereunder to the extent required as a condition to the Debt Financing and (2) negotiating and entering into definitive agreements with respect to the Debt Financing reflecting the terms contained in the Debt Commitment Letter (or with other terms agreed by Parent and the Debt Financing sources, subject to the restrictions on amendments and other modifications of the Debt Commitment Letter set forth in the Merger Agreement) (any such agreements, the “Definitive Financing Agreements”), so that such agreements are in effect no later than the Closing and (ii) satisfying on a timely basis all the conditions to the Debt Financing and the Definitive Financing Agreements related thereto that are applicable to Parent and Merger Sub that are within their control.
In the event that all closing conditions to the Transactions have been satisfied or waived or, upon funding will be satisfied or waived, Parent must use its reasonable best efforts to cause the funding of the Debt Financing in accordance with its terms on the Closing Date; provided that, in no event will Parent, Merger Sub or any of their respective affiliates have any obligation to institute any claim, action suit or proceeding against the Lender or its representatives in connection with the obligations with respect to the Debt Financing. Parent may not take or refrain from taking, directly or indirectly, any action (to the extent within its control) that would reasonably be expected to result in a failure of any of the conditions contained in the Debt Commitment Letter or the definitive debt documents entered into in connection therewith.
If funds in the amounts set forth in the Debt Commitment Letter, or any portion thereof, become unavailable, to the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated thereby, Parent must, as promptly as practicable following the occurrence of such event, (i) notify Fiesta in writing thereof, (ii) use its reasonable best efforts to obtain substitute financing sufficient to enable Parent to consummate the Merger and the Transactions in accordance with its terms and otherwise on conditions no less favorable in the aggregate to Parent than as set forth in the Debt Commitment Letter (the “Substitute Financing”); and (iii) use its reasonable best efforts to obtain a new financing commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to Fiesta true, complete and correct copies of the new commitment letter and the related fee letters (in redacted form); provided, that Parent will not be required to obtain financing that includes terms and conditions materially less favorable (taking into account any “market flex” provision) to Parent (as determined in the reasonable judgment of Parent) relative to those in the Debt Financing being replaced.
To the extent necessary for Parent to fulfill its obligations under the Merger Agreement, Parent must promptly take all actions to cause the funding of the Equity Commitment, solely to the extent the conditions to funding thereunder have been satisfied in accordance with the terms thereof. Parent may not amend, modify or supplement the Equity Commitment Agreement in a manner adverse to Parent or Fiesta or otherwise terminate the same without the prior written consent of Fiesta.
Financing Cooperation
Prior to the Effective Time, Fiesta will, and will cause its subsidiaries to, and will cause its and their respective affiliates and representatives to, use reasonable best efforts to cooperate with Parent in a timely manner as reasonably requested by Parent in connection with Parent’s arrangement of the Debt Financing. Such cooperation will include using reasonable best efforts to:
•
cooperate with the marketing efforts of Parent and the Debt Financing sources for all or any part of the Debt Financing, including making appropriate officers reasonably available, with appropriate advance notice, for participation in lender or investor meetings, due diligence sessions, meetings with ratings agencies and road shows, and reasonable assistance in the preparation of confidential information memoranda, private placement memoranda, prospectuses, lender and investor presentations, and similar documents as may be reasonably requested by Parent or any debt financing source, in each case, with respect to information relating to Fiesta and its subsidiaries in connection with such marketing efforts;
•
furnish Parent and the Debt Financing sources with the required financial information (as defined in the Debt Commitment Letter) and any other financial and other pertinent information with respect to Fiesta and its subsidiaries as is reasonably requested by Parent or any Debt Financing source and is customarily (A) required for the marketing, arrangement, extension and syndication of financings similar to the Debt Financing or (B) used in the preparation of customary offering or information documents or rating agency, lender presentations or road shows relating to the Debt Financing;

•
request that Fiesta’s independent accountants participate in drafting sessions and accounting due diligence sessions and cooperate with the Debt Financing (including as set forth in the Debt Commitment Letter) or in connection with a customary offering of securities, including the type described in the Debt Commitment Letter, consistent with their customary practice, including requesting that they provide customary consents and comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of the Debt Financing (including as set forth in the Debt Commitment Letter as in effect on the date of the Merger Agreement) or as are customarily required in an offering of securities of the type contemplated by the Debt Financing;

•
provide customary authorization and representation letters related to the Debt Financing and obtaining or providing certificates as are customary in financings of such type and other customary documents (other than legal opinions and reliance letters) relating to the Debt Financing as reasonably requested by Parent;

•
furnish all documentation and other information required by a Governmental Authority or any Debt Financing Source under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and/or the requirements of 31 C.F.R. § 1010.230 at least five business days prior to the anticipated Closing Date to the extent reasonably requested by Parent;

•	assist Parent in obtaining any credit ratings from rating agencies contemplated by the Debt Commitment Letter;
•	obtain such consents, waivers, estoppels, approvals, authorizations and instruments which may be reasonably requested by Parent in connection with the Debt Financing;
•
take all reasonable and customary organizational action, subject to the occurrence of the Closing, reasonably requested by Parent and necessary to permit and/or authorize the consummation of the Debt Financing;

•
execute and deliver any customary credit agreements, pledge and security documents, guarantees and other definitive financing documents, and any customary closing certificates and documents (other than legal opinions and reliance letters) as may be reasonably requested by Parent, assist in the negotiation of any such agreements and other documents, and take such action as may be reasonably requested by Parent and the Debt Financing Sources to facilitate the attachment or perfection of the Debt Financing sources’ security interest in the collateral securing the Debt Financing in each case to the extent within the control of Fiesta and its subsidiaries and reasonably requested by Parent to facilitate the satisfaction of conditions precedent to obtaining the Debt Financing; provided that, any obligations contained in all such agreements and documents will be subject to the occurrence of the Closing and will be effective no earlier than the Closing Date;

•
facilitate the obtaining of payoff letters, releases of guarantees and lien terminations (including with respect to Fiesta’s existing credit facility) as reasonably requested by Parent and customary for financings similar to the Debt Financing; and

•
deliver to Parent such information with respect to Fiesta and its subsidiaries as is reasonably available and customary or required for the completion or delivery of schedules and opinions in connection with the Debt Financing.

Certain Effects of the Merger
If the Merger Proposal receives the required approval of the Fiesta stockholders described elsewhere in this proxy statement and the other conditions to Closing are either satisfied or waived and the Merger Agreement is not otherwise terminated in accordance with its terms, Merger Sub will be merged with and into Fiesta upon the terms set forth in the Merger Agreement. Fiesta will continue as the Surviving Corporation in the Merger as a wholly owned subsidiary of Parent.
Fiesta’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws will be amended and restated as a result of the Merger in the forms attached to the Merger Agreement as Exhibit A and Exhibit B thereto (which such forms will include provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to Fiesta Indemnified Parties (as defined in the section entitled “The Merger Agreement — Structure of the Merger; Certificate of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation” beginning on page 60) with respect to acts or omissions occurring at or prior to the Effective Time as those contained in the Certificate of Incorporation and the Bylaws as of August 6, 2023).
Following the Merger, all of the Common Stock will be beneficially owned by Parent, and none of the Fiesta stockholders (other than Parent) as of immediately prior to the Merger will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, Fiesta, the Surviving Corporation, or Parent. As a result, the Fiesta stockholders (other than Parent) as of immediately prior to the Merger will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Common Stock. Following the Merger, Parent will benefit from any increase in Fiesta’s value and also will bear the risk of any decrease in Fiesta’s value.
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by Fiesta (or held by Fiesta as treasury stock), shares held, directly or indirectly, by Parent or Merger Sub (or any of their respective affiliates), immediately prior to the Effective Time or shares held by a holder who properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL), will be converted into the right to receive the Merger Consideration. Any shares of Common Stock held by Fiesta as treasury stock or held, directly or indirectly, by Parent or Merger Sub (or any of their respective affiliates), immediately prior to the Effective Time will be automatically cancelled and retired and will not be entitled to receive the Merger Consideration.
For information regarding the effects of the Merger on Fiesta’s outstanding equity awards, please see the sections entitled “The Merger Agreement — Treatment of Fiesta Incentive Awards — Treatment of Restricted Stock Awards,” “The Merger Agreement — Treatment of Fiesta Incentive Awards — Treatment of Restricted Stock Unit Awards,” and “The Merger — Treatment of Fiesta Incentive Awards — Interests of Fiesta’s Directors and Executive Officers in the Merger” beginning on pages 61 and 52, respectively.
The Common Stock is currently registered under the Exchange Act and trades on Nasdaq under the symbol “FRGI.” Following the consummation of the Merger, shares of Common Stock will no longer be traded on Nasdaq or any other public market. In addition, the registration of the Common Stock under the Exchange Act will be terminated. Following termination of registration of the Common Stock under the Exchange Act, Fiesta will no longer be required to furnish information to Fiesta stockholders and the SEC, and the provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, will become inapplicable to Fiesta. Parent will become the beneficiary of the cost savings associated with Fiesta no longer being subject to the reporting requirements under the federal securities laws.
Effects on Fiesta if the Merger Is Not Completed
In the event that the Merger Proposal does not receive the required approval of Fiesta stockholders described elsewhere in this proxy statement, or if the Merger is not completed for any other reason, Fiesta stockholders will not receive any Merger Consideration or other payment for their shares of Common Stock in connection with the Merger. Instead, Fiesta expects that its management will operate Fiesta’s business in a manner similar to that in which it is being operated today and Fiesta will remain an independent public company, the Common Stock will continue to be listed and traded on Nasdaq, Common Stock will continue to be registered under the Exchange Act and the Fiesta stockholders will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Common Stock.
If the Merger is not completed, there can be no assurances as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of Common Stock may decline to the extent that the current market price of Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there can be no assurances that any other transaction acceptable to Fiesta will be offered or that the business, operations, financial condition, earnings or prospects of Fiesta will not be adversely impacted or that the Fiesta stockholders will ever receive a control premium for their shares. Pursuant to the Merger Agreement, under certain circumstances Fiesta is permitted to terminate the Merger Agreement in order to enter into an alternative transaction. Please see the section entitled “The Merger Agreement — Termination” beginning on page 75.
Under certain circumstances, if the Merger is not completed, Fiesta may be obligated to pay to Parent the Company Termination Fee. Please see the section entitled “The Merger Agreement — Termination Fee” beginning on page 76.
Interests of Fiesta’s Directors and Executive Officers in the Merger
Fiesta’s directors and executive officers have interests in the Merger that are in addition to, or different from, the interests of other stockholders, including the holding of Restricted Stock Awards or Restricted Stock Unit Awards and enhanced severance benefits pursuant to their respective severance agreements (as further described in the section titled “Severance Protections” beginning on page 53). The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal to the Fiesta stockholders. These interests are described in further detail below.
Treatment of Restricted Stock Awards
In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each Restricted Stock Award that is outstanding as of immediately prior to the Effective Time will be deemed fully vested and the restrictions with respect thereto will lapse, will be automatically cancelled and converted into the right to receive $8.50 per share in cash in accordance with the terms of the Merger Agreement, subject to tax withholding pursuant to the Merger Agreement.
The following sets forth, for each director or executive officer, the aggregate number of shares of Common Stock subject to the Restricted Stock Awards held by such director or executive officer as of September 6, 2023, and the estimated value of such Restricted Stock Awards assuming such director or executive officer remains continuously employed with Fiesta or a subsidiary until the Effective Time.
Name	Number of Restricted Stock Awards That Have Not Vested	Estimated Value of Restricted Stock Awards
Dirk Montgomery	151,662	$1,289,127
Louis DiPietro	41,434	$352,189
Hope Diaz	32,974	$280,279
Tyler Yoesting	17,487	$ 148,639.50
Nicholas Daraviras	10,122	$86,037
Sherrill Kaplan	11,160	$94,860
Stacey Rauch	12,821	$108,978.50
Andrew Rechtschaffen	13,989	$118,906.50
Nicholas Paul Shepherd	10,122	$86,037
Nirmal K. Tripathy	22,545	$191,632.50
Paul E. Twohig	10,122	$86,037
Treatment of Restricted Stock Unit Awards
In connection with the completion of the Merger and subject to the terms of the Merger Agreement, each Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be deemed cancelled and extinguished and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash, without interest thereon, equal to the product obtained by multiplying (i) the number of shares of Common Stock subject to such Restricted Stock Unit Awards (determined at the target level of performance if subject to performance-based vesting) by (ii) $8.50 per share in cash, subject to tax withholding pursuant to the Merger Agreement.
The following sets forth, for each executive officer, the aggregate number of shares of Common Stock subject to Restricted Stock Unit Awards (assuming target performance) held by such executive officer as of September 6, 2023, and the estimated value of such Restricted Stock Unit Awards assuming such executive officer remains continuously employed with Fiesta or a subsidiary until the Effective Time.
Name	Number of Restricted Stock Unit Awards That Have Not Vested	Estimated Value of Restricted Stock Unit Award
Dirk Montgomery	141,732	$1,204,722
Louis DiPietro	42,164	$358,394
Hope Diaz	33,010	$280,585
Severance Protections
Each of Mr. Montgomery, Mr. DiPietro, Mr. Yoesting and Ms. Diaz is a party to an agreement that provides severance protections in the event of the executive officer’s termination of employment in certain circumstances. If the severance and other payments or benefits payable to the executive officers would be subject to the adverse tax consequences under Sections 280G and 4999 of the U.S. Internal Revenue Code, then such amounts will either be reduced so as to not trigger any excise tax for the executive officer or paid in full (whichever results in the executive officer’s receipt of the greatest amount of benefits on an after-tax basis).
Mr. Montgomery’s Agreement
On September 9, 2019, Fiesta and Mr. Montgomery entered into an agreement (the “Montgomery Agreement”), as amended on February 23, 2022, and April 13, 2023, which provides for severance payments by Fiesta upon termination of Mr. Montgomery’s employment by Fiesta without “Cause” (as defined below) for reasons other than death or “permanent and total disability,” or termination of employment with Fiesta by Mr. Montgomery for Good Reason (as defined below). The severance payments and benefits include (i) an amount equal to 1.5 times (or 2.0 times if his termination occurs within 12 months following a “change of control,” which includes the Merger) Mr. Montgomery’s annual base salary in effect prior to the date of termination of employment (ii) an amount equal to the pro rata portion of the aggregate bonus that Mr. Montgomery would have been entitled to receive in the fiscal year of the date of termination of employment, plus any earned but unpaid bonus for the year immediately preceding the year in which the termination occurs and (iii) to the extent Mr. Montgomery and his dependents elect coverage under Fiesta’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), COBRA premium payments of Mr. Montgomery and his dependents for a period of up to twelve (12) months after Mr. Montgomery’s termination of employment. The base salary-related severance is payable to Mr. Montgomery in a single lump sum cash payment within thirty (30) days of the termination date and the bonus-related amount is payable to him in a single lump sum cash payment on the date that bonuses are paid under Fiesta’s Executive Bonus Plan, but in no event later than March 15th of the calendar year following the calendar year in which his employment terminates. The severance payments are subject to Mr. Montgomery’s execution and non-revocation of a release of claims in favor of Fiesta. In addition, pursuant to the terms of an offer letter dated as of April 12, 2023, between Fiesta and Mr. Montgomery, he will be entitled to receive a guaranteed minimum bonus amount equal to 50% of his annual bonus target, to be paid on or before March 15, 2024, provided that he remains employed with Fiesta through December 31, 2023.
For purposes of the Montgomery Agreement, “Cause” means (i) Mr. Montgomery’s commission of any act or omission that would constitute a felony or any crime of moral turpitude under federal law or the law of the state or foreign law in which such action occurred, (ii) Mr. Montgomery’s dishonesty, disloyalty, fraud, embezzlement, theft, engagement of competitive activity, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of the duty of loyalty or a breach of fiduciary duties or other material duty to Fiesta and its subsidiaries, (iii) Mr. Montgomery’s continued reporting to work or working under the influence of alcohol, an illegal drug, an intoxicant or a controlled substance which renders Mr. Montgomery incapable of performing his material duties to the satisfaction of Fiesta and/or its subsidiaries, (iv) Mr. Montgomery’s failure to substantially perform his duties and/or responsibilities with respect to Fiesta and its subsidiaries, (v) Mr. Montgomery’s material breach of any of Fiesta’s or its subsidiaries’ policies or procedures, or (vi) willful damage by Mr. Montgomery to Fiesta’s or its subsidiaries’ assets.
In addition, the Montgomery Agreement defines “Good Reason” to include any of the following conditions arising without his consent, provided that he has first given written notice to Fiesta of the existence of the condition within 90 days of its first occurrence, and Fiesta has failed to remedy the condition within 30 days thereafter: (1) a material diminution in Mr. Montgomery’s base salary; (2) a material diminution in Mr. Montgomery’s authority, duties, or responsibilities; (3) relocation of Mr. Montgomery’s principal office more than 50 miles from its current location; or (4) any other action or inaction that constitutes a material breach by Fiesta of any terms or conditions of any agreement between Fiesta and Mr. Montgomery, which breach has not been caused by Mr. Montgomery.
Mr. DiPietro’s Agreement
Mr. DiPietro and Fiesta are parties to an agreement dated December 18, 2018, as amended on February 23, 2023 (the “DiPietro Agreement”), which provides for severance payments by Fiesta upon termination of Mr. DiPietro’s employment by Fiesta without “Cause” (as defined above for Mr. Montgomery) for reasons other than death or “permanent and total disability,” or termination of employment with Fiesta by Mr. DiPietro for Good Reason (as defined above for Mr. Montgomery). The severance payments include (i) an amount equal to one times Mr. DiPietro’s annual base salary in effect prior to the date of termination of employment (ii) an amount equal to the pro rata portion of the aggregate bonus that Mr. DiPietro would have been entitled to receive in the fiscal year of the date of termination of employment, plus any earned but unpaid bonus for the year immediately preceding the year in which the termination occurs, and (iii) to the extent Mr. DiPietro and his dependents elect coverage under Fiesta’s health insurance plan pursuant to COBRA, COBRA premium payments of Mr. DiPietro and his dependents for a period of up to twelve (12) months after Mr. DiPietro’s termination of employment. The base salary-related severance is payable to Mr. DiPietro in a single lump sum cash payment within thirty (30) days of the termination date and the bonus-related amount is payable to him in a single lump sum cash payment on the date that bonuses are paid under Fiesta’s Executive Bonus Plan, but in no event later than March 15th of the calendar year following the calendar year in which his employment terminates. The severance payments are subject to Mr. DiPietro’s execution and non-revocation of a release of claims in favor of Fiesta.
Ms. Diaz’s Agreements
Ms. Diaz and Fiesta are parties to an agreement dated August 6, 2019, as amended February 23, 2022, that is substantially identical to the DiPietro Agreement.
Ms. Diaz also is entitled to receive a $75,000 retention payment on January 1, 2024, subject to her continued employment through that date.
Mr. Yoesting’s Agreements
Mr. Yoesting and Fiesta are parties to an agreement executed on May 20, 2022, which provides for severance payments by Fiesta upon a termination of Mr. Yoesting’s employment by Fiesta without “Cause” (as defined above for Mr. Montgomery). The severance payments include (i) Mr. Yoesting is entitled to an amount equal to one-half of his highest annual base salary in effect prior to the date his employment is terminated and (ii) an amount equal to the pro rata portion of the aggregate bonus that Mr. Yoesting would have been entitled to receive in the fiscal year of the date of termination of employment, plus any earned but unpaid bonus for the year immediately preceding the year in which the termination occurs. The base salary-related severance is payable to Mr. Yoesting in a single lump sum cash payment within thirty (30) days of the termination date and the bonus-related amount is payable to him in a single lump sum cash payment on the date that bonuses are paid under Fiesta’s Executive Bonus Plan, but in no event later than March 15th of the calendar year following the calendar year in which his employment terminates. The severance payments are subject to Mr. Yoesting’s execution and non-revocation of a release of claims in favor of Fiesta.

In addition, in connection with his promotion, Mr. Yoesting was granted the right to receive a cash bonus of $100,000 in two installments of $50,000 each. The first installment was paid on July 30, 2023. The second installment is payable on March 15, 2024 (subject to certain conditions, including his continued employment through that date).
Deferred Compensation Plan
Certain named executive officers participate in the Fiesta Deferred Compensation Plan (the “Deferred Compensation Plan”) pursuant to which participants have elected to defer payment of a certain portion of their compensation. Notwithstanding each participant’s deferral election, upon a change in control (which the Merger will constitute), all participants are entitled to receive a lump sum payment of all amounts accumulated in their Deferred Compensation Plan account no later than five days following the effective time of the Merger. Assuming that the Merger is consummated on November 1, 2023, the named executive officers who participate in the Deferred Compensation Plan would be entitled to payments in an aggregate amount equal to $11,445.
Agreements with Parent Following the Merger
As of the date of this proxy statement, none of Fiesta’s executive officers has entered into any new agreement, arrangement or understanding with Parent or any of its affiliates regarding the terms and conditions of compensation, incentive pay or employment with Fiesta after the Merger. Although no agreements have been entered into at this time with any of Fiesta’s executive officers, prior to or following the completion of the Merger, they may enter into new agreements or amendments to existing employment agreements with Parent or one of its affiliates regarding their employment with Fiesta after the Merger.
Summary of Potential Transaction Payments to Named Executive Officers
The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger that Fiesta’s named executive officers could receive in connection with the Merger, as described more fully above the section entitled “The Merger — Interests of Fiesta’s Directors and Executive Officers in the Merger.” Such amounts have been calculated assuming (i) the Effective Time is November 1, 2023, which is the assumed date of Closing of the Merger solely for purposes of the disclosures in this section, (ii) a per share Merger Consideration amount equal to $8.50 per share of Common Stock, (iii) the annual base salary and annual target bonus opportunity for each of the named executive officers remain unchanged from the date hereof, (iv) the named executive officer’s employment is terminated without Cause as of the Effective Time, (v) none of the named executive officers receives any additional equity-based awards following the date hereof, (vi) the golden parachute rules under Section 280G of the Code do not limit the payments to any of the named executive officers pursuant to the “best net” provision described above, and (vii) each of the named executive officers has properly executed any required releases and complied with all requirements necessary in order to receive all payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the named executive officers, if any, may materially differ from the amounts set forth below.
Named Executive Officer Potential Merger-Related Compensation
Name	Cash(1)	Equity(2)	Perquisites and Benefits(3)	Total
Dirk Montgomery	$1,700,000	$2,493,849	$35,727	$4,229,576
Louis DiPietro	$620,500	$710,583	$20,699	$1,351,782
Tyler Yoesting	$170,000	$148,640	$0	$318,640
Hope Diaz	$487,500	$560,864	$10,959	$1,059,323
(1)
These double-trigger cash payments represent payments for severance under the applicable agreement as described above for each of the named executive officers, assuming a termination without Cause as of the Effective Time. The payments include the following amounts: (i) for Mr. Montgomery, two times his annual base salary, plus a prorated target annual bonus; (ii) for Mr. DiPietro and Ms. Diaz, one times their respective annual base salary, plus a prorated target annual bonus; and (iii) for Mr. Yoesting, one-half of his annual base salary, plus a prorated target annual bonus. Because Fiesta pays out bonuses in the first quarter of the year, the total amounts reflected do not include any earned but unpaid bonuses for the year preceding the year in which the termination occurs.

(2)
This single trigger payment represents the value of all unvested restricted stock that will vest and convert into a right to receive $8.50, in each case, at the Effective Time pursuant to the Merger Agreement.

(3)	This double trigger amount represents the value of the COBRA coverage for the applicable severance period.

Indemnification, Exculpation and Insurance
All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses in favor of Fiesta Indemnified Parties (as defined in the section entitled “The Merger Agreement — Structure of the Merger; Certificate of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation” beginning on page 60), as provided in the organizational documents of Fiesta or its subsidiaries existing as of August 6, 2023 or any indemnification agreements existing as of August 6, 2023, and made available to Parent will survive the Merger for a period of six years after the Effective Time. From and after the Effective Time, Parent will ensure the Surviving Corporation honors these obligations.
Fiesta will, or, if Fiesta is unable to, Parent will or will cause the Surviving Corporation to, obtain and fully pay the premium for a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six years from and after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed by the Fiesta Indemnified Parties, at or prior to the Effective Time, provided, that Parent or the Surviving Corporation will not be required to pay for such insurance program more than an amount per year equal to 300% of the current premiums paid by Fiesta for such program (“Current Premiums”) and if such premiums for such insurance would at any time exceed 300% of the Current Premiums of such insurance programs, then Parent or the Surviving Corporation will cause to be maintained policies of insurance that, in Parent’s or the Surviving Corporation’s good faith judgement, provide the maximum coverage available at an annual premium equal to 300% of the Current Premiums.
For more information, please see the section entitled “The Merger Agreement — Indemnification, Exculpation and Insurance” beginning on page 71.
U.S. Federal Income Tax Considerations
The following discussion summarizes certain U.S. federal income tax considerations relating to the Merger for U.S. holders and non-U.S. holders (each as defined below) of Common Stock who hold their stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” This summary is based on the Code, the U.S. Treasury Department regulations issued under the Code (which we refer to as the “Treasury Regulations”) and administrative rulings and court decisions, each in effect as of the date of this proxy statement and all of which are subject to change at any time, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.
This summary is not binding on the Internal Revenue Service (which we refer to as the “IRS”) or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the Merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “non-U.S. holder” means a beneficial owner of Common Stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
This summary is not a complete description of all of the U.S. federal income tax considerations relating to the Merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Common Stock who are subject to special treatment under U.S. federal income tax law including, for example, partnerships (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and partners therein, “controlled foreign corporations” or “passive foreign investment companies,” financial institutions, dealers in securities, insurance companies, tax-exempt entities (including private foundations), mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, non-U.S.

holders that hold, directly or constructively (or that held, directly or constructively, at any time during the five-year period ending on the date of the Merger), five percent or more of the outstanding Common Stock, tax-exempt investors, S corporations, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former citizens or long-term residents of the United States, holders who acquired Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders who hold Common Stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment, and persons subject to the U.S. alternative minimum tax. Also, this summary does not address U.S. federal income tax considerations applicable to a holder of Common Stock who exercises appraisal rights under DGCL. In addition, no information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example, the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any state, local, or non-U.S. tax laws that may be applicable to a holder. This summary does not address the tax consequences of any transaction other than the Merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in such a partnership generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Common Stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the Merger to their specific circumstances.
The tax consequences of the Merger will depend on a holder’s specific situation. Holders of Common Stock should consult their tax advisor as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Tax Consequences to U.S. holders
The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor.
If a U.S. holder acquired shares of Common Stock by purchasing them, the U.S. holder’s adjusted tax basis in its shares will generally equal the amount the U.S. holder paid for the relevant shares. If a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.
Tax Consequences to Non-U.S. holders
Payments made to a non-U.S. holder in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such shares of Common Stock is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States) in which case such gain will generally be subject to U.S. federal income tax at rates applicable to U.S. holders and, if such non-U.S. holder is a corporation, such gain may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate);

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more (which days need not be consecutive) in the taxable year that includes the Merger and certain other conditions are met, in which case the gain, if any, on such shares of Common Stock will generally be subject to tax at a flat rate of 30% (or lower applicable treaty rate); or

•	the Company is or has been a “U.S. real property holding corporation” within the meaning of section 897(c)(2) of the Code at any time during the shorter of the five-year period preceding the

Merger or the period that the non-U.S. holder held Common Stock, the Non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Common Stock and certain other conditions are satisfied. We believe that we are not and have not been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Merger.
Information Reporting and Backup Withholding
Payments of cash to a U.S. holder of Common Stock pursuant to the Merger may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations) are exempt from backup withholding.
To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should return a properly completed and executed IRS Form W-9 included with the letter of transmittal, certifying that such holder is a United States person, that the taxpayer identification number provided in the IRS Form W-9 is correct, and that such holder is not subject to backup withholding. Non-U.S. holders should submit a properly completed and executed applicable IRS Form W-8, which may be obtained at www.irs.gov, in order to avoid backup withholding. Such holders should consult their tax advisors to determine which IRS Form W-8 is appropriate.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. Non-U.S. holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding.
The discussion set forth above is included for general information purposes only and is not a complete analysis or discussion of all potential tax considerations relevant to holders of Common Stock. Holders of Common Stock are strongly urged to consult their tax advisors with respect to the tax consequences of the Merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Litigation Related to the Merger
As of the date of this proxy statement, no stockholder litigation related to the Merger Agreement has been brought against Fiesta or any members of the Board.
Regulatory Approvals
The completion of the Merger is subject to:
•	any applicable waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger having expired or been terminated; and
•
(i) no governmental authority having jurisdiction over the parties has issued any order or other action that is in effect restraining, enjoining or otherwise prohibiting the consummation of the Merger and (ii) no law has been adopted that makes illegal or otherwise prohibits the consummation of the Merger.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division and the FTC and statutory waiting period requirements have been satisfied. On August 16, 2023, Fiesta filed its Notification and Report Forms with the Antitrust Division and the FTC. The waiting period under the HSR Act is expected to expire on September 15, 2023, unless earlier terminated or extended by the FTC or Antitrust Division. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.
Required Vote of Stockholders
Approval of the Merger Proposal is a condition to completion of the Merger.

The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Advisory Compensation Proposal or the Adjournment Proposal. Accordingly, a Fiesta stockholder may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Adjournment Proposal, and vice versa.
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. A failure to vote (including a failure to instruct your bank, broker, trust or other nominee to vote) or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.
Pursuant to voting agreements, (i) BEI-Longhorn (which beneficially owned approximately 20.1% of the outstanding shares of Common Stock as of September 6, 2023) has agreed, subject to the terms and conditions thereof, to vote all shares of Common Stock held by BEI-Longhorn as of such date in favor of the Merger Proposal at the Special Meeting and (ii) AREX Management (which beneficially owned approximately 9.73% of the outstanding shares of Common Stock as of September 6, 2023) has agreed, subject to the terms and conditions thereof, to vote all shares of Common Stock held by AREX Management as of such date in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the voting agreements, please see the section entitled “The Voting Agreements” beginning on page 78.
The Board, after due and careful discussion and consideration and acting upon the recommendation of the Special Committee, unanimously (i) determined that the Merger Agreement, the Merger and the Transactions are advisable and fair to, and in the best interests of, Fiesta and Fiesta stockholders, (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the Transactions and (iii) resolved to recommend that Fiesta stockholders vote in favor of the adoption of the Merger Agreement, the Merger and the Transactions.
THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

THE MERGER AGREEMENT
Below is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete, may not contain all of the information about the Merger Agreement that is important to you, and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. We encourage you to carefully read the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Fiesta or modify or supplement any factual disclosures about Fiesta in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to Fiesta. The Merger Agreement contains representations and warranties by, and covenants of, Fiesta, Parent and Merger Sub that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being modified and qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to contractual standards of materiality or material adverse effect qualifications applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Fiesta’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Fiesta, Parent and Merger Sub.
Additional information about Fiesta may be found elsewhere in this proxy statement and Fiesta’s other public filings. Please see the section entitled “Where You Can Find More Information” beginning on page 89.
Structure of the Merger; Certificate of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation
At the Effective Time, Merger Sub will merge with and into Fiesta and the separate corporate existence of Merger Sub will cease. Fiesta will be the Surviving Corporation in the Merger and will continue its corporate existence as a wholly owned subsidiary of Parent. At the Effective Time, all of the property, rights, privileges, powers and franchises of Fiesta and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of Fiesta and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”). At the Effective Time, the Certificate of Incorporation and Bylaws of Fiesta will be amended and restated as a result of the Merger in the forms attached to the Merger Agreement as Exhibit A and Exhibit B thereto (which such forms include provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to any person who is, or prior to the Effective Time becomes, or has been at any time prior to the date of the Merger Agreement, a director or officer of Fiesta or any of its predecessors (in each case, when acting in such capacity), which collectively, are referred to as the “Fiesta Indemnified Parties,” with respect to actions or omissions occurring at or prior to the Effective Time as those contained in the Certificate of Incorporation and Bylaws as of August 6, 2023, or any indemnification or other similar agreements in effect as of August 6, 2023 that were made available to Parent).
Subject to applicable law, the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Fiesta immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

When the Merger Becomes Effective; Closing and Effective Time
The Closing of the Merger will take place on the Closing Date. On the Closing Date, the parties will cause a certificate of merger with regard to the Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and DLLCA. The Merger will become effective at such time as such certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as will be agreed to by Fiesta and Parent and specified in such certificate of merger.
Effect of the Merger on the Common Stock
As of the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (a) shares owned (or held in treasury) by Fiesta, (b) shares owned by Parent or Merger Sub (or any of their respective affiliates) and (c) shares for which a holder properly perfects its appraisal rights under the DGCL) will be cancelled and automatically converted into the right to receive the Merger Consideration, subject to any applicable withholding taxes.
As of the Effective Time, each share of Common Stock owned or held in treasury by Fiesta or owned by Parent or Merger Sub (or any of their respective affiliates) immediately prior to the Effective Time will be automatically cancelled and retired and will not be entitled to receive the Merger Consideration.
Shares of Common Stock issued and outstanding immediately prior to the Effective Time with respect to which a Fiesta stockholder did not vote in favor of the adoption of the Merger Agreement (or consent thereto in writing) and is entitled to appraisal and has properly exercised appraisal rights and who does not thereafter fail to perfect, effectively withdraw, or otherwise lose such stockholder’s right to appraisal in accordance with Section 262, will not be converted into the right to receive the Merger Consideration, but instead at the Effective Time will be cancelled and converted into the right to receive payment of such amounts as are payable in accordance with Section 262.
As of the Effective Time, each unit of Merger Sub’s membership interests issued and outstanding will be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.
Withholding Rights
Each of Parent, Merger Sub, the Surviving Corporation and the exchange agent for the Merger Consideration will be entitled to deduct and withhold from the amounts that would otherwise be payable under the terms of the Merger Agreement any amounts that may be required to be deducted or withheld with respect to the making of such payment under any applicable tax law, and any amounts so deducted or withheld and that, if required, are paid over to the applicable governmental entity will be treated as having been paid to the person in respect of which such deduction or withholding was made.
Treatment of Fiesta Incentive Awards
Treatment of Restricted Stock Awards
At the Effective Time, each Restricted Stock Award that is outstanding as of immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested and the restrictions with respect thereto will lapse, will be automatically cancelled and converted into the right to receive the per share Merger Consideration in cash in accordance with the terms of the Merger Agreement, subject to tax withholding.
Treatment of Restricted Stock Unit Awards
At the Effective Time, each Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time, by virtue of the Merger, whether vested or unvested, will be deemed cancelled and extinguished and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, the Restricted Stock Unit Award Payment, subject to tax withholding.
Payment for Common Stock in the Merger
Prior to the Effective Time, Parent will appoint Equiniti Trust Company, LLC as the exchange agent. At or prior to the Effective Time, Parent will deposit with, or will cause to be deposited to, the exchange agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to the Merger Agreement.

Within three business days after the Effective Time, Parent will send, or will cause the exchange agent to send, to each record holder of shares of Common Stock holding certificates (each, a “Certificate”) at the Effective Time whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal and instructions for use in such exchange. Upon surrender of a Certificate (or effective affidavit of loss in lieu thereof) to the exchange agent together with the letter of transmittal, duly completed and validly executed, the holder of such Certificate will be entitled to receive the Merger Consideration (less applicable withholding taxes) in exchange for each share of Common Stock formerly represented by the Certificate. No interest will be paid or will accrue on the cash payable upon the surrender or transfer of such Certificate.
Promptly after the Effective Time, the exchange agent will issue and send a check or wire transfer for the amount of cash equal to the Merger Consideration to each holder of book-entry shares that immediately prior to the Effective Time represented shares of Common Stock that were converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, and the book-entry shares will be automatically cancelled, and without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the exchange agent. No interest will be paid or accrued on the cash payable in respect of any book-entry share.
Representations and Warranties
The Merger Agreement contains representations and warranties of Fiesta, Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” qualification with respect to Fiesta or a “Parent Material Adverse Effect” qualification with respect to Parent and Merger Sub. For purposes of the Merger Agreement, a “Company Material Adverse Effect” with respect to Fiesta means any change, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, (a) has a material adverse effect on the condition (financial or otherwise), business or results of operations of Fiesta and its subsidiaries, taken as a whole, or (b) prevents or materially delays the consummation of the Merger on the terms contained in the Merger Agreement; provided, however, that, in the case of (a), “Company Material Adverse Effect” will not be deemed to include the impact of:
(i).	conditions (or changes therein) generally affecting the industry or industries in which Fiesta operates (including the restaurant industry);
(ii).
general legal, tax, economic, political or regulatory conditions (or changes therein), including any changes affecting financial, credit, commodity (including oil), produce, livestock or capital market conditions;

(iii).	any generally applicable change in applicable law or GAAP or judicial, regulatory or other interpretation of any of the foregoing by governmental authorities after the date of the Merger Agreement;
(iv).
the taking of any actions that are expressly required by the Merger Agreement to be taken, or the failure to take any action that is expressly prohibited by the Merger Agreement to be taken, at the written request or with the written consent of Parent or Merger Sub;

(v).
any effect attributable to the execution, announcement, pendency or consummation of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, including as a result of the identity of Parent;

(vi).	declines in Common Stock price or the trading volume of the shares of Common Stock on Nasdaq or any other market on which such securities are quoted for purchase and sale, in and of itself;
(vii).
any failure by Fiesta to meet any published analyst estimates or expectations of Fiesta’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Fiesta to meet its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself; or

(viii).
conditions arising out of acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, pandemics (including COVID-19 and any associated COVID-19 measures) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Merger Agreement unless such effects, in the case of effects resulting from COVID-19 and associated COVID-19 measures, result from any material failure by Fiesta or its subsidiaries to comply with any compulsory COVID-19 measures applicable to Fiesta or any of its subsidiaries.

However, (A) with respect to the matters described in (i), (ii), and (iii), above, such impact will be taken into account to the extent that such effects disproportionately have an adverse impact on Fiesta relative to other persons operating in the industries in which Fiesta and its subsidiaries operate; (B) matters described in (iv) and (v) do not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of the Merger Agreement or the pendency or consummation of the Transactions; and (C) with respect to matters described in (vi) and (vii), it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account.
For the purpose of the Merger Agreement, a “Parent Material Adverse Effect” with respect to Parent and Merger Sub means any change, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, prevents or materially delays the consummation of the Merger or materially impairs or materially delays the ability of Parent or Merger Sub to perform their respective obligations under the Merger Agreement.
Subject to certain exceptions in the Merger Agreement, the company disclosure schedules and certain of Fiesta’s public filings with the SEC filed or furnished on or prior to August 3, 2023, the Merger Agreement contains representations and warranties of Fiesta as to, among other things:
•	organization and good standing;
•	corporate authorization;
•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement;
•	capitalization;
•	forms, reports, schedules, statements and financial statements of Fiesta required by the SEC;
•	establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;
•
absence of certain events or changes in the businesses of Fiesta and its subsidiaries, including that there has not been a Company Material Adverse Effect, from January 1, 2023, through the date of the Merger Agreement;

•	absence of undisclosed liabilities;
•	certain details with respect to litigation against Fiesta, its subsidiaries, any executive officer, director or employee of Fiesta;
•	compliance with applicable laws (including the anticorruption laws and trade control laws) and possession of permits necessary for the lawful operation of Fiesta and its subsidiaries’ businesses;
•	certain details pertaining to Fiesta’s and its subsidiaries’ material contracts;
•	certain details pertaining to Fiesta’s and its subsidiaries’ tax returns, filings and other tax matters;
•	certain details with respect to Fiesta’s employee benefit plans, employee relations and labor matters;
•	insurance;
•	compliance with applicable environmental laws and certain details with respect to other environmental matters;
•	certain details pertaining to Fiesta’s and its subsidiaries’ intellectual property;
•	certain details pertaining to the real estate owned or leased by Fiesta or its subsidiaries;
•	certain details pertaining to Fiesta’s and its subsidiaries’ franchise matters;
•	15 largest suppliers or vendors of Fiesta and its subsidiaries;
•	certain details pertaining to Fiesta’s and its subsidiaries’ data privacy and security matters;
•	interested party transactions;
•	absence of broker’s fees;

•	opinions of Fiesta’s financial advisor;
•	accuracy and completion of the information supplied by Fiesta for inclusion in this proxy statement;
•	certain actions in respect of potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Certificate of Incorporation or Bylaws;
•	compliance with applicable food safety laws and certain details with respect to other food safety matters; and
•	possession of liquor licenses necessary for the lawful operation of Fiesta and its subsidiaries’ businesses.
Subject to certain exceptions in the Merger Agreement, the Merger Agreement also contains representations and warranties of Parent and Merger Sub as to, among other things:
•	organization and good standing;
•	authorization, and consents and approvals relating to the execution, delivery and performance of the Merger Agreement;
•	ownership, business and operations of Merger Sub;
•	absence of litigation against Parent or its subsidiaries;
•	sufficiency of funds necessary to consummate the transaction;
•	solvency of the Surviving Corporation;
•	absence of agreements between Parent, Merger Sub or the sponsor on the one hand, and directors or officers of Fiesta or beneficial owners of over 5% of Common Stock, on the other hand;
•	absence of ownership of Common Stock by Parent, Merger Sub or any affiliates or subsidiaries of Parent as of the date of the Merger Agreement;
•	absence of broker’s fees;
•	accuracy and completion of the information supplied by Parent and Merger Sub for inclusion in this proxy statement; and
•	disclaimer of reliance on representations and warranties of Fiesta.
Conduct of Business Pending the Merger
The Merger Agreement provides that, during the period commencing on August 6, 2023, and ending on the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, except (a) as set forth in the company disclosure schedule, (b) as expressly required pursuant to or expressly permitted by the Merger Agreement, (c) as required by applicable law or (d) as consented to in writing in advance by Parent, Fiesta will (i) conduct its respective businesses in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to preserve materially intact its respective business organizations, and to preserve in all material respects the relationships of Fiesta and its subsidiaries with their employees, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having business dealings with Fiesta and its subsidiaries, (iii) use commercially reasonable efforts to keep and maintain the assets and properties Fiesta and its subsidiaries in accordance with past practice, normal wear and tear excepted, and (iv) comply in all material respects with applicable law.
Further, the Merger Agreement also provides that, from August 6, 2023, through the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, except (a) as set forth in the company disclosure schedule, (b) as expressly required pursuant to or expressly permitted by the Merger Agreement, (c) as required by applicable law or (d) as consented to in writing in advance by Parent (which consent will not be unreasonably withheld, delayed or conditioned), Fiesta will not, and will not permit its subsidiaries to, among other things:
(i).	amend their organizational documents;
(ii).	(a) make a distribution or dividend, except a distribution by any of Fiesta’s subsidiaries to Fiesta or another subsidiary; (b) enter into a voting agreement or any agreement with respect to any capital stock of Fiesta or any equity interests of its subsidiaries; (c) adjust, recapitalize, combine, split, subdivide or reclassify any company securities; (d) issue or authorize the issuance of any other securities in respect of any company securities; or (e) purchase, redeem or otherwise acquire any company securities, except for acquisitions of shares of Common Stock by Fiesta as required by the terms of the Restricted Stock Awards, Restricted Stock Unit Awards and any other equity or equity-based award (whether vested or unvested) denominated in shares of Common Stock in effect and outstanding as of the date of the Merger Agreement;
(iii).
issue, deliver, sell, grant, pledge, transfer, subject to any lien or otherwise dispose of any company securities, other than (a) the issuance of shares of Common Stock upon the settlement of Restricted Stock Awards, (b) the issuance of shares of the Common Stock in accordance with treatment of Restricted Stock Unit Award pursuant to the Merger Agreement, or (c) the amendment of any term of any company security of any subsidiary of Fiesta;

(iv).	adopt or authorize complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to Fiesta or its subsidiaries;
(v).
except as required by law or the terms of any Fiesta benefit plan in effect as of August 6, 2023: (a) increase the compensation or other benefits payable to employees with annual base compensation over $150,000; (b) grant any employee any increase in severance or termination pay; (c) enter into any employment, consulting, severance or termination agreement with any employee with annual base compensation over $150,000; (d) establish, adopt, amend, modify, terminate or enter into any collective bargaining agreements or Fiesta’s benefit plan; (e) accelerate any rights or benefits under any Fiesta benefit plan; or (f) hire or terminate (other than for cause) any employee with annual base compensation over $150,000;

(vi).
waive or release any restrictive covenant obligations, including but not limited to, non-competition, non-solicitation, non-disclosure, non-interference or non-disparagement, of any current or former employee;

(vii).
sell or acquire (a) any real property, (b) any business or capital stock or other securities of or all or substantially all of the assets of any person or division thereof, (c) any material amount of assets, securities, properties (other than real property), or interests for consideration in excess of $750,000 in the aggregate, or (d) any assets, securities, properties (other than real property) or interests to or from any franchisee of Fiesta;

(viii).	enter into any joint venture;
(ix).	encumber or subject to any lien any assets of Fiesta or any of its subsidiaries;
(x).
(a) enter into any new line of business outside the existing business of Fiesta or any of its subsidiaries; (b) increase the price of food, beverage or other goods sold by Fiesta or any of its subsidiaries by more than 3%, individually or in the aggregate; or (c) adopt any system or strategy of preparing food outside of store locations;

(xi).
agree to any exclusivity, non-competition or similar provision or covenant restricting Fiesta or any of its subsidiaries or any of their respective affiliates, from competing in any line of business or with any person or in any area;

(xii).	enter into or adopt any “poison pill” or similar stockholder rights plan, in each case, applicable to the Merger;
(xiii).
make any material change to any of the accounting methods, principles or practices used by Fiesta, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;

(xiv).
(a) incur or assume any long-term or short-term indebtedness over $250,000, other than borrowings under Fiesta’s existing credit facility in the ordinary course of business for working capital purposes; (b) assume, guarantee, or endorse the material obligations of any other person for borrowed money;

(c) make any loans, advances or capital contributions to, or investments in, any other person in a material amount; (d) cancel any material indebtedness or waive any claims or rights of substantial value; or (e) amend the terms of any indebtedness existing as of August 6, 2023;
(xv).
(a) make (other than in the ordinary course of business), change, or revoke any material tax election; (b) file any amended income or other material tax return; (c) change any annual tax accounting period; (d) adopt or change any method or practice of tax accounting; (e) enter into any “closing agreement” (within the meaning of section 7121 of the Code) (or similar agreement), tax sharing agreement or tax indemnity agreement; (f) settle, compromise, concede or abandon any tax contest or tax claim, audit or assessment with respect to a material amount of taxes; (g) fail to pay any material taxes as they become due and payable; (h) surrender any right to claim a material tax refund; or (i) consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

(xvi).
make any capital expenditures over $200,000 individually or $1,500,000 in the aggregate, in each case, in accordance with the line items set forth in the capital expenditures budget for Fiesta made available to Parent;

(xvii).
other than with respect to shareholder litigation made in connection with the Merger, settle any proceeding made by or pending against Fiesta or any of its subsidiaries, or any of its or their respective officers and directors in their capacities as such, other than the settlement of proceedings in the ordinary course of business consistent with past practice that do not (a) require payment by Fiesta or any of its subsidiaries over $200,000 individually or $600,000 in the aggregate or (b) include any obligation (other than the payment of money) to be performed, or the admission of wrongdoing, by Fiesta or any of its subsidiaries or any of their respective officers or directors;

(xviii).
modify, amend, waive, or fail to enforce, in each case in any material respect, or assign to any third party, replace or release, settle or compromise any material claim, liability or obligation under, or terminate any of the following contracts, or enter into a contract that would constitute any of the following contracts if entered into before August 6, 2023 (other than a franchise contract in the ordinary course that is substantially on Fiesta’s standard form): (a) material contracts; (b) real property lease agreements; or (c) franchise agreement other than an extension for time or temporary and short-term modifications of royalty payments in the ordinary course of business consistent with past practice;

(xix).
sell, assign, lease, license, sublicense, terminate, abandon, waive, allow to lapse or otherwise transfer or dispose of, create or incur any lien (other than permitted liens) on, or grant any interest in or rights with respect to, any intellectual property (except for non-exclusive licenses (a) contained in franchise or development contracts or similar contracts with Fiesta’s franchisees entered into in the ordinary course of business and that conform in all material respects with Fiesta’s or its applicable subsidiary’s standard form of such contracts as of the date of the Merger Agreement or (b) granted by Fiesta or any of its subsidiaries to vendors, suppliers and contractors solely to perform services for Fiesta or any of its subsidiaries);

(xx).	disclose to any person any confidential information or trade secrets, other than pursuant to a non-disclosure agreement;
(xxi).	implement any employee layoffs that would trigger the Worker Adjustment and Retraining Notification Act of 1988; or
(xxii).	authorize, commit or agree to take any of the foregoing actions.

Other Covenants and Agreements
Go-Shop
From August 6, 2023, until the No-Shop Period Start Date, Fiesta and its affiliates and their respective representatives will have the right to, directly or indirectly:
•
solicit or take any action to facilitate or encourage the submission of any Acquisition Proposal (as defined below), including by furnishing any nonpublic information relating to Fiesta or any of its subsidiaries (other than to the extent relating to Parent, Merger Sub or any designees of Parent or Merger Sub) or affording access to the business, properties, assets, books or records of Fiesta or any of its subsidiaries, in each case, pursuant to an acceptable confidentiality agreement; provided that, to the extent that any material nonpublic information relating to Fiesta or its subsidiaries is provided to any third party or any third party is given material access that was not previously provided to or made available to Parent, such material nonpublic information is provided or made available to Parent substantially concurrently with the time it is provided to such third party; and

•
enter into and maintain or continue discussions or negotiations with respect to potential Acquisition Proposals or otherwise cooperate with, assist or participate in, or facilitate, any such inquiries, proposals, discussions or negotiations.

As promptly as reasonably practicable, and in any event within one business day following the No-Shop Period Start Date, Fiesta will deliver to Parent a written notice setting forth (x) the identity of each person, group of persons or other group that includes any person or group of persons from whom Fiesta or any of its representatives has received an Acquisition Proposal prior to the No-Shop Period Start Date and (y) the material terms and conditions thereof (along with unredacted copies of all proposed transaction agreements and other documents received by Fiesta or any of its representatives in connection with such Acquisition Proposal).
Following the No-Shop Period Start Date (except if a proposal is received from an Excluded Party which constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) (such determination to be made no later than two business days after the No-Shop Period Start Date) prior to the Cut-Off Date), Fiesta may not authorize or permit any of its representatives to solicit, initiate or take any action to knowingly facilitate or encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that could reasonably be expected to lead to, an Acquisition Proposal.
Under the Merger Agreement, an “Acquisition Proposal” means any inquiry, offer, proposal or indication of interest from any third party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any third party, directly or indirectly, of 20% or more of any class of outstanding equity or voting securities of Fiesta or any of its subsidiaries (or securities convertible into or exchangeable for 20% or more of any class of equity or voting securities of Fiesta or any of its subsidiaries), or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any third party beneficially owning 20% or more of any class of outstanding equity or voting securities of Fiesta or any of its subsidiaries (or securities convertible into or exchangeable for 20% or more of any class of equity or voting securities of Fiesta or any of its subsidiaries), (ii) any merger, amalgamation, consolidation, share exchange, business combination, asset sale, joint venture or other similar transaction involving Fiesta or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Fiesta and its subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated assets of Fiesta and its subsidiaries (measured by the fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant transaction involving Fiesta or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Fiesta and its subsidiaries, taken as a whole.
Under the Merger Agreement, a “Superior Proposal” means any bona fide written Acquisition Proposal that did not result from a breach (other than a de minimis breach) of the Merger Agreement on terms that the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel), taking into account all relevant factors (including the terms and conditions of such Acquisition Proposal (including conditionality, timing or certainty of financing, any legal, regulatory, financial and financing aspects of such proposal) and of the Merger Agreement and such other factors as the Board (or the Special Committee) considers in good faith to be appropriate (including any adjustment to the terms and conditions of the Merger Agreement proposed by Parent in response to such proposal in accordance with the Merger Agreement and the person making the proposal)), (i) is reasonably likely to be consummated in accordance with its terms and (ii) which, if consummated, would result in a transaction that is more favorable to Fiesta stockholders from a financial point of view than the Merger; provided, however, that for purposes of the definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” will be deemed to be references to “more than 50%.”
Non-Solicitation; Takeover Proposals
Except as otherwise expressly permitted by the Merger Agreement, from the No-Shop Period Start Date until the earlier to occur of the Effective Time or the termination of the Merger Agreement, (i) Fiesta will, and will cause its subsidiaries to, and will direct Fiesta’s and its subsidiaries’ representatives to, immediately cease and terminate any existing solicitation, encouragement, discussion or negotiation with any third party, up to such time conducted by Fiesta, its subsidiaries or their respective representatives with respect to an Acquisition Proposal and Fiesta will immediately terminate any electronic “data room” or similar access previously granted to any third party and request that all nonpublic information previously provided by or on behalf of Fiesta or any of its subsidiaries to any such third party be returned or destroyed in accordance with the applicable confidentiality agreement, and (ii) Fiesta will not, will not permit any of its subsidiaries and any of its representatives or any of its subsidiaries’ representatives to, directly or indirectly:
•
solicit, initiate or take any action to knowingly facilitate or encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that could reasonably be expected to lead to, an Acquisition Proposal;

•
enter into, engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding an Acquisition Proposal, or furnish to any third party information or data or provide to any third party access to the businesses, properties, assets, books or records or personnel of Fiesta or any of its subsidiaries, or otherwise cooperate with any third party, in each case, in connection with, or for the purpose of encouraging or facilitating, an Acquisition Proposal;

•
approve, endorse, recommend, or execute or enter into any agreement, arrangement or understanding, including any agreement in principle, letter of intent, memorandum of understanding, term sheet, merger agreement, acquisition agreement, option agreement, share exchange agreement, expense reimbursement agreement, joint venture agreement, partnership agreement or similar agreement, providing for, or that could reasonably be expected to lead to, an Acquisition Proposal or enter into any agreement, contract or commitment requiring Fiesta to abandon, terminate, breach or fail to consummate the transactions contemplated by the Merger Agreement;

•	change its recommendation with respect to the Merger;
•
grant any waiver or release under or fail to enforce any standstill, confidentiality or similar agreement of Fiesta or any of its subsidiaries (other than to permit such party to make an Acquisition Proposal); or

•	resolve, propose or agree to do any of the foregoing.
Receipt of Company Takeover Proposal
If, at any time after September 5, 2023 (other than from an Excluded Party) that did not result from a breach (other than a de minimis breach) of the Merger Agreement, but prior to the Stockholder Approval, Fiesta receives an unsolicited written Acquisition Proposal from a third party and the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then Fiesta may, directly or indirectly through its representatives:
•
furnish information and data with respect to Fiesta and its subsidiaries to the third party making such Acquisition Proposal and afford such third party access to the businesses, properties, assets and personnel of Fiesta and its subsidiaries; and

•
enter into, maintain and participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or participate in, or facilitate, any such discussions or negotiations (including by entering into a confidentiality agreement with such third party for the purpose of receiving nonpublic information relating to such third party’s business); provided, however, that Fiesta will not, and will not permit its subsidiaries or its or their representatives to, furnish any nonpublic information except pursuant to an acceptable confidentiality agreement; provided further that, to the extent that any material nonpublic information relating to Fiesta or its subsidiaries is provided to any third party or any third party is given material access that was not previously provided to or made available to Parent, such material nonpublic information is provided or made available to Parent substantially concurrently with the time it is provided to such third party.
Notice of Company Takeover Proposal
From the No-Shop Period Start Date until the earlier to occur of the Effective Time or the termination of the Merger Agreement, Fiesta must as promptly as reasonably practicable (and in any event no later than 24 hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received from a third party, or any nonpublic information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Fiesta, any of Fiesta’s subsidiaries or any of Fiesta’s representatives, in each case by a third party for the purpose of making an Acquisition Proposal or seeking to initiate discussions or negotiations concerning an Acquisition Proposal or any amendment or modification to the material terms of any Acquisition Proposal, which notification must include (i) the material terms and conditions of such Acquisition Proposal or information request (including unredacted copies of any written inquiries, proposals, offers, requests or draft agreements or any amendment or modifications thereto), (ii) the identity of the third party making such Acquisition Proposal or information request (unless Fiesta is prohibited from disclosing such identity pursuant to a contractual obligation with such third party existing as of the date of the Merger Agreement, in which case Fiesta will use commercially reasonable efforts to obtain the consent of such third party, and absent such consent, Fiesta will inform Parent and provide such information about such third party as may be reasonably requested by Parent to the extent not in violation of such contractual obligation); and (iii) whether Fiesta has any intention to provide confidential information to such person. In addition, Fiesta must keep Parent reasonably informed on a reasonably prompt basis (but in no event less often than once every 48 hours) of the status and any material developments and the material terms and conditions (along with (subject to the foregoing clause (ii)) unredacted copies of all proposed transaction agreements and other documents provided in connection therewith) with respect to such Acquisition Proposal or information request (including (subject to the foregoing clause (ii)) unredacted copies of any written inquiries, proposals, offers, requests or draft agreements or any amendment or modifications thereto).
Fiesta Recommendation; Adverse Recommendation Change; Fiduciary Exception
As described above, and subject to the provisions described below, the Board, acting upon the recommendation of the Special Committee, has unanimously made the recommendation that Fiesta stockholders vote “FOR” the proposal to approve the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including, without limitation, the Merger, which unanimous recommendation we refer to as the “Board Recommendation.” The Merger Agreement provides that the Board will not effect an “Adverse Recommendation Change” (as defined below) except as described below.
Under the Merger Agreement, an “Adverse Recommendation Change” includes the following actions by the Board (including the Special Committee), Fiesta or its subsidiaries or any of their respective representatives, to: (i) change, qualify, fail to make, withdraw, amend or modify, authorize or resolve or publicly announce its intention to change, qualify, fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner reasonably expected to be adverse to the Transactions, Parent or Merger Sub or the Board Recommendation, (ii) adopt, approve, endorse or recommend, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend, an Acquisition Proposal or Superior Proposal or take any action or make any statement inconsistent with the Board Recommendation, (iii) fail to recommend against acceptance of any third party tender offer or exchange offer for the shares of Common Stock within ten business days after commencement of such offer by filing a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act, (iv) adopt, approve, endorse or recommend, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend, any acquisition agreement in connection with an Acquisition Proposal, (v) fail to include the Board Recommendation in this proxy statement, (vi) fail to publicly reaffirm the Board Recommendation within five business days (or, if earlier, at least two business days prior to the Special Meeting) of Parent’s written request to do so following the public announcement of any Acquisition Proposal or the date any material modification thereto is made; or (vii) publicly propose or agree to any of the foregoing.
The Board may, prior to receipt of Stockholder Approval (but not after), if the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, but only after affording the Parent the match right (described below) pursuant to the Merger Agreement, do the following:
•
make an Adverse Recommendation Change with respect to a Superior Proposal or Intervening Event (as defined below), as applicable if: (A) Fiesta has received a written Acquisition Proposal that the Board (acting on the recommendation of the Special Committee) or the Special Committee has concluded in good faith (after consultation with its financial advisors and outside legal counsel) is a Superior Proposal or (B) the Board (acting on the recommendation of the Special Committee) or the Special Committee has concluded in good faith (after consultation with its financial advisors and outside legal counsel) is an Intervening Event; or

•
(i) terminate the Merger Agreement pursuant to its terms in order to substantially simultaneously enter into a written definitive agreement for such Superior Proposal, in response to a bona fide offer, inquiry, proposal or indication of interest with respect to a written Acquisition Proposal that did not result from a breach (other than a de minimis breach) of the Merger Agreement and that the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal; or (ii) make an Adverse Recommendation Change if any fact, event, change, development or circumstances not known (or reasonably foreseeable) by the Board or the Special Committee as of the date of the Merger Agreement, which fact, event, change, development or circumstances materially improves the business, assets, operations or prospects of Fiesta and its subsidiaries, taken as a whole, becomes known to the Board or any committee thereof (including the Special Committee) after the date of the Merger Agreement and prior to the Stockholder Approval, and does not relate to (w) an Acquisition Proposal (or any matter relating thereto or consequence thereof), (x) any event, fact, circumstance, development or occurrence relating to Parent, Merger Sub or any of their respective affiliates, (y) changes in the market price or trading volume of Common Stock in and of themselves or (z) the fact, in and of itself, that Fiesta meets, exceeds, or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period (such material fact, event, change, development or circumstance, an “Intervening Event”).

Prior to making any such Adverse Recommendation Change or effecting any such termination, (i) Fiesta must have provided to Parent prior written notice at least four business days in advance (the “Match Right Period”) of its intention to do so, the reasons therefor, and certain information related thereto; (ii) during such Match Right Period, if requested by Parent, Fiesta and its representatives must have engaged in good faith negotiations with Parent regarding any modifications to the terms and conditions of the Merger Agreement proposed by Parent; and (iii) the Board or any committee thereof (including the Special Committee) must have considered any modifications to the Merger Agreement and any other agreements that may be proposed in writing by Parent during the Match Right Period and upon the conclusion of the Match Right Period must have determined in good faith, after consultation with its financial advisors and outside legal counsel, that, after giving effect to such modifications proposed by Parent, such Superior Proposal still constitutes a Superior Proposal (if applicable) and the failure to make the Adverse Recommendation Change would still reasonably be expected to be inconsistent with the fiduciary duties of the Board or any committee thereof (including the Special Committee) under applicable law. Further, in the event of any change to the financial terms (including the form, amount and timing of payment of consideration) or other material terms of such Superior Proposal or any material development in an Intervening Event, in each case, that was previously the subject of a match right notice, Fiesta must deliver to Parent a new notice and provide a new Match Right Period (except that the new Match Right Period will be a three-business-day period), during which time, Fiesta will be required to comply with clauses (i) through (iii) of this paragraph above.

Access to Information
Prior to the Effective Time or the termination date of the Merger Agreement and subject to certain exceptions and limitations, Fiesta will, upon reasonable prior notice, give Parent and Merger Sub, their officers and employees and their authorized representatives, reasonable access during normal business hours to the contracts, books, records, analyses, projections, financial and operating data and other information (including, for the avoidance of doubt, the work papers of Fiesta’s auditors to the extent Parent has executed a release in a form reasonably satisfactory to Fiesta’s auditors), plans, systems, senior management, employees, other representatives, offices, assets and other facilities and properties of Fiesta as Parent or Merger Sub or their respective representatives may from time to time reasonably request in writing.
Indemnification, Exculpation and Insurance
For a period of six years after the Effective Time, (i) Parent will cause the Surviving Corporation to honor and fulfill in all respects the obligations of Fiesta to the fullest extent permissible under applicable law, under the governing documents and the organizational documents of Fiesta and its subsidiaries, in effect as of August 6, 2023 and under any indemnification or other similar agreements in effect as of August 6, 2023 that were made available to Parent to the directors and officers covered by such governing documents and the organizational documents of Fiesta and its subsidiaries or the indemnification agreements (the “Covered Persons”) arising out of liabilities for acts or omissions in their capacities as such occurring at or prior to the Effective Time and (ii) the certificate of incorporation and bylaws of the Surviving Corporation must contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to the Effective Time than are currently set forth in the governing documents and the organizational documents of Fiesta and its subsidiaries. The indemnification agreements with Covered Persons that survive the Merger will continue in full force and effect in accordance with their terms for a period no shorter than six years after the Effective Time.
Effective as of the Effective Time, Fiesta will purchase (or Parent will purchase on behalf of Fiesta), at a price not to exceed 300% of the amount per annum Fiesta paid for such insurance at its current premiums, a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six years after the Effective Time with respect acts and/or omissions committed or allegedly committed by Covered Persons at or prior to the Effective Time. Parent or the Surviving Corporation will not be required to expend more than an amount per year equal to 300% of the current premiums.
In the event, during the period six years after the Effective Time, the Surviving Corporation or any of its successors or assigns merges, transfers or consolidates with, to or into any other person, Parent must cause such continuing entity or transferee to assume all the obligations in this section.
Efforts to Complete the Merger; Regulatory Approvals
The Merger Agreement provides that Fiesta, Parent and Merger Sub will each use their reasonable best efforts to:
•	take all appropriate actions and do all things necessary, proper or advisable under any applicable law to consummate the Merger by December 31, 2023;
•	obtain required governmental approvals, in connection with the Merger Agreement and the Merger;
•
submit applications or make filings required under the HSR Act prior to August 18, 2023, and any other applicable required governmental approvals in connection with the Merger Agreement and the Merger;

•
comply with any request under the HSR Act, any other required governmental approvals for additional information, documents or other materials from the FTC or the Antitrust Division or any other governmental authority in connection with such applications or filings or the Merger; and

•	permit the other party to review and discuss in advance any proposed material communication with any governmental authority.
Parent and Fiesta acknowledge that the Bureau of Competition of the FTC has recently begun the practice of sending a “Pre-consummation Warning Letter” to persons filing notifications under the HSR Act stating that although the waiting period under the HSR Act for the proposed transaction will soon expire, the staff of the FTC’s Bureau of Competition has not yet completed its nonpublic investigation of the Merger and that if the parties close the Merger before the FTC has completed its investigation, they do so at their own risk inasmuch as the FTC may challenge the Merger, even after the HSR Act waiting period has expired. For the avoidance of doubt, Parent and Fiesta have agreed that the receipt of a Pre-consummation Warning Letter or other verbal or written communications to the same effect will not constitute grounds for the assertion that a condition to Closing the Merger has not been satisfied. Fiesta and Parent must (i) furnish to the other party all information necessary for any application or other filing to be made in connection with the Merger, (ii) promptly inform the other of any material communication with any governmental authority regarding any such application or filing, and (iii) coordinate and cooperate with one another in connection with any preparing any response in connection with all meetings, actions and proceedings relating to any such application or filing. Before a party intends to independently participate in any meeting with any governmental authority in respect of the Merger, such party must give the other party reasonable prior notice of such meeting and invite representatives of the other party to participate unless prohibited by such governmental authority.
If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental authority challenging the Merger as violative of any applicable law, each of Fiesta and Parent must cooperate and use their reasonable best efforts to contest and resist any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Merger.
Parent must vote all of the units of Merger Sub’s membership interests beneficially owned by it or any of its subsidiaries or affiliates in favor of the adoption of the Merger Agreement in accordance with applicable law.
Neither Parent nor Merger Sub will acquire or agree to acquire any rights, assets, businesses, divisions or securities of a third party, if such acquisition could reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under antitrust laws with respect to the Merger.
Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division and the FTC and statutory waiting period requirements have been satisfied. On August 16, 2023, Fiesta filed its Notification and Report Forms with the Antitrust Division and the FTC. The waiting period under the HSR Act is expected to expire on September 15, 2023, unless earlier terminated or extended by the FTC or the Antitrust Division prior to that time. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the antitrust laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.
Employee Matters
For a period of at least one year following the Effective Time, (or, if earlier, the date of an employee’s termination), Parent will provide, or cause the Surviving Corporation to provide, to each employee of Fiesta who continues to be employed by Fiesta, the Surviving Corporation or any of their respective affiliates immediately after the Closing Date, (i) a base salary or regular hourly wage, whichever is applicable, and target short-term cash bonus opportunities and target sales and service cash incentive award compensation opportunities (excluding all deferred compensation, retention, change in control, transaction bonus, equity and equity-based compensation) that are no less favorable in the aggregate to what was provided to such employee by Fiesta immediately prior to the Effective Time and (ii) employee benefits (excluding deferred compensation, severance, retention, change in control, transaction bonus, long-term bonus or incentive, equity and equity-based compensation and defined benefit pension benefits and retiree health and welfare benefits) that are, in the aggregate, substantially comparable to those provided to such employee (including all dependents) by Fiesta immediately prior to the Effective Time.
Parent or the Surviving Corporation will provide that periods of employment with Fiesta (including, without limitation, any current or former affiliates or any predecessors of Fiesta) and any other periods of service recognized under any Fiesta benefit plan will be taken into account for purposes of determining, as applicable, the eligibility for participation of each employee who continues to be employed by the Surviving Corporation immediately after the Closing Date in, the vesting of rights and benefits by each such employee under, and the determination of level or amount of benefits under any paid time off plan payable to or accrued by each such employee under the analogous employee benefit plans maintained or contributed to by Parent or an affiliate of Parent for the benefit of such employees, other than defined benefit pension plans, severance plans and retiree health and welfare plans; provided, that such service credit may not result in a duplication of benefits with respect to the same period of services. Parent or the Surviving Corporation will use commercially reasonable efforts to:
•
reduce any period of limitation on health benefits coverage of such employees due to pre-existing conditions (or actively at work or similar requirements) under the corresponding health benefits plan of Parent or an affiliate of Parent;

•
waive any and all eligibility waiting periods and evidence of insurability requirements to the extent not applicable under the corresponding plans with respect to such employees to the extent that any applicable eligibility waiting periods or evidence of insurability requirements under the corresponding health benefit plans were waived or satisfied (or deemed to be satisfied) with respect to such employees under such health benefit plans; and

•
credit each such employee with all deductible payments, co-payments, and other out-of-pocket payments paid by such employee under the corresponding health benefit plans of Fiesta or its affiliates prior to the Closing Date during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such year, in each case, to the extent such pre-existing condition limitation or eligibility requirement was met or otherwise not applicable under the corresponding Fiesta benefit plan.

Neither the Merger nor any other transaction contemplated thereby will affect any such employee’s accrual of, or right to take, any accrued but unused personal, sick or vacation time applicable to such employee immediately prior to the Effective Time.
Company Special Meeting
Fiesta has agreed to duly give notice of, convene and hold a meeting of Fiesta stockholders for the purpose of voting upon the Merger Proposal as promptly as practicable following resolution of any SEC comments with respect to this proxy statement. Subject to certain exceptions permitting a delay, Fiesta must hold a meeting of the Fiesta stockholders for the purpose of voting on the Merger Proposal no later than the 45th calendar day following the commencement of the mailing of this proxy statement to Fiesta stockholders.
Certain Additional Covenants
The Merger Agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, covenants relating to regulatory filings and approvals (which are described in the section entitled “The Merger — Regulatory Approvals” beginning on page 58), reporting requirements under Section 16 of the Exchange Act, certain takeover matters, coordination with respect to litigation relating to the Merger, public announcements, confidentiality, financing and financing cooperation with respect to the transactions contemplated by the Merger Agreement and notification regarding certain matters.
Conditions to Consummation of the Merger
Each party’s obligation to consummate the Merger is subject to the fulfillment or waiver (to the extent permitted by applicable law) on or prior to the Closing, of each of the following conditions:
•	the Stockholder Approval has been obtained;
•
(i) the absence of any order or other action that is in effect that restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger and (ii) no law having been adopted that makes illegal or otherwise prohibits the consummation of the Merger; and

•	the expiration or termination of the applicable waiting period under the HSR Act.
The obligations of Parent and Merger Sub to consummate the Merger are also subject to the fulfillment or waiver (to the extent permitted by applicable law) on or prior to the Closing, of each of the following conditions:
•	the representations and warranties of Fiesta:
•	regarding the absence of a Company Material Adverse Effect being true and correct in all respects as of August 6, 2023, and as of the Closing Date as though made on and as of such date;

•
regarding capitalization being true and correct in all respects as of August 6, 2023, and as of the Closing Date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty will be true and correct only as of such specified date), except for de minimis inaccuracies;

•
regarding organization and good standing, corporate authorization, consents and approvals, no violations, brokers’ fees and opinion of the opinion advisor (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) being true and correct in all material respects as of August 6, 2023, and as of the Closing Date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty will be so true and correct only as of such specified date); and

•
other representations and warranties of Fiesta being true and correct (disregarding all qualifications or limitations as to “materiality,” Company Material Adverse Effect and words of similar import set forth therein) as of August 6, 2023, and as of the Closing Date as though made on and as such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty will be so true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
Fiesta having performed and complied in all material respects with all covenants, obligations and agreements required to be performed or complied with by Fiesta under the Merger Agreement on or prior to the Closing Date;

•	no Company Material Adverse Effect having occurred since August 6, 2023; and
•	Parent having received a certificate signed on behalf of Fiesta by an authorized officer of Fiesta certifying satisfaction of the conditions listed in the bullets above.
Fiesta’s obligation to consummate the Merger is subject to the fulfillment or waiver (to the extent permitted by applicable law) on or prior to the Closing, of each of the following additional conditions:
•	the representations and warranties of Parent and Merger Sub:
•
regarding existence and power, authorization, consent and approval, no violations and brokers’ fees (disregarding all qualifications or limitations as to “materiality,” Parent Material Adverse Effect and words of similar import set forth therein) being true and correct in all material respects as of August 6, 2023, and as of the Closing Date as though made on and as of such date (except to the extent any such representation or warranty expressly relates to a specified date, in which case such representation or warranty will be so true and correct only on and as of such specific date); and

•
other representations and warranties of Merger Sub or Parent being true and correct (disregarding all qualifications or limitations as to “materiality,” Parent Material Adverse Effect and words of similar import set forth therein) as of August 6, 2023, and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are made on and as of a specified date, in which case such representation or warranty will be so true and correct only as of such specified date), except for failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•
each of Parent and Merger Sub having performed in all material respects all covenants, obligations and agreements required to be performed by it under the Merger Agreement at or prior to the Closing Date; and

•	Fiesta having received a certificate signed on behalf of Parent by an authorized officer of Parent certifying satisfaction of the conditions listed in the bullets above.

Termination
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:
•	by mutual written agreement of Fiesta and Parent;
•	by either Fiesta or Parent:
•
if the Merger has not been consummated on or before December 31, 2023, provided that a breaching party is not entitled to terminate the Merger Agreement if its material breach of the Merger Agreement has been the primary cause of the failure of the conditions to Closing to be satisfied (it being understood that Parent’s or Merger Sub’s failure to close solely as a result of the unavailability of the Debt Financing to be funded at Closing shall not limit Parent’s termination right pursuant to this bullet);

•
if (i) any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other final action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions or (ii) any applicable law has been enacted, entered, enforced or deemed applicable to the Transactions that prohibits, makes illegal or enjoins consummation of the Transactions; or

•
if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Special Meeting (or any adjournment or postponement thereof), which has been duly convened and at which a vote on the adoption of the Merger Agreement has been taken;

•	by Parent:
•
in the event of a breach by Fiesta of any representation, warranty, or covenant contained in the Merger Agreement that (i) results in any closing condition of Parent or Merger Sub not being satisfied and (ii) if capable of being cured, has not been cured prior to the earlier of December 31, 2023, or the 30th calendar day following Parent’s delivery of written notice describing such breach to Fiesta, unless either Parent or Merger Sub is then in material breach of their representations, warranties or covenants contained in the Merger Agreement so as to cause the closing conditions of Fiesta not to be satisfied;

•
if, prior to the Stockholder Approval, (i) the Board or any committee thereof (including the Special Committee) have effected an Adverse Recommendation Change; provided, however, the exercise of such termination right by Parent must occur within ten business days after the Adverse Recommendation Change; or (ii) Fiesta has willfully breached its covenants regarding the Go-Shop, non-solicitation or Board Recommendation;

•	by Fiesta:
•
in the event of a breach by Parent or Merger Sub of any representation, warranty, or covenant contained in the Merger Agreement that (i) results in any closing condition of Fiesta not being satisfied and (ii) if capable of being cured, has not been cured prior to the earlier of December 31, 2023, or the 30th calendar day following Fiesta’s delivery of written notice describing such breach to Parent, unless Fiesta is then in material breach of its representations, warranties or covenants contained in the Merger Agreement so as to cause the closing conditions of Parent or Merger Sub not to be satisfied;

•
if (i) all of the closing conditions of Parent and Merger Sub have been and continue to be satisfied during the three-business-day period described below or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied assuming a Closing would occur); (ii) at least three business days prior to such termination, Fiesta has given written notice to Parent and Merger Sub irrevocably confirming that it is prepared and stands ready, willing and able to consummate the Closing during such three-business-day period and that all of the closing conditions of Fiesta have been satisfied or irrevocably waived (other than those conditions that by their terms are to be satisfied at the Closing); and (iii) Parent and Merger Sub fail to consummate the Transactions on or before the later of the date on which the Closing should have occurred and the end of such three-business-day period; or
•
if prior to the Stockholder Approval, the Board or any committee thereof (including the Special Committee) have effected an Adverse Recommendation Change in order to authorize the entry into an Alternative Acquisition Agreement in connection with a Superior Proposal (with such agreement being entered into substantially concurrently with the termination of the Merger Agreement).

Termination Fee
If the Merger Agreement is terminated in specified circumstances, Fiesta will be required to pay, or cause to be paid, to Parent a Company Termination Fee of $8.5 million (or, only if terminated by Fiesta prior to the No-Shop Period Start Date or, following the No-Shop Period Start Date pursuant to an Excluded Party Proposal, each as set forth in more detail below, a Company Termination Fee of $4.5 million), as applicable.
Parent would be entitled to receive a $4.5 million Company Termination Fee from Fiesta if the Merger Agreement is terminated:
•
by Fiesta (i) prior to the No-Shop Period Start Date, if the Board or any committee thereof (including the Special Committee) shall have effected an Adverse Recommendation Change in order to authorize the entry into an Alternative Acquisition Agreement in connection with a Superior Proposal (with such agreement being entered into substantially concurrently with the termination of the Merger Agreement), or (ii) after the No-Shop Period Start Date pursuant to an Excluded Party Proposal.

Parent would be entitled to receive an $8.5 million Company Termination Fee from Fiesta if the Merger Agreement is terminated:
•	by Parent if an Adverse Recommendation Change has occurred;
•
by Parent or Fiesta if the Stockholder Approval is not obtained if, at the time of such termination, Parent would have been entitled to terminate the Merger Agreement pursuant to an Adverse Recommendation Change;

•	by Fiesta following the No-Shop Period Start Date to enter into a written definitive agreement with a third party that is not an Excluded Party; or
•
by Parent or Fiesta if terminated after December 31, 2023, for failure to obtain Stockholder Approval, or for Fiesta’s breach, and prior to termination (or the Special Meeting, in the case of failure to obtain Stockholder Approval), an Acquisition Proposal has been proposed, made publicly or to the Board or any committee thereof (including the Special Committee) and not withdrawn; and within 12 months of the termination of the Merger Agreement, an Acquisition Proposal is consummated or an Alternative Acquisition Agreement is entered into by Fiesta or any of its subsidiaries (and subsequently consummated) (provided that, for purposes of this bullet, all percentages in the definition of Acquisition Proposal are deemed replaced with 50%).

Reverse Termination Fee
If the Merger Agreement is terminated in specified circumstances, Parent will be required to pay, or cause to be paid, to Fiesta a Reverse Termination Fee of $14,000,000. Fiesta would be entitled to receive the Reverse Termination Fee from Parent if the Merger Agreement is terminated:
•	by Fiesta for Parent’s or Merger Sub’s breach of the Merger Agreement or if Parent’s or Merger Sub’s conditions to close have been met but Parent and Merger Sub fail to close; or
•
by Parent on or after December 31, 2023 (and, for purposes of this bullet, at such time of termination by Parent, the Merger Agreement is terminable by Fiesta for Parent’s or Merger Sub’s breach set forth in the preceding bullet).

Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense, except for HSR filing fees and any other antitrust law filing fees which will be borne by Parent.
Specific Performance; Remedies
In addition to any other remedy that may be available to any of the parties, including monetary damages, each of Fiesta, Parent and Merger Sub is generally entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Notwithstanding the foregoing, the parties have agreed that the right of Fiesta to seek specific performance of Parent’s obligation to cause the equity financing to be funded in accordance with the terms of the Equity Commitment Agreement and Parent’s and Merger Sub’s obligations to effect the Closing and to consummate the Merger will be subject to certain additional requirements.
Amendment; Waiver
At any time prior to the Effective Time, any provision of the Merger Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by Fiesta, Parent and Merger Sub or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that, no amendment or waiver will be made or given after the Stockholder Approval that requires the approval of the Fiesta stockholders under Delaware law unless the required further approval of the Fiesta stockholders is obtained.
Governing Law and Jurisdiction
The Merger Agreement is governed by Delaware law. Fiesta, Parent and Merger Sub have agreed (i) to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, a state or federal court sitting in the State of Delaware, with respect to any dispute arising out of or in connection with the Merger Agreement or Transactions, (ii) not to attempt to deny or defeat personal jurisdiction in any such court, (iii) not to bring any such action in any other court, (iv) not to plead or claim such courts are an inconvenient forum and (v) not to plead or claim the venue is improper or that the Merger Agreement or the Merger may not be enforced in or by such courts.

THE VOTING AGREEMENTS
The following description sets forth the material provisions of the voting agreements, but does not purport to describe all of the terms of the voting agreements. The full text of the form of voting agreement is attached to this proxy statement as Annex B, and incorporated herein by reference. You are urged to read the form of voting agreement in its entirety.
Contemporaneously and in connection with the execution of the Merger Agreement, Parent entered into a voting agreement with each of (1) BEI-Longhorn, an indirect subsidiary of Jefferies Financial, and (2) AREX Management, pursuant to which the Key Stockholders are, among other things:
•
required to vote: (1) in favor of the adoption of the Merger Agreement and the Merger and approval of other matters that are required to be approved by Fiesta stockholders in order to effect the Merger; (2) against approval of any proposal, including any takeover proposal, made in opposition to, or in competition or inconsistent with, consummation of the Merger or any Transactions; (3) against any other action or agreement or transaction that would reasonably be expected to prevent, impede or delay the consummation of the Merger or of his, her or its obligations under the voting agreement; (4) against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty of any other obligation of Fiesta contained in the Merger Agreement or of himself, herself or itself contained in the voting agreement; and (5) in favor of any other matter necessary to the consummation of the Transactions, including the Merger;

•	prohibited from transferring his, her or its shares of Common Stock, subject to limited exceptions described in the voting agreements;
•
prohibited from (1) soliciting proxies or becoming a participant in a solicitation in connection with either a proposal to approve the Merger Agreement and the Merger or any Acquisition Proposal, (2) initiating, solely in his capacity as a stockholder, a stockholder vote with respect to a Superior Proposal and (3) becoming a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Fiesta with respect to an Acquisition Proposal; and

•	prohibited from exercising any appraisal or dissent rights in connection with the Merger.
The voting agreements terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the making of any amendment to the Merger Agreement to decrease the per share Merger Consideration (other than any adjustments pursuant to Section 2.07 thereof) or otherwise materially adversely amend the Merger Agreement with respect to BEI-Longhorn or AREX Management, as applicable or (iii) a termination of the Merger Agreement. BEI-Longhorn has agreed to vote 5,262,189 shares of Common Stock, representing 20.1% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by BEI-Longhorn after August 6, 2023, and (y) AREX Management has agreed to vote 2,549,762 shares of Common Stock, representing 9.73% of Common Stock outstanding as of September 6, 2023, and any shares of Common Stock acquired by AREX Management after August 6, 2023, in each case, in favor of the Merger Proposal at the Special Meeting.

THE ADVISORY COMPENSATION PROPOSAL (PROPOSAL 2)
Pursuant to Section 14A of the Exchange Act, Fiesta is asking Fiesta stockholders to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Fiesta’s named executive officers in connection with the Merger as described in the section entitled “The Merger — Interests of Fiesta’s Directors and Executive Officers in the Merger” beginning on page 52 of this proxy statement. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on Fiesta, Parent or Merger Sub. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Merger-related compensation will be payable to Fiesta’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Advisory Compensation Proposal.
Required Vote of Stockholders
The Board unanimously recommends that Fiesta stockholders vote “FOR” the Advisory Compensation Proposal. Under the Bylaws, approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Advisory Compensation Proposal. All abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.
The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the Adjournment Proposal. Accordingly, a Fiesta stockholder may vote to approve the Advisory Compensation Proposal and vote not to approve the Merger Proposal or the Adjournment Proposal, and vice versa.
THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL.

ADJOURNMENT PROPOSAL (PROPOSAL 3)
The Special Meeting may be adjourned one or more times to another time and place, if any, including if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement is timely provided to Fiesta stockholders. Fiesta is asking its stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the Special Meeting to solicit additional proxies if a quorum is not present, there are not sufficient votes to approve the Merger Proposal, or to ensure that any supplement or amendment to this proxy statement is timely provided to Fiesta stockholders.
Required Vote of Stockholders
The Board unanimously recommends that Fiesta stockholders vote “FOR” the Adjournment Proposal.
Under the Bylaws, if a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, assuming a quorum is present, for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Adjournment Proposal. All abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a Fiesta stockholder may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal, and vice versa.
THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK
The following table sets forth information known to Fiesta regarding the beneficial ownership of Common Stock as of September 6, 2023:
•	each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;
•	each of Fiesta’s current named executive officers and directors; and
•	all officers and directors of Fiesta, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days of a specified date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Fiesta believes that each person listed above has sole voting and investment power with respect to such shares of Common Stock or Common Stock beneficially owned by them.
The beneficial ownership of Common Stock is based on 26,189,111 shares of Common Stock issued and outstanding as of September 6, 2023.
Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Jefferies Financial Group Inc.(1)	5,262,189	20.1%
T. Rowe Price Investment Management, Inc.(2)	4,525,150	17.3%
T. Rowe Price Small-Cap Stock Fund, Inc.
AREX Capital Master Fund, LP(3)	2,505,292	9.6%
AREX Capital GP, LLC
AREX Capital Management, LP
AREX Capital Management GP, LLC
Andrew Rechtschaffen
Private Capital Management, LLC(4)	1,701,049	6.5%
Dirk Montgomery	282,771	1.08%
Tyler Yoesting	31,205	*
Louis DiPietro	114,030	*
Hope Diaz	91,232	*
Stacey Rauch	76,913	*
Nicholas P. Shepherd	51,991	*
Paul E. Twohig	57,414	*
Nicholas Daraviras	59,493	*
Sherrill Kaplan	45,913	*
Andrew V. Rechtschaffen(5)	44,470	*
Nirmal K. Tripathy	22,545	*
All current directors and executive officers as a group (11 persons)	877,977	3.35%
*	Less than 1%
(1)
Based on the most recently available Schedule 13D/A filed with the SEC on August 16, 2023, Jefferies Financial Group Inc. beneficially owns shares as follows: (a) Sole Voting Power: 5,262,189; (b) Shared Voting Power: 0; (c) Sole Dispositive Power: 5,262,189; and (d) Shared Dispositive Power: 0. The address for Jefferies Financial Group Inc. is 520 Madison Avenue, New York, NY 10022.

(2)
Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2023, T. Rowe Price Investment Management, Inc. (“T. Rowe Price Investment Management”) beneficially owns shares as follows: (a) Sole Voting Power: 1,202,421; (b) Shared Voting Power: 0; (c) Sole Dispositive Power: 4,525,150; and (d) Shared Dispositive Power: 0. T. Rowe Price Small-Cap Stock Fund, Inc. (“T. Rowe Price Small-Cap”), beneficially owns shares as follows: (a) Sole Voting Power: 2,137,682; (b) Shared Voting Power: 0; (c) Sole Dispositive Power: 0; and (d) Shared Dispositive Power: 0. The address of the principal office of T. Rowe Price Investment Management and T. Rowe Price Small-Cap is 101 E. Pratt Street, Baltimore, MD 21201.

(3)
Based on the most recently available Schedule 13D/A filed with the SEC on August 18, 2023, AREX Capital Master Fund, LP (“AREX Master”) beneficially owns shares as follows: (a) Sole Voting Power: 0; (b) Shared Voting Power: 1,066,508; (c) Sole Dispositive Power: 0; and (d) Shared Dispositive Power: 1,066,508. AREX Capital GP, LLC (“AREX Capital GP”) beneficially owns shares as follows: (a) Sole Voting Power: 0; (b) Shared Voting Power: 1,066,508; (c) Sole Dispositive Power: 0; and (d) Shared Dispositive Power: 1,066,508. AREX Capital Management, LP (“AREX Management”) beneficially owns shares as follows: (a) Sole Voting Power: 0; (b) Shared Voting Power: 2,505,292; (c) Sole Dispositive Power: 0; and (d) Shared Dispositive Power: 2,505,292. AREX Capital Management GP, LLC (“AREX Management GP”) beneficially owns shares as follows: (a) Sole Voting Power: 0; (b) Shared Voting Power: 2,505,292; (c) Sole Dispositive Power: 0; and (d) Shared Dispositive Power: 2,505,292. Andrew Rechtschaffen beneficially owns shares as follows: (a) Sole Voting Power: 44,470; (b) Shared Voting Power: 2,505,292; (c) Sole Dispositive Power: 44,470; and (d) Shared Dispositive Power: 2,505,292. Securities owned directly by AREX Master and held in certain accounts (the “AREX Managed Accounts”) managed by AREX Management, which also acts as the investment advisor to AREX Master. Mr. Rechtschaffen by virtue of his position as the managing member of each of AREX Capital GP, the general partner of AREX Master, and AREX Management GP, the general partner of AREX Management, may be deemed to beneficially own the securities owned directly by AREX Master and held in the AREX Managed Accounts for purposes of Section 16 of the Exchange Act. Mr. Rechtschaffen expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for AREX Master, AREX Capital GP, AREX Management, AREX Management GP and Mr. Rechtschaffen is 10 East 53rd Street, 11th Floor, New York, NY 10022.

(4)
Information was obtained from a Schedule 13G/A filed on February 10, 2023 with the SEC. Private Capital Management, LLC beneficially owns shares as follows: (a) Sole Voting Power: 625,848; (b) Shared Voting Power: 1,075,201; (c) Sole Dispositive Power: 625,848; and (d) Shared Dispositive Power: 1,075,201. The address for Private Capital Management, LLC is 8889 Pelican Bay Boulevard, Suite 500, Naples, FL 34108.

(5)
Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on May 12, 2023 with the SEC. Securities owned directly by AREX Master and held in the AREX Managed Accounts managed by AREX Management, which also acts as the investment advisor to AREX Master. Mr. Rechtschaffen, solely by virtue of his position as the managing member of each of AREX Capital GP, the general partner of AREX Master, and AREX Management GP, the general partner of AREX Management, may be deemed to beneficially own the securities owned directly by AREX Master and held in the AREX Managed Accounts for purposes of Section 16 of the Exchange Act. Mr. Rechtschaffen expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

OTHER MATTERS
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.
APPRAISAL RIGHTS
If the Merger is consummated, a holder of Common Stock who does not vote in favor of the Merger Proposal and who properly demands appraisal of its shares of Common Stock, who does not effectively withdraw its demand or waive or lose the right to appraisal, and who otherwise complies with the requirements for perfecting and preserving appraisal rights, will be entitled to seek appraisal of his, her or its shares in connection with the Merger under Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice and does not constitute a recommendation that a holder of Common Stock exercise its appraisal rights under Section 262. Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a bank, broker, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Common Stock through a bank, broker, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, trust or the other nominee.
Under Section 262, a holder of shares of Common Stock who (1) does not vote in favor of the Merger Proposal; (2) continuously is the record holder of such shares from the date of the making of the demand through the effective date of the Merger; and (3) otherwise follows the procedures set forth in Section 262, may be entitled to have its shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid, if any, on the amount determined to be fair value, as determined by the Delaware Court of Chancery. The “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery may be more than, the same as, or less than the per share consideration of the stockholders are otherwise entitled to receive under the Merger Agreement.
Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes notice to holders of Common Stock that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the Merger, any holder of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Section 262 carefully and consult with legal advisors. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A holder of Common Stock who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, Fiesta encourages a stockholder considering exercising such rights to seek the advice of legal counsel.
A stockholder wishing to exercise the right to seek an appraisal of its shares of Common Stock must do ALL of the following:
•	the stockholder must not vote or submit a proxy in favor of the Merger Proposal;
•
the stockholder must deliver to Fiesta a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting and be a stockholder of record at the time of the making of such demand;

•
the stockholder must continuously hold the shares of Common Stock from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the Merger); and

•
a stockholder of record, a beneficial owner of shares as to which the record holder has duly demanded appraisal or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Common Stock within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any such petition and has no intention of doing so. Accordingly, it is the stockholder’s obligation to initiate all necessary action to perfect his, her or its appraisal rights in respect of his, her or its shares of Common Stock within the time prescribed in Section 262.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against or abstain from voting on the Merger Proposal or not vote their shares.
Filing Written Demand
Any holder of shares of Common Stock wishing to exercise appraisal rights must deliver to Fiesta, before the vote on the Merger Proposal at the Special Meeting at which the Merger Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of Common Stock. A holder of shares of Common Stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will result in the stockholder’s loss of appraisal rights and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will result in a loss of appraisal rights.
Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name on the date the written demand is made. A demand for appraisal in respect of shares of Common Stock should be executed by or on behalf of the holder of record, and must reasonably inform Fiesta of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of Common Stock in connection with the Merger. If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
A STOCKHOLDER WHO HOLDS ITS SHARES IN BROKERAGE OR BANK ACCOUNTS, TRUST OR OTHER NOMINEE FORMS AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH ITS BANK, BROKER, TRUST OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Common Stock as a nominee for others may exercise his, her or its right of appraisal with respect to shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
FIESTA RESTAURANT GROUP, INC.
7255 Corporate Center Dr., Suite C
Miami, Florida 33126
Attn: Corporate Secretary
At any time within 60 days of the effective date of the Merger, any holder of shares of Common Stock who has demanded appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Fiesta a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of Common Stock determined in any such appraisal proceeding, which value may be more than, the same as, or less than the Merger Consideration.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each holder of shares of Common Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation, a beneficial owner of shares as to which the record holder has duly demanded appraisal or any record holder of shares of Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Common Stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any holder of shares of Common Stock who desires to have its shares appraised should initiate all necessary action to perfect its appraisal rights in respect of its shares of Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder of Common Stock to file such a petition within the period specified in Section 262 could nullify the holder’s previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon request given in writing, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the Merger Proposal and with respect to which Fiesta has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must give this statement to the requesting stockholder within 10 days after receipt of the request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders who have demanded appraisal and the Surviving Corporation, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. In addition, because the Common Stock is publicly listed on the Nasdaq (and we do not expect this to change prior to the Merger), the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of such shares entitled to appraisal rights exceeds 1% of the outstanding shares of Common Stock or (y) the value of consideration provided in the merger for such total number of shares exceeds $1 million.
Determination of Fair Value
After determining the holders of Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the shares of Common Stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the proceeding, the Delaware Court of Chancery will determine the “fair value” of the Common Stock as of the effective date of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, by the Surviving Corporation to the stockholders entitled to receive the same, upon surrender by those stockholders of the Certificates representing their shares of Common Stock or, in the case of holders of uncertificated shares of Common Stock, forthwith. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in the preceding sentence only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
A stockholder considering seeking appraisal should be aware that the fair value of its shares of Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as, or less than the consideration it would receive pursuant to the Merger if it did not seek appraisal of its shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the Merger Consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Fiesta believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Fiesta nor Parent anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Fiesta and Parent reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each stockholder seeking appraisal is responsible for his, her or its attorneys’ fees and expert witness expenses, although, upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Common Stock will be deemed to have been converted at the effective date of the Merger into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262 within 60 days of the effective date of the Merger or thereafter with the written approval of Fiesta.
From and after the effective date of the Merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Common Stock, if any, payable to stockholders as of a time prior to the effective date of the Merger. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Fiesta held its 2023 annual meeting of stockholders on May 10, 2023 (the “2023 Annual Meeting”). Fiesta will only hold an annual meeting of stockholders in 2024 if the Merger is not completed before such meeting. If the Merger is not completed, Fiesta stockholders may submit proposals for consideration at the Fiesta 2024 annual meeting of stockholders (the “Fiesta 2024 Annual Meeting”).
For a stockholder proposal to be considered for inclusion in Fiesta’s proxy statement for the Fiesta 2024 Annual Meeting, the written proposal must be received by Fiesta’s corporate secretary at Fiesta’s principal executive offices under either (1) Rule 14a-8 (a “Rule 14 Proposal”) under the Exchange Act, or (2) the Bylaws (a “Bylaws Proposal”). A Rule 14 Proposal must be received by Fiesta’s corporate secretary at Fiesta’s principal executive offices no later than November 30, 2023.
If the date of the Fiesta 2024 Annual Meeting is moved more than 30 days before or after the anniversary date of the 2023 Annual Meeting, the deadline for inclusion of proposals in Fiesta’s proxy statement is instead a reasonable period of time before Fiesta begins to print and mail its proxy materials. Such proposals will also need to comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with the Bylaws, which in general require that the notice be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders. The proxy materials for the 2023 Annual Meeting were mailed on or about March 30, 2023. This means that for the Fiesta 2024 Annual Meeting, any such proposal must be received no earlier than December 1, 2023 and no later than January 21, 2024.
You may propose director candidates for consideration by the Board’s Corporate Governance Committee. Any such recommendations should be directed to Fiesta’s corporate secretary at Fiesta’s principal executive offices. In addition, you may nominate a director for consideration by Fiesta’s stockholders if you give timely and adequate notice to Fiesta’s corporate secretary of your intention to make such nomination in accordance with the Bylaws, which require that the notice be received by the corporate secretary within the time periods for a Bylaws Proposal described above and with the detail regarding your nomination as is required by the Bylaws. In addition to satisfying the deadlines in the advance notice provisions of the Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to Fiesta’s corporate secretary no later than December 31, 2023.

WHERE YOU CAN FIND MORE INFORMATION
Fiesta files annual, quarterly and current reports, proxy statements and any amendments or supplements thereto and other information with the SEC. Fiesta’s public filings are available to the public free of charge on the website maintained by the SEC at http://www.sec.gov and may also be obtained through other document retrieval services. Information contained on Fiesta’s website or connected thereto does not constitute a part of this proxy statement.
The SEC allows Fiesta to “incorporate by reference” information into this proxy statement. This means that Fiesta can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that Fiesta later files with the SEC may update and supersede the information in this proxy statement. Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the complete text of that contract or other document filed as an exhibit with the SEC.
Fiesta also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:
•	Fiesta’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023;
•	Fiesta’s Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting;
•	Fiesta’s Quarterly Reports on Form 10-Q for the quarters ended April 2, 2023 and July 2, 2023; and
•	Fiesta’s Current Report on Form 8-K filed on August 6, 2023 (other than the portions of such document not deemed to be filed pursuant to the rules promulgated under the Exchange Act).
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above or from Fiesta by requesting them in writing or by telephone at the following address and telephone number:
FIESTA RESTAURANT GROUP, INC.
7255 Corporate Center Dr., Suite C
Miami, Florida 33126
305.671.1257
These documents are available from Fiesta without charge, excluding any exhibits to them, and the proxy materials will also be posted at [  ]. You can also find information about Fiesta at its Internet website at https://www.frgi.com/investor-relations/. Information contained on this website does not constitute a part of this proxy statement.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Fiesta or any other person.

Annex A
EXECUTION

AGREEMENT AND PLAN OF MERGER

by and among

FIESTA HOLDINGS, LLC,

FIESTA MERGER SUB, LLC

and

FIESTA RESTAURANT GROUP, INC.

August 6, 2023

TABLE OF EXHIBITS
Exhibit A	–	Form of Certificate of Incorporation of Surviving Corporation

Exhibit B	–	Form of Bylaws of Surviving Corporation

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 6, 2023, is entered into by and among Fiesta Holdings, LLC, a Delaware limited liability company (“Parent”), Fiesta Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”).
WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the recommendation of the special committee of the Company Board (the “Special Committee”), has unanimously (i) determined that this Agreement, the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned Subsidiary of Parent in accordance with the Delaware General Corporation Law (the “DGCL”) and the Limited Liability Company Act, 6 Del.C. § 18-101, et seq. (the “DLCA”) and the other transactions contemplated hereby are fair to, advisable, and in the best interests of the Company and the Company’s stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth herein, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and consummation of the Merger and other transactions contemplated hereby, (iv) resolved, subject to Section 6.04, to recommend that the stockholders of the Company approve the Merger and the other transactions contemplated hereby and adopt this Agreement (the “Board Recommendation”), and (v) directed that this Agreement be submitted to a vote of the Company’s stockholders;
WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, each of BEI Longhorn LLC and Arex Capital Management LP (collectively, the “Key Stockholders”) and Parent have entered into a voting agreement (a “Voting Agreement”), which provides, among other things, that the Key Stockholders will vote all of their respective Company Common Stock in favor of the transactions contemplated by this Agreement;
WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, each of GSP 4.0 Fund-A, L.P., a Delaware limited partnership and GSP 4.0 Fund-B, L.P., a Delaware limited partnership (collectively, the “Sponsors”), each an Affiliate of Parent and Merger Sub, have entered into an equity commitment letter, dated as of the date hereof (the “Equity Commitment Agreement”), pursuant to which the Sponsors have agreed to provide funding to Parent in the circumstances set forth therein (the “Equity Financing”); and
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent has received from the Sponsors a limited guarantee in favor of the Company with respect to certain of Parent’s obligations hereunder (the “Limited Guarantee”).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01 Definitions.
(a) As used herein, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement between the Company and any Third Party that (i) contains terms no less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement (provided that such confidentiality agreement shall not be required to contain standstill provisions), (ii) does not prohibit the Company from complying with the provisions of Section 6.03 or Section 6.04 or contain terms that would restrict, in any manner, the Company’s ability to consummate the transactions contemplated by this Agreement and (iii) does not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of this Agreement. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a purchase of, or business combination with, the Company, which such confidentiality agreement is in effect as of the date hereof and contains provisions consistent with the foregoing clause (ii) and a remaining term of not less than six months from the date hereof, shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement.

“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party, directly or indirectly, of 20% or more of any class of outstanding equity or voting securities of the Company or any of its Subsidiaries (or securities convertible into or exchangeable for 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries), or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of outstanding equity or voting securities of the Company or any of its Subsidiaries (or securities convertible into or exchangeable for 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries), (ii) any merger, amalgamation, consolidation, share exchange, business combination, asset sale, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries (measured by the fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, Parent and Merger Sub shall not be deemed Affiliates of the Company and portfolio companies of Parent’s and Merger Sub’s respective affiliates which are investment funds shall not be deemed to be Affiliates of Parent or Merger Sub.
“Aggregate Merger Consideration” means an amount equal to the sum of the Restricted Stock Unit Award Payments, plus the aggregate Per Share Merger Consideration.
“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.
“Applicable Law” means any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, act, statute, ordinance, code, rule, regulation, Order or other similar requirement enacted, adopted, promulgated, issued or applied by a Governmental Authority.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of January 1, 2023 and the footnotes thereto set forth in the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2023.
“Company Balance Sheet Date” means January 1, 2023.
“Company Benefit Plan” means each Plan (i) that is maintained, administered or sponsored by the Company or any of its Subsidiaries, (ii) with respect to which contributions, premiums or other payments are made or required to be made by the Company or any of its Subsidiaries with respect to any Employee or (iii) pursuant to which the Company or any of its Subsidiaries has or could have any liability (including a Company Employee Agreement).
“Company Bylaws” means the bylaws of the Company, as amended.
“Company Certificate” means the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended.

“Company Employee Agreement” means any employment, consulting, services, severance, termination, bonus or incentive compensation, change in control, retention, deferred compensation or other compensatory agreement, arrangement, contract, understanding, obligation or commitment with any Employee and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has or could have any liability.
“Company Equity Awards” means the Company Restricted Stock Awards and the Company Restricted Stock Unit Awards, and any other outstanding equity or equity-based award (whether vested or unvested) denominated in shares of Company Common Stock.
“Company Existing Credit Facility” means (i) that certain Credit Agreement, dated as of November 23, 2020, by and among the Company, Fortress Credit Corp and the lenders from time to time party thereto, as amended from time to time, and (ii) the Loan Documents, as such term is defined therein.
“Company FDD” means any franchise disclosure document or similar disclosure documentation used by the Company or any of its Subsidiaries in connection with the offer or sale of Company Franchises in the United States (including without limitation, Puerto Rico), Panama, Guyana, Ecuador, or the Bahamas, or any other applicable jurisdiction.
“Company Financial Advisors” means Jefferies and the Opinion Advisor.
“Company Franchisee” means a Person other than the Company or any of its Subsidiaries that is granted a right (whether directly by the Company or any of its Subsidiaries or by another Company Franchisee) to develop or operate, or is granted a right to license others to develop or operate, a Company Franchise.
“Company Governing Documents” means the Company Bylaws, the Company Certificate and any other similar organizational or governing documents.
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any change, effect, development, circumstance, condition or occurrence (an “Effect”) that, individually or in the aggregate, (a) has a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) prevents or materially delays the consummation of the Merger on the terms contained in this Agreement; provided, however, that in the case of clause (a) only, no Effects resulting from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists, has occurred or is reasonably likely to exist or occur: (i) conditions (or changes therein) generally affecting the industry or industries in which the Company operates (including the restaurant industry) unless and to the extent such Effects disproportionately have an adverse impact on the Company relative to other Persons operating in the industries in which the Company and its Subsidiaries operate, (ii) general legal, tax, economic, political or regulatory conditions (or changes therein), including any changes affecting financial, credit, commodity (including oil), produce, livestock or capital market conditions, unless and to the extent such Effects disproportionately have an adverse impact on the Company relative to other Persons operating in the industries in which the Company and its Subsidiaries operate, (iii) any generally applicable change in Applicable Law or GAAP or judicial, regulatory or other interpretation of any of the foregoing by Governmental Authorities after the date hereof, unless and to the extent such Effects disproportionately have an adverse impact on the Company relative to other Persons operating in the industries in which the Company and its Subsidiaries operate, (iv) the taking of any actions that are expressly required by this Agreement to be taken, or the failure to take any action that is expressly prohibited by this Agreement to be taken, at the written request or with the written consent of Parent or Merger Sub, (v) any Effect attributable to the execution, announcement, pendency or consummation of this Agreement and the Merger and the other transactions contemplated by this Agreement, including as a result of the identity of Parent (provided that clause (iv) and this clause (v) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement), (vi) declines in the Company Common Stock price or the trading volume of the shares of Company Common Stock on Nasdaq or any other market on which such securities are quoted for purchase and sale, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company

Material Adverse Effect” may be taken into account), (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that if and to the extent that facts or occurrences giving rise or contributing to such failure are not otherwise excluded from the definition of a “Company Material Adverse Effect,” such facts and circumstances may be taken into account), or (viii) conditions arising out of acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, pandemics (including COVID-19 and any associated COVID-19 Measures) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement unless such Effects, in the case of Effects resulting from COVID-19 and associated COVID-19 Measures, result from any material failure by the Company or its Subsidiaries to comply with any compulsory COVID-19 Measures applicable to the Company or any of its Subsidiaries.
“Company Related Party” means the Company and its Subsidiaries and any of their respective former, current or future shareholders, directors, officers, employees, Affiliates or Representatives.
“Company Restricted Stock Award” means an award with respect to shares of Company Common Stock outstanding under a Company Stock Plan that is, at the time of determination, subject to a risk of forfeiture or repurchase by the Company, whether subject to time- or performance-based vesting.
“Company Restricted Stock Unit Award” means an outstanding award of restricted stock units under a Company Stock Plan pursuant to which the recipient has a right to receive shares of Company Common Stock after the vesting or lapse of restrictions applicable to such award, whether or not such receipt is deferred after the vesting or lapse of restrictions.
“Company Stock Plans” means the Company’s 2021 Stock Incentive Plan and the Company’s 2012 Stock Incentive Plan.
“Company Termination Fee” shall mean an amount equal to $8,500,000, unless this Agreement is terminated in a manner described in Section 8.02(b)(ii)(A), in which case, Company Termination Fee shall mean an amount equal to $4,500,000.
“Contract” means any contract, agreement, note, bond, indenture, lien, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind that is legally binding.
“COVID-19” means the infectious disease known as coronavirus disease 2019, or COVID-19, caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), and any evolutions or variants thereof.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Applicable Law, directive, guidelines or recommendations promulgated or issued publicly by any Governmental Authority and applicable to the Company and its Subsidiaries, or their businesses, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.
“Debt Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, including the parties to the Debt Letters and any joinder agreements, credit agreements or indentures (or similar definitive financing documents) relating thereto.
“Effect” has the meaning given in the definition of Company Material Adverse Effect.
“Employee” means any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries.
“Environmental Law” means any Applicable Law or Order relating to the pollution, public or worker health or safety (to the extent related to exposure to Hazardous Materials), or protection of the environment or natural resources, as amended, and the regulations promulgated pursuant thereto.
“Equity Interest” means any share, capital stock, partnership (general or limited), member, trust or similar interest in any entity, security or other equity or equity-linked interests and any option, warrant, right or security convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is or at any relevant time was a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“executive officer” shall be as defined in Rule 16a-1(f) under the Exchange Act.
“Food Safety Requirements” means all Applicable Laws, Orders and other legally-binding obligations concerning food safety, food quality, food hygiene, food processing, food contamination, or the development, testing, manufacture, production, handling, packaging, labeling, transportation, distribution, importing, exporting, storage, preparation, sale, advertising or marketing of food and related products, including the federal Food, Drug and Cosmetic Act, the Food Safety Modernization Act, the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, the allergen disclosure requirements of the Food Allergen Labeling and Consumer Protection Act of 2004, the Federal Trade Commission Act, state unfair competition and deceptive trade practices statutes, the Organic Foods Production Act of 1990, the Sanitary Food Transportation Act of 2005, the Fair Packaging and Labeling Act and analogous Applicable Laws (in each case, as amended) and their respective implementing regulations which impose standards of conduct or obligations with respect to the safety of food products intended for human consumption, organic standards, certifications, or other requirements relating to food safety.
“Franchise Laws” means the FTC Rule or any other federal, state, provincial or local law, rule or regulation in the United States (including without limitation, Puerto Rico), Panama, Guyana, Ecuador, the Bahamas, or other applicable jurisdiction in which Company or any of its Affiliates has offered or sold franchises or licenses which governs, regulates or otherwise affects the offer or sale of franchises or business opportunities and all Relationship Laws.
“FTC Rule” means the Federal Trade Commission’s Trade Regulation Rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising”, 16 C.F.R. Part 436 (as amended) and any predecessor FTC Trade Regulation Rule(s).
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means any court, arbitrator, arbitral body (public or private), tribunal, commission, department, administrative agency or commission or other governmental or regulatory entity, body, authority or agency, whether foreign, federal, state, territorial, local or supranational.
“Governmental Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.
“Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” or a “pollutant” or “contaminant” or words of similar import, or for which liability or standards of conduct may be imposed pursuant to Environmental Law, including petroleum and its by-products, asbestos and asbestos containing materials, lead, radon, per- and polyfluoroalkyl substances, toxic mold, and polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) patents, patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof; (ii) trademarks, service marks, trade names, logos, slogans, trade dress and other source indicators and registrations and applications to register any of the foregoing, including intent-to-use registrations or similar pending reservations of marks (as well as all goodwill associated with each of the foregoing); (iii) works of authorship and copyrights (whether registered or unregistered), applications for copyright registration (and all translations, adaptations, derivations and combinations of the foregoing); (iv) Internet domain names, URLs, and social media identifiers and handles; (v) software (including object code, source code, or other form), data, data sets, databases, and collections of data; (vi) trade secrets, confidential information, know-how, ideas, methods, formulae, methodologies, processes, technology, customer lists and inventions; (vii) moral rights (and waivers or agreements not to enforce moral rights), publicity rights and any other proprietary or intellectual property rights of any kind or nature; and (viii) any and all rights (created or arising under the laws of any jurisdiction anywhere in the world, whether statutory, common law, or otherwise) now existing and related to any of clauses (i) - (viii) above, including rights to limit the use or disclosure thereof by any Person (or any other equivalent or similar type of proprietary intellectual property right arising from or related to intellectual property to the extent protectable by Applicable Law and the right to bring suit, pursue past, current and future violations, infringements, or misappropriations, and collections).
“Jefferies” means Jefferies LLC.
“Knowledge of the Company” means the actual knowledge of (i) each of Dirk Montgomery and Louis DiPietro (solely in his capacity as the Chief People Officer of the Company and its Subsidiaries), after reasonable inquiry of all employees that directly report to each of the individuals listed in this clause (i) and (ii) Edo Licina and Tyler Yoesting, after reasonable inquiry.
“Lien” means any lien, encumbrance, license, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction or other similar adverse claim of any kind.
“Liquor License” means a liquor license, including beer, wine and mixed beverage permits and licenses, issued by the applicable Governmental Authority of the jurisdiction in which the applicable Company or Subsidiary restaurant is located.
“Lookback Date” means the date which is three years immediately preceding the date of this Agreement.
“NASDAQ” means the Nasdaq Global Select Market.
“Opinion Advisor” means Houlihan Lokey Capital Inc.
“Order” means any order, writ, injunction, decree, determination or arbitration ruling or judgment of a Governmental Authority.
“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, prevents or materially delays the consummation of the Merger or materially impairs or materially delays the ability of Parent or Merger Sub to perform their respective obligations under this Agreement.
“Parent Related Party” means Parent, Merger Sub, the Sponsors and any of the foregoing’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, directors, employees, Affiliates, shareholders, equity holders, managers, members, partners, agents, attorneys, advisors or other Representatives or any of the foregoing’s respective successors or assigns.
“Parent Termination Fee” shall mean an amount equal to $14,000,000.
“Permitted Liens” means (i) statutory and common law Liens of landlords’ and mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or payable or that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established on the Company’s or any of its Subsidiary’s books to the extent required by GAAP, (ii) Liens reflected in the Company Balance Sheet, (iii) Liens consisting of zoning or planning restrictions, easements, servitudes, licenses, permits, surface or ground leases to utilities, covenants, conditions and other restrictions or limitations on the use of real property or irregularities in title thereto, which do not materially impair the value of such properties or the use of such property by the Company in the operation of its business, (iv) Liens for Taxes, assessments or governmental charges or levies on property that are (a) not yet due and payable or (b) being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements filed with the SEC, (v) non-exclusive licenses under of Intellectual Property granted by the Company and its Subsidiaries in the ordinary course of business in connection with the sale or marketing of the Company’s products or services, and (vi) Liens which would not materially affect the use or operation of such property or assets by the Company or its Subsidiaries.
“Person” means an individual, corporation, partnership, limited liability company, association, trust, firm, joint venture, association or other entity or organization, including a Governmental Authority.
“Personal Information” means any information defined as “personal data,” “personally identifiable information” or “personal information” or any functional equivalent of these terms relevant under any Privacy Laws, including any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with any individual or household.
“Plan” or “Plans” means (a) any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and (b) each other retirement, deferred compensation, retiree medical or life insurance, individual consulting, health, welfare, severance, termination pay, change in control or transaction bonus, retention, incentive, stock option or other equity or equity-based compensation, fringe benefit, insurance, vacation, paid-time off, supplemental unemployment, supplemental or excess benefit, or other benefit or compensation plan, contract, program, policy, agreement or arrangement.
“Privacy Laws” means any Applicable Laws relating to privacy, data security, data protection, sending solicited or unsolicited electronic mail and text messages, cookies, trackers and collection, processing, transfer, disclosure, sharing, storing, security and use of Personal Information as applicable in all relevant jurisdictions.
“Privacy Requirements” means (i) Privacy Laws, (ii) the Company’s and its Subsidiaries’ public-facing privacy policies, (iii) industry standards to which the Company or any of its Subsidiaries is bound, including, to the extent applicable, the Payment Card Industry Data Security Standard (PCI-DSS), and (iv) Contracts by which the Company and its Subsidiaries are bound.
“Proceeding” means any claim, action, suit, charge, complaint, examination, audit, arbitration, investigation, inquiry, arbitration, mediation, litigation, alternative dispute resolution action or other proceeding commenced, brought, conducted or heard by or before a Governmental Authority, in law or equity.
“Relationship Laws” means any franchise termination, non-renewal, unfair practices or relationship laws, including the requirements of such laws with respect to the notice of default, time to cure and the actual termination of any franchisee or business opportunity operator.
“Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the environment (including ambient air, surface water, ground water, land surface or subsurface strata).
“Representatives” means, with respect to any Person, the directors, stockholders, members, managers, officers, employees, financial advisors, attorneys, accountants, bankers, consultants, agents and other authorized representatives of such Person, acting in such capacity.
“Required Financial Information” means the information required by paragraph 5 of the Conditions Annex attached to the Debt Commitment Letter.
“Sanctioned Country” means any country or region that is (or the government of which is) or has been in the last five years the subject or target of a comprehensive embargo under sanctions laws (including Cuba, Iran, North Korea, Syria, Venezuela and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic of Ukraine).
“Sanctioned Person” means any individual or entity that is the subject or target of sanctions or restrictions under Trade Control Laws, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of a Sanctioned Country.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Incident” means any cyber or security breach, ransomware incident, successful phishing incident, or other incident involving the unauthorized access, intrusion, loss, distribution, compromise, exfiltration, or disclosure of any Personal Information, Company data, trade secrets or confidential information.
“Subsidiary” means, with respect to any Person, (i) any entity of which (x) securities or other ownership interests having ordinary voting power to elect a majority of the board or other governing body of directors or other Person or body performing similar functions or (y) more than 50% of the equity interests or financial interests are at any time directly or indirectly owned by such Person or (ii) any entity in which such Person is or any of its Subsidiaries is a general partner or managing member of such other Person.
“Superior Proposal” means any bona fide written Acquisition Proposal that did not result from a breach (other than a de minimis breach) of Section 6.03 or Section 6.04 on terms that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel), taking into account all relevant factors (including the terms and conditions of such Acquisition Proposal (including conditionality, timing or certainty of financing, any legal, regulatory, financial and financing aspects of such proposal and of this Agreement and such other factors as the Company Board (or the Special Committee) considers in good faith to be appropriate (including any adjustment to the terms and conditions of this Agreement proposed by Parent in response to such proposal in accordance with Section 6.04(d) and the Person making the proposal)), (i) is reasonably likely to be consummated in accordance with its terms and (ii) which, if consummated, would result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Merger; provided, however, that for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” shall be deemed to be references to “more than 50%.”
“Systems” means all of the following that are owned by, used, or relied on by the Company and its Subsidiaries: software, software engines, computer hardware (whether general or special purpose), websites, website content and links and equipment used to process, store, maintain and operate data, database operating systems and electronic data processing, record keeping, and communications, telecommunications systems, networks, interfaces, platforms, servers, peripherals, computer systems, and other information technology infrastructure, including any outsourced systems and processes, and information and functions owned, used or provided by the Company or its Subsidiaries.
“Tax” means any and all U.S. federal, state, territory, local, non-U.S. and other taxes imposed by any Taxing Authority, including, without limitation, any levies, duties, tariffs, imposts, assessments, and other similar charges and fees, including, without limitation, income, franchise, severance, health insurance, government pension plan, windfall or other profits, accumulated earnings, gross receipts, premiums, property, conveyance, sales, use, net worth, capital stock, capital gains, payroll, employment, social security (or similar), wage or other withholding, workers’ compensation, unemployment compensation, other employment-related taxes, severance, excise, withholding, ad valorem, stamp, transfer, personal holding company, value-added, goods and services, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, escheat and abandoned or unclaimed property, personal property, unclaimed property, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, additional amounts imposed thereon or additions thereto, whether disputed or not.
“Tax Return” means any U.S. federal, state, territory, local and non-U.S. report, information statement, return, certificate, claim for refund, election, estimate, statement, or declaration with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Taxing Authority” means the U.S. Internal Revenue Service and any other Governmental Authority responsible for the administration, imposition, or collection of any Tax.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than the Company, Parent, Merger Sub or any of their respective Affiliates or Representatives.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar Applicable Law.
“Willful Breach” means a material breach of this Agreement that is the consequence of an act or omission by a party with the actual knowledge that the taking of such act or failure to take such act would be a breach of this Agreement.
Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	Section 6.04(a)
Affected Employees	Section 6.08(a)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.03(b)
Anticorruption Laws	Section 4.10(c)
Bankruptcy and Equity Exception	Section 4.02(a)
Board Recommendation	Recitals
Book-Entry Shares	Section 2.04(a)
Capitalization Date	Section 4.04(a)
Certificate of Merger	Section 2.02(a)
Certificates	Section 2.04(a)
Closing	Section 2.01
Company	Preamble
Company Board	Recitals
Company Common Stock	Section 4.04(a)
Company Disclosure Schedule	Article 4
Company Franchise	Section 4.19(a)
Company Franchise Agreements	Section 4.19(a)
Company Leased Real Property Leases	Section 4.18(c)
Company Pension Plan	Section 4.13(c)
Company Permits	Section 4.10(b)
Company Preferred Stock	Section 4.04(a)
Company Registered Intellectual Property	Section 4.17(a)
Company SEC Documents	Section 4.05(a)
Company Securities	Section 4.04(c)
Company Voting Debt	Section 4.04(e)
Confidentiality Agreement	Section 6.14
Covered Persons	Section 6.10(a)
Current Premiums	Section 6.10(d)
Cut-Off Date	Section 6.03(b)
Debt Commitment Letter	Section 5.06(c)
Debt Financing	Section 5.06(c)
Debt Financing Related Parties	Section 9.05
Debt Financing Source Provisions	Section 9.05
Debt Letters	Section 5.06(c)
Definitive Financing Agreements	Section 6.16(a)
DLCA	Preamble
DGCL	Preamble
Dissenting Shares	Section 2.05
Effective Time	Section 2.02(b)
End Date	Section 8.01(b)
Enforcement Costs	Section 8.02(c)
Equity Commitment Agreement	Recitals

Term	Section
Equity Financing	Recitals
Exchange Agent	Section 2.04(a)
Excluded Benefits	Section 6.08(a)
Excluded Party	Section 6.03(b)
Excluded Shares	Section 2.03(b)
Fee Schedule	Section 5.06(c)
Financial Statements	Section 4.05(b)
Financing	Section 5.06(c)
Financing Commitments	Section 5.06(c)
Franchise Funds	Section 4.19(m)
Franchise Schedule Period	Section 4.19(d)
Indemnification Agreements	Section 6.10(a)
Internal Controls	Section 4.06(a)
Intervening Event	Section 6.04(b)
Key Stockholders	Recitals
Leased Real Property Leases	Section 4.18(b)
Limited Guarantee	Recitals
Match Right Notice	Section 6.04(d)(i)
Match Right Period	Section 6.04(d)(i)
Material Contract	Section 4.11(b)
Maximum Liability Amount	Section 8.02(a)
Merger	Preamble
Merger Sub	Preamble
MEWA	Section 4.13(f)
Multiemployer Plan	Section 4.13(f)
Multiple Employer Plan	Section 4.13(f)
No-Shop Period Start Date	Section 6.03(a)
OFAC	Section 4.10(c)
Owned Real Property	Section 4.18(a)
Parent	Preamble
Parent Disclosure Schedule	Article 5
Payment Fund	Section 2.04(a)
Per Share Merger Consideration	Section 2.03(a)
Pre-consummation Warning Letter	Section 6.11(b)
Proxy Statement	Section 6.05(a)
Proxy Statement Clearance Date	Section 6.05(c)
Required Governmental Approvals	Section 6.11(a)
Restricted Stock Unit Award Payments	Section 2.06(b)
Solvent	Section 5.07
Special Committee	Preamble
Sponsors	Recitals
Stockholder Approval	Section 4.02(a)
Stockholders’ Meeting	Section 6.05(c)
Substitute Financing	Section 6.16(e)
Supplier	Section 4.20
Supplier Contract	Section 4.20
Surviving Corporation	Section 2.02(c)
Trade Control Laws	Section 4.10(c)
Voting Agreement	Recitals

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term defined in this Agreement shall be deemed also to define the corollary plural definition, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. References to “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice”. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply “if”. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any Applicable Law are to that Applicable Law and to the rules and regulations promulgated thereunder, in each case, as amended from time to time. References to a “party” or the “parties” mean a party or the parties to this Agreement, unless the context otherwise requires. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The phrases “made available”, “furnished” or similar phrases as used in this Agreement shall mean that documents or information were posted in the “Project Prosperity” data room maintained by Intralinks prior to 12.01 a.m. Eastern Time on the date hereof and maintained in such data room for a period of three Business Days following the date hereof.
ARTICLE 2
THE MERGER
Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place on the date that is as soon as practicable (and, in any event, within three Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held virtually by electronic exchange of documents, unless another place is agreed to in writing by the parties hereto.
Section 2.02 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL and the DLCA.
(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger in accordance with the DGCL and the DLCA (the “Effective Time”).
(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL and the DLCA, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL and the DLCA.

Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:
(a) except as otherwise provided in Section 2.03(b), Section 2.03(c) or Section 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $8.50 in cash (the “Per Share Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration for each share of Company Common Stock upon surrender of such Certificate in accordance with Section 2.04;
(b) each share of Company Common Stock owned by the Company (or held in treasury by the Company) and any shares of Company Common Stock owned by Parent or Merger Sub (or any of their respective Affiliates) immediately prior to the Effective Time (collectively, “Excluded Shares”) shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and
(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.04 Surrender and Payment.
(a) Prior to the Effective Time, Parent shall appoint American Stock Transfer and Trust Company as the exchange agent (or such other nationally recognized exchange agent agreed to between the parties) (the “Exchange Agent”) to act as agent for the Company’s stockholders who shall become entitled to receive funds pursuant to this Agreement, including as agent for the purpose of exchanging for the Per Share Merger Consideration, shares of Company Common Stock (i) represented by certificates (the “Certificates”) or (ii) that are uncertificated and represented by book entry (the “Book-Entry Shares”). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent the aggregate Per Share Merger Consideration (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the aggregate Per Share Merger Consideration, Parent and the Surviving Corporation shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Exchange Agent as directed by Parent; provided, that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of the aggregate Per Share Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Exchange Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than 30 days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund and shall be paid to the Surviving Corporation on the earlier of 12 months after the Effective Time or the full payment of the aggregate Per Share Merger Consideration. The Payment Fund shall not be used for any purpose other than to make prompt payment of the applicable Per Share Merger Consideration to each holder of shares of Company Common Stock who shall become entitled to receive such funds pursuant to this Agreement. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Per Share Merger Consideration in respect of such shares.
(b) Promptly after the Effective Time, and in any event no later than three Business Days after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock holding Certificates at the Effective Time whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions, each in forms reasonably satisfactory to the Company and Parent (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.09) to the Exchange Agent for use in such exchange). Each holder of shares of Company Common Stock represented by a Certificate that have been converted into the right to receive the Per Share Merger Consideration shall be entitled to receive the Per Share Merger Consideration in respect of each share of Company Common Stock represented by a Certificate, promptly, upon surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, in a form reasonably satisfactory to the Company and Parent, and such other documents as may reasonably be requested by the Exchange Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Per Share Merger Consideration. Promptly after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to issue and send to each holder of Book-Entry Shares, other than with respect to Excluded Shares and Dissenting Shares a check or wire transfer for the amount of cash equal to such holder’s Per Share Merger Consideration, without such holder being required to deliver a Certificate, an executed letter of transmittal or any “agents message” to the Exchange Agent, and such Book-Entry Shares shall then be automatically cancelled. No interest shall be paid or accrued on the Per Share Merger Consideration.
(c) If any portion of the Per Share Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or cancelled Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) either such share of Company Common Stock shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such share of Company Common Stock or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d) All Per Share Merger Consideration paid upon the surrender of Certificates or cancellation of Book-Entry Shares, as applicable, in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Share and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Share Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock 12 months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Per Share Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
Section 2.05 Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL (collectively, “Dissenting Shares”) shall not be converted into a right to receive the Per Share Merger Consideration but instead, at the Effective Time, such shares shall automatically be canceled and shall cease to exist and shall be converted into a right to receive payment of the appraised value of such shares in accordance with Section 262 of the DGCL; provided, however, that if such holder withdraws its demand for appraisal, fails to perfect or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be deemed to have been converted as of the Effective Time into the right to receive the Per

Share Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 2.08 and less any amounts previously paid to such holder pursuant to Section 262(h) of the DGCL), in accordance with Section 2.04, upon surrender of such share of Company Common Stock. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in and direct all negotiations, offers, settlements and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
Section 2.06 Restricted Stock Awards; Restricted Stock Unit Awards.
(a) Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Company Restricted Stock Award shall become fully vested and the restrictions with respect thereto shall lapse. All Company Restricted Stock Awards, including such awards that become fully vested and with respect to which the restrictions shall lapse immediately prior to the Effective Time, shall be treated in the Merger in the same manner as the other shares of Company Common Stock in accordance with Section 2.03(a) and Section 2.04. Company Restricted Stock Awards that become fully vested pursuant to this Section 2.06(a) shall be subject to withholding in accordance with the provisions of Section 2.08. In no event shall this Section 2.06 and Section 2.04 result in a duplication of benefits with respect to any Company Restricted Stock Awards.
(b) Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Company Restricted Stock Unit Award, whether vested or unvested, shall be canceled and extinguished as of the Effective Time and, in exchange therefor, each holder of such Company Restricted Stock Unit Award shall have the right to receive from the Surviving Corporation an amount in cash, without interest thereon, equal to the product obtained by multiplying (i) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit Award (with such number of shares for a Company Restricted Stock Unit Award subject to performance-based vesting determined at the target level of performance) by (ii) the Per Share Merger Consideration (such amounts payable hereunder, the “Restricted Stock Unit Award Payments”); provided that, in the case of any such amounts that constitute non-qualified deferred compensation under Section 409A of the Code, the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code. From and after the Effective Time, each Company Restricted Stock Unit Award shall no longer represent the right to receive shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the applicable Restricted Stock Unit Award Payments. The Restricted Stock Unit Award Payments shall be paid promptly and in any event no later than the first regularly scheduled payroll date that occurs more than five Business Days following the Effective Time. All payments provided pursuant to this Section 2.06(b) shall be made through the Company’s payroll systems, subject to withholding in accordance with the provisions of Section 2.08.
(c) As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are necessary to terminate each Company Stock Plan and for the treatment of the Company Equity Awards pursuant to this Section 2.06, which resolutions will also provide that such Company Equity Awards shall terminate conditioned upon, and effective immediately after, the Effective Time and the holders thereof be will entitled only to the amount specified herein in respect thereof. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Shares or other capital stock of the Company to any Person pursuant to or in settlement of any Company Equity Award. The Company shall provide to Parent or its counsel for review and reasonable comment any documentation prepared by the Company or its counsel to effectuate the foregoing.
Section 2.07 Adjustments. If, during the period between the date hereof and the Effective Time and without limiting the Company’s obligations under Section 6.01, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Per Share Merger Consideration, Restricted Stock Unit Award Payments and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.
Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority in accordance with Applicable Law by Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, made such deduction and withholding.
Section 2.09 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and an indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01 Certificate of Incorporation. By virtue of the Merger, at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit A hereto (which shall contain such provisions as are necessary to give full effect to Section 6.10 hereof), and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.02 Bylaws. By virtue of the Merger, at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit B hereto (which shall contain such provisions as are necessary to give full effect to Section 6.10 hereof), and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with each of the certificate of incorporation and bylaws of the Surviving Corporation and Applicable Law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The following representations and warranties by the Company are qualified in their entirety by reference to the disclosure (a) in the Company SEC Documents filed or furnished at least one Business Day prior to the date hereof (but excluding any risk factor disclosures contained under the heading “Risk Factors” (other than any factual information contained therein), any disclosure of risks explicitly included in any “forward-looking statements” disclaimer or any other disclosures contained therein to the extent they are predictive or forward-looking in nature (other than any factual information contained therein); it being understood that any matter disclosed in such Company SEC Document shall not be deemed disclosed for purposes of the representations and warranties set forth in Section 4.02, Section 4.03 and Section 4.04; and (b) set forth in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”). Disclosure of any item in any section or subsection of the Company Disclosure Schedule shall provide an exception to or otherwise qualify or modify the representations and warranties of the Company specifically referred to in such disclosure and, other than Section 4.07(b), such other representations and warranties to the extent such disclosure shall reasonably appear from the substance of such disclosure to be applicable to such other representations and warranties. The Company represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Organization and Good Standing.
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where the lack of such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly licensed or qualified to do business and is in good standing in each other jurisdiction where such qualification is necessary, except where the lack of such license or qualification or failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Section 4.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company and the jurisdiction of organization thereof.
(c) True and complete copies of each Company Governing Document, in each case as in effect on the date of this Agreement, are included in the Company SEC Documents. The Company is not in violation of any Company Governing Document in any material respect. The Company has made available to Parent a true and complete copy of the certificate of incorporation and by-laws (or equivalent organizational documents) of each Subsidiary of the Company, each as in effect as of the date of this Agreement. Each such certificate of incorporation and bylaws (or equivalent organizational documents) is in full force and effect. No Subsidiary of the Company is in violation of any of the provisions of its certificate of incorporation or by-laws (or equivalent organizational documents) in any material respect.
Section 4.02 Corporate Authorization.
(a) The Company has all requisite corporate power and authority to enter into and deliver this Agreement, perform its covenants and obligations hereunder and, subject to obtaining the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. Subject to the accuracy of the representations and warranties in Section 5.10, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, subject to obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. Subject to the accuracy of the representations and warranties in Section 5.10, the only vote of holders of any class of capital stock of the Company necessary to adopt and approve this Agreement and to consummate the Merger and the transactions contemplated by this Agreement (under Applicable Law, the Company Governing Documents or otherwise) is adoption and approval of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock, voting as a single class (such vote, the “Stockholder Approval”). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”).
(b) The Special Committee, at a meeting duly called and held at which all members of the Special Committee were present, has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and the Company’s stockholders and (ii) recommended that the Company Board (A) approve and declare advisable this Agreement, the Merger and the other transactions contemplated hereby, (B) direct that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders and (C) recommend that the Company’s stockholders adopt this Agreement.
(c) The Company Board, at a meeting duly called and held, and acting upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and the Company’s stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and declared it advisable that the Company enter into this Agreement and consummate the Merger and other transactions contemplated hereby, which approval, to the extent applicable and subject to the accuracy of the representations and warranties in Section 5.10, constituted approval under the provisions of Section 203 of the DGCL as a result of which the transactions contemplated hereby, including the Merger, are not and will not be subject to the restrictions on “business combinations” under the provision of Section 203 of the DGCL or any other similar “anti-takeover” Applicable Law, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and consummation of the Merger and other transactions contemplated hereby, (iv) made the Board Recommendation, and (v) directed that this Agreement be submitted to a vote of the Company’s stockholders.
Section 4.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated hereby or compliance by the Company with any of the provisions of this Agreement does or will (a) contravene, conflict with or result in any violation or breach of any provision of (i) the Company Governing Documents or (ii) the certificate of incorporation and by-laws (or equivalent organizational documents) of any Subsidiary of the Company, (b) require any filing by the Company or any of its Subsidiaries with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the Applicable Laws of states in which any Subsidiary of the Company is qualified to do business, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act and any other Required Governmental Approvals set forth on Section 4.03 of the Company Disclosure Schedule, (iv) such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Merger or (v) such filings as may be required under the rules and regulations of NASDAQ in connection with this Agreement and the Merger), (c) require any consent or other action by any Person, result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including, but not limited to, any right of termination, amendment, cancellation or acceleration), result in the creation of any Liens (other than Permitted Liens), under, any of the terms, conditions or provisions of any Material Contract, Company Permit, Company Franchise Agreement or Leased Real Property Lease or (d) violate any order, writ, injunction, decree or Applicable Law applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets; except in each of clauses (a)(ii), (b), (c) or (d) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings or (z) any such modifications, violations, rights, breaches or defaults have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04 Capitalization.
(a) The authorized capital stock of the Company consists solely of (i) 120,000,000 shares of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company Certificate. At the close of business on August 3, 2023 (the “Capitalization Date”): 26,189,111 shares of Company Common Stock were issued and outstanding (including an aggregate of 547,805 shares of Company Common Stock subject to outstanding Company Restricted Stock Awards); an aggregate of 237,986 shares of Company Common Stock were subject to outstanding Company Restricted Stock Unit Awards (assuming achievement of 100% of target performance goals); 781,874 shares of Company Common Stock were reserved for future issuance under the Company Stock Plans; and zero shares of Company Preferred Stock were issued and outstanding. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments to any Person based on the price or value of any Company Securities or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities.

(b) Section 4.04(b) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, a complete and correct list of (i) all outstanding Company Restricted Stock Unit Awards, including the number of shares of Company Common Stock underlying such awards, the name of the holder, a description of the vesting schedule (and the terms of any acceleration rights thereof), and the grant date; and (ii) all outstanding Company Restricted Stock Awards, including the number of shares of Company Common Stock underlying such awards, the name of the holder, a description of the vesting schedule (and the terms of any acceleration rights thereof), the grant date. No holder of a Company Restricted Stock Award has made a valid and timely election under Section 83(b) of the Code. The Company Stock Plans are the only plans or programs the Company or any of its Subsidiaries sponsors or maintains under which stock options, restricted stock awards, restricted stock units, stock appreciation rights or other compensatory equity or equity-based awards or profit participation or similar rights are outstanding. The Company Restricted Stock Unit Awards and the Company Restricted Stock Awards set forth in Section 4.04(b) of the Company Disclosure Schedule constitute all of the Company Equity Awards outstanding as of the Capitalization Date.
(c) Except as set forth in this Section 4.04 (including, for the avoidance of doubt, as contemplated in the Company Disclosure Schedule) and for changes since the Capitalization Date resulting from the exercise or settlement of Company Equity Awards outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of or equity or ownership interests in the Company, (ii) securities of or equity or ownership interests in the Company convertible into or exchangeable for shares of capital stock or voting securities of or equity or ownership interests in the Company, (iii) options, warrants, subscription, call or other rights or arrangements to acquire from the Company, or other obligations or commitments (contingent or otherwise) of the Company to issue, transfer, dispose or sell any capital stock or other voting securities or equity or ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity or ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or equity or ownership interests in, the Company (the items in clauses (i)-(iv), together with Company Voting Debt, being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the disposition or voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character of the Company or its Subsidiaries relating to any Company Securities or any securities of the Company’s Subsidiaries, including any stockholders’ agreement, agreements restricting the transfer of, requiring the registration for sale of or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal, dividend rights, or similar rights with respect to, any Company Securities or any securities of the Company’s Subsidiaries. There are no outstanding obligations or commitments of any character of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities or make any investment in (whether in the form of a subscription obligation, loan, capital contribution credit enhancement, capital account funding obligation, assumption of indebtedness or otherwise) any Person (other than any wholly-owned Subsidiary of the Company). All Company Restricted Stock Awards and Company Restricted Stock Unit Awards may, by their terms or the terms of the Company Stock Plans, be treated in accordance with Section 2.06.
(d) Section 4.04(d) of the Company Disclosure Schedule sets forth a true and complete list of the percentage of ownership interest of the Company in each Subsidiary of the Company. Each outstanding share, limited liability company interest, partnership interest or equity or similar interest of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and was issued free and clear of any Lien and free of any preemptive (or similar) rights or other limitation or restriction, and each such share or interest is owned by the Company or a Subsidiary of the Company. Except for its interests in its Subsidiaries listed on Section 4.04(d) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock of, limited liability company interest, partnership interest or other equity or similar interests in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, association or other entity. There are no options, warrants, rights, convertible, exercisable or exchangeable securities, stock-settled performance units,

Contracts or undertakings of any kind to which any Subsidiary of the Company is a party or by which any of them is bound obligating any such Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or otherwise dispose of any shares of capital stock, or other voting securities of or equity interest in, or any security convertible, exercisable or exchangeable for any shares of capital stock or other voting securities of or equity interest in, any Subsidiary of the Company.
(e) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Company Voting Debt”).
(f) None of (i) the shares of capital stock of the Company or (ii) Company Securities are owned by any Subsidiary of the Company.
Section 4.05 Company SEC Documents and Financial Statements.
(a) The Company has filed or furnished (as applicable) with the SEC on a timely basis all forms, reports, schedules, statements and other documents required by it to be filed or furnished (as applicable) since and including the Lookback Date pursuant to Applicable Law (such documents, as have been amended since the time of their filing, collectively, the “Company SEC Documents”). As of their respective filing dates (and as of the date of any amendment), the Company SEC Documents (i) did not (or with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is, and since the Lookback Date have been, the subject of ongoing SEC review or outstanding SEC investigation. There has been no material correspondence between the SEC and the Company since the Lookback Date that is not set forth in the Company SEC Documents or that has not otherwise been made available to Parent prior to the date of this Agreement.
(b) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(c) Except as permitted under the Exchange Act and disclosed in the Company SEC Documents, neither the Company nor any of its Affiliates has made, arranged or modified any extensions of credit in the form of a personal loan to any director or executive officer of director of the Company or any of their respective Affiliates.
(d) No Subsidiary of the Company is required to file, or files, any reports, schedules, forms, statements, prospectuses, registration statements or other documents with the SEC.
(e) All of the audited consolidated financial statements and unaudited interim consolidated financial statements of the Company and its Subsidiaries included or incorporated in the Company SEC Documents (collectively, the “Financial Statements”), (i) have been or will be, as the case may be, prepared from and, are in accordance with, the books and records of the Company, (ii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of any unaudited interim financial statements, for normal and recurring year-end adjustments, for the absence of footnotes, to the extent that, if presented, such footnotes would not differ materially from those in the most recent audited consolidated financial statements of the Company, and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act), and (iii) fairly present in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its Subsidiaries as of the times and for the periods referred to therein.

(f) Since the Lookback Date, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Financial Statements in accordance with GAAP, except as described in the notes thereto.
Section 4.06 Internal Controls.
(a) The Company has designed, established and maintained a system of internal controls over financial reporting (“Internal Controls”) (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP. The Company (i) has designed, established and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) effective to ensure that material information required to be disclosed by the Company is timely recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act and (ii) based on its most recent evaluation of its system of Internal Controls of its reporting prior to the date hereof, has disclosed to the Company’s auditors and the audit committee of the Company Board (and made summaries of such disclosures available to Parent) any significant deficiencies and material weaknesses in the design or operation of Internal Controls that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and have identified for the Company’s auditors any material weaknesses in Internal Controls. Neither the Company nor any of its Subsidiaries nor the Company’s independent auditors has identified or been made aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls, including management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
(b) The Company is, and since the Lookback Date has been, in compliance in all material respects with (i) all applicable rules and all current listing and corporate governance requirements of NASDAQ, and (ii) all applicable rules, regulations and requirements of the Sarbanes-Oxley Act of 2002.
(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership, or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose, or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose, or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.
(d) From the Lookback Date to the date hereof, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has received any written complaint, allegation, assertion or claim, regarding (i) a material violation of accounting procedures, internal accounting controls or auditing matters or questionable accounting or auditing compliance matters, (ii) deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their Internal Controls, or (iii) any fraud, whether or not material, that involves management or other employees who have a role in the Internal Controls.
(e) To the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar material violation by the Company or any of its officers, directors, employees or agents to the Company’s Chief Legal Officer, audit committee (or other committee designated for the purpose) of the Company or the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

Section 4.07 Absence of Certain Changes.
(a) Except as contemplated by this Agreement, from the Company Balance Sheet Date to the date hereof, (i) the Company has conducted its business in the ordinary course of business and (ii) none of the Company or any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 6.01(a), Section 6.01(b), Section 6.01(c), Section 6.01(d), Section 6.01(e) (other than with respect to store-level employees), Section 6.01(g), Section 6.01(h), Section 6.01(j), Section 6.01(k), Section 6.01(m) or solely with respect to the foregoing, Section 6.01(t).
(b) From the Company Balance Sheet Date through the date of this Agreement, no Effect(s) have occurred, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.08 No Undisclosed Material Liabilities. Except (a) as reflected or otherwise reserved against on the Financial Statements, (b) for liabilities and obligations incurred since the Company Balance Sheet Date in the ordinary course of business (none of which is a liability or obligation arising from any breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of Applicable Law), (c) for liabilities and obligations incurred under this Agreement or in connection with the transactions contemplated hereby, and (d) for liabilities and obligations incurred under the terms of any Material Contract as in effect on the date hereof, other than liabilities or obligations due to breaches, terminations or accelerations thereunder and liabilities in respect of indebtedness for borrowed money, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature whatsoever, whether or not accrued, contingent, absolute, determined, determinable or otherwise, other than as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.
Section 4.09 Litigation. Since the Lookback Date there has been, no Proceeding, pending against (or to the Knowledge of the Company, threatened by, against or affecting), the Company, any of its Subsidiaries or, as of the date hereof, any executive officer, director or employee of the Company (in their capacity as such) that (a) would reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole or (b) in any manner seeks to prevent, enjoin, alter or materially delay the Merger or any of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries nor any of their respective properties is subject to any Order which would reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, or which would reasonably be expected to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.
Section 4.10 Compliance with Applicable Law.
(a) The Company and its Subsidiaries are, and since the Lookback Date have been, in material compliance with all Applicable Laws which affect the business, properties or assets of the Company and its Subsidiaries, and no notice, charge or assertion has been received by the Company or its Subsidiaries or threatened in writing or, to the Knowledge of the Company, orally threatened against the Company or its Subsidiaries alleging any violation of any Applicable Laws other than as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.
(b) The Company and its Subsidiaries are in possession of all material authorizations, licenses, permits, registrations, certificates, approvals and clearances of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate its properties or to carry on its business substantially in the manner described in the Company SEC Documents filed prior to the date hereof and substantially as is being conducted as of the date hereof (the “Company Permits”), no suspension, cancellation, withdrawal or revocation of the Company Permits is pending or threatened and all such Company Permits are valid, and in full force and effect, except such invalidities or failures that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company or its Subsidiaries are in compliance with, and since the Lookback Date have been complied with, all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, and all applicable sanctions, import, export and customs regulations, including those administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, U.S. Department of State, and the Customs and Border Protection agency.

(c) The Company and its Subsidiaries are in compliance with, and since the Lookback Date have been in compliance with, all U.S. and non-U.S. anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, as amended (collectively, “Anticorruption Laws”) and all sanctions, import, export, customs regulations, and the anti-boycott laws including those administered and enforced by the U.S. Department of Treasury’s Internal Revenue Service, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce, U.S. Department of State, and the Customs and Border Protection agency (collectively, “Trade Control Laws”) other than as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. None of the Company, its Subsidiaries nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or its Subsidiaries, is currently, or has been since the Lookback Date: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, or (iv) has made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Governmental Official or other Person in violation of any applicable Anticorruption Laws.
Section 4.11 Material Contracts.
(a) Except as filed as exhibits to the Company SEC Documents filed at least one full Business Day prior to the date hereof, Section 4.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each Contract to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound (other than, in each case, Company Franchise Agreements, which are the subject of Section 4.19), which, as of the date hereof:
(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii) (A) involves or is reasonably likely to involve annual expenditures (including, for the avoidance of doubt, capital expenditures) by the Company or any Subsidiary in excess of $300,000 in any twelve-month period, whether or not entered into in the ordinary course of business (B) is a Supplier Contract;
(iii) contains any (A) right of first offer, right of first refusal, or exclusivity provisions with respect to the conduct of any line of business of the Company or its Affiliates, (B) non-competition provision that restricts the Company’s or its Affiliates’ ability to compete with any business or in any geographical area (other than exclusive territories granted in the ordinary course in connection with a Company Franchise); or (C) grants a “most favored nation” status or similar provision;
(iv) relates to a partnership, joint venture, strategic alliance or other similar arrangement;
(v) is an employment, consulting, services, severance, termination, bonus or incentive compensation, change in control, retention, deferred compensation or other compensatory agreement, contract, understanding, obligation or commitment contract with any current officer of the Company or any member of the Company Board (other than a Company Benefit Plan listed on Section 4.13(a) of the Company Disclosure Schedule);
(vi) is a Contract that relates to (A) the licensing or use of Intellectual Property by the Company or any of its Subsidiaries to or for the benefit of a third-party (other than non-exclusive licenses of Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business in connection with the sale and marketing of the Company’s products and services); (B) the licensing of third-party Intellectual Property to the Company or any of its Subsidiaries (other than (1) any Contract for commercially available “off-the-shelf” software licensed or made available to the Company and its Subsidiaries on a non-exclusive basis pursuant to standard commercial terms, (2) licenses with annual payments of less than $250,000 per annum or (3) Contracts relating to the development of Company Intellectual Property or Intellectual Property by employees and independent contractors used in, incorporated into or under development with respect to any products or services of the Company or its Subsidiaries substantially on the Company’s or its applicable Subsidiary’s form of agreement); or (C) the sale or purchase of Intellectual Property, or any agreement affecting the Company’s or any of its Subsidiaries’ ability to use, enforce, or disclose, or the settlement of a dispute related to, any Intellectual Property, including covenant not to sue, coexistence, and settlement agreements;
(vii) except for this Agreement, is a Contract to which the Company or any Subsidiary of the Company is a party, in each case, relating to (A) the acquisition or disposition by the Company or any Subsidiary of the Company of any business, material properties or assets (whether by merger, sale of stock, sales of assets or otherwise), in each case, except for acquisitions and dispositions of properties (other than real property) and assets in the ordinary course of business, or (B) the pending or future acquisition from another Person or pending or future disposition to another Person of any business, assets or capital stock or other equity interest of another Person and other Contracts that relate to an acquisition or similar transaction which contain material continuing obligations with respect to the Company or any of its Subsidiaries, in any such case, after the date hereof;
(viii) is a Contract that is a settlement, conciliation or similar agreement with respect to a Proceeding (A) that has been entered into with any Governmental Authority since the Lookback Date, (B) pursuant to which the Company or any Subsidiary of the Company is obligated after the date of this Agreement to pay consideration in excess of $300,000, or (C) that would otherwise materially limit the operation of the Company and its Subsidiaries, taken as a whole, as currently operated;
(ix) relates to the borrowing of money, capital lease obligations, finance lease obligations, purchase money indebtedness, extensions of credit, or any financial guaranty thereof, in each case, in an amount in excess of $200,000 (including any related security or pledge agreements), other than incremental borrowings under the Company Existing Credit Facility not in excess of borrowing limits thereunder in effect on the date hereof (provided, for the avoidance of doubt, that the Company Existing Credit Facility is a Material Contract);
(x) contains a continuing indemnity obligation that would reasonably be expected result in payments in excess of $500,000;
(xi) is a Contract with any agency, dealer, sales representative, marketing or other similar agreement;
(xii) the Company or any of its Subsidiaries is lessee of, or holds or operates, any personal property owned by any other Person, for which the annual rent exceeds $500,000;
(xiii) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries or the issuance of any guaranty by the Company or any of its Subsidiaries;
(xiv) is with any Affiliate, director, executive officer, holder of 5% or more of the shares of capital stock of the Company or, to the Knowledge of the Company, any of their respective Affiliates (other than the Company or its Subsidiaries) or immediate family members (other than offer letters that can be terminated at will without severance obligations); and
(xv) commits the Company or any of its Subsidiaries to enter into any Contracts of the types described in the foregoing clauses (i) through (xiv).
(b) Each Contract of the type described above in Section 4.11(a) is referred to herein as a “Material Contract”. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) each Material Contract is valid and binding on the Company and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect (except that such enforcement may be subject to the Bankruptcy and Equity Exception), and (ii) there is no event or condition which has occurred or exists, which constitutes or could constitute (with or without notice, the happening of any event and/or the passage of time) a default or breach under any Material Contract by the Company or, to the Knowledge of the Company, any other party thereto, and neither the Company nor any of its Subsidiaries has received written notice or, to the Knowledge of the Company, oral notice that it has breached, violated or defaulted under any Material Contract or that any other party to a Material Contract intends to terminate, adversely amend or fail to renew any Material Contract.
Section 4.12 Taxes.
Except as set forth on Section 4.12 of the Company Disclosure Schedule:
(a) The Company and each of its Subsidiaries has timely filed all income and other material Tax Returns required by applicable law to be filed by or with respect to each of them, and all such Tax Returns are true and complete in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Returns (other than automatic extensions requested in the ordinary course of business);
(b) All income and other material Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid or have been adequately reserved against in accordance with GAAP;
(c) Neither the Company nor any of its Subsidiaries (i) is delinquent in the payment of any material Tax, or (ii) has received written notice of any actual or proposed deficiencies or assessments for Taxes that have not been finally resolved with all amounts due either paid or accrued as a liability in the Company’s most recent balance sheet to the extent required by GAAP;
(d) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Liens that are (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements filed with the SEC;
(e) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, receivable or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or any commercial agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes);
(f) Neither the Company nor any of its Subsidiaries has, during the two year period ending on the date of this Agreement or otherwise as part of a plan or series of related transactions within the meaning of Section 355(e) of the Code, distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code;
(g) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b);
(h) No examination, audit, claim, assessment, deficiency or other Proceeding is underway, pending or threatened in writing with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and no claim has been made in writing by a Taxing Authority of a jurisdiction where the Company or any of its Subsidiaries has not filed Tax Returns claiming that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction that has not been resolved with all amounts due either paid or accrued as a liability in the Company’s most recent balance sheet to the extent required by GAAP;
(i) Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes and no requests for waivers of the time to assess any Tax have been made that are still pending;
(j) Except for any group of which the Company is the common parent, none of the Company or any of its Subsidiaries is or was a member of an “affiliated group” (as defined in Section 1504 of the Code) or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of law, as a transferee or successor, by Contract, or otherwise; and

(k) The Company and each of its Subsidiaries (i) has withheld with respect to their employees and other third Persons all material amounts of U.S. federal and state income Taxes required to be withheld and (ii) has timely paid over any amounts so withheld to the appropriate Tax authority (to the extent required by applicable Law).
Section 4.13 Employee Benefit Plans.
(a) Section 4.13(a) of the Company Disclosure Schedule sets forth a list of each material Company Benefit Plan. The Company has provided to Parent and Merger Sub true, correct and complete copies of (i) the current plan documents (and all amendments thereto) for each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, a description thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description (and all summaries of material modifications) for each Company Benefit Plan for which such summary plan description is required; and (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan.
(b) Each Company Benefit Plan is in compliance, in form and in operation in all material respects, with its terms and the applicable provisions of ERISA, the Code and all other Applicable Laws, except for any noncompliance that would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, and no event has occurred and no conditions exist, that has subjected, or would be reasonably expected to subject, the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or any other Applicable Law. There are no Proceedings or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, anticipated or expected to be asserted with respect to any Company Benefit Plan or any related trust or other funding medium thereunder or with respect to the Company or any ERISA Affiliate as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof other than as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.
(c) (i) All Company Benefit Plans that are “employee pension plans” (as defined in Section 3(3) of ERISA) and that are or were intended to be tax qualified under Section 401(a) of the Code that are sponsored, administered or maintained by the Company or any of its Subsidiaries (each, a “Company Pension Plan”) are so qualified and have received a current favorable determination letter or may rely upon a current opinion or advisory letter from the IRS and (ii) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan. The Company has made available to Parent and Merger Sub a complete copy of the most recent determination letter received with respect to each Company Pension Plan.
(d) None of the Company Benefit Plans provides for post-employment, post-ownership or post-service medical or other welfare benefits to any Person, other than health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA (and for which the beneficiary pays the full premium cost of coverage).
(e) All material contributions, premiums reimbursements and benefit payments under or in connection with the Company Benefit Plans that are required to have been made in accordance with the terms of the Company Benefit Plans have been timely made.
(f) No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries nor any of their respective ERISA Affiliates, maintain, sponsor or contribute to, or have, in the past six years, maintained, sponsored or contributed to (i) an employee benefit plan subject to Title IV of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) (“Multiemployer Plan”); (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (“Multiple Employer Plan”); or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA) (“MEWA”). Neither the Company nor any of its Subsidiaries has incurred or is reasonably likely to incur any material liability under Title IV of ERISA, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan or MEWA, and no fact or event exists that would give rise to any such liability.

(g) Except as set forth in Section 4.13(g) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) could reasonably be expected to (i) entitle any Employee to any payment or benefit or (ii) accelerate the time of payment or vesting of any compensation or benefits, in either case under any Company Benefit Plan or otherwise, (iii) limit or restrict the right of the Company or any of its Subsidiaries to merge, amend, or terminate any Company Benefit Plan, (iv) result in any forgiveness of indebtedness of any Employee, or (v) result in any payment or benefit made by the Company or any of its Subsidiaries that reasonably could be expected to be “excess parachute payments” pursuant to Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).
(h) Except as set forth in Section 4.13(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is obligated to pay a Tax gross-up or reimbursement payment to any Employees.
(i) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.
Section 4.14 Labor and Employment Matters.
(a) The Company has made available to Parent a schedule that sets forth for each current employee of the Company and its Subsidiaries such employee’s (i) name; (ii) annual base salary or hourly wage rate, as applicable; (iii) title; (iv) primary work location; and (v) whether the employee is exempt from the overtime compensation requirements under Applicable Law.
(b) Except as set forth on Section 4.14(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement with respect to its employees.
(c) Neither the Company nor any of its Subsidiaries is a party or subject to any pending or, to the Knowledge of the Company, threatened material labor strike, organized work stoppage, slowdown, lock out, unfair labor practice charge or similar labor activity or dispute affecting the Company or any of its Subsidiaries.
(d) The Company and each of its Subsidiaries is, and since the Lookback Date has been, in compliance in all material respects with all Applicable Laws relating to employment or the engagement of labor, including all Applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, employment of foreign nationals, and the collection and payment of withholding or social security Taxes, other than as would not reasonably be expected to be material, individually or in the aggregate to the Company and its Subsidiaries, taken as a whole, and no notice, charge or assertion has been received by the Company or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any violation of any Applicable Laws other than as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.
Section 4.15 Insurance Policies. A true and complete list of the insurance policies maintained by or with respect to the Company and its Subsidiaries and their respective employees, assets and properties is set forth on Section 4.15 of the Company Disclosure Schedule. The Company has delivered to Parent true, correct and complete copies of such policies. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (a) all such policies are, and since the Lookback Date have been, in full force and effect with all premiums due having been paid in full, and are provided by carriers who, to the Knowledge of the Company, are financially solvent, (b) all premiums due and payable thereon have been timely paid (other than retroactive or retrospective premium adjustments that are not yet due but may be required to be paid with respect to a period ending prior to the Effective Time), (c) no notice of cancellation, termination or material premium increase has been received or, to the Knowledge of the Company, threatened with respect to any such policy other than ordinary renewals, (d) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy and (e) the Company and its

Subsidiaries maintain insurance in such amounts and against such risks and with such carriers as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate and as is sufficient to comply with Applicable Law. None of the policy limits under any such policies have been materially eroded by the payment of claims. Except as set forth in Section 4.15 of the Company Disclosure Schedule, there is no claim by the Company or any of its Subsidiaries pending under any such policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.
Section 4.16 Environmental Matters. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries is, and since the Lookback Date has been, in compliance with all Environmental Laws, including obtaining, maintaining, and complying with all permits, authorizations, consents, registrations, and approvals required under Environmental Law; (ii) neither the Company nor any of its Subsidiaries is a party to any pending or, to the Knowledge of the Company, threatened Proceeding, or has received any written notice or report, alleging non-compliance by the Company or its Subsidiaries with, or that the Company or its Subsidiaries have liability (contingent or otherwise) under, Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has treated, stored, arranged for or permitted the disposal of, transported, distributed, exposed any person to, manufactured, handled, Released or caused the Release of any Hazardous Materials, or owned or operated any facility or property contaminated by Hazardous Materials (including the Owned Real Property, the real property leased by the Company or any of its Subsidiaries, or properties formerly owned, leased or operated by the Company or any of its Subsidiaries) in each case, so as to require abatement or remediation, or give rise to liability (contingent or otherwise) for the Company or any of its Subsidiaries, under applicable Environmental Laws; and (iv) neither the Company nor any Subsidiary has assumed or undertaken, or held harmless or provided any indemnity to a third party for, any outstanding liability of a third party under Environmental Law. The Company and its Subsidiaries have furnished to Parent and Merger Sub all material environmental, health or safety audits, reports and other material environmental, health or safety documents relating to the current or former properties, facilities or operations of the Company and its Subsidiaries that are in their possession or reasonable control.
Section 4.17 Intellectual Property.
(a) Section 4.17(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all patents and patent applications and trademark, service mark and copyright registrations and applications for registration, in each case, that are included in the Company Intellectual Property (collectively, “Company Registered Intellectual Property”).
(b) The Company or one of its Subsidiaries: (i) is the owner of all right, title and interest in and to each item of Company Intellectual Property free and clear of all Liens (other than Permitted Liens) or (ii) has sufficient rights to each other item of Intellectual Property used in or necessary for the conduct of their businesses pursuant to a valid, sufficient and enforceable written license.
(c) Except as set forth in Section 4.17(c) of the Company Disclosure Schedule, (i) Since the Lookback Date, no Proceeding or Order is currently pending, unresolved or threatened in writing by any Person, which allege that the use by the Company or any of its Subsidiaries of the Company Intellectual Property or conduct of the businesses of the Company or any of its Subsidiaries infringes, dilutes, violates, misappropriates or otherwise conflicts with the Intellectual Property of a third party in any material respect; (ii) no Proceeding or Order is currently pending, unresolved or to the Knowledge of the Company, threatened against any third party involving an infringement, dilution, violation, misappropriation or other conflict by or with such third party of any Company Intellectual Property and, to the Knowledge of the Company, no third party is engaging in any activity that infringes, dilutes, violates, misappropriates or otherwise conflicts with any Company Intellectual Property; and (iii) the conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate, and since the Lookback Date has not infringed, misappropriated, diluted or otherwise violated, any Intellectual Property of any Person.
(d) Except as set forth in Section 4.17(d) of the Company Disclosure Schedule, all Company Registered Intellectual Property and other material Company Intellectual Property is unexpired and valid,

subsisting and enforceable in all material respects. At the Closing, all Intellectual Property licensed to the Company and its Subsidiaries will remain available for use by the Company and its Subsidiaries on the same terms and conditions in all material respects applicable to the Company and its Subsidiaries prior to Closing.
(e) The Company and its Subsidiaries take commercially reasonable actions to protect and enforce the Company Intellectual Property, including to maintain the confidentiality of the material trade secrets and confidential information forming a part of the Company Intellectual Property and such actions are appropriate and reasonable in the industry in which the Company and its Subsidiaries operates and in compliance with Applicable Law. No such trade secrets or confidential information have been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to an enforceable written confidentiality and non-disclosure agreement. All Persons who have created or developed any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries have entered into a written agreement requiring such Person to maintain the confidentiality of confidential information of the Company and its Subsidiaries and assigning such Persons’ rights in such Intellectual Property to the Company or its applicable Subsidiary (or ownership of such rights vests in the Company or its Subsidiary by operation of applicable Law), as applicable, and, to the Knowledge of the Company, no Person is in breach of any such agreement.
(f) The Company and its Subsidiaries own or have a valid right to access and use all Systems. The Systems that are currently used by the Company and its Subsidiaries constitute all the information and communications technology reasonably necessary to carry on the businesses of the Company and its Subsidiaries. The consummation of the transactions contemplated hereby will not impair or interrupt in any material respect the Company and its Subsidiaries’ access to and use of, or their respective right to access and use, the Systems or any third party databases or third party data used in connection with the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented firewall protections, implemented virus scans and taken commercially reasonable steps in accordance with industry standards to secure the confidentiality, security and integrity of the Systems and protect the Systems from unauthorized access or use by any Person. Since the Lookback Date, to the Knowledge of the Company, there: (x) has not been any material malfunction, failure, breakdown, continued substandard performance or other adverse event affecting the Systems that has not been remedied or replaced in all respects; and (y) has been no material unplanned downtime or service interruption with respect to any Systems. There are no viruses, disabling routines or other material contaminants in the Systems of the Company or any of its Subsidiaries.
Section 4.18 Properties.
(a) Section 4.18(a) of the Company Disclosure Schedule sets forth a list of all real property owned by the Company and its Subsidiaries, including all real property owned by the Company and its Subsidiaries related to a restaurant (the “Owned Real Property”). The Company or one of its Subsidiaries has good fee simple title to all Owned Real Property free and clear of all Liens, other than Permitted Liens. Except as set forth in Section 4.18(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof. Other than the rights granted pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or any interest therein. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.
(b) Section 4.18(b) of the Company Disclosure Schedule sets forth (i) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as tenant or lessee (including as subtenant or sublessee), other than leases of real property related to a restaurant, and (ii) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as tenant or lessee (including as subtenant or sublessee) related to a restaurant, (collectively, the “Leased Real Property Leases”). The Company has delivered to Parent a true, correct and complete copy of each Leased Real Property Lease, and in the case of any oral Leased Real Property Lease, a written summary of the material terms of such Leased Real Property Lease. Except as set forth in Section 4.18(b) of the Company Disclosure Schedule, (i) the Company or one of its Subsidiaries has a good and valid leasehold estate in each real property subject to the Leased Real Property Leases, free and clear of all Liens, except for Permitted Liens and (ii) the Leased Real

Property Leases are in full force and effect, subject to proper authorization and execution of such lease by the other party thereto and the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries has received written notice that it is in default in any material respect under any Leased Real Property Lease and, to the Knowledge of the Company, no event or condition has occurred, or currently exists, which constitutes or could constitute (with or without notice, the happening of any event and/or the passage of time) a material default or material breach under any Leased Real Property Lease on the part of the Company or its applicable Subsidiary or the other party thereto. Section 4.18(b) of the Company Disclosure Schedule sets forth a list of all leases accounted for by the Company or its Subsidiaries as a capital lease.
(c) Section 4.18(c) of the Company Disclosure Schedule sets forth (i) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as landlord or lessor (including as sublandlord or sublessor), other than leases related to a restaurant, and (ii) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as landlord or lessor (including as sublandlord or sublessor) related to a restaurant (collectively, the “Company Leased Real Property Leases”). The Company has delivered to Parent a true, correct and complete copy of each Company Leased Real Property Lease, and in the case of any oral Company Leased Real Property Lease, a written summary of the material terms of such Company Leased Real Property Lease. The Company Leased Real Property Leases are in full force and effect, subject to proper authorization and execution of such lease by the other party and the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries has provided written notice to the other party to any Company Leased Real Property Lease that such party is in default in any material respect under such Company Leased Real Property Lease and, to the Knowledge of the Company, no event or condition has occurred, or currently exists, which constitutes or could constitute (with or without notice, the happening of any event and/or the passage of time) a material default or material breach under any Company Leased Real Property Lease on the part of the Company or its applicable Subsidiary or, to the Knowledge of the Company, any other party thereto.
Section 4.19 Franchise Matters.
(a) Section 4.19(a) of the Company Disclosure Schedule sets forth a list of all (i) development agreements in which the Company or any of its Subsidiaries has granted rights to develop or operate “Pollo Tropical” restaurants, or license others to develop or operate “Pollo Tropical” restaurants, identifying the specific geographic areas or specific locations granted thereunder, and (ii) franchise or license agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or their properties is bound and that grant or purport to grant to any Person the right to develop or operate “Pollo Tropical” restaurants, or license others to develop or operate “Pollo Tropical” restaurants, identifying the specific geographic areas or specific locations granted thereunder (each, a “Company Franchise”), in each case that are in effect as of the date hereof (collectively, the “Company Franchise Agreements”). For the avoidance of doubt, the terms Company Franchise Agreements and Company Franchise include any area development agreements, area license agreements, franchise agreements, license agreements, master franchise agreements, subfranchise agreements, area representative agreements and similar agreements with Persons that cover the development, franchising or licensing of franchises of “Pollo Tropical” restaurants. The Company has made available to Parent a true, correct and complete copy of each such Company Franchise Agreement and any amendments, addenda or agreements related thereto.
(b) Section 4.19(b) of the Company Disclosure Schedule sets forth a list of the top five Company Franchisees based upon the total royalties paid by each such Company Franchisee to the Company or any of its Subsidiaries during the 2021 and 2022 fiscal years. To the Knowledge of the Company, as of the date of this Agreement: (i) no such Company Franchisee is currently involved as a debtor in any bankruptcy proceedings; and (ii) the Company has not received written notice of any Company Franchisee’s intention or plans to close, cease to operate, leave or abandon, or sell its Company Franchises, or terminate or not renew its Company Franchise Agreements.
(c) To the Knowledge of the Company, each of the Company Franchise Agreements is valid and binding, and in full force and effect, and complies in all material respects with all Applicable Laws and any applicable Orders from any Governmental Authority having jurisdiction with respect to the offer and sale of franchises by the Company, subject in each case to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries has received any written notice of any material default or event that with or without notice or lapse of time, or both, would constitute a material default by the Company and its Subsidiaries under any Company Franchise Agreement, and there is no Proceeding, pending against (or to the Knowledge of the Company, threatened in writing against or naming as a party thereto), the Company or any of its Subsidiaries by any Company Franchisees alleging material defaults of any Company Franchise Agreement or violations of any Franchise Laws.
(d) Section 4.19(d) of the Company Disclosure Schedule sets forth: (i) a list of all Company FDDs that the Company or any of its Subsidiaries have used to offer or sell Company Franchises in any applicable jurisdiction at any time since the Lookback Date (the “Franchise Schedule Period”); (ii) the jurisdictions in which the Company has currently effective registrations and exemptions under Franchise Laws or has had an effective registration or exemption during the Franchise Schedule Period; and (iii) the effective date and expiration date of each such current and past registration or exemption during the Franchise Schedule Period. The Company has made available to Parent and Merger Sub true and complete copies of: (A) each such Company FDD; (B) copies of the listed franchise registrations, notices of exemption, and any orders, decrees issued to, from, or by any state authority under any Franchise Laws during the Franchise Schedule Period; and (C) financial performance representations, if any, used outside of the Company FDDs during the Franchise Schedule Period in connection with the offer or sale of Company Franchises.
(e) Since the beginning of the Franchise Schedule Period, all offers and sales of Company Franchises, and all terminations, non-renewals, and transfers, by the Company or any of its Subsidiaries have been made in material compliance with all applicable Franchise Laws in effect at the time of such offer or sale.
(f) Neither the Company nor any of its Subsidiaries is subject to any Order that would prohibit or restrict the offer or sale of Company Franchises in any applicable jurisdiction in which the Company has offered or sold Company Franchises, nor has the Company or any of its Subsidiaries received any written notice from any Governmental Authority indicating that such stop orders or other proceedings are or may be threatened.
(g) All franchise advertising and promotional materials have been published and disseminated in material compliance with Franchise Laws.
(h) Except as set forth on Section 4.19(h) of the Company Disclosure Schedule, the Company and its Subsidiaries have not contracted with or used any independent sales representatives, brokers, consultants, contractors, franchise referral networks, or other third parties in connection with the offer or sale of Company Franchises, or agreed to rebate or share with any third party amounts due under any Company Franchise Agreement. The Company has to the extent applicable, filed all broker and sales agent registrations on a timely basis as required by Franchise Laws during periods in which Company Franchises were offered or sold by such third parties on behalf of the Company in the applicable jurisdiction.
(i) Except as set forth in Section 4.19(i) of the Company Disclosure Schedule, during the Franchise Schedule Period, neither the Company nor any of its Subsidiaries has received any formal written complaint, allegation or notice of inquiry or investigation from any franchisee or employee of a franchisee, any Governmental Authority, or any other Person, that the Company or any of its Subsidiaries is or may be, or otherwise been alleged to be, a joint employer with, or subject to joint employment liability with, any franchisee.
(j) Except as set forth on Section 4.19(j) of the Company Disclosure Schedule, no Company Franchise Agreement gives any Franchisee or any other Person an option or right of first refusal to acquire any assets or any territorial rights, other than a limited protected territory for franchisee-operated businesses.
(k) Except as set forth on Section 4.19(k) of the Company Disclosure Schedule, neither Company nor its Subsidiaries has guaranteed, directly or indirectly, any Franchisee’s liabilities or obligations to any third party under any agreement, including any third party lease, loan agreement or other financing document, or agreed to subordinate its right to payment to any third party under any of the foregoing.
(l) Since the Lookback Date, to the Knowledge of the Company, all revenue or material benefits, including, without limitation, rebates, allowances, remunerations, and other payments made by suppliers, manufacturers, vendors and other third parties on account of Franchisees’ purchases from those entities or for purposes of doing business with Company or its Subsidiaries, (i) have been administered, disclosed and spent in accordance with all Applicable Laws and the applicable Company Franchise Agreements in all material respects, and (ii) are not prohibited by any Company Franchise Agreement.
(m) Except as set forth in Section 4.19(m) of the Company Disclosure Schedule, since the Lookback Date, (i) neither the Company or any of its Subsidiaries has maintained any advertising funds requiring any Franchisee to make payments to the Company or its Affiliates for use in connection with national or regional advertising, and neither the Company or any of its Subsidiaries has required any Franchisee to participate in any national, regional or local advertising cooperatives (collectively, “Franchise Funds”), (ii) each of the Company and its Subsidiaries has complied in all material respects with all agreements and Applicable Laws governing Franchise Funds, (iii) the only covenants or agreements governing the Franchise Funds are contained in the Company Franchise Agreements or disclosed in such Company FDDs, and (iv) the Franchise Funds and all monies paid thereto have been collected, accounted for, allocated and used in accordance with the Company Franchise Agreements or as disclosed in such Company FDDs.
Section 4.20 Suppliers. Section 4.20 of the Company Disclosure Schedule sets forth a true and complete list of the 15 largest suppliers or vendors to the Company and its Subsidiaries based on the consolidated cost of goods and services paid to such Persons by the Company or its Subsidiaries for each of (a) the fiscal years ended January 2, 2022 and January 1, 2023 and (b) the six month period ended July 2, 2023 (each such supplier or vendor, a “Supplier”, and any such Contract between a Supplier, on the one hand, and the Company or any of its Subsidiaries, on the other hand, a “Supplier Contracts”). No Supplier has failed to renew, canceled or otherwise terminated, or, to the Knowledge of the Company, threatened to adversely amend, fail to renew, cancel or terminate its relationship with the Company or any Subsidiary of the Company, except as would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries.
Section 4.21 Data Privacy and Security.
(a) The Company and its Subsidiaries and their respective officers and employees and, to the Knowledge of the Company, any processors acting on their behalf are in material compliance and have since the Lookback Date complied in all material respects with all applicable Privacy Requirements. All Personal Information is and has since the Lookback Date been collected, processed, transferred, disclosed, shared, stored, protected and used by the Company in accordance with Privacy Requirements in all material respects.
(b) The Company has in place commercially reasonable policies and procedures for the proper collection, processing, transfer, disclosure, sharing, storing, security and use of Personal Information that comply in all material respects with applicable Privacy Requirements.
(c) The Company has, since the Lookback Date, in accordance in all material respects with applicable Privacy Requirements: (i) provided individuals with relevant information as required by applicable Privacy Requirements; (ii) obtained, where required by applicable Privacy Requirements, individuals’ valid consent in relation to the collection, processing, transfer, disclosure, sharing, use and sale of their Personal Information; (iii) implemented and complied in all material respects with its audit, training and, where required, data protection impact assessment procedures; and (iv) where the Company has instructed another party to process Personal Information, entered into data processing agreements or other contracts which materially comply with the requirements of applicable Privacy Requirements.
(d) The Company has implemented commercially reasonable technical, physical, and organizational measures and security systems and technologies in material compliance with all data security requirements under applicable Privacy Requirements designed to protect the confidentiality, integrity, and security of such Personal Information and all Company data and designed to prevent any destruction, loss, alteration, corruption or misuse of or unauthorized disclosure, exfiltration, or access thereto in compliance with applicable Privacy Requirements.
(e) Since the Lookback Date, the Company has not experienced any Security Incident, including any material “breach of security” (or similar term such as “security breach”) as defined by applicable Privacy Laws that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. No circumstance has arisen in which applicable Privacy Laws would require the Company to notify a person or Governmental Authority of a Security Incident or a “breach of security” (or similar term such as “security breach”) as defined by applicable Privacy Laws.
(f) Since the Lookback Date, the Company has not been and is not currently: (a) under audit or investigation by any authority regarding the Company’s compliance with applicable Privacy Requirements, including regarding the Company’s collection, processing, transfer, disclosure, sharing, storing, protection and use of Personal Information, or (b) subject to any third party notification, claim, demand, audit or action in relation to the Company’s processing of Personal Information, including a notification, a claim, a demand, or an action alleging that the Company has collected, processed, transferred, disclosed, shared, stored or used Personal Information in violation of applicable Privacy Requirements.
(g) The performance of this Agreement will not violate any Privacy Requirements. Upon execution of this Agreement, the Company shall continue to have the right to use and process any Personal Information collected, processed, or used by it before the signature date of this Agreement in order to be able to conduct the ordinary course of its business.
Section 4.22 Interested Party Transactions. Except as set forth on Section 4.22 of the Company Disclosure Schedule, there is currently no, and since the Lookback Date there has been no, Effect(s) or Contract(s) between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, or any beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 5% or more of the shares of capital stock of the Company, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K under the Securities Act or in a proxy statement pertaining to an annual meeting of shareholders.
Section 4.23 Brokers’ Fees. Except for the Company Financial Advisors, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no such Person is entitled to any fee or commission or like payment from the Company in respect thereof. A copy of the engagement letters between the Company and the Company Financial Advisors, as in effect on the date hereof, has been made available to Parent, which copies are true and complete subject to redactions of the portions of such letter relating to the calculation of the fee payable to the Company Financial Advisors. The Company has separately provided to Parent its good faith calculation of the approximate amount of the fees that will be payable to the Company Financial Advisors as a result of the Merger.
Section 4.24 Opinion of the Opinion Advisor. The Special Committee has received the opinion of the Opinion Advisor to the effect that, as of the date of such opinion and subject to the limitations, qualifications, assumptions and other matters set forth in such opinion, the Per Share Merger Consideration to be received by the holders of the Company Common Stock (other than Parent and Merger Sub) in the Merger pursuant to this Agreement is fair from a financial point of view to such holders. A duly executed, true and complete copy of such opinion will be made available to Parent solely for information purposes. Such opinion has not been amended or rescinded as of the date of this Agreement.
Section 4.25 Information in the Proxy Statement. The Proxy Statement (or any amendment thereof or supplement thereto) will, when filed, comply in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement and any amendments thereof or supplement thereto are filed with the SEC, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.25 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their respective Representatives in writing specifically for use or incorporation by reference therein.
Section 4.26 Takeover Laws. Assuming the accuracy of the representations and warranties in Section 5.09, no “fair price,” “moratorium,” “control share acquisition,” “significant stockholder,” “supermajority,” “affiliate transactions,” “business combination,” “interested stockholder” or other anti-takeover law (including Section

203 of the DGCL), or any comparable anti-takeover provisions of the Company Governing Documents, is applicable to or would reasonably be expected to restrict or prohibit the execution of this Agreement, each party performing its obligations hereunder or the consummation of the Merger and other transactions contemplated hereby.
Section 4.27 Food Safety Matters. Each of the Company and its Subsidiaries: (a) is, and since the Lookback Date has been, in compliance in all material respects with all Food Safety Requirements, including obtaining, maintaining, and complying with all Company Permits required pursuant to any Food Safety Requirements; (b) has not received any written notice, report or other information regarding any actual or alleged material violation of Food Safety Requirements or any material liabilities (contingent or otherwise) arising under any Food Safety Requirements, and are not subject to any material Proceedings from any Governmental Authority or any other Person relating to Food Safety Requirements; (c) has not released or exposed any person to any food contaminants or adulterants, food poisoning or sickening, pests, mold or microbial agents, foreign objects, nor any recalls, facility shutdowns, misbranding, mislabeling or other food-related conditions with respect to their facilities, in each case so as to give rise to any material liabilities (contingent or otherwise), including any corrective, investigatory or remedial obligations under Food Safety Requirements; (d) is, and since the Lookback Date has been, in compliance in all material respects with Food Safety Requirements regarding products and ingredients manufactured, processed, prepared, packaged, stored, distributed or sold by, for, on behalf of, or supplied by the Company and its Subsidiaries; and (e) has furnished to Parent and Merger Sub all food safety audits, reports and other material food safety documents relating to the products, facilities or operations of the Company and its Subsidiaries which are in their possession or reasonable control.
Section 4.28 Liquor License. The Company and its Subsidiaries are in possession of all Liquor Licenses necessary for each of the Company and its Subsidiaries to operate its properties and to carry on its business as currently conducted and all such Liquor Licenses are in full force and effect. The Company and its Subsidiaries are and, since the Lookback Date, have been, in compliance in all material respects with all such Liquor Licenses. No suspension, cancellation, modification, revocation or nonrenewal of any Liquor License is pending or threatened in writing or, to the Knowledge of the Company, orally threatened.
Except for the representations and warranties set forth in this Article 4 or in any certificate delivered expressly pursuant hereto by the Company, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the Merger. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent or Merger Sub in “Data Rooms” or management presentations in expectation of the Merger, unless, and to the extent that, any such information is expressly included in a representation or warranty contained in this Article 4 or in any certificate delivered expressly pursuant hereto by the Company.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
The following representations and warranties by the Parent and Merger Sub are qualified in their entirety by reference to the disclosure set forth in the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”). Disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall provide an exception to or otherwise qualify or modify the representations and warranties of Parent or Merger Sub specifically referred to in such disclosure and such other representations and warranties to the extent such disclosure shall reasonably appear from the substance of such disclosure to be applicable to such other representations and warranties. Parent and Merger Sub represent and warrant to the Company that:
Section 5.01 Existence and Power. Parent and Merger Sub are limited liability companies duly formed, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all limited liability company powers required to carry on their business as now conducted.
Section 5.02 Authorization. Parent and Merger Sub have all requisite limited liability company power and authority to enter into this Agreement, perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Parent and Merger Sub. The vote or consent of Parent as the sole member of Merger Sub is the only vote or consent of the holders of any class or series of membership units of Merger Sub necessary to approve the Merger and adopt this Agreement. This Agreement has been duly and validly executed and delivered Parent and Merger Sub, and assuming the due authorization, execution, and delivery hereof by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, as applicable, enforceable against each such Person in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 5.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated hereby or compliance by Parent and Merger Sub with any of the provisions of this Agreement will (d) contravene, conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement (or similar governing documents) of Parent or the certificate of formation or operating agreement of Merger Sub, (e) require any filing by Parent or Merger Sub with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the Applicable Laws of states in which Parent or Merger Sub are qualified to do business, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act and any other Required Governmental Approvals set forth on Section 5.03 of the Parent Disclosure Schedule and (iv) such filings with the SEC as may be required to be made by Parent or Merger Sub in connection with this Agreement and the Merger), (c) require any consent or other action by any Person, result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including, but not limited to, any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract, commitment or arrangement (whether written or oral) to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected, or (d) violate any order, writ, injunction, decree or Applicable Law applicable to Parent or Merger Sub or any of their respective properties or assets; except in each of clauses (b), (c) and (d) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings or (z) any such modifications, violations, rights, breaches or defaults have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04 Operation of Merger Sub. All of the issued and outstanding membership interests of Merger Sub are owned by Parent. Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement and prior to the Closing Date has engaged in no other material business activities and has no material liabilities or material obligations other than in connection with the transactions contemplated hereby or incidental to its formation.
Section 5.05 Litigation. As of the date hereof, there is no Proceeding pending against or, to the knowledge of Parent, threatened by, against or affecting, Parent or any of its Subsidiaries that (a) would reasonably be expected to be material, individually or in the aggregate, to Parent and its Subsidiaries, taken as a whole, or (b) in any manner seeks to prevent, enjoin, alter or materially delay the Merger or any of the transactions contemplated hereby. As of the date hereof, neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to be material, individually or in the aggregate, to Parent and its Subsidiaries, taken as a whole.
Section 5.06 Financing.
(a) Concurrently with the execution of this Agreement, the Sponsors have executed the Equity Commitment Agreement. As of the date hereof, the Equity Commitment Agreement is in full force and effect, is a valid, binding and enforceable obligation of the Sponsors (subject to the Bankruptcy and Equity Exception) and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Sponsors under the Equity Commitment Agreement. The Equity Commitment Agreement is not subject to any conditions or other contractual contingencies other than as set forth therein.

Parent has delivered to the Company a true and complete copy of the executed Equity Commitment Agreement pursuant to which the Sponsors have committed, subject only to the terms and conditions set forth therein, to provide the Equity Financing to Parent.
(b) Concurrently with the execution of this Agreement, the Sponsors have delivered to the Company the duly executed Limited Guarantee. As of the date hereof, the Limited Guarantee is in full force and effect, is a valid, binding and enforceable obligation of the Sponsors (subject to the Bankruptcy and Equity Exception) and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Sponsors under the Limited Guarantee. The Limited Guarantee is not subject to any conditions or other contractual contingencies other than as set forth therein.
(c) Parent has delivered to the Company true and complete fully executed copies of the commitment letter, dated as of the date hereof, between GSP Fiesta Intermediate Holdings II, LLC and Comvest Capital Advisory Services, LLC (the “Debt Commitment Letter”), including all exhibits, schedules (including the fee schedule (the “Fee Schedule”)), annexes and amendments to such letters in effect as of the date of this Agreement, subject, in the case of the Fee Schedule, to redaction solely of the fee amounts, pricing caps and other economic provisions (collectively, the “Debt Letters”, and together with the Equity Commitment Agreement, the “Financing Commitments”) pursuant to which the lender parties thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided the debt amounts set forth therein (the “Debt Financing”, and together with the Equity Financing, the “Financing”).
(d) None of the Financing Commitments has been amended or modified in any material respect prior to the execution and delivery of this Agreement, no such amendment or modification that would violate Section 6.16(d) is contemplated as of the date of this Agreement by Parent or, to the knowledge of Parent with respect to the Debt Letters, the other parties thereto, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded as of the date of this Agreement. As of the date of this Agreement, the Financing Commitments constitute the legal, valid and binding obligation of each of Parent or Merger Sub and, to the knowledge of Parent with respect to the Debt Letters, the other parties thereto (subject to the Bankruptcy and Equity Exception). As of the date of this Agreement, except for the Fee Schedule, there are no side letters or other Contracts or arrangements (written or oral) related to the Financing that could affect the conditionality, principal amount available to pay the Aggregate Merger Consideration and other payment obligations of Parent and Merger Sub hereunder (after taking into account available cash of the Company and its Subsidiaries) or availability of the Financing other than as expressly set forth in the Financing Commitments. As of the date of this Agreement, to the knowledge of Parent with respect to the Debt Letters, no event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under the Financing Commitments. As of the date of this Agreement, assuming the accuracy of the Company’s representations and warranties set forth in Article 4 and the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, to the knowledge of Parent, there is no material fact or occurrence as of the date hereof that would reasonably be expected to cause the conditions to funding of the Financing not to be satisfied or waived at or before the Closing Date and neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing applicable to Parent or Merger Sub contemplated by the Financing Commitments will not be satisfied or waived on a timely basis or that the Financing contemplated by the Financing Commitments will not be made available on the Closing Date in accordance with the terms of the Financing Commitments. Parent or Merger Sub has fully paid any and all commitment fees or other fees required by the terms of the Financing Commitments to be paid on or before the date of this Agreement. Subject to the terms and conditions of the Financing Commitments and subject to the satisfaction of the conditions contained in Section 7.01 and Section 7.02, assuming the accuracy of the Company’s representations and warranties set forth in Article 4 and assuming compliance by the Company with the covenants set forth herein and that the Financing is funded or invested on the Closing Date in accordance with the Financing Commitments, the aggregate proceeds contemplated by the Financing Commitments, together with other financial resources of Parent and Merger Sub including unrestricted cash, cash equivalents and marketable securities (net of any applicable tax liabilities) of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date,

will be sufficient for Parent and Merger Sub to pay all of their respective obligations under this Agreement, including the (i) payment of the Aggregate Merger Consideration and all other amounts payable pursuant to Article 2 and (ii) payment all fees and expenses expected to be incurred in connection therewith and required to be paid at the Closing.
Section 5.07 Solvency. Assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the transactions contemplated by this Agreement and the payment of the amounts contemplated in Article 2, including the Aggregate Merger Consideration, (b) any repayment or refinancing of debt contemplated in this Agreement, (c) the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Effective Time, (d) all cost estimates, financial or other projections and other predictions of the Company have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately after giving effect to the transactions contemplated hereby, (e) the accuracy of the representations and warranties of the Company set forth in Article 4 hereof, (f) payment of all amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, and (g) payment of all related fees and expenses, the Surviving Corporation, taken as a whole, will be Solvent as of immediately after the consummation of the transactions contemplated by this Agreement. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the fair value of the assets of such Person and its Subsidiaries on a consolidated basis will, as of such date, exceed the sum of (i) the value of all liabilities of such Person and its Subsidiaries on a consolidated basis, including contingent and other liabilities, as of such date, plus (ii) the amount that will be required to pay the probable liabilities of such Person and its Subsidiaries on a consolidated basis on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person and its Subsidiaries on a consolidated basis will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they engaged as such businesses are now conducted or proposed to be conducted following such date, and (z) such Person and its Subsidiaries on a consolidated basis will be able to pay their liabilities, including contingent and other liabilities, as they mature.
Section 5.08 Absence of Certain Agreements. As of the date hereof, except for the Voting Agreements, neither Parent, Merger Sub nor the Sponsors, on the one hand, has entered into any agreement, arrangement or understanding (in each case, whether oral or written), with any beneficial owner of five percent or more of the outstanding shares of Company Common Stock or any member of the Company’s management or Company Board, on the other hand, that relate to or are in connection with, the transactions contemplated by this Agreement.
Section 5.09 Stock Ownership. None of Parent, Merger Sub or any of their respective Subsidiaries, or, to the knowledge of Parent, any Affiliate of Parent is, nor at any time since the Lookback Date has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.
Section 5.10 Brokers’ Fees. Except as set forth on Section 5.10 of the Parent Disclosure Schedule, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent in connection with the transactions contemplated by this Agreement and no such Person is entitled to any fee or commission or like payment from Parent in respect thereof.
Section 5.11 Information in the Proxy Statement. None of the written information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the time the Proxy Statement and any amendments thereof or supplement thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The representations and warranties in this Section 5.11 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives in writing specifically for use or incorporation by reference therein.
Section 5.12 Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges that each of Parent and Merger Sub has been provided access to personnel, properties, premises and records of the Company and its Subsidiaries for such purposes. In entering into this Agreement, each of Parent and Merger Sub has relied solely upon its independent investigation and analysis of the Company and its Subsidiaries, and each of Parent and Merger Sub acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, any of its Subsidiaries, or any of their respective Affiliates, stockholders, controlling persons or Company representatives that are not expressly set forth in this Agreement or a certificate delivered expressly pursuant hereto whether or not such representations, warranties or statements were made in writing or orally. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by Applicable Law, the Company and its Subsidiaries, and their respective Affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any of Parent’s Subsidiaries, or their respective Affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any of Parent’s Subsidiaries or any of their Representatives, or any Affiliates, stockholders, or controlling persons of Parent or Merger Sub, except as and only to the extent expressly set forth in this Agreement (as qualified by the Company Disclosure Schedule) or any certificate delivered expressly pursuant hereto or in the case of fraud. Parent and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement and in any certificate delivered expressly pursuant hereto (a) the Company does not make, and has not made, any representations or warranties relating to the Company or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no Person has been authorized by the Company to make any representation or warranty relating to the Company or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by the Company and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of an express representation or warranty set forth in Article 4. Notwithstanding the foregoing, nothing in this Section 5.12 is intended to modify or limit in any respect any of the representations or warranties of the Company in Article 4.
Except for the representations and warranties set forth in this Article 5 and in any certificate delivered expressly pursuant hereto, neither Parent nor Merger Sub or any other Person makes any express or implied representation or warranty with respect to Parent or the Merger Sub or with respect to any other information provided to the Company in connection with the Merger. Neither Parent nor Merger Sub nor any other Person will have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution to the Company, or the Company’s use of, any such information, unless, and to the extent that, any such information is expressly included in a representation or warranty contained in this Article 5 or in any certificate delivered expressly pursuant to this Agreement.
ARTICLE 6
COVENANTS
Section 6.01 Conduct of the Company. The Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, except (a) as set forth in Section 6.01 of the Company Disclosure Schedule, (b) as expressly required pursuant to or expressly permitted by this Agreement (including Section 6.03 and Section 6.04), (c) as required by Applicable Law or (d) as consented to in writing in advance by Parent, the Company shall (i) conduct its businesses in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve materially intact its current business organization and to preserve in all material respects the relationships of the Company and its Subsidiaries with its employees, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having business dealings with the Company or any of its Subsidiaries, (iii) use commercially reasonable efforts to keep and maintain the assets and properties of the Company and its Subsidiaries in accordance with past practice, normal wear and tear excepted, and (iv) comply in all material respects with Applicable Law. Without limiting the generality of the foregoing, except (w) as set forth in Section 6.01 of the Company Disclosure Schedule, (x) as expressly required pursuant to or expressly permitted by this Agreement (including Section 6.03 and Section 6.04), (y) as required by Applicable Law, or (z) as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, the Company shall not, and shall not permit any of its Subsidiaries to:
(a) amend the Company’s Governing Documents or other comparable charter or organizational documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise);
(b) establish a record date for, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or other equity, property or otherwise, including any combination thereof) in respect of, or enter into any Contract with respect to the voting of, any capital stock of the Company or any capital stock or other Equity Interests of its Subsidiaries (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or any of the Company’s other wholly owned Subsidiaries), adjust, recapitalize, combine, split, subdivide or reclassify any Company Securities or any capital stock or other Equity Interests, or securities convertible, exchangeable or exercisable for capital stock or other Equity Interests, of its Subsidiaries, except as otherwise provided in Section 6.01(c), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any Company Securities or any shares of capital stock or other Equity Interests, or securities convertible, exchangeable or exercisable for capital stock or other Equity Interests, of its Subsidiaries or purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of shares of Company Common Stock by the Company as required by the terms of Company Equity Awards in effect and outstanding as of the date hereof;
(c) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or otherwise dispose of any Company Securities, other than (w) the issuance of shares of Company Common Stock upon the settlement of Company Equity Awards, in each case, that are outstanding on the date of this Agreement and as required by the applicable Company Equity Award’s terms or (x) the issuance of shares of the Company Common Stock in accordance with the provisions of Section 2.06(b) hereof or amend any term of any Company Security or any outstanding share of capital stock of, or other Equity Interest or voting security in, any Subsidiary of the Company (in each case, whether by merger, consolidation or otherwise);
(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to the Company or any of its Subsidiaries;
(e) except as required by Applicable Law or the terms of any Company Benefit Plan in effect on the date hereof and set forth in Section 4.13(a) of the Company Disclosure Schedule, (A) increase the compensation or other benefits payable or to become payable to Employees with annual base compensation in excess of $150,000, (B) grant any Employee any increase in severance or termination pay, (C) enter into any employment, consulting, severance or termination agreement with any Employee with annual base compensation in excess of $150,000, (D) establish, adopt, amend, modify, terminate or enter into any (1) collective bargaining agreement or other agreement with a labor union, works council or similar organization or (2) Company Benefit Plan or any plan, program, agreement, or arrangement that would constitute a Company Benefit Plan if in effect on the date hereof, (E) accelerate any rights or benefits under any Company Benefit Plan, or (F) hire or terminate (other than for cause) any Employee with annual base compensation in excess of $150,000;
(f) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former Employee;
(g) (i) sell or acquire (A) any real property (regardless of the consideration payable therefor), (B) any business or capital stock or other securities of or all or substantially all of the assets of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), (C) any material amount of assets, securities, properties (other than real property), or interests for consideration, in the case of this clause (C), in excess of $750,000 in the aggregate, or (D) any assets, securities, properties (other than real property) or interests to or from any Company Franchisee, (ii) enter into any joint venture, strategic alliance or arrangement or make any investment or (iii) encumber or subject to any Lien any assets of the Company or any of its Subsidiaries;
(h) (i) enter into any new line of business outside the existing business of the Company and its Subsidiaries as of the date of this Agreement, (ii) implement a strategy that deviates from the plan set forth in Section 6.01(h)(ii) of the Company Disclosure Schedules or (iii) adopt any system or strategy of preparing food outside of store locations;
(i) agree to any exclusivity, non-competition or similar provision or covenant restricting the Company, any of its Subsidiaries or any of their respective Affiliates, from competing in any line of business or with any Person or in any area;
(j) enter into or adopt any “poison pill” or similar stockholder rights plan, in each case, applicable to the Merger and the other transactions contemplated by this Agreement;
(k) make any material change to any of the accounting methods, principles or practices used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;
(l) (i) incur or assume any long-term or short-term indebtedness in excess of $250,000, other than borrowings under the Company Existing Credit Facility in the ordinary course of business for working capital purposes; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person for borrowed money; (iii) make any loans, advances or capital contributions to, or investments in, any other Person in a material amount; (iv) cancel any material indebtedness or waive any claims or rights of substantial value; or (v) amend the terms of any indebtedness existing on the date of this Agreement;
(m) (i) make (other than in the ordinary course of business), change, or revoke any material Tax election; (ii) file any amended income or other material Tax Return; (iii) change any annual Tax accounting period; (iv) adopt or change any method or practice of Tax accounting; (v) enter into any “closing agreement” (within the meaning of Section 7121 of the Code) (or similar agreement), Tax sharing agreement or Tax indemnity agreement; (vi) settle, compromise, concede or abandon any Tax contest or Tax claim, audit or assessment with respect to a material amount of Taxes; (vii) fail to pay any material Taxes as they become due and payable; (viii) surrender any right to claim a material Tax refund; or (ix) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;
(n) make any capital expenditures or incur any obligations or liabilities in respect thereof, except for any such capital expenditures made or obligations or liabilities incurred that are less than $200,000 individually or $1,500,000 in the aggregate, and in each case, in accordance with the line items set forth in the capital expenditures budget for the Company made available to Parent;
(o) other than with respect to Proceedings pursuant to Section 6.07, settle any Proceeding made by or pending against the Company or any of its Subsidiaries, or any of its or their respective officers and directors in their capacities as such, other than the settlement of Proceedings in the ordinary course of business consistent with past practice that do not (i) require payment by the Company or any Subsidiary of an amount in excess of $200,000 individually or $600,000 in the aggregate or (ii) include any obligation (other than the payment of money) to be performed, or the admission of wrongdoing, by the Company or any of its Subsidiaries or any of their respective officers or directors;
(p) (i) modify, amend, waive, or fail to enforce, in each case in any material respect, or assign to any Third Party, replace or release, settle or compromise any material claim, liability or obligation under, or terminate any (A) Material Contract, (B) Leased Real Property Lease or (C) Company Franchise Agreement other than extension for time or temporary and short-term modifications of royalty payments in the ordinary course of business consistent with past practice, or (ii) enter into a Contract that would, if entered into prior to the date hereof, be (x) a Material Contract, (y) a Leased Real Property Lease or (z) a franchise or development Contract or similar Contract, including any area development agreement, area license agreement, license agreement, master franchise agreement, subfranchise agreement, or area representative agreement, with a Company Franchisee, other than, in the case of this clause (z), such Contracts entered into in the ordinary course that are substantially on the Company’s standard form;

(q) sell, assign, lease, license, sublicense, terminate, abandon, waive, allow to lapse or otherwise transfer or dispose of, create or incur any Lien (other than Permitted Liens) on, or grant any interest in or rights with respect to, any Intellectual Property (except for non-exclusive licenses (i) contained in franchise or development Contracts or similar Contracts with Company Franchisees entered into in the ordinary course of business and that conform in all material respects with the Company’s or its applicable Subsidiary’s standard form of such Contracts as of the date hereof or (ii) granted by the Company or its Subsidiaries to vendors, suppliers and contractors solely to perform services for the Company or any of its Subsidiaries);
(r) disclose to any Person any confidential information or trade secrets, other than pursuant to a written appropriate confidentiality and non-disclosure contract;
(s) implement any employee layoffs that would reasonably be expected to implicate the WARN Act; or
(t) authorize, commit or agree to take any of the foregoing actions.
Notwithstanding the foregoing, (x) nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time and, (y) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 6.02 Conduct of Parent and Merger Sub. Parent agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, except as expressly required pursuant to or expressly permitted by this Agreement, as required by Applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), Parent shall not, and shall not permit Merger Sub or any of its other Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement. Furthermore, prior to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, Merger Sub shall not engage in any activities or incur any material liabilities or material obligations other than as is related to the transaction contemplated by this Agreement or as otherwise contemplated herein.
Section 6.03 No Solicitation; Unsolicited Proposals.
(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date hereof and continuing until 12:01 a.m. (New York City time) on the 30th day thereafter (the “No-Shop Period Start Date”), the Company and its Affiliates and their respective Representatives shall have the right to, directly or indirectly: (i) solicit or take any action to facilitate or encourage the submission of any Acquisition Proposal, including by furnishing any nonpublic information relating to the Company or any of its Subsidiaries (other than to the extent relating to Parent, Merger Sub or any designees of Parent or Merger Sub) or affording access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, in each case, pursuant to an Acceptable Confidentiality Agreement; provided that, to the extent that any material nonpublic information relating to the Company or its Subsidiaries is provided to any Third Party or any Third Party is given material access that was not previously provided to or made available to Parent, such material nonpublic information is provided or made available to Parent substantially concurrently with the time it is provided to such Third Party and (ii) enter into and maintain or continue discussions or negotiations with respect to potential Acquisition Proposals or otherwise cooperate with, or assist or participate in, or facilitate, any such inquiries, proposals, discussions or negotiations. As promptly as reasonably practicable, and in any event within one Business Day following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth (x) the identity of each Person, group of Persons or other group that includes any Person or group of Persons from whom the Company or any of its Representatives has received an Acquisition Proposal prior to the No-Shop Period Start Date and (y) the material terms and conditions thereof (along with unredacted copies of all proposed transaction agreements and other documents received by the Company or any of its Representatives in connection with such Acquisition Proposal).

(b) Subject to Section 6.04(b) and Section 6.04(c) and except as may relate to any Person or group of Persons from whom the Company has received, after the date hereof and prior to the No-Shop Period Start Date, a bona fide offer, inquiry, proposal or indication of interest with respect to an Acquisition Proposal that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal (such determination to be made no later than two Business Days after the No-Shop Period Start Date) (any such Person or group of Persons, an “Excluded Party”); provided, that, any such Person or group of Persons shall cease to be an Excluded Party upon the earliest to occur of the following: (i) the ultimate equityholder(s) of such Person and the other Persons who were members of such group, if any, as of immediately prior to the No-Shop Period Start Date ceasing to constitute in the aggregate the source of at least fifty percent (50%) of the equity financing of such Person or group at any time from and after the No-Shop Period Start Date, (ii) such Person notifies the Company in writing that it is withdrawing its Acquisition Proposal (it being understood that any amendment, modification or replacement of such Acquisition Proposal shall not, in and of itself, be deemed a withdrawal of such Acquisition Proposal) and (iii) 12:01 a.m. (New York City time) on the 40th day after the date hereof (the date of the earliest to occur of the foregoing clauses (i) - (iii), the “Cut-Off Date”) or as otherwise expressly permitted by the remainder of this Section 6.03, from the No-Shop Period Start Date until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to and in accordance with Section 8.01, (x) the Company shall not, nor shall the Company permit any of its Subsidiaries to, nor shall the Company authorize or permit any of its Representatives or any of its Subsidiaries’ Representatives to (and it shall direct such Representatives not to), directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate or take any action to knowingly facilitate or encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that could reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or data or provide to any Third Party access to the businesses, properties, assets, books or records or personnel of the Company or any of its Subsidiaries, or otherwise cooperate with any Third Party, in each case, in connection with, or for the purpose of encouraging or facilitating, an Acquisition Proposal, (C) approve, endorse, recommend, or execute or enter into any agreement, arrangement or understanding, including any agreement in principle, letter of intent, memorandum of understanding, term sheet, merger agreement, acquisition agreement, option agreement, share exchange agreement, expense reimbursement agreement, joint venture agreement, partnership agreement or similar agreement, providing for, or that could reasonably be expected to lead to, an Acquisition Proposal (an “Alternative Acquisition Agreement”) or enter into any agreement, contract or commitment requiring the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by this Agreement, (D) make an Adverse Recommendation Change, (E) grant any waiver or release under or fail to enforce any standstill, confidentiality or similar agreement of the Company or any of its Subsidiaries (other than to permit such party to make an Acquisition Proposal) or (F) resolve, propose or agree to do any of the foregoing and (y) the Company shall, and shall cause its Subsidiaries to, and shall direct the Company’s and its Subsidiaries’ Representatives to immediately cease and terminate any existing solicitation, encouragement, discussion or negotiation with any Third Party, theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal and the Company shall immediately terminate any electronic “data room” or similar access previously granted to any Third Party and request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party be returned or destroyed in accordance with the applicable Acceptable Confidentiality Agreement; provided that, from and after the No-Shop Period Start Date until the Cut-Off Date (1) the Company may continue to engage in the activities described in this Section 6.03(b) with respect to an Excluded Party and (2) the restrictions set forth in this Section 6.03(b) (in the case of each of (1) and (2), other than in Section 6.03(b)(x)(C) and Section 6.03(b)(x)(D), which shall remain subject to Section 6.04(d) in each case) shall not apply with respect thereto, and such acts shall not constitute a breach of this Section 6.03(b). Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may (x) following the receipt of an Acquisition Proposal from a Third Party, contact such Third Party solely in order to clarify and understand the terms and conditions of an Acquisition Proposal made by such Third Party and (y) direct any Persons to this Agreement, including the specific provisions and restrictions of this Section 6.03.

(c) Within two Business Days following the No-Shop Period Start Date (or with respect to Excluded Parties, two Business Days following the Cut-Off Date), the Company shall (i) request in writing that each Person that has heretofore executed an Acceptable Confidentiality Agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such person or any of its Representatives in accordance with the terms of such confidentiality agreement and (ii) terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal by such Person and its Representatives.
(d) Notwithstanding anything to the contrary contained in Section 6.03(a) or Section 6.03(b), if, at any time after the No-Shop Period Start Date (other than from an Excluded Party) that did not result from a breach (other than a de minimis breach) of this Section 6.03, but prior to the Stockholder Approval, the Company receives an unsolicited written Acquisition Proposal from a Third Party and the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then the Company may, directly or indirectly through its Representatives, (i) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries and (ii) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or participate in, or facilitate, any such discussions or negotiations (including by entering into an Acceptable Confidentiality Agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party’s business); provided, however, that the Company will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement; provided further that, to the extent that any material nonpublic information relating to the Company or its Subsidiaries is provided to any Third Party or any Third Party is given material access that was not previously provided to or made available to Parent, such material nonpublic information is provided or made available to Parent substantially concurrently with the time it is provided to such Third Party.
(e) From the No-Shop Period Start Date until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to and in accordance with Section 8.01, the Company shall as promptly as reasonably practicable (and in any event no later than 24 hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received from a Third Party, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, any of the Company’s Subsidiaries or any of the Company’s Representatives, in each case by a Third Party for the purpose of making an Acquisition Proposal or seeking to initiate discussions or negotiations concerning an Acquisition Proposal or any amendment or modification to the material terms of any Acquisition Proposal, which notification shall include (i) the material terms and conditions of such Acquisition Proposal or information request (including unredacted copies of any written inquiries, proposals, offers, requests or draft agreements or any amendment or modifications thereto), (ii) the identity of the Third Party making such Acquisition Proposal or information request (unless the Company is prohibited from disclosing such identity pursuant to a contractual obligation with such Third Party existing as of the date hereof, in which case the Company shall use commercially reasonable efforts to obtain the consent of such Third Party, and absent such consent, the Company shall inform Parent and provide such information about such Third Party as may be reasonably requested by Parent to the extent not in violation of such contractual obligation); and (iii) whether the Company has any intention to provide confidential information to such person. Thereafter, the Company shall keep Parent reasonably informed on a reasonably prompt basis (but in no event less often than once every 48 hours) of the status and any material developments and the material terms and conditions (along with (subject to the foregoing clause (ii)) unredacted copies of all proposed transaction agreements and other documents provided in connection therewith) with respect to such Acquisition Proposal or information request (including (subject to the foregoing clause (ii)) unredacted copies of any written inquiries, proposals, offers, requests or draft agreements or any amendment or modifications thereto).

Section 6.04 Board Recommendation.
(a) For the sake of clarity, notwithstanding Section 6.03(a) or Section 6.03(b), but subject to Section 6.04(b), Section 6.04(c) and Section 6.04(d), following the date hereof, none of the Company Board nor any committee of the Company Board (including the Special Committee), the Company or any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries permit any of their respective Representatives to (x) (i) change, qualify, fail to make, withdraw, amend or modify, authorize or resolve or publicly announce its intention to change, qualify, fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner reasonably expected to be adverse to the transactions contemplated by this Agreement, Parent or Merger Sub, the Board Recommendation, (ii) adopt, approve, endorse or recommend, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend, an Acquisition Proposal or Superior Proposal or take any action or make any statement inconsistent with the Board Recommendation, (iii) fail to recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after commencement of such offer by filing a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act, (iv) adopt, approve, endorse or recommend, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend, any Alternative Acquisition Agreement, (v) fail to include the Board Recommendation in the Proxy Statement in accordance with Section 6.05, (vi) fail to publicly reaffirm the Board Recommendation within five Business Days (or, if earlier, at least two Business Days prior to the Stockholders’ Meeting) of Parent’s written request to do so following the public announcement of any Acquisition Proposal or the date any material modification thereto is first published or sent or given to the shareholders of the Company; provided, however, that Parent may deliver only three such requests with respect to any particular Acquisition Proposal unless such Acquisition Proposal is subsequently publicly modified in any material respect, in which case Parent may make such request once each time such material modification is made or (vii) publicly propose or agree to any of the foregoing (each of the foregoing actions described in clauses (i) through (vii) being referred to as an “Adverse Recommendation Change”), or (y) cause or permit the Company or any Subsidiary of the Company to execute or enter into any Alternative Acquisition Agreement, except, in the case of this clause (y), an Acceptable Confidentiality Agreement or otherwise in compliance with Section 6.04(b) and Section 6.04(d).
(b) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholder Approval, and subject to the Company’s or the Company Board’s or any committee thereof (including the Special Committee), as applicable, compliance with this Section 6.04 and Section 6.03, the Company Board may, if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, but only after complying with Section 6.04(d), (1) if (A) the Company has received a written Acquisition Proposal that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has concluded in good faith (after consultation with its financial advisors and outside legal counsel) is a Superior Proposal or (B) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has concluded in good faith (after consultation with its financial advisors and outside legal counsel) is an Intervening Event, make an Adverse Recommendation Change with respect to such Superior Proposal or Intervening Event, as applicable, or (2) in the case of clause (i) of this sentence only, terminate this Agreement pursuant to and in accordance with Section 8.01(i) in order to substantially simultaneously enter into a written definitive agreement for such Superior Proposal, in response to (i) a bona fide offer, inquiry, proposal or indication of interest with respect to a written Acquisition Proposal that did not result from a breach (other than a de minimis breach) of Section 6.03 or Section 6.04 and that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal or (ii) any fact, event, change, development or circumstances not known (or reasonably foreseeable) by the Company Board or the Special Committee as of the date hereof, which fact, event, change, development or circumstances materially improves the business, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole, becomes known to the Company Board or any committee thereof (including the Special Committee) after the date hereof and prior to the Stockholder Approval, and does not relate to (w) an Acquisition Proposal (or any matter relating thereto or consequence thereof), (x) any event, fact, circumstance, development or occurrence relating to Parent, Merger Sub or any of their respective Affiliates, (y) changes in the market price or trading volume of the Company Common Shares in and of themselves or (z) the fact, in and of itself, that the Company meets, exceeds, or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period (such material fact, event, change, development or circumstance, an “Intervening Event”).
(c) Nothing contained in Section 6.03 or Section 6.04 shall prohibit the Company from (i) disclosing a position contemplated by Rule l4d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board or a committee thereof (including the Special Committee), after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law or violate any disclosure requirements under Applicable Law; provided that, in each case, neither the Company nor the Company Board or a committee thereof (including the Special Committee) may make an Adverse Recommendation Change unless permitted by Section 6.04(b). In addition, it is understood and agreed that, for purposes of this Agreement, (A) a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, (B) any “stop, look and listen” communication by the Company Board or a committee thereof (including the Special Committee) pursuant to Rule l4d-9(f) of the Exchange Act, or (C) any substantially similar communication to the stockholders of the Company, shall not, in and of itself, constitute an Adverse Recommendation Change or a proposal by the Company Board or a committee thereof (including the Special Committee) to withdraw or modify its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement.
(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Company Board, any committee thereof (including the Special Committee) nor the Company shall be entitled to make an Adverse Recommendation Change pursuant to Section 6.04(b) or take any actions contemplated by clause (2) of Section 6.04(b) unless:
(i) the Company shall have provided to Parent prior written notice at least four Business Days in advance (the “Match Right Period” and such notice, the “Match Right Notice”), advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the reasons for such action and the material terms and conditions or attaching an unredacted (subject to Section 6.03(e)(ii)) copy of all proposed agreements and other documents and information contemplated by Section 6.03(e) of any such Superior Proposal, if applicable (for the avoidance of doubt, whether such proposal has been received before or after the No-Shop Period Start), or details of such Intervening Event, as the case may be);
(ii) during such Match Right Period, if requested by Parent, the Company and its Representatives shall have engaged in good faith negotiations with Parent regarding any modifications to the terms and conditions of this Agreement proposed by Parent in order to cause such Acquisition Proposal to no longer constitute a Superior Proposal or so that an Adverse Recommendation Change otherwise would no longer be necessary, as the case may be (including, in the event of any Acquisition Proposals that are not solely for cash consideration, sharing the value ascribed to any equity consideration by the Company Board or any committee thereof (including the Special Committee)); and
(iii) the Company Board or any committee thereof (including the Special Committee) shall have considered any modifications to this Agreement and any other agreements that may be proposed in writing by Parent during the Match Right Period and upon the conclusion of the Match Right Period shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that, after giving effect to such modifications proposed by Parent, such Superior Proposal still constitutes a Superior Proposal (if applicable) and the failure to make the Adverse Recommendation Change would still reasonably be expected to be inconsistent with the fiduciary duties of the Company Board or any committee thereof (including the Special Committee) under Applicable Law.
It is understood and agreed that (x) any change to the financial terms (including the form, amount and timing of payment of consideration) or other material terms of such Superior Proposal that was previously the subject of a Match Right Notice and (y) any material development in an Intervening Event that was previously the subject of a Match Right Notice shall in each case require the Company to deliver to Parent a new Match Right Notice (provided, however, that in such event, each reference in this Section 6.04(d) to the Match Right Period shall be deemed to be a three Business Day period), during which time, the Company shall be required to comply with the requirements of this Section 6.04(d) anew with respect to such additional notice, including clauses (i) through (iii) above.
Section 6.05 Approval of Merger.
(a) Preparation of Proxy Statement. As soon as practicable after the date hereof, the Company shall prepare and (subject to Parent’s timely performance of its obligations under Section 6.05(b)), promptly following the No Shop Period Start Date, shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Unless there is an Adverse Recommendation Change pursuant to Section 6.04, the Proxy Statement shall include the Board Recommendation. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement. The Company will use its reasonable best efforts to cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of NASDAQ. The Company shall, as promptly as reasonably practicable, notify Parent and Merger Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide, as promptly as reasonably practicable, Parent and Merger Sub with copies of all material correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Parent and Merger Sub and their respective counsel a reasonable opportunity to participate in any telephone conferences or meetings with respect to such comments as well as the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Proxy Statement or the dissemination thereof to the Company’s stockholders, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Merger Sub and their Representatives a reasonable opportunity to review and to propose comments on such document or response and shall consider in good faith any comments so proposed. Parent and the Company shall each use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after filing.
(b) Covenants of Parent with Respect to the Proxy Statement. Parent shall promptly provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Merger Sub supplied by it in writing for inclusion in the Proxy Statement, at the time the Proxy Statement is first mailed to stockholders of the Company or of any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c) Mailing of Proxy Statement; Stockholders’ Meeting. The Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable (but in no event later than five Business Days) after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement (such date, the “Proxy Statement Clearance Date”). The Company will take, in accordance with Applicable Law and the Company Governing Documents, all reasonable action necessary to establish a record date (selected after reasonable consultation with Parent) for and give notice of a meeting of its stockholders, for the purpose of seeking the Stockholder Approval (the “Stockholders’ Meeting”). The Company shall duly call, convene and hold the Stockholders’ Meeting (the date of which shall be selected after reasonable consultation with Parent) in accordance with DGCL and the applicable requirements of NASDAQ as promptly as reasonably practicable after the Proxy Statement Clearance Date; provided, however, that in no event shall such meeting be held later than 45 calendar days following the date the Proxy Statement is mailed to the Company’s stockholders and subject to any extension of such date from any adjournment or postponement made pursuant to the last sentence of this Section 6.05(c). Unless the Company Board (at the recommendation of the Special Committee) or the Special Committee shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected an Adverse Recommendation Change, the Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and, in any event, shall ensure that all proxies solicited by or on behalf of the Company in connection with the Stockholders’ Meeting are solicited in compliance with all Applicable Laws and all rules of NASDAQ. Notwithstanding anything in this Agreement to the contrary, the Company may not adjourn or postpone the Stockholders’ Meeting except (i) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required to be sent by Applicable Law or at the request of the SEC or its staff is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of a vote on the adoption of this Agreement in order to give the holders of shares of Company Common Stock sufficient time to evaluate any information or disclosure contained in such supplement or amendment, (ii) with the consent of Parent, (iii) if the Company reasonably believes it is necessary and advisable to do so in order to solicit additional proxies in order to obtain the Stockholder Approval, or (iv) if, as of the time for which the Stockholders’ Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting; provided, however, that the Stockholders’ Meeting shall not be adjourned or postponed pursuant to the foregoing (A) by more than ten calendar days at a time, or (B) to a date that is later than 20 Business Days in the aggregate after the date on which the Stockholders’ Meeting was originally scheduled, in each case without the prior written consent of Parent. Subject to Section 6.04, the Company Board shall recommend that the holders of the Company Common Shares adopt this Agreement, and the Company shall (a) include the Board Recommendation in the Proxy Statement, (b) use its reasonable best efforts to obtain the Stockholder Approval and (c) otherwise comply in all material respects with all legal requirements applicable to such meeting. In no event will the record date of the Stockholders’ Meeting be changed without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), unless required by Applicable Law.
(d) Amendments to Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, it shall reasonably promptly inform Parent. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 6.06 Access to Information. From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, the Company shall, upon reasonable prior notice, give Parent and Merger Sub, their officers and employees and their authorized Representatives, reasonable access during normal business hours to the contracts, books, records, analyses, projections, financial and operating data and other information (including, for the avoidance of doubt, the work papers of the Company’s auditors to the extent Parent has executed a release in a form reasonably satisfactory to the Company’s auditors), plans, systems, senior management, employees, other Representatives, offices, assets and other facilities and properties of the Company as Parent or Merger Sub or their respective Representatives may from time to time reasonably request in writing. The terms of the Confidentiality Agreement shall apply to any information provided to Parent or Merger Sub pursuant to this Section 6.06. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would (a) jeopardize the attorney-client privilege of the Company or (b) contravene any Applicable Law or any applicable antitrust principles or contractual restriction; provided, that the Company shall in such event use commercially reasonable efforts to make reasonable alternative arrangements to permit such access or disclosure in a way that does not violate such obligations or Applicable Law or would not result in the loss of such legal protections, including entering into a joint defense agreement in customary form.
Section 6.07 Notice of Certain Events; Stockholder Litigation. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate as if made as of any time prior to the Effective Time, such that the conditions set forth in Section 7.02(a) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties, or the conditions to the obligations of the parties hereto. Furthermore, the Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Merger or the transactions contemplated hereby, (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby and (c) any Proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its directors which relate to this Agreement, the Merger or the transactions contemplated hereby. The Company shall keep Parent reasonably informed on a prompt basis with respect to the status of any such proceeding against the Company, its Subsidiaries or any officer or director thereof and provide Parent with such documentation and other information with respect thereto as Parent may reasonably request, shall afford Parent the opportunity to monitor any such proceedings (employing counsel of its choice for such purpose) and the right to consult and participate in the defense, negotiation or settlement of any such Proceedings, and the Company shall give reasonable and good faith consideration to Parent’s advice with respect to such proceedings. For the avoidance of doubt, the Company agrees that it shall not settle any such Proceedings relating to the transactions contemplated hereby without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).
Section 6.08 Employee Benefit Plan Matters.
(a) Effective as of the Effective Time and for a period of one year thereafter (or, if earlier, the date of a Affected Employee’s termination), Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company who continues to be employed by the Company, the Surviving Corporation or any of their Affiliates immediately after the Closing Date (the “Affected Employees”), (i) a base salary or regular hourly wage, whichever is applicable, and target short-term cash bonus opportunities and target sales and service cash incentive award compensation opportunities (excluding all deferred compensation, retention, change in control, transaction bonus, equity and equity-based compensation) that are no less favorable in the aggregate to what was provided to such Affected Employee by the Company immediately prior to the Effective Time and (ii) employee benefits (excluding deferred compensation, severance, retention, change in control, transaction bonus, long-term bonus or incentive, equity and equity-based compensation and defined benefit pension benefits and retiree health and welfare benefits (the “Excluded Benefits”)) that are, in the aggregate, substantially comparable to those provided to such Affected Employee (including all dependents) by the Company immediately prior to the Effective Time (excluding the Excluded Benefits under the Company Benefit Plans set forth on Section 4.13(a) of the Company Disclosure Schedule). Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that periods of employment with the Company (including, without limitation, any current or former Affiliate of the Company or any predecessor of the Company) and any other periods of service recognized under any Company Benefit Plan shall be taken into account for purposes of determining, as applicable, the eligibility for participation of each Affected Employee in, the vesting of rights and benefits by each Affected Employee under, and the determination of level or amount of benefits under any paid time off plan payable to or accrued by each Affected Employee under the analogous employee benefit plans maintained or contributed to by Parent or an Affiliate of Parent for the benefit of the Affected Employees, other than defined benefit pension plans, severance plans and retiree health and welfare plans; provided, that no such service credit shall be recognized to the extent that it would result in a duplication of benefits with respect to the same period of services. Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to (x) reduce any period of limitation on health benefits coverage of Affected Employees due to pre-existing conditions (or actively at work or similar requirements) under the corresponding health benefits plan of Parent or an Affiliate of Parent, (y) waive any and all eligibility waiting periods and evidence of insurability requirements to the extent not applicable under the corresponding plans with respect to such Affected Employees to the extent that any applicable eligibility waiting periods or evidence of insurability requirements under the corresponding health benefit plans were waived or satisfied (or deemed to be satisfied) with respect to the Affected Employees under such health benefit plans and (z) credit each Affected Employee with all deductible payments, co-payments, and other out-of-pocket payments paid by such employee under the corresponding health benefit plans of the Company or its Affiliates prior to the Closing Date during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an Affiliate of Parent for such year, in each case, to the extent such pre-existing condition limitation or eligibility requirement was met or otherwise not applicable under the corresponding Company Benefit Plan. Neither the Merger nor any other transaction contemplated hereby shall affect any Affected Employee’s accrual of, or right to take, any accrued but unused personal, sick or vacation time applicable to such Affected Employee immediately prior to the Effective Time.
(b) Nothing in this Agreement shall confer upon any Affected Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Affected Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Affected Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.08(b) shall (x) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or Parent employee benefit plan or limit the ability of Parent, the Surviving Corporation or any Affiliate of Parent to amend, modify or terminate any benefit or compensation plan, program, policy, contract, agreement or arrangement at any time, or (y) create any third party rights in any current or former employee or service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).
Section 6.09 State Takeover Laws. After the date hereof, each of Parent, Merger Sub, the Company and the Company Board, or an appropriate committee thereof, as applicable, shall take all action within their power to ensure that no “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law will be applicable to the Company, the Merger or any other transaction contemplated hereby. If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law becomes or is deemed to become applicable to the Company, the Merger or any other transaction contemplated hereby, then the Company, the Company Board or an appropriate committee thereof, as applicable, shall use reasonable best efforts to grant such approvals and take such actions as are necessary so that the Merger and other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use its reasonable best efforts to render the restrictions imposed by such statute (or the relevant provisions thereof) inapplicable to the foregoing; provided, that for the avoidance of doubt, the requested action(s) shall have no meaningful adverse impact on the transactions contemplated hereby.
Section 6.10 Director and Officer Liability.
(a) Parent shall cause the Surviving Corporation to honor and fulfill in all respects the obligations of the Company to the fullest extent permissible under Applicable Law, under the Company Governing Documents and the organizational documents of the Company’s Subsidiaries, in effect on the date hereof and under any indemnification or other similar agreements in effect on the date hereof that were made available to Parent (the “Indemnification Agreements”) to the directors and officers covered by such Company Governing Documents, the organizational documents of the Subsidiaries of the Company or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring up to and including the Effective Time, including in connection with the approval of this Agreement and the transactions contemplated hereby.

(b) Without limiting the provisions of Section 6.10(a) for a period of six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Covered Person against and from any costs, fees or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to any action or omission or alleged action or omission in such Covered Person’s capacity as such; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any Covered Person upon receipt, to the extent required by the DGCL, of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified, in each case, to the extent the Company is required to do so and on the same terms provided in the Company Governing Documents as of the date hereof.
(c) For a period of six years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to the Effective Time than are currently set forth in the Company Governing Documents and the organizational documents of the Company’s Subsidiaries. The Indemnification Agreements with Covered Persons that survive the Merger shall continue in full force and effect in accordance with their terms for a period no shorter than six years after the Effective Time.
(d) Effective as of the Effective Time, the Company shall purchase, at a price not to exceed 300% of the amount per annum the Company paid for such insurance in its last full fiscal year prior to the date of this Agreement (the “Current Premiums”), a directors’ and officers’ liability insurance “tail” or “runoff” insurance program for a period of six years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed by Covered Persons at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the existing Company’s and its Subsidiaries’ existing directors’ and officers’ liability policy as of the date hereof, and in all other material respects shall be comparable to such existing coverage). If the Company fails to timely purchase such prepaid “tail” or “runoff” policy, then either (i) Parent shall purchase such “tail” or “runoff” policy on behalf of the Company or the Surviving Corporation or (ii) the Surviving Corporation shall substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.10(d) more than an amount per year equal to 300% of the Current Premiums and if such premiums for such insurance would at any time exceed 300% of the Current Premiums of such insurance programs, then Parent or the Surviving Corporation shall cause to be maintained policies of insurance that, in Parent’s or the Surviving Corporation’s good faith judgement, provide the maximum coverage available at an annual premium equal to 300% of the Current Premiums.
(e) In the event, during the period six years after the Effective Time, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, the Parent shall cause such continuing or surviving corporation or entity or transferee of such assets, as the case may be, to assume all of the applicable obligations set forth in this Section 6.10.
(f) The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.10, and this Section 6.10 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.
Section 6.11 Consents and Approvals.
(a) Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Applicable Law to consummate and make effective the transactions contemplated hereby as promptly as practicable, but in no event later than the End Date, (ii) obtain from any

Governmental Authority any consents, licenses, permits, waivers, clearances approvals, authorizations or orders required to be obtained or made by Parent, Merger Sub or the Company or any of their respective Subsidiaries, or avoid any action or proceeding by any Governmental Authority (including, without limitation, those in connection with the HSR Act and any other antitrust or competition Applicable Law or regulation) (the “Required Governmental Approvals”), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) make or cause to be made the applications or filings required to be made by Parent, Merger Sub or the Company or any of their respective Subsidiaries under or with respect to the HSR Act, which filing shall be made within ten Business Days of the date hereof, any other applicable Required Governmental Approvals or any other Applicable Law in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iv) comply at the earliest reasonably practicable date with any request under or with respect to the HSR Act, any other Required Governmental Approvals and any such other Applicable Laws for additional information, documents or other materials received by Parent or the Company or any of their respective Subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in connection with such applications or filings or the transactions contemplated hereby, and (v) permit the other party to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed material written or oral communication with any Governmental Authority including all reasonable additions, deletions or changes suggested by the other party in connection with, making (A) any material communication or filing under or with respect to the HSR Act, any other Required Governmental Approvals or any such other Applicable Law and (B) any material communications, filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority. Each party shall not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless, to the extent permitted by Applicable Law, it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein. To the extent permitted by Applicable Law, each party shall promptly notify the other of, and if in writing, furnish the other with copies of any material communications from, with, or to any Governmental Authority in connection with the transactions contemplated hereby; provided however, that such materials may be shared only among outside counsel or may be redacted as necessary to address reasonable legal privilege or confidentiality concerns and/or to remove references concerning valuation of the transaction or to avoid disclosure of other competitively sensitive information.
(b) Notwithstanding the foregoing, Parent and the Company acknowledge that the Bureau of Competition of the Federal Trade Commission has recently begun the practice of sending a letter (a “Pre-consummation Warning Letter”) to Persons filing notifications under the HSR Act stating that although the waiting period under the HSR Act for the proposed transaction will soon expire, the staff of the Federal Trade Commission’s Bureau of Competition has not yet completed its non-public investigation of the proposed transaction and that if the parties close the proposed transaction before the Federal Trade Commission has completed its investigation, they do so at their own risk inasmuch as the Federal Trade Commission may challenge the proposed transaction, even after the HSR Act waiting period has expired. For the avoidance of doubt, Parent and the Company agree that the receipt by either or both of them of a Pre-consummation Warning Letter or other verbal or written communications from the staff of the Federal Trade Commission or Antitrust Division of the United States Department of Justice to the same effect shall not constitute grounds for the assertion that a condition to closing under Article 7 has not been satisfied.
(c) Each of the Company and Parent shall, and Parent shall cause its Subsidiaries to, furnish to the other party all information necessary for any application or other filing to be made in connection with the transactions contemplated hereby. Each of the Company and Parent shall promptly inform the other of any material communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such application or filing. If a party hereto intends to independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry, then such party shall give the other party reasonable prior notice of such meeting and invite Representatives of the other party to participate in the meeting with the Governmental Authority unless prohibited by such Governmental Authority. The parties shall coordinate and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with all meetings, actions and proceedings under or relating to any such application or filing.
(d) Prior to the Closing, the Company shall give any notices to third parties counterparty to any Contracts to which the Company or any of its Subsidiaries is a party set forth on Section 6.11(d) of the Company Disclosure Schedule, and shall use its commercially reasonable efforts to obtain consents and waivers with respect to such Contracts set forth on Section 6.11(d) of the Company Disclosure Schedule prior to the Closing (which may or may not be obtained); provided, however, that in no event will Parent or any of its Subsidiaries be required, and in no event shall the Company prior to the Effective Time, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), pay any fee, penalty or other consideration or make any accommodation to any third party to obtain any consent, approval or waiver required with respect to any such Contract.
(e) If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority challenging the transactions contemplated hereby as violative of any Applicable Law, each of the Company and Parent shall, and shall cause their respective Subsidiaries to, cooperate and use their reasonable best efforts to contest and resist any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the transactions contemplated hereby.
(f) Parent shall vote (or act by written consent with respect to) all of the shares of capital stock of Merger Sub beneficially owned by it or any of its Subsidiaries or Affiliates in favor of the adoption of this Agreement in accordance with Applicable Law.
(g) Neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition, could reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger or the other transactions contemplated by this Agreement.
Section 6.12 Public Announcements. The initial press release relating to this Agreement shall be a joint press release mutually agreed and issued by the Company and Parent. Neither the Company nor Parent, nor any of their respective controlled Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement (including any announcement to officers or employees of the Company or its Subsidiaries) without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such party determines, after consultation with counsel, that it is required by Applicable Law, legal proceeding, or by any listing agreement with or the listing rules of NASDAQ or any other national securities exchange or trading market to which the relevant party is subject, to issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide advance notice and an opportunity to the other party to review and comment upon such press release or other announcement; provided, however, that notwithstanding the foregoing, neither the Company nor Parent shall not be required to consult with the other party before issuing any press release or making any other public statement with respect to an Adverse Recommendation Change effected in accordance with Section 6.04 or with respect to the Company’s receipt and consideration of any Acquisition Proposal except as required by Section 6.04(d); provided, further, neither the Company, on the one hand, nor Parent or the Merger Sub, on the other hand, shall be required to consult with the other before issuing any press release or making any other public statement with respect to the termination of this Agreement and the effects or consequences thereof if this Agreement has been terminated in accordance with Section 8.01; provided, further, each party hereto and their respective controlled Affiliates may make disclosures or statements that are substantially the same as previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.12 and do not contain any information relating to the Company, Parent, Merger Sub or the transactions contemplated by this Agreement that has not been previously announced or made public in accordance with the terms of this Section 6.12.
Section 6.13 Section 16 Matters. Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, prior to and after the Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by Applicable Law in connection with the transactions contemplated by this Agreement and, for that compensatory and retentive purpose, agree to the provisions of this Section 6.13. Accordingly, promptly after the date hereof, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the transactions contemplated by this Agreement (including derivative securities of such Company Common Shares) by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.
Section 6.14 Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the non-disclosure and other restrictions under the Confidentiality Agreement, dated as of January 29, 2022, between Parent and the Company (the “Confidentiality Agreement”) with respect to information provided hereunder; provided, that the Confidentiality Agreement shall terminate upon the Closing.
Section 6.15 Stock Exchange Delisting. The Company shall cooperate with any reasonable request of Parent, and in respect thereof use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of NASDAQ to enable (a) delisting by the Surviving Corporation of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time (and, in any event, within ten days after the Closing Date).
Section 6.16 Financing.
(a) To the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated hereby, Parent shall use its reasonable best efforts to consummate the Debt Financing on the terms and conditions thereof (as the same may be amended or otherwise modified in accordance with the terms of this Section 6.16 and including any “market flex” provisions thereof) on or prior to the Closing Date, including (i) (1) maintaining in effect the Debt Letters and complying with all of their respective material obligations thereunder to the extent required as a condition to the Debt Financing and (2) negotiating and entering into definitive agreements with respect to the Debt Financing reflecting the terms contained in the Debt Letters (including any “market flex” provisions thereof) (or with other terms agreed by Parent and the Debt Financing Sources, subject to the restrictions on amendments and other modifications of the Debt Letters set forth below) (any such agreements, the “Definitive Financing Agreements”), so that such agreements are in effect no later than the Closing and (ii) satisfying on a timely basis all the conditions to the Debt Financing and the Definitive Financing Agreements related thereto that are applicable to Parent and the Merger Sub that are within their control.
(b) To the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated hereby: (i) in the event that all conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived or, upon funding shall be satisfied or waived, Parent shall use its reasonable best efforts to cause the Debt Financing Sources to fund the Debt Financing in accordance with its terms on the Closing Date; provided that, in no event shall Parent, Merger Sub or any of their respective Affiliates have any obligation to institute any claim, action suit or proceeding against any Debt Financing Related Party in connection with the obligations set forth in this Section 6.16, (ii) Parent shall not take or refrain from taking, directly or indirectly, any action (to the extent within its control) that would reasonably be expected to result in a failure of any of the conditions contained in the Debt Letters or in any Definitive Financing Agreement and (iii) Parent shall not object to the utilization of any “market flex” provisions by any Debt Financing Source.
(c) Upon reasonable written request by the Company from time to time, Parent shall keep the Company reasonably informed on a current and timely basis of the status of Parent’s efforts to obtain the Debt Financing and to satisfy the conditions thereof, including providing drafts of all material definitive agreements related to the Debt Financing a reasonable period of time prior to their execution or use and giving the Company prompt notice if Parent receives written notice of (i) any material breach or default (or alleged or purported material breach or default) by any party to the Debt Letters or (ii) any termination or repudiation (or alleged or purported termination or repudiation) of the Debt Letters. Notwithstanding the foregoing, in no event will Parent or Merger Sub be under any obligation to disclose any information that is subject to applicable legal privileges (including the attorney-client privilege) or binding obligation of confidentiality to a third party (it being understood that the Debt Letters, documents relating to any Substitute Financing and Definitive Financing Agreements shall include confidentiality provisions that permit disclosure to the Company (other than with respect to fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions (none of which could affect the conditionality, principal amount or availability of the Debt Financing or Substitute Financing)); provided that, in the event Parent or Merger Sub do not provide information in reliance on the exclusions in this sentence, Parent and Merger Sub shall use commercially reasonable efforts to provide notice to the Company promptly upon obtaining knowledge that such information is being withheld, and use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.
(d) Parent may amend, modify, terminate, assign, replace or agree to any waiver under the Debt Letters (including to add lenders, arrangers, agents, bookrunners, managers and other financing sources) without the prior written approval of the Company; provided that Parent shall not, without Company’s prior written consent, permit any such amendment, modification, assignment, termination, replacement or waiver to be made to, or consent to any waiver of, any provision of or remedy under the Debt Letters which would (1) reduce the aggregate amount of the Debt Financing such that the aggregate funds that would be available to Parent on the Closing Date, together with the Equity Commitment (as defined in the Equity Commitment Agreement) under the Equity Commitment Agreement by the Sponsors, would not be sufficient to pay the Aggregate Merger Consideration, (2) impose new or additional conditions to the Debt Financing or (3) otherwise expand, amend, modify or waive any provision of the Debt Letters in a manner that in any such case in this clause (3) would reasonably be expected to (A) materially delay or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the Closing Date, (B) materially and adversely impact the ability of Parent to enforce its rights against the Debt Financing Sources or any other parties to the Debt Letters or the definitive agreements with respect thereto or (C) adversely affect in any material respect the ability of Parent to timely consummate the Merger and the other transactions contemplated hereby. For purposes of this Agreement, (1) the term “Debt Financing” shall be deemed to include the financing contemplated by the Debt Letters, as amended, replaced, supplemented, modified or waived in accordance with this Section 6.16(d) or Section 6.16(e), and (2) the term “Debt Letters” shall be deemed to include the Debt Letters as may be amended, replaced, supplemented, modified or waived in accordance with this Section 6.16(d) and any commitment letters and/or fees letters related to any Substitute Financing entered into in accordance with Section 6.16(e). Parent shall promptly after execution deliver to the Company copies of any material amendment, modification, or waiver or any replacement of the Debt Letters (provided that any fee letter may be redacted to remove only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions (none of which could affect the conditionality, principal amount or availability of the Debt Financing)).
(e) If funds in the amounts set forth in the Debt Letters, or any portion thereof, become unavailable except as a result of a reduction in commitments under the Debt Letters as permitted under Section 6.16(d), to the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated hereby, Parent shall, as promptly as practicable following the occurrence of such event, (i) notify the Company in writing thereof, (ii) use its reasonable best efforts to obtain substitute financing sufficient to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with its terms and otherwise on conditions no less favorable in the aggregate to Parent than as set forth in the Debt Commitment Letter (the “Substitute Financing”); provided, that the documentation in respect of such Substitute Financing shall not include any provision that would reasonably be expected to materially delay or prevent the effectiveness or initial funding of the Debt Financing (or satisfaction of the conditions to obtaining any portion of the initial funding of the Debt Financing) at the Closing or materially impair the ability or likelihood of the Closing or Parent and Merger Sub’s ability to timely consummate the Merger and the other transactions contemplated hereby; provided, further, that Parent and Merger Sub shall use reasonable best efforts to cause the Substitute Financing and the documentation in connection therewith to not impose conditions that are more onerous as compared to the terms of the Debt Financing being replaced and (iii) use its reasonable best efforts to obtain a new financing commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter and the related fee letters (in redacted form reasonably satisfactory to the Persons providing such Substitute Financing removing only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions (none of which could affect the conditionality, principal amount or availability of the Debt Financing)); provided, that Parent shall not be required to obtain financing that includes terms and conditions materially less favorable (taking into account any “market flex” provision) to Parent (as determined in the reasonable judgment of Parent) relative to those in the Debt Financing being replaced.
(f) To the extent necessary for Parent to fulfill its obligations under this Agreement, Parent shall promptly take all actions to cause the funding of the Equity Commitment under the Equity Commitment Agreement by the Sponsors, solely to the extent the conditions to the funding of the Equity Commitment by the Sponsors pursuant to the Equity Commitment Agreement have been satisfied in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, Parent shall not amend, modify or supplement any of the terms or conditions of (or otherwise waive any rights under) the Equity Commitment Agreement in a manner adverse to Parent or the Company or otherwise terminate the same without the prior written consent of the Company.
(g) Notwithstanding anything to the contrary contained herein nothing contained in this Agreement, including this Section 6.16, shall (i) be interpreted to mean that receipt of the Financing is a condition to the obligation of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (ii) require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (x) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Agreement or (y) pay any fees in excess of those contemplated by the Equity Commitment Agreement or the Debt Commitment Letter.
Section 6.17 Financing Cooperation.
(a) From the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Article 8), subject to the limitations set forth in this Section 6.17, and unless otherwise agreed in writing by Parent, the Company will, and will cause its Subsidiaries to, and will cause its and their respective Affiliates, employees, directors, officers, agents and other representatives to, use reasonable best efforts to cooperate with Parent in a timely manner as reasonably requested by Parent in connection with Parent’s arrangement of the Debt Financing (it being agreed that, solely for purposes of this Section 6.17 and the use of the term Debt Financing Source in this Section 6.17, “Debt Financing” shall include any Substitute Financing and any alternative equity or debt financings (i) all or a portion of which will be used to fund the Aggregate Merger Consideration or (ii) which is intended to fund the operations of the Company after the Closing). Such cooperation will include using reasonable best efforts to:
(i) cooperate with the marketing efforts of Parent and the Debt Financing Sources for all or any part of the Debt Financing, including making appropriate officers reasonably available, with appropriate advance notice, for participation in lender or investor meetings, due diligence sessions, meetings with ratings agencies and road shows, and reasonable assistance in the preparation of confidential information memoranda, private placement memoranda, prospectuses, lender and investor presentations, and similar documents as may be reasonably requested by Parent or any Debt Financing Source, in each case, with respect to information relating to the Company and its Subsidiaries in connection with such marketing efforts;
(ii) furnish Parent and the Debt Financing Sources with the Required Financial Information and any other financial and other pertinent information with respect to the Company and its Subsidiaries as is reasonably requested by Parent or any Debt Financing Source and is customarily (A) required for the marketing, arrangement, extension and syndication of financings similar to the Debt Financing or (B) used in the preparation of customary offering or information documents or rating agency, lender presentations or road shows relating to the Debt Financing;
(iii) request that the Company’s independent accountants participate in drafting sessions and accounting due diligence sessions and cooperate with the Debt Financing (including as set forth in the Debt Letters) or in connection with a customary offering of securities, including the type described in the Debt Commitment Letter, consistent with their customary practice, including requesting that they provide customary consents and comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of the Debt Financing (including as set forth in the Debt Letters as in effect on the date of this Agreement) or as are customarily required in an offering of securities of the type contemplated by the Debt Financing;
(iv) provide customary authorization and representation letters related to the Debt Financing and obtaining or providing certificates as are customary in financings of such type and other customary documents (other than legal opinions and reliance letters) relating to the Debt Financing as reasonably requested by Parent;
(v) furnish all documentation and other information required by a Governmental Authority or any Debt Financing Source under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and/or the requirements of 31 C.F.R. § 1010.230 at least five Business Days prior to the anticipated Closing Date to the extent reasonably requested by Parent;
(vi) assist Parent in obtaining any credit ratings from rating agencies contemplated by the Debt Letters;
(vii) obtain such consents, waivers, estoppels, approvals, authorizations and instruments which may be reasonably requested by Parent in connection with the Debt Financing;
(viii) take all reasonable and customary organizational action, subject to the occurrence of the Closing, reasonably requested by Parent and necessary to permit and/or authorize the consummation of the Debt Financing;
(ix) execute and deliver any customary credit agreements, pledge and security documents, guarantees and other definitive financing documents, and any customary closing certificates and documents (other than legal opinions and reliance letters) as may be reasonably requested by Parent, assist in the negotiation of any such agreements and other documents, and take such action as may be reasonably requested by Parent and the Debt Financing Sources to facilitate the attachment or perfection of the Debt Financing Sources’ security interest in the collateral securing the Debt Financing in each case to the extent within the control of the Company and its Subsidiaries and reasonably requested by Parent to facilitate the satisfaction of conditions precedent to obtaining the Debt Financing; provided that, any obligations contained in all such agreements and documents shall be subject to the occurrence of the Closing and shall be effective no earlier than the Closing Date;
(x) facilitate the obtaining of payoff letters, releases of guarantees and lien terminations (including with respect to the Company Existing Credit Facility) as reasonably requested by Parent and customary for financings similar to the Debt Financing; and
(xi) deliver to Parent such information with respect to the Company and its Subsidiaries as is reasonably available and customary or required for the completion or delivery of schedules and opinions in connection with the Debt Financing;
provided, that nothing in this Agreement shall require the Company to cause the delivery of (1) legal opinions or reliance letters, (2) any certificate as to solvency or any other certificate necessary for the Debt Financing, other than as contemplated by Section 6.17(a)(iv) and Section 6.17(a)(ix); provided that any such certificate shall be subject to the occurrence of the Closing and shall be effective no earlier than the Closing Date, (3) any pro forma financials or (4) any other financial information in a form not customarily prepared by the Company with respect to such period.
(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 6.17): (i) nothing in this Agreement (including this Section 6.17) shall require any such cooperation to the extent that it would (1) require the Company to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Closing, (2) unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries, (3) require the Company or any of its Subsidiaries to enter into or approve any agreement or other documentation effective prior to the Closing, (4) result in any conflict with the Company Certificate, the Company Bylaws or the governing documents of any of the Company’s Subsidiaries, (5) reasonably be expected to result in a material violation or breach of, or a material default (with or without notice, lapse of time or both) under, any material Contract to which the Company or any of its Subsidiaries is a party, including this Agreement, (6) reasonably be expected to result in a violation of Applicable Law (including with respect to privacy of employees) or (7) reasonably be expected to threaten the loss of any attorney-client privilege or other applicable legal privilege; and (ii) no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company or any of its Subsidiaries or their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary authorization and representation letters) shall be effective until the Closing. The Company hereby consents to the use of its logos in connection with the Debt Financing in a form and manner mutually agreed with the Company; provided, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or the reputation or goodwill of any of the foregoing.
(c) PARENT SHALL (I) PROMPTLY UPON REQUEST BY THE COMPANY, REIMBURSE THE COMPANY FOR ALL OF ITS REASONABLE AND DOCUMENTED OUT-OF-POCKET FEES AND EXPENSES (INCLUDING REASONABLE AND DOCUMENTED FEES AND EXPENSES OF COUNSEL AND ACCOUNTANTS) INCURRED BY THE COMPANY, ITS SUBSIDIARIES OR ANY OF ITS OR THEIR REPRESENTATIVES IN CONNECTION WITH ANY COOPERATION CONTEMPLATED BY THIS SECTION 6.17 AND (II) INDEMNIFY AND HOLD HARMLESS THE COMPANY, ITS SUBSIDIARIES AND ITS AND THEIR REPRESENTATIVES AGAINST ANY CLAIM, LOSS, DAMAGE, INJURY, LIABILITY, JUDGMENT, AWARD, PENALTY, FINE, COST (INCLUDING COST OF INVESTIGATION), EXPENSE (INCLUDING REASONABLE AND DOCUMENTED FEES AND EXPENSES OF COUNSEL AND ACCOUNTANTS) OR SETTLEMENT PAYMENT INCURRED AS A RESULT OF, OR IN CONNECTION WITH, SUCH COOPERATION OR THE DEBT FINANCING AND ANY INFORMATION USED IN CONNECTION THEREWITH OTHER THAN THOSE CLAIMS, LOSSES, DAMAGES, INJURIES, LIABILITIES, JUDGMENTS, AWARDS, PENALTIES, FINES, COSTS, EXPENSES AND SETTLEMENT PAYMENT ARISING OUT OF OR RESULTING FROM THE GROSS NEGLIGENCE, FRAUD, BAD FAITH OR WILLFUL MISCONDUCT OF THE COMPANY OR ANY OF ITS REPRESENTATIVES AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.01  Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, on or prior to the Closing, of the following conditions:
(a) the Stockholder Approval shall have been obtained;
(b) no Governmental Authority having jurisdiction over any party shall have issued any Order or other action that is in effect restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and
(c) the applicable waiting period (and any extension thereof, subject to Section 6.11) applicable to the Merger under the HSR Act shall have expired or been terminated.
Section 7.02  Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction, or, to the extent permitted by Applicable Law, waiver by Parent, on or prior to the Closing, of the following conditions:
(a) the representations and warranties of the Company set forth in: (i) Section 4.07(b) (Absence of Certain Changes.), shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date, (ii) Section 4.04 (Capitalization.) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except for de minimis inaccuracies, (iii) Section 4.01 (Organization and Good Standing.), Section 4.02 (Corporate Authorization.), Section 4.03(a)(i) (Consents and Approvals; No Violations.), Section 4.23 (Brokers’ Fees.) and Section 4.24 (Opinion of the Opinion Advisor.) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only as of such specified date), and (iv) Article 4 (other than the representations and warranties referred to in the foregoing clauses (i), (ii) and (iii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only as of such specified date), except in the case of this clause (iv) only, where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b) the Company shall have performed and complied in all material respects with all covenants, obligations and agreements required to be performed or complied with by the Company under this Agreement on or prior to the Closing Date;
(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred; and
(d) Parent shall have received at the Closing a certificate signed on behalf of the Company by an authorized officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.
Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger and the other transactions contemplated hereby is subject to the satisfaction, or, to the extent permitted by Applicable Law, waiver by the Company, on or prior to the Closing, of the following conditions:
(a) the representations and warranties of Parent and Merger Sub set forth in: (i) Section 5.01 (Existence and Power.), Section 5.02 (Authorization.), Section 5.03(a) (Consents and Approvals; No Violations.) and Section 5.10 (Brokers’ Fees.) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent any such representation or warranty expressly relates to a specified date, in which case such representation or warranty shall be so true and correct only on and as of such specific date), and (ii) Article 5 (other than the representations and warranties referred to in the foregoing clause (i)) hereof shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are made on and as of a specified date, in which case such representation or warranty shall be so true and correct only as of such specified date), except in the case of this clause (ii) only, where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(b) each of Parent and Merger Sub shall each have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement at or prior to the Closing Date; and
(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by an authorized officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8
TERMINATION
Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:
(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);
(b) by either Parent or the Company, upon written notice to the other party, if the Merger has not been consummated on or before December 31, 2023 (the “End Date”); provided, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the primary cause of the failure of the conditions to Closing set forth in Article 7 to be satisfied (it being understood that Parent’s or Merger Sub’s failure to close solely as a result of the unavailability of the Debt Financing to be funded at Closing which failure shall not have resulted from a material breach by Parent or Merger Sub of this Agreement shall not limit Parent’s termination right pursuant to this Section 8.01(b));
(c) by either Parent or the Company, upon written notice to the other party, if (iv) any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order or taken any other final action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c)(i) shall not have (x) breached in any material respects its obligations under Section 6.11 and (y) been the primary cause of such Order due to failure to perform any such obligations; or (v) any Applicable Law shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement that prohibits, makes illegal or enjoins consummation of the transactions contemplated by this Agreement (notwithstanding any approval of this Agreement by the stockholders of the Company);
(d) by either Parent or the Company, upon written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholders’ Meeting (or any adjournment or postponement thereof), which shall have been duly convened and at which a vote on the adoption of this Agreement has been taken;
(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) if capable of being cured, has not been cured prior to the earlier of the End Date or the 30th calendar day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if, at the time of such termination, either Parent of Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement so as to cause the conditions set forth in Section 7.03 not to be satisfied;
(f) by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) if capable of being cured, has not been cured prior to the earlier of the End Date or the 30th calendar day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement so as to cause the conditions set forth in Section 7.02 not to be satisfied;
(g) by the Company, if (i) all of the conditions set forth in Sections 7.01 and 7.02 have been and continue to be satisfied during the three Business Day period described below or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied assuming a Closing would occur), (ii) at least three Business Days prior to such termination, the Company has given written notice to Parent and Merger Sub irrevocably confirming that it is prepared and stands ready, willing and able to consummate the Closing during such three Business Day period and that all of the closing conditions set forth in Section 7.03 have been satisfied or irrevocably waived (other than those conditions that by their terms are to be satisfied at the Closing) and (iii) Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement on or before the later of the date on which the Closing should have occurred pursuant to Section 2.01 and the end of such three Business Day period;
(h) by Parent, upon written notice to the Company, if, prior to the Stockholder Approval, (i) the Company Board or any committee thereof (including the Special Committee) shall have effected an Adverse Recommendation Change; provided, however, the exercise of such termination right by Parent must occur within ten Business Days after the Adverse Recommendation Change; or (ii) the Company shall have Willfully Breached its covenants set forth in Section 6.03 or Section 6.04; or
(i) by the Company, upon prior written notice to Parent, if prior to the Stockholder Approval, the Company Board or any committee thereof (including the Special Committee) shall have effected an Adverse Recommendation Change in order to authorize the entry into an Alternative Acquisition Agreement in connection with a Superior Proposal in accordance with Section 6.04 (with such agreement being entered into substantially concurrently with the termination of this Agreement).
Section 8.02 Effect of Termination; Payment of Termination Fee.
(a) If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto (or any shareholder, director, officer, employee, agent, consultant or representative of such party); provided, however, that the Confidentiality Agreement, the provisions of Section 6.12, Section 6.14, Section 6.17(c), this Section 8.02 and Article 9 (other than Section 9.09(b)) shall survive any termination hereof pursuant to Section 8.01. Notwithstanding anything to the contrary provided in this Agreement, including in the foregoing provisions of this Section 8.02(a), but subject in each case to Section 8.02(b), nothing shall relieve any party hereto from liability for a Willful Breach of its covenants or agreements set forth in this Agreement prior to such termination; provided however, that in no event will the Parent Related Parties have any liability for monetary damages, including damages for fraud, intentional failure to fulfill a condition to the performance of the obligations of any other party, Willful Breach, monetary damages in lieu of specific performance or otherwise) in the aggregate in excess of an amount equal to the sum of (x) the Parent Termination Fee, if any, due and owing to the Company pursuant to Section 8.02(c), plus (y) the Enforcement Costs, if any, due and owing to the Company pursuant to Section 8.02(c) (the “Maximum Liability Amount”).
(b) In the event that:
(i) this Agreement is terminated (A) by Parent pursuant to Section 8.01(h) (Adverse Recommendation Change), (B) by Parent or the Company pursuant to Section 8.01(d) (Failure to Obtain Stockholder Approval) if, at the time of such termination pursuant to Section 8.01(d), Parent would have been entitled to terminate this Agreement pursuant to Section 8.01(h);
(ii) this Agreement is terminated by the Company (A) prior to the No-Shop Period Start Date pursuant to Section 8.01(i) (Company Superior Proposal) or after the No-Shop Period Start Date pursuant to Section 8.01(i) (Company Superior Proposal) to enter into a written definitive agreement with an Excluded Party, or (B) following the No-Shop Period Start Date pursuant to Section 8.01(i) (Company Superior Proposal) to enter into a written definitive agreement with a Third Party that is not an Excluded Party; or
(iii) (A) this Agreement is terminated by (1) Parent or the Company pursuant to Section 8.01(b) (End Date) (but in the case of termination by the Company pursuant to Section 8.01(b) (End Date), only if at such time Parent had the right to terminate this Agreement pursuant to Section 8.01(b) (End Date)), (2) Parent or the Company pursuant to Section 8.01(d) (Failure to Obtain Stockholder Approval) or (3) Parent pursuant to Section 8.01(e) (Company Breach); (B) prior to (1) such termination, in the case of a termination pursuant to Section 8.01(b) (End Date) or Section 8.01(e) (Company Breach), or (2) the Stockholders’ Meeting, in the case of a termination pursuant to Section 8.01(d) (Failure to Obtain Stockholder Approval), an Acquisition Proposal shall have been proposed, made publicly or to the Company Board or any committee thereof (including the Special Committee) and not withdrawn; and (C) within 12 months of the date this Agreement is terminated an Acquisition

Proposal is consummated or an Alternative Acquisition Agreement is entered into by the Company or any of its Subsidiaries (and subsequently consummated); provided, that, for purposes of this Section 8.02(b)(iii), all percentages in the definition of Acquisition Proposal shall be replaced with 50%, then the Company shall pay Parent (or an Affiliate of Parent) the Company Termination Fee by wire transfer of same-day funds to an account designated by Parent (x) in the case of Section 8.02(b)(i), within two Business Days after such termination, (y) in the case of Section 8.02(b)(ii), immediately prior to or concurrently with such termination or (z) in the case of Section 8.02(b)(iii), on the date that the Company consummates the Acquisition Proposal. In the event that Parent shall become entitled to receive payment of the Company Termination Fee pursuant to this Section 8.02(b), then the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Proceeding against the Company, any of its Affiliates or any of their respective directors, officers and employees for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief brought against the Company to require payment of the Company Termination Fee), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination. If the Company fails to pay the Company Termination Fee and Parent and/or Merger Sub commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Fee or any portions thereof, then the Company shall pay Parent or Merger Sub its reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).
(c) In the event this Agreement is terminated (i) by the Company pursuant to Section 8.01(f) (Parent Breach) or Section 8.01(g) (Failure to Close) or (ii) by Parent pursuant to Section 8.01(b) (End Date) (and, for purposes of this clause (ii), at such time of termination by Parent, this Agreement is terminable by the Company pursuant to Section 8.01(f) (Parent Breach) or Section 8.01(g) (Failure to Close)), then Parent shall pay the Company the Parent Termination Fee by wire transfer of same-day funds to an account designated by Parent within two Business Days after such termination. In the event that the Company shall become entitled to receive payment of the Parent Termination Fee pursuant to this Section 8.02(c), then the receipt of the Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any of its Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, Parent, Merger Sub and the Debt Financing Related Parties shall have no further liability, whether pursuant to a claim at law or in equity, to the Company or any of its Affiliates in connection with this Agreement (and the termination hereof), the Debt Letters or the Definitive Financing Agreements (including the Financing, the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and neither the Company nor any of its Affiliates or any other Person shall be entitled to bring or maintain any Proceeding against Parent, Merger Sub, the Debt Financing Related Parties, any of their respective Affiliates or any of their respective directors, officers and employees for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Parent Termination Fee by Parent), the Debt Letters, the Definitive Financing Agreements, any of the transactions contemplated by this Agreement, the Debt Letters or the Definitive Financing Agreements (including the Financing) or any matters forming the basis for such termination. If Parent fails to pay the Parent Termination Fee and the Company commences a suit which results in a final, non-appealable judgment against Parent for the Parent Termination Fee or any portions thereof, then Parent shall pay the Company its reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the

Parent Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (any such amounts, “Enforcement Costs”); provided that, in no event shall Parent or any other Person be required to pay Enforcement Costs in an aggregate amount exceeding $1,000,000.
(d) For the avoidance of doubt, any payment made by (i) the Company under Section 8.02(b) shall be payable only once with respect to Section 8.02(b) or (ii) Parent under Section 8.02(c) shall be payable only once with respect to Section 8.02(c), and in each case not in duplication even though such payment may be payable under one or more provisions hereof.
(e) Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.02 are an integral part of the Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to this Section 8.02 are not a penalty but rather constitute liquidated damages in a reasonable amount to compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Agreement, and (iii) without the agreements contained in this Section 8.02, the parties hereto would not have entered into this Agreement.
(f) Notwithstanding anything to the contrary in this Agreement, if Parent or Merger Sub breaches this Agreement (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise) and the Parent Termination Fee is payable pursuant to Section 8.02(c), then, except for the right to seek specific performance in accordance with and subject to the terms and conditions of Section 9.09, the sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) against any Parent Related Party for any breach (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise), loss, damage or failure to perform under (whether willfully (including a Willful Breach), intentionally, unintentionally or otherwise), this Agreement or any certificate or document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith shall be for the Company to terminate this Agreement pursuant to Section 8.01(f) or Section 8.01(g) (or, in the case of Parent’s termination, solely in the circumstances contemplated by Section 8.02(c)(ii)) and receive payment of the Parent Termination Fee pursuant to and solely to the extent required by Section 8.02(c), and, if applicable, the Enforcement Costs, and upon payment of such amounts, (x) none of the Parent Related Parties, the Debt Financing Related Parties or any other financing sources of Parent or Merger Sub, shall have further liability or obligation relating to or arising out of this Agreement (whether in equity or at law, in contract, in tort or otherwise, and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise) and (y) no Company Related Party shall be entitled to bring, and in no event support, facilitate or encourage, the bringing of any Proceeding (under any legal theory, whether sounding in law or in equity (in each case whether for breach of contract, in tort or otherwise)) against a Parent Related Party, Debt Financing Related Party or any other financing sources of Parent or Merger Sub with respect to, arising out of, or in connection with, the failure of the Closing to occur or for a breach or failure to perform hereunder, under the Debt Letters or otherwise (in any case, whether willfully, intentionally, unintentionally or otherwise), and the Company shall cause any such Proceeding pending as of any termination of this Agreement to be dismissed with prejudice as promptly as practicable after such termination. Notwithstanding anything to the contrary in this Agreement (including this Section 8.02(f)), if the Parent Termination Fee and, as applicable, the Enforcement Costs are paid to the Company, under no circumstances will any Company Related Party, or the Company Related Parties in the aggregate, be entitled to monetary damages or monetary remedies for any claims, damages or other losses suffered as a result of the failure of the transactions contemplated by this Agreement or in the Debt Letters to be consummated or for a breach or failure to perform hereunder or thereunder or for any representation made or alleged to have been made in connection herewith or therewith, in excess of the amount of the Parent Termination Fee and, if applicable, the Enforcement Costs. Under no circumstances shall the collective monetary damages payable by Parent and the other Parent Related Parties (including the Sponsors) under this Agreement, the Equity Commitment Agreement and the Limited Guarantee exceed the Maximum Liability Amount.

ARTICLE 9
MISCELLANEOUS
Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the fifth Business Day after the dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) if delivered by e mail, on the date of delivery if such day is a Business Day or the next succeeding day if such day is not a Business Day (provided, in each case, that no “bounce-back” or notice of non-delivery is received), in each case as follows:
if to Parent, Merger Sub, or the Surviving Corporation, to:

c/o Garnett Station Partners, LLC
853 Broadway, 16th Floor
New York, NY 10003
E-mail: Matt Perelman; Alex Sloane
Attention: perelman@garnettstation.com; sloane@garnettstation.com with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
Three Brickell City Centre
98 S.E. 7th Street, Suite 700
Miami, FL 33131
E-mail: matthew.arenson@kirkland.com
Attention: Matthew S. Arenson, P.C.

and:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
E-mail: willard.boothby@kirkland.com
Attention: Willard S. Boothby, P.C.

if to the Company (prior to the Merger) to:

Fiesta Restaurant Group, Inc.
7255 Corporate Center Dr., Suite C
Miami, FL 33126
Email: LDPietro@frgi.com
Attention: Louis DiPietro

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Ave
New York, NY 10166
Email: SMuzumdar@gibsondunn.com
Attention: Saee Muzumdar
Section 9.02 No Survival of Representations and Warranties. The covenants, representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided, however, that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
Section 9.03 Amendments and Waivers.
(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following receipt of the Stockholder Approval, no amendment may be made that requires the further approval of the stockholders of the Company under the DGCL unless the required further approval is obtained. Notwithstanding anything to the contrary in this Agreement (including this Section 9.03), the Debt Financing Source Provisions and the definitions of “Debt Financing Sources” and “Debt Financing Related Parties” (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any of the foregoing Sections or definitions) may not be amended, modified, waived or terminated in a manner that is adverse to the interests of the Debt Financing Sources or the Debt Financing Related Parties without the prior written consent of such Debt Financing Sources.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 9.04 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees payable pursuant to (a) the HSR Act and (b) any other Antitrust Laws.
Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time, (b) to any parties providing secured debt financing for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing (so long as such assignment or security grant is not effective until the Effective Time), and (c) after the Effective Time, to any Person; provided, that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (x) the rights of the Company’s stockholders to receive the Per Share Merger Consideration at the Effective Time pursuant to the terms and conditions of this Agreement, (y) the rights of the holders of Company Equity Awards to receive the payments in respect thereof following the Effective Time pursuant to Section 2.06, and (z) the rights of the Covered Persons pursuant to Section 6.10. For the avoidance of doubt, prior to the Effective Time, the rights and remedies conferred on the Company’s stockholders pursuant to Article 2 concerning payment of the Aggregate Merger Consideration and on the holders of Company Equity Awards concerning the payments in respect thereof pursuant to Section 2.06 may only be enforced by the Company acting on the behalf of the Company’s stockholders and holders of Company Equity Awards. The parties hereto further agree that the rights of third-party beneficiaries under this Section 9.05 (except such rights of the Debt Financing Sources and the Debt Financing Related Parties) shall not arise unless and until the Merger is consummated. Notwithstanding anything to the contrary in this Agreement (including this Section 9.05), each of the Debt Financing Sources and each of their respective Affiliates and funds, and each of and their respective current, former and future direct or indirect equity holders, controlling persons, stockholders, agents, Affiliates, funds, members, managers, general or limited partners, assignees, directors, officers, employees, trustees, representatives, attorneys, accountants and other advisors, agents or consultants (collectively, and together with the Debt Financing Sources, the “Debt Financing Related Parties”) shall be express third-party beneficiaries with respect to Section 8.02(c), Section 8.02(f) the last sentence of Section 9.03(a), this Section 9.05, Section 9.06, Section 9.07, Section 9.08, Section 9.09, and Section 9.15 (collectively, the “Debt Financing Source Provisions”).
Section 9.06 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State. Notwithstanding anything to the contrary in this Agreement (including this Section 9.06), except as otherwise set forth in (i) the Debt Letters as in effect as of the date of this Agreement, all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the Debt Financing Related Parties in any way relating to the Debt Letters, the Definitive Financing Agreements or the performance thereof or the Debt Financing shall be exclusively governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule whether of the State of Delaware or any other jurisdiction that would cause the application of Applicable Law of any jurisdiction other than the State of Delaware and (ii) the Equity Commitment Agreement as in effect as of the date of this Agreement, all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the parties thereto in any way relating to the Equity Commitment Agreement or the performance thereof or the Equity Financing shall be exclusively governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule whether of the State of Delaware or any other jurisdiction that would cause the application of Applicable Law of any jurisdiction other than the State of Delaware.
Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a state or federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law. Notwithstanding anything to the contrary in this Agreement (including this Section 9.07), each party agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Related Parties in any way relating to this Agreement, including any dispute arising out of or relating to the Debt Letters, the Definitive Financing Agreements or the performance thereof or the Debt Financing, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom).
Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE DEBT LETTERS, THE DEFINITIVE FINANCING AGREEMENTS, THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING IN ANY PROCEEDING AGAINST ANY DEBT FINANCING RELATED PARTIES. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.08.
Section 9.09 Specific Performance.
(a) The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof and, subject to Section 9.09(b), the Equity Financing, in addition to any other remedy to which they are entitled at law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (for the avoidance of doubt, including to specifically enforce a party’s obligation to effect the Closing), without bond, or other security being required, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement.
(b) Notwithstanding anything to the contrary in Section 9.09(a), it is explicitly agreed that the Company shall only be entitled to seek specific performance of Parent’s obligation to cause the Equity Financing to be funded in accordance with terms of the Equity Commitment Agreement and Parent’s and Merger Sub’s obligations to effect the Closing and to cause the consummation of the Merger, as applicable, to occur only if and for so long as:
(i) with respect to the consummation of the Merger (including the payment of the Aggregate Merger Consideration and drawing down the Equity Financing related thereto), (A) all of the conditions set forth in Article 7 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), (B) to the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated hereby, the Debt Financing or Substitute Financing have been funded in accordance with the terms and conditions thereof or the Debt Financing Sources have confirmed in writing that the Debt Financing or Substitute Financing will be funded at the Closing if the Equity Financing is funded at the Closing (provided that Parent and Merger Sub will not be required to draw down on the Equity Commitment Agreement or consummate the Closing if the Debt Financing is not in fact funded at the Closing) and (C) Parent and Merger Sub fails to complete the Closing pursuant to and in accordance with Section 2.01; and

(ii) the Company has irrevocably confirmed by written notice to Parent that (A) the conditions set forth in Section 7.01 and Section 7.03 have been and continue to be satisfied or waived (other than any conditions that by their nature are to be satisfied by actions taken at the Closing) and (B) if specific performance is granted and the Equity Financing and Debt Financing are funded, the Company is ready, willing and able to consummate the Closing and the other transactions contemplated hereby pursuant to this Agreement, and the Closing will occur substantially simultaneously with the drawdown of the Equity Financing.
For the avoidance of doubt, (x) in no event shall the Company or any of its successors or permitted assigns be entitled to specifically enforce (or to bring any Proceeding in equity seeking to specifically enforce) Parent’s rights under the Equity Commitment Agreement to cause the Equity Financing to be funded other than as expressly provided in this Section 9.09(b) and (y) in no event shall the Company be entitled to seek to specifically enforce any provision of this Agreement or to obtain an injunction or injunctions, or to bring any other Proceeding in equity in connection with the transactions contemplated by this Agreement, against any Person other than against Parent and, in such case, only under the circumstances expressly set forth in this Section 9.09(b).
(c) For the avoidance of doubt, in no event shall the exercise of the Company’s right to seek specific performance pursuant to this Section 9.09 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to Article 8 and/or pursue all applicable remedies at law, including seeking payment of the Parent Termination Fee. Notwithstanding the foregoing, so long as this Agreement shall not have been terminated, the Company shall be entitled to pursue both a grant of specific performance under this Section 9.09 and the payment of the Parent Termination Fee and any applicable Enforcement Costs, but under no circumstances shall the Company be permitted or entitled to receive (i) both (A) a grant of specific performance under this Section 9.09 and (B) payment of any monetary damages, including the Parent Termination Fee and any applicable Enforcement Costs or (ii) both (x) an award of monetary damages and (y) any of the Parent Termination Fee or any applicable Enforcement Costs. As a result, the Company shall not be entitled to receive the Parent Termination Fee or Enforcement Costs if the Company has been granted specific performance of this Agreement, the Closing actually occurs and Parent makes all of the payments contemplated by Article 2.
(d) Notwithstanding anything to the contrary in this Agreement (including this Section 9.09), in no event shall the Company, its Subsidiaries or Affiliates or any of their respective officers, directors, managers, principals, employees, agents, auditors, accountants, advisors, bankers or other representatives be entitled to seek the remedy of specific performance of this Agreement, any Debt Financing, any Substitute Financing, any Debt Letter or any Definitive Financing Agreement against any Debt Financing Source or any Debt Financing Related Party; provided that nothing herein to the contrary shall prohibit Parent, Merger Sub or any of their respective Affiliates from enforcing its rights directly against any Debt Financing Source under any Debt Financing, any Substitute Financing, any Debt Letter or any Definitive Financing Agreement or causing any Debt Financing Source to fund (including by seeking specific performance thereunder) pursuant to any Debt Financing, any Substitute Financing, any Debt Letter or any Definitive Financing Agreement.
Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party; provided that, the parties intend that the remedies and limitations thereon contained in Section 8.02 (Effect of Termination; Payment of Termination Fee) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder or under the Debt Letters or the Limited Guarantee. Upon a determination of severability pursuant to the foregoing sentence, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 9.11 Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.
Section 9.12 Entire Agreement; No Reliance.
(a) This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.
(b) Each party hereto agrees that, except for the representations and warranties of the Company contained in Article 4 of this Agreement and of Parent and Merger Sub contained in Article 5 of this Agreement, or in any certificate delivered expressly pursuant to this Agreement, none of the Company, Parent or Merger Sub makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except to the extent and as expressly covered by a representation and warranty made by the Company in this Agreement, or in any certificate delivered expressly pursuant to this Agreement, each of Parent and Merger Sub agrees that neither the Company nor any of its Subsidiaries makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries.
Section 9.13 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.
Section 9.14 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by e-mail PDF form, or by any other electronic means will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 9.15 Liability of Debt Financing Related Parties. Notwithstanding anything to the contrary contained herein, the Company hereby waives any rights or claims against any Debt Financing Related Party in connection with this Agreement, the Debt Financing, the Debt Letters, the Definitive Financing Agreements or the transactions contemplated hereby or thereby, and no Debt Financing Related Party shall have any rights or claims against the Company in connection with this Agreement, the Debt Financing, the Definitive Financing Agreements or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided, that following consummation of the Merger, the foregoing will not limit the rights of the parties to the Debt Financing under the Debt Letters and the Definitive Financing Agreements.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
PARENT:

FIESTA HOLDINGS, LLC

By:	/s/ Matthew Perelman
	Name:	Matthew Perelman
	Title:	Co-President

MERGER SUB:

FIESTA MERGER SUB, LLC

By:	/s/ Matthew Perelman
	Name:	Matthew Perelman
	Title:	Co-President
[Signature Page to Agreement and Plan of Merger]

COMPANY:

FIESTA RESTAURANT GROUP, INC.

By:	/s/ Dirk Montgomery
	Name:	Dirk Montgomery
	Title:	President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex B
VOTING AGREEMENT
VOTING AGREEMENT, dated as of [•], 2023 (this “Agreement”), by and between Fiesta Holdings, LLC, a Delaware limited liability company (“Parent”), and [•], a [•] [•] (the “Stockholder”).
WHEREAS, concurrently herewith, Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), Parent and Fiesta Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended or modified from time to time, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company on the terms and conditions set forth therein, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Merger”), and, in connection therewith, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will, without any further action on the part of the holder thereof, be canceled and retired and automatically be converted into the right to receive the Per Share Merger Consideration as set forth in the Merger Agreement;
WHEREAS, as of the date hereof, the Stockholder is the beneficial owner of, and has the right to vote and dispose of, certain Company Common Stock (such Company Common Stock, together with any other securities of the Company that are entitled to vote on the adoption of the Merger Agreement held or subsequently acquired by the Stockholder and which the Stockholder has the right to vote and dispose of, being collectively referred to herein as the “Voting Stock”);
WHEREAS, obtaining the Stockholder Approval is a condition to the consummation of the Merger;
WHEREAS, as an inducement to Parent to enter into the Merger Agreement and incur the obligations therein, Parent has required that the Stockholder enter into this Agreement; and
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Agreement to Vote; Restrictions on Voting and Dispositions.
(a) Agreement to Vote Company Common Stock. The Stockholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, the Stockholder will (x) appear at such meeting or otherwise cause all of the Voting Stock to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Voting Stock, (1) in favor of: (A) the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (B) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes or proxies for adoption of the Merger Agreement and (C) any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company and (2) against: (A) any other Acquisition Proposal and (B) any other action or agreement that would reasonably be expected to result in a material breach of any covenant, agreement, representation or warranty or other obligation of the Company set forth in the Merger Agreement or prevent, impede or delay the consummation of the Merger.
(b) Restrictions on Transfers. The Stockholder hereby agrees that, from the date hereof until the Expiration Time, the Stockholder shall not, directly or indirectly, sell (including short sales), transfer, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of, enter into a “put equivalent position” (as defined by Rule 16a-1(h) under the 1934 Act) relating to or otherwise transfer or dispose (including by operation of law) any Voting Stock (collectively, “Transfer”). Any Transfer in violation of this Agreement shall be void.

(c) Transfer of Voting Rights. The Stockholder hereby agrees that the Stockholder shall not deposit any Voting Stock in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement, arrangement or undertaking relating to voting or otherwise in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Voting Stock.
(d) Inconsistent Agreements. The Stockholder hereby agrees that it shall not enter into any agreement, arrangement or undertaking with any Person prior to the Expiration Time, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Voting Stock in any manner which is inconsistent with this Agreement.
(e) Exception to Transfer Restrictions. Notwithstanding the foregoing, the Stockholder shall have the right to Transfer its Voting Stock to its Affiliates and related fund entities; provided, however, prior to and as a condition to the effectiveness of such Transfer, any Affiliate and related fund entities to which any of such Voting Stock or any interest in any of such Voting Stock is transferred shall have executed and delivered to Parent a counterpart to this Agreement pursuant to which such Person shall be bound by all terms and provisions of this Agreement.
Section 2. Representations, Warranties and Covenants of the Stockholder.
(a) Representations and Warranties. The Stockholder represents and warrants to Parent as follows:
(i) Capacity. The Stockholder has all requisite capacity, power and authority to enter into and perform its obligations under this Agreement. No filing with (other than any disclosure required to be made by the Stockholder to the SEC or other Governmental Authority, including any amendment to any Schedule 13D under the 1934 Act), and no permit, authorization, consent or approval of, a Governmental Authority is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby, except where the failure to make or obtain such filing, permit, authorization, consent or approval would not, individually or in the aggregate, impair the Stockholder’s ability to perform its obligations hereunder on a timely basis.
(ii) Due Authorization. This Agreement has been duly executed and delivered by the Stockholder and the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder.
(iii) Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as limited by the Bankruptcy and Equity Exception).
(iv) Non-Contravention. Except for this Agreement, the Stockholder has not (a) entered into any voting agreement or voting trust with respect to any Voting Stock or entered into any other contract relating to the voting of the Voting Stock or (b) appointed or granted a proxy or power of attorney with respect to any Voting Stock in any manner which is inconsistent with this Agreement. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby or performance by the Stockholder of its obligations hereunder shall (1) conflict with or violate any provision of the organizational documents of the Stockholder, (2) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of any of the Stockholder pursuant to any contract to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected, or (3) violate any Applicable Law or Order applicable to the Stockholder or any of the Stockholder’s properties or assets, except in the case of clauses (2) or (3) for violations, breaches or defaults that would not, individually or in the aggregate, impair the Stockholder’s ability to perform its obligations hereunder on a timely basis.
(v) Ownership of Voting Stock. On the date hereof, the Voting Stock set forth opposite the Stockholder’s name on Exhibit A hereto are owned beneficially by the Stockholder and the Voting Stock set forth on Exhibit A constitute the entire interest in the outstanding shares of capital stock of the Company over which the Stockholder has voting power. Except for the Voting Stock set forth in Exhibit A, as of the date hereof, neither the Stockholder nor any of its Affiliates, is the beneficial or record owner of, or exercises voting power over, any other outstanding shares of capital stock of the Company or any options, restricted stock units, warrants or other rights to acquire or that are exchangeable or exercisable for, or convertible into, directly or indirectly, shares of capital stock or other voting interests of the Company. No Person not signatory to this Agreement has a right to acquire or vote any of the Voting Stock. Except for restrictions in favor of Parent pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, the Stockholder is the sole beneficial owner of all of the Voting Stock, in each case free and clear of Liens, and has the sole power to vote or direct the vote with respect to the Voting Stock. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; provided, that, for purposes of determining whether a Person is a beneficial owner of any Voting Stock, a Person shall be deemed to be the beneficial owner of any Voting Stock which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such Voting Stock is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). No Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Voting Stock and the Stockholder has not assigned any rights associated with any Voting Stock to any Person.
(vi) Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder before or by any Governmental Authority, except as would not, individually or in the aggregate, impair the Stockholder’s ability to perform its obligations hereunder on a timely basis.
(vii) Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and agreements of the Stockholder contained herein.
(b) Covenants. The Stockholder hereby further covenants and agrees as follows:
(i) The Stockholder agrees not to take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect.
(ii) The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the transactions contemplated by the Merger Agreement, including any press release or other disclosure document that Parent and/or the Company reasonably determines to be necessary in connection with the Merger, the Proxy Statement filed in connection with the transactions contemplated by the Merger Agreement and any other applicable filings under the Exchange Act or the Securities Act, the Stockholder’s identity and ownership of the Voting Stock and the nature of the Stockholder’s obligations under this Agreement.
(iii) The Stockholder hereby waives and agrees not to exercise any dissenters’ rights, appraisal rights or any similar rights which may arise with respect to the Voting Stock in connection with Merger or under the transactions contemplated by the Merger Agreement.
(c) Following the No-Shop Period Start Date (or, with respect to any Excluded Parties, the Cut-Off Date) and until the Expiration Time, the Stockholder agrees that it shall not, and shall cause its Subsidiaries and its and their respective directors, officers, employees, Affiliates and Representatives not to, directly or indirectly: (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of (including by way of providing information) or take any action designed to lead to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, engage in, continue or knowingly participate in any discussions or negotiations with, furnish any material nonpublic information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise knowingly cooperate with, any Third Party, in each case relating to an Acquisition Proposal, (iii) enter into any agreement, arrangement or undertaking with respect to an Acquisition Proposal, (iv) approve, endorse, declare advisable or recommend any Acquisition Proposal, (v) take any action to make the provisions of any takeover statute or any restrictive provision of any applicable anti-takeover provision in the Company Bylaws or Company Certificate inapplicable to any transactions contemplated by any Acquisition Proposal, or (vi) authorize, commit to, agree or publicly propose to do any of the foregoing, in each case in a manner that would violate the terms of the Merger Agreement if such actions were taken by the Company. Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take certain actions set forth in Sections 6.03 and 6.04 of the Merger Agreement with respect to an Acquisition Proposal, any officer or director of the Company nominated by the Stockholder (the “Stockholder-Nominated Director”), if any, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.
(d) The Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of (i) any fact, event or circumstance that would constitute a breach of the representations and warranties of the Stockholder under this Agreement (ii) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement and (iii) the number of any new Voting Stock, if any, acquired by the Stockholder or any of its Affiliates after the date hereof (whether through a reclassification, stock split, reverse stock split, combination, stock dividend, exercise of options, awards, warrants or similar instruments or otherwise), all of which shall be considered Voting Stock and subject to the terms of this Agreement as though owned by the Stockholder on the date hereof.
Section 3. Representations and Warranties of Parent.
(a) Capacity. Parent is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite capacity, power and authority to enter into and perform its obligations under this Agreement.
(b) Due Authorization. This Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent.
(c) Binding Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except as limited by the Bankruptcy and Equity Exception).
Section 4. Termination. Other than Section 2(b)(ii), this Section 4 and Section 5, which shall survive any termination of this Agreement, this Agreement and all obligations of the Stockholder hereunder will automatically terminate and cease to be of any further force and effect upon the earlier of (a) the Effective Time, (b) the making of any amendment to the Merger Agreement to decrease the Per Share Merger Consideration (other than any adjustments pursuant to Section 2.07 of the Merger Agreement) or otherwise materially adversely amend the Merger Agreement with respect to the Stockholder, or (c) the termination of the Merger Agreement in accordance with its terms (the “Expiration Time”). Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any breach of this Agreement prior to any such termination.
Section 5. Miscellaneous.
(a) Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
(b) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by electronic mail:
(i) If to Parent, to:
c/o Garnett Station Partners, LLC
853 Broadway, 16th Floor
New York, NY 10003
Email: perelman@garnettstation.com;
sloane@garnettstation.com
Attention: Matt Perelman; Alex Sloane

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
Three Brickell City Centre
98 S.E. 7th Street, Suite 700
Miami, FL 33131
Email: matthew.arenson@kirkland.com
Attention: Matthew S. Arenson, P.C.

and:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
E-mail: willard.boothby@kirkland.com
Attention: Willard S. Boothby, P.C.
(ii) If to Stockholder, to:
[•]
[•]
Attention: [•]
Email: [•]
Fax: [•]
with a copy (which shall not constitute notice) to:
[•]
[•]
Attention: [•]
Email: [•]
Fax: [•]
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon transmission if sent by electronic mail (provided no transmission error is received); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.
(c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Parent and the Stockholder.
(d) Successors and Assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except Parent may, without the consent of the Stockholder, assign any of its rights and delegate any of its obligations under this Agreement to a wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, including any corporate successor by merger or otherwise.
(e) Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

(f) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Voting Stock. All rights, ownership and economic benefits of and relating to the Voting Stock shall remain vested in and belong to the Stockholder, and Parent shall not have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Stockholder or exercise any power or authority to direct the Stockholder in the voting of any of the Voting Stock, except as otherwise provided in this Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law or of conferring upon Parent beneficial ownership of any Voting Stock at any time prior to the Effective Time.
(g) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.
(h) Capacity as Stockholder. This Agreement shall apply to the Stockholder solely in its capacity as a Stockholder of the Company, and it shall not apply in any manner to (i) the Stockholder in any capacity as a director, officer or employee of the Company or its Subsidiaries or in any other capacity or (ii) any Stockholder-Nominated Director, and shall not limit or affect any actions taken by the Stockholder or any Stockholder-Nominated Director in any such other capacity (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict any Stockholder-Nominated Director, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising such Stockholder-Nominated Director’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each case, however, in accordance with and subject to the applicable terms of the Merger Agreement.
(i) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.
(j) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that prior to the valid termination of this Agreement in accordance with Section 4, the parties hereto shall be entitled, in addition to any other remedy to which they are entitled under this Agreement, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an Order to prevent breaches and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5(j) shall not be required to provide any bond or other security in connection with any such Order.

(k) No Waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
(l) GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
(i) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a state or federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to the enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 5(b) or in any other manner permitted by Applicable Law.
(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATES IN THIS SECTION 5(l).
(m) Construction. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”.
(n) Name, Captions, Gender. Section headings of this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
(o) Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a

“.pdf” format data file to deliver a signature to this Agreement or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
(p) Definitions. Capitalized terms used herein and not defined shall have the meanings specified in the Merger Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.
FIESTA HOLDINGS, LLC
By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.
[STOCKHOLDER]
By:
Name:
Title:

Exhibit A
Stockholder	Number of Voting Stock
[•]	[•]

Annex C
[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]
August 5, 2023
The Special Committee of the Board of Directors of Fiesta Restaurant Group, Inc.
14800 Landmark Boulevard, Suite 500
Dallas, Texas 75254
Dear Members of the Special Committee:
We understand that Fiesta Holdings, LLC (“Parent”), Fiesta Merger Sub, LLC, a wholly owned subsidiary of Parent (“Merger Sub”), and Fiesta Restaurant Group, Inc. (“Fiesta”) propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which, among other things, Merger Sub will merge with and into Fiesta (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Fiesta (“Fiesta Common Stock”) will be converted in the Merger into the right to receive $8.50 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Fiesta has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Consideration to be received by holders of Fiesta Common Stock (other than Parent, Merger Sub and their respective affiliates) in the Merger pursuant to the Agreement is fair to such holders from a financial point of view.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.	reviewed a draft, dated August 4, 2023, of the Agreement;
2.	reviewed certain publicly available business and financial information relating to Fiesta that we deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Fiesta made available to us by Fiesta, including financial projections relating to Fiesta prepared by the management of Fiesta;

4.
spoken with certain members of the management of Fiesta and certain of Fiesta’s representatives and advisors regarding the business, operations, financial condition and prospects of Fiesta, the Merger and related matters;

5.	compared the financial and operating performance of Fiesta with that of other public companies that we deemed to be relevant;
6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;
7.
reviewed the current and historical market prices and trading volume for Fiesta Common Stock, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of Fiesta has advised us, and we have assumed, that the financial projections (including, without limitation, with respect to net operating loss carryforwards and other tax attributes relating to Fiesta) reviewed by us that we have been directed to utilize and rely upon for purposes of our analyses and this Opinion have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Fiesta and the other matters covered thereby, and are a reasonable basis upon which to evaluate Fiesta and such other matters, and we express no opinion with respect to such projections or the assumptions on which they are based.

We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Fiesta since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied, at your direction, upon the assessments of the management of Fiesta as to, among other things, (i) the potential impact on Fiesta of macroeconomic, geopolitical, market, competitive, seasonal and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the restaurant industry, including with respect to the geographic regions in which Fiesta operates, (ii) the amount of rental payments (net of sublease income) associated with existing closed stores, (iii) pending or potential litigation matters, (iv) implications for Fiesta of the global COVID-19 pandemic and (v) existing and future agreements and other arrangements involving, and the ability to attract, retain and/or replace, key employees, franchisees, licensees, suppliers, distributors and other commercial relationships of Fiesta. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an effect on the Merger or Fiesta that would be material to our analyses or this Opinion.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or Fiesta that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and we have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of Fiesta or any other entity, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Fiesta or any other entity is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Fiesta or any other entity is or may be a party or is or may be subject.
We have not been requested to, and we did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of Fiesta or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger or (c) advise the Committee, the Board or any other party with respect to alternatives to the Merger. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and we are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to the actual value of Fiesta Common Stock when exchanged pursuant to the Merger or the price or range of prices at which Fiesta Common Stock may be purchased or sold, or otherwise be transferable, at any time.
This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Fiesta, Parent, Garnett Station Partners, LLC, Parent’s equity sponsor (“GSP”), Jefferies Financial Group, Inc. (“Jefferies”), or any other party that may be involved in the Merger and their respective security holders or affiliates, and/or portfolio companies of their respective affiliated or associated investment funds, as applicable, or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided financial advisory services to Fiesta, have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Jefferies or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Jefferies (collectively, with Jefferies, the “Jefferies Group”) and have in the past provided investment banking, financial advisory and/or other financial or consulting services to GSP or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, GSP (collectively, with GSP, the “GSP Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, having acted as (i) exclusive placement agent in connection with GSP’s fundraise for GSP 4.0 Fund, L.P., which we understand is expected to provide equity financing to Parent in connection with the Merger, and certain co-investment vehicles, which closed in January 2023 (the “GSP Fund Raise”), (ii) exclusive placement agent to Fat Tuesday, a member of the GSP Group, in connection with a refinancing transaction, which closed in June 2022, and (iii) as a financial advisor to the Committee in connection with a previous strategic transaction involving Fiesta, which was not consummated. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Fiesta, Parent, members of the Jefferies Group, members of the GSP Group, other participants in the Merger or certain of their respective security holders or affiliates, and/or portfolio companies of their respective affiliated or associated investment funds, as applicable, in the future, for which Houlihan Lokey and its affiliates may receive compensation. As the Committee was aware, certain members of the team of investment banking professionals of Houlihan Lokey involved in providing services to GSP in connection with the GSP Fund Raise were offered the opportunity to invest, and did invest, in the co-investment vehicle invested in Authentic Restaurant Brands. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may otherwise have committed to invest in private equity or other investment funds managed or advised by Jefferies, GSP, other participants in the Merger or certain of their respective affiliates or security holders, and may have co-invested with members of the Jefferies Group, members of the GSP Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Fiesta, Parent, members of the Jefferies Group, members of the GSP Group, other participants in the Merger or certain of their respective affiliates or security holders, and/or portfolio companies of their respective affiliated or associated investment funds, as applicable, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. In addition, Fiesta has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
This Opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Consideration (to the extent expressly specified herein), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Fiesta held by such holders, and this Opinion does not in any way address proportionate allocation or relative fairness. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, Fiesta, its security holders or any other party to proceed with or effect the Merger, (ii) any terms, aspects or implications of any voting and support agreement or any other arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Fiesta, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for Fiesta or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of Fiesta’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Fiesta or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Fiesta, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of Fiesta or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments of the Committee, the Board, Fiesta and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to Fiesta and the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Fiesta Common Stock (other than Parent, Merger Sub and their respective affiliates) in the Merger pursuant to the Agreement is fair to such holders from a financial point of view.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

ANNEX D
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or §390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

FIESTA RESTAURANT GROUP, INC.

FIESTA RESTAURANT GROUP, INC.
ATTN: LOUIS DIPIETRO, SVP, CLPO, GC, SECRETARY
14800 LANDMARK BOULEVARD, SUITE 500
DALLAS, TX 75254

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V23166-TBD

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIESTA RESTAURANT GROUP, INC.

NOTE: The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, the proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the shareholder(s) named in the proxy will vote in their discretion. These items of business are more fully described in the Proxy Statement. Only shareholders of record on [TBD], 2023 may vote at the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The [TBD] is/are available at www.proxyvote.com.

V23167-TBD

FIESTA RESTAURANT GROUP, INC.
PROXY FOR HOLDERS OF COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) appoint(s) Louis DiPietro and Dirk Montgomery, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIESTA RESTAURANT GROUP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [TBD], EDT on [TBD], [TBD], 2023 exclusively via live webcast at www.virtualshareholdermeeting.com/FRGI2023SM, and any adjournment or postponement thereof. Only shareholders of record on [TBD], 2023 may vote at the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS 1, 2 AND 3.

Continued and to be signed on reverse side